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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Independent Financial Network
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

November 5, 2001

Dear Shareholder:

    Independent Financial Network ("IFN") has agreed to merge with Umpqua Holdings Corporation and to have each of IFN's subsidiary banks, including its majority owned subsidiaries, McKenzie State Bank ("MSB") and Oregon State Bank ("OSB"), merge with Umpqua Bank. As an IFN shareholder you will receive 0.827 shares of Umpqua common stock for each share of IFN stock you hold when the merger is completed. The exchange ratio could be reduced to 0.80 under circumstances more fully described in the accompanying proxy statement.

    We are very happy about this transaction and we hope to conclude the merger sometime during the fourth quarter of this year. To complete the transaction we must obtain the approval of the shareholders of IFN, MSB and OSB. Each of IFN, MSB and OSB will be holding special meetings of their respective shareholders to consider and vote on the transaction. The notice of the special meeting of IFN, MSB or OSB shareholders, as the case may be, is enclosed together with a proxy statement describing in detail the proposed transaction. We ask that you read the proxy statement and send in your signed proxy card as soon as possible. If we terminate the merger agreement and enter into an alternative transaction prior to December 31, 2002, we must pay a $2,000,000 termination fee to Umpqua. Regulatory applications have been filed and we anticipate those approvals soon.

    On December   , 2001, the Oregon Division of Finance and Corporate Securities will conduct a hearing to consider the fairness of the terms and conditions of the merger agreement to IFN, MSB, and OSB shareholders. All IFN shareholders are invited to attend. The Division's approval of the merger is a prerequisite to its completion.

    The following table presents summary information regarding the exchange ratio, implied value per share exchanged, and tax treatment for shareholders of Umpqua, IFN, MSB, and OSB.

The implied value per share information is presented as of June 21, 2001, the day prior to announcement of the merger, and November 2, 2001, the most recent practicable date prior to the date of the enclosed proxy statement.

		Implied value per share exchanged
	Exchange Ratio
		6/21/01	11/02/01	Federal Income Tax Treatment
Umpqua	N/A	$12.05	$12.42	N/A
IFN	0.827	$9.97	$10.27	Tax free except for cash received for fractional shares.
MSB	1.3	$15.67	$16.15	Tax free except for cash received for fractional shares, or upon exercise of dissenter's rights.
OSB	1.3	$15.67	$16.15	Tax free except for cash received for fractional shares, or upon exercise of dissenter's rights.

    Upon completion of the mergers, shareholders of IFN, MSB, and OSB will hold 23.37%, 0.48%, and 0.85%, respectively of the outstanding shares of Umpqua common stock.

    You will find enclosed a proxy statement, which gives you information concerning the proposed mergers and the resulting entities. I urge you to read it carefully. Our special shareholder meeting will be held on December   , 2001. I hope you will be able to attend. Whether you can attend or not, the board of directors request that you complete and return the revocable proxy included in this package using the envelope provided. We are particularly excited about our merger with Umpqua and hope to receive your support.

Best regards,

Charles D. Brummel
Chairman, President and Chief Executive Officer
Independent Financial Network, Inc.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
DECEMBER   , 2001

    A special meeting of shareholders of Independent Financial Network, Inc., will be held at the            , at            , Coos Bay, Oregon, at    p.m. on December   , 2001 for the following purposes:

  1.
  To vote on an Agreement and Plan of Reorganization and accompanying Plans of Merger providing for the merger of Independent Financial Network, Inc., into Umpqua Holdings Corporation.

  2.
  To transact other business that may properly come before the meeting.

    If you are a shareholder of record of Independent Financial Network, Inc., as of October 29, 2001, you are entitled to vote at the meeting. The board of directors is soliciting your proxy to vote your shares at the meeting. We are sending you this proxy statement to give you important information about the business that will take place at the meeting, and we encourage you to read that document carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY VOTED IN FAVOR OF THE MERGER AND RECOMMENDS YOUR APPROVAL.

    You do not need to attend the meeting to vote your shares, although we cordially invite you to do so. However, so that we can be sure a quorum is present at the meeting, we ask that you complete, sign and return the enclosed revocable proxy whether or not you plan to attend.

    In giving your proxy you should rely only on the information in the proxy statement or in other documents that we provide about Umpqua Holdings Corporation, IFN and the other parties to the agreements and the proposed mergers. We have not authorized anyone to provide you with information that is different. Attached to the proxy statement is a copy of the Agreement and Plan of Reorganization and each of the related Plans of Merger.

November 5, 2001

BEFORE THE DIRECTOR OF THE DEPARTMENT
OF CONSUMER AND BUSINESS SERVICES
OF THE STATE OF OREGON

In the matter of Exchange of Common Stock of Umpqua Holdings Corporation for the Common Stock of Independent Financial Network, Inc., McKenzie State Bank and Oregon State Bank	) ) ) )	NOTICE OF HEARING ON PLAN TO EXCHANGE SECURITIES

To:  Shareholders of Independent Financial Network, Inc., McKenzie State Bank, and Oregon State Bank

    Umpqua Holdings Corporation ("Umpqua"), has entered into an Agreement and Plan of Reorganization and related Plan of Merger (collectively, the "Plan"), with Independent Financial Network, Inc. ("IFN"). Under the Plan, IFN will merge into Umpqua, with IFN shareholders receiving 0.827 shares of common stock of Umpqua in exchange for each share of common stock of IFN. Under certain circumstances as set forth in the Plan, the exchange ratio could decrease to 0.80. Under the Plan, McKenzie State Bank ("MSB") and Oregon State Bank ("OSB") will merge into Umpqua Bank, with MSB and OSB shareholders receiving 1.3 shares of common stock of Umpqua in exchange for each share of common stock of MSB and OSB other than shares owned by IFN. The offering of shares of Umpqua in exchange for the shares of IFN, MSB and OSB cannot be lawfully made without the prior approval of the Director of the Department of Consumer and Business Services for the State of Oregon (the "Oregon Director").

    Umpqua has requested approval of the Plan and has filed a Joint Proxy Statement (serving as a Detailed Statement of the Plan of Exchange) with the Oregon Director. A copy of the Joint Proxy Statement is enclosed with this Notice. A representative of the Oregon Director will consider the fairness of the terms and conditions of the Plan at a hearing to be held at      p.m. on December   , 2001, at the                   ,           , Eugene, Oregon. All shareholders of IFN, MSB and OSB are invited to attend, to ask questions of the representatives of Umpqua with respect to the Plan and to express their views on the fairness of the Plan. Shareholders may also present their views and comments by letter directed to Patricia A. Locnikar, Chief, Licensing/Registration, Division of Finance and Corporate Securities, 350 Winter Street NE, Room 410, Salem, Oregon 97301-3881, or directly by telephone at (503) 378-4387 or by facsimile at (503) 947-7862. The Oregon Director will approve the Plan, approve the Plan subject to certain conditions, limitations or restrictions, or deny the Plan.

    Approval of the Plan by the Oregon Director will not signify an endorsement or recommendation by the state of Oregon. The approval is merely a legal prerequisite to the completion of the Merger, and the shareholders of IFN, MSB and OSB will have the opportunity to vote on the Plan at a special meetings of shareholders to be held on December   ,     and 2001 respectively.

Dated: November , 2001	UMPQUA HOLDINGS CORPORATION
The Proponent of the Plan

JOINT PROXY STATEMENT

Umpqua Holdings Corporation 200 Market Street Suite 1900 Portland, OR 97201	Independent Financial Network, Inc. 170 S. Second Street Suite 201 Coos Bay, OR 97420
McKenzie State Bank 52nd & Main Street Springfield, OR 97477	Oregon State Bank 415 NW 3rd Street Corvallis, OR 97330

    Independent Financial Network, Inc. has agreed to merge with Umpqua Holdings Corporation, and, as parts of that transaction, to cause each of its subsidiary banks, including its majority owned subsidiaries, Oregon State Bank and McKenzie State Bank, to merge into Umpqua's subsidiary, Umpqua Bank.

    To complete these mergers, IFN, Umpqua, McKenzie State Bank and Oregon State Bank must obtain approval from their respective shareholders. Each will hold a special meeting of shareholders to consider and vote on the merger proposal. The time, date and place of each meeting is set forth on the notice of the special meeting accompanying this proxy statement, and is also described under "Special Meetings."

    The following table presents summary information regarding the exchange ratio, implied value per share, and tax treatment for shareholders of Umpqua, IFN, MSB, and OSB. The implied value per share information is presented as of June 21, 2001, the day prior to announcement of the merger, and November 2, 2001, the most recent practicable date prior to the date of this proxy statement.

	Exchange Ratio	Implied Value Per Share Exchanged		Federal Income Tax Treatment
		6/21/01	11/02/01
Umpqua	N/A	$12.05	$12.42	N/A
IFN	0.827	$9.97	$10.27	tax free except for cash received for fractional shares
MSB	1.3	$15.67	$16.15	tax free except for cash received for fractional shares or upon exercise of dissenter's rights
OSB	1.3	$15.67	$16.15	tax free except for cash received for fractional shares or upon exercise of dissenter's rights

    The boards of directors of Umpqua, IFN, McKenzie State Bank and Oregon State Bank are soliciting proxies from their shareholders to vote at the special shareholder meetings. This proxy statement provides information about the business that will be considered at the special meeting so that you will be informed about these matters when you vote your shares. You do not need to attend the meeting to vote your shares, although you are invited to do so. If you choose not to attend, you may simply complete, sign and return the enclosed proxy. Even if you do plan to attend, we encourage you to complete and return a proxy so that we can be certain your shares are represented. Your vote is important because the mergers cannot be approved unless a quorum of shares is represented at the meetings. We are mailing this proxy statement to shareholders of Umpqua, IFN, McKenzie State Bank and Oregon State Bank on or about November 13, 2001.

    In addition to the shareholder meetings, there will be a hearing at which a representative of the Oregon Division of Finance and Corporate Securities will take evidence and hear testimony as to the fairness of the proposed mergers. The fairness hearing is part of a procedure to register the shares of Umpqua common stock that will be issued to shareholders of IFN, Oregon State Bank and McKenzie State Bank. The notice of the fairness hearing has been included in the mailing of this proxy statement to shareholders of IFN, Oregon State Bank and McKenzie State Bank

    A vote in favor of the merger is an investment decision that involves risks. You should read this entire proxy statement, particularly the information under "Risk Factors" (commencing on page 16) before sending in your proxy or voting your shares.

    You should only rely on the information in this document or in other documents to which we refer you concerning the holding companies, the banks and the proposed mergers. We have not authorized anyone to provide you with information that is different.

    Neither the Securities and Exchange Commission, the Oregon Division of Finance and Corporate Securities, nor any other state Securities Commissioner has passed upon the adequacy of this proxy statement. Any representation to the contrary is a criminal offense.

November 6, 2001.

i

Waiver of Conditions; Amendment or Termination of the Merger Agreement	64
Effective Date of the Mergers	65
Interests of Certain Persons in the Merger	66
Commitments of Directors	67
Federal Income Tax Consequences	67
Accounting Treatment	67
Dissenters' Rights	68
Resales of Stock by Affiliates	69
Expenses	69
Stock Option Agreement	70
Historical and Unaudited Pro Forma Combined Financial Statements	71
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	78
UMPQUA HOLDINGS CORPORATION AMENDMENT TO ARTICLES OF INCORPORATION	80
UMPQUA SPECIAL MEETING	81
When and Where the Meeting Will Be Held	81
Purpose of the Meeting	81
Who May Vote	81
Voting By Proxy	81
Revoking a Proxy	81
How We Determine a Quorum	81
How We Count Votes	82
Shares Owned by Directors and Officers	82
Costs of Solicitation	82
INFORMATION ABOUT UMPQUA	83
Introduction	83
Executive Compensation Plans and Agreements	95
Stock Performance Graph	100
Changes in Accountants	101
UMPQUA MANAGEMENT'S DISCUSSION AND ANALYSIS	102
Selected Quarterly Financial Data	104
Average Balances and Average Rates Earned and Paid	106
Analysis of Changes in Interest Differential	107
Net Interest Income for the Six Months Ended June 30, 2001 and the Years Ended December 31, 2000, 1999 and 1998	107
Provision for Loan Losses	112
Non-Interest Income for Three and Six Months Ended June 30, 2001	112
Non-Interest Expense for Three and Six Months Ended June 30, 2001	112
Income Taxes	113
Investment Portfolio	113
Financial Condition	114
Credit Risk and Allowance for Loan and Lease Losses	116
Summary of Loan Loss Experience	119
Capital Expenditures	120
Deposits and Borrowings	120
Asset-Liability Management/Interest Rate Sensitivity	121
IFN SPECIAL MEETING	125
When and Where the Meeting Will Be Held	125
Purpose of the Meeting	125

Who May Vote	125
Voting By Proxy	125
Revoking a Proxy	125
How We Determine a Quorum	125
How We Count Votes	126
Shares Owned by Directors and Officers	126
Costs of Solicitation	126
INFORMATION ABOUT IFN	127
Introduction	127
Competition	130
Market Area	131
Employees	131
Properties	131
Legal Proceedings	132
Security Ownership of IFN Management and Others	133
Transactions with Directors and Officers	133
IFN MANAGEMENT'S DISCUSSION AND ANALYSIS	134
Summary Income Statements	134
Selected Quarterly Financial Data	135
General	136
Financial Condition	137
Net Interest Income	138
Provision for Loan Losses	139
Non-Interest Income	141
Other Non-Interest Expense	141
Provision for Income Taxes	142
Credit Risk and Allowance for Loan and Lease Losses	142
Lending and Credit Management	145
Analysis of Net Interest Income	146
Analysis of Change in Interest Differential	147
Summary Balance Sheets	148
Liquidity	149
Capital Resources	149
Quantitative and Qualitative Disclosures about Market Risk	150
Inflation	151
Investment Portfolio	151
Loan Portfolio	151
Deposit Liabilities	154
Borrowings	154
Average Balance Sheet and Average Rates Earned and Paid	154
MCKENZIE STATE BANK SPECIAL MEETING	156
When and Where the Meeting Will Be Held	156
Purpose of the Meeting	156
Who May Vote	156
Voting By Proxy	156
Revoking a Proxy	156
How We Determine a Quorum	156
How We Count Votes	157
Shares Owned by Directors and Officers	157

Shares owned by IFN	157
Costs of Solicitation	157
Rights of Dissenting Shareholders of MSB	157
INFORMATION ABOUT MSB	159
Introduction	159
Products and Services	159
Market Area	159
Competition	159
Employees	159
Security Ownership of MSB Management and Others	159
Transactions with Management	160
MSB MANAGEMENT'S DISCUSSION AND ANALYSIS	161
OREGON STATE BANK SPECIAL MEETING	165
When and Where the Meeting Will Be Held	165
Purpose of the Meeting	165
Who May Vote	165
Voting By Proxy	165
Revoking a Proxy	165
How We Determine a Quorum	165
How We Count Votes	166
Shares Owned by Directors and Officers	166
Shares owned by IFN	166
Costs of Solicitation	166
Rights of Dissenting Shareholders of OSB	166
INFORMATION ABOUT OSB	168
Introduction	168
Products and Services	168
Market Area	168
Competition	168
Employees	168
Security Ownership of OSB Management and Others	168
Transactions with Management	169
Recent Developments	169
OREGON STATE BANK MANAGEMENT'S DISCUSSION AND ANALYSIS	170
REGULATORY CONSIDERATIONS	173
DESCRIPTION OF CAPITAL STOCK; COMPARATIVE RIGHTS OF STOCKHOLDERS	178
Umpqua	178
IFN	178
MSB	179
OSB	179
Anti-Takeover Provisions	179
LEGAL MATTERS	182
AVAILABLE INFORMATION	183
INDEX TO FINANCIAL STATEMENTS	F-1

APPENDICES

Appendix I	Agreement and Plan of Reorganization
Appendix II	Plan of Merger (Holding Co.)
Appendix III	Plan of Merger (MSB)
Appendix IV	Plan of Merger (OSB)
Appendix V	Opinion of D.A. Davidson & Co. (Umpqua)
Appendix VI	Opinion of Ragen MacKenzie Inc. (IFN)
Appendix VII	Opinion of Ragen MacKenzie Inc. (McKenzie State Bank)
Appendix VIII	Opinion of Ragen MacKenzie Inc. (Oregon State Bank)
Appendix IX	Proposed Amendment to Umpqua Holdings Corporation Articles of Incorporation
Appendix X	Oregon Revised Statutes Chapter 711.175 - 711.185 (Dissenters' Rights)

v

SUMMARY

    This summary highlights information discussed in greater detail elsewhere in this proxy statement. This summary does not contain all the information that may be important to you. You should read the entire proxy statement before deciding how to vote your shares.

THE DEAL AT A GLANCE

The Parties	Umpqua Holdings Corporation is a financial holding company that operates Umpqua Bank and Strand, Atkinson, Williams & York, Inc., a retail investment firm.

Independent Financial Network, Inc. ("IFN") is a bank holding company that operates Independent Financial Network Bank (doing business as Security Bank, Roseburg Community Banking Company, and Security Mortgage), Pacific State Bank, Lincoln Security Bank, and Family Security Bank, and holds a majority interest in McKenzie State Bank ("MSB") and Oregon State Bank ("OSB"). IFN also owns Alliance Technology, Inc., a bank data processing company.
Transactions
IFN will merge into Umpqua, followed by the merger of each of IFN's subsidiary banks (MSB, OSB, Pacific State Bank, Lincoln Security Bank, Family Security Bank and Independent Financial Network Bank) into Umpqua Bank.
Effect	IFN will cease to exist as a separate entity and each of IFN's subsidiary banks become part of Umpqua Bank. The existing branch offices of each of the banks will become offices of Umpqua Bank.
Consideration
IFN shareholders will receive 0.827 shares of Umpqua common stock for each share of IFN common stock. This exchange ratio may decrease to 0.80 Umpqua shares per IFN share in certain circumstances as described in the "Question and Answers about the Mergers" section beginning on the next page.
MSB and OSB shareholders will receive 1.30 shares of Umpqua common stock for each share of common stock of MSB and OSB, respectively.
The closing market price of Umpqua common stock on November 2, 2001, was $12.42.

QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q:
What are the proposed transactions?
A:
Umpqua Holdings Corporation ("Umpqua") parent corporation of Umpqua Bank, proposes to acquire Independent Financial Network,  Inc. ("IFN") and its banking subsidiaries in six separate merger transactions. IFN will merge into Umpqua (referred to as the "holding company merger") with Umpqua being the surviving corporation, and each of IFN's banking subsidiaries will merge into Umpqua Bank (each a "bank merger" and collectively, "bank mergers"), with Umpqua Bank being the resulting bank.

Q:
Who are Umpqua and IFN and what are the IFN banking subsidiaries?

A:
Umpqua is a financial holding company headquartered in Portland, Oregon. Umpqua conducts business through two operating subsidiaries: Umpqua Bank, an Oregon state-chartered, commercial bank based in Roseburg, Oregon; and Strand, Atkinson Williams & York, Inc., a regional investment firm based in Portland, Oregon. Umpqua's total assets at June 30, 2001 were $827 million.

  Umpqua Bank has 27 locations in six Oregon counties along Oregon's I-5 corridor from Ashland to Portland. The bank's deposits totaled $713 million at June 30, 2001, and loans equaled $584 million as of the same date.

  IFN is a bank holding company headquartered in Coos Bay, Oregon. IFN conducts business through its operating subsidiaries, six Oregon state-chartered banks and a data processing company that is an Oregon corporation. IFN's principal banking subsidiary is Independent Financial Network Bank, headquartered in Coos Bay, which conducts business under the names "Security Bank," "Roseburg Community Banking Company," and "Security Mortgage." IFN's other banks are Pacific State Bank, in Reedsport; Lincoln Security Bank, in Newport; Family Security Bank, in Brookings; MSB, in Springfield; and OSB, in Corvallis. IFN's total assets at June 30, 2001 were $404 million.

  The IFN subsidiary banks have 14 locations and total deposits of $335 million at June 30, 2001. Loans at June 30, 2001 equaled $259 million. All of IFN's banks are wholly owned subsidiaries, except for MSB and OSB. IFN owns 67% of the Class A Common Stock of MSB as well as 100% of MSB's Class B Common Stock, giving IFN a combined equity ownership of 87% of MSB. IFN also owns 69% of the voting common stock of OSB.

Q:
What will be the effect of the mergers?

A:
If the mergers occur, IFN will merge into Umpqua, and each IFN subsidiary will merge into Umpqua Bank. The existing branch offices of each of IFN's banks will become offices of Umpqua Bank.

Q:
What will IFN shareholders receive in the holding company merger?

A:
IFN shareholders will receive 0.827 shares of Umpqua common stock for each share of IFN common stock, with cash paid in lieu of any fractional share. The exchange ratio in the holding company merger could decrease to 0.80 shares of Umpqua stock if prior to completing the merger, the weighted average price of Umpqua common stock during the 20 trading days ending on the tenth calendar day before the effective date of the merger is greater than $13.00 per share.

Q:
What will McKenzie State Bank shareholders receive in the merger?

A:
Shareholders of MSB will receive 1.3 shares of Umpqua common stock for each share of MSB common stock, with cash paid in lieu of any fractional share. The MSB merger will occur only if the holding company merger is approved by the IFN shareholders and other conditions are satisfied.

Q:
What will Oregon State Bank shareholders receive in the merger?

A:
Shareholders of OSB will receive 1.3 shares of Umpqua common stock in exchange for each share of OSB common stock, with cash paid in lieu of any fractional share. The OSB merger will occur only if the holding company merger is approved by the IFN shareholders and other conditions are satisfied.

Q:
Why is the exchange ratio different for IFN shareholders than for MSB and OSB shareholders?

A:
The exchange ratio for the holding company merger is based on the relative per share values of IFN and Umpqua common stock as negotiated by IFN and Umpqua management. The exchange ratio for the MSB and OSB mergers was also negotiated by IFN and Umpqua management based on their good faith assessment of a fair price for the minority shares paid in shares of Umpqua stock using the then-current market price of Umpqua common stock.

Q:
Why are the companies and banks proposing to merge?

A:
Umpqua and IFN share a strong belief that community banking should emphasize responsiveness to local markets and the delivery of personalized services to customers. We believe that merging will not change that commitment, but rather will result in a stronger organization, permitting the combined bank to provide additional services and products to its depositors and larger loans to its borrowing customers. The mergers will also make available the retail securities investment products from Strand, Atkinson, Williams & York, Umpqua's investment brokerage subsidiary, to all customers of IFN's subsidiary banks.

  We believe this strength will enhance shareholder value by allowing the combined organization to increase revenues and earnings while capitalizing on a more efficient cost structure.

  We believe the mergers will afford all shareholders the benefit of increased liquidity in trading of their shares.

Q:
Who will manage the combined company?

A:
Following the mergers, the boards of directors of Umpqua Holdings Corporation and Umpqua Bank will consist of 13 directors, two of whom will be selected from among the current IFN directors. Following Umpqua's acquisition of Linn-Benton Bank, scheduled to close in December 2001 and described in more detail below, each of those boards will increase to 14 directors, one of whom will be designated by Linn-Benton. All of the current Umpqua directors will continue to serve following the merger.

  Raymond P. Davis, President and CEO of Umpqua Holdings Corporation, will continue in that position with the holding company. William A. Haden, President and CEO of Umpqua Bank will continue in that position with Umpqua Bank. Certain senior officers of IFN are expected to remain with the combined company.

Q:
What vote is required to approve the mergers?

A:
The holding company merger will be approved if the holders of a majority of the outstanding shares of IFN and Umpqua vote in favor of the merger.

  The MSB and OSB mergers will be approved if the holders of at least two-thirds of the outstanding shares of each bank vote in favor of the respective mergers. IFN owns at least two-thirds of the voting common stock of each of MSB and OSB. The MSB and OSB mergers will not occur unless the holding company merger is also approved.

Q:
What do I need to do now?

A:
Please read this proxy statement and then mark and mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be represented at the applicable special shareholder meeting.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote at any time before your shares are voted at the special meeting. You can do this in one of three ways: you can send a written notice to your company or bank stating that you would like to revoke your proxy; you can complete and submit a new proxy card; or you can attend the special meeting and inform the corporate secretary that you wish to vote in person. Simply attending the meeting, however, will not revoke your proxy.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
If your shares are held by your broker (or other nominee), you will receive this proxy statement and a proxy card from your broker. Your broker will vote your shares only if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker cannot vote your shares. This will have the same effect as a vote against the merger.

Q:
When should I send in my stock certificates?

A:
Please DO NOT send in your certificates with your proxy card. After the merger is completed, Umpqua will send you written instructions for exchanging your IFN, MSB or OSB stock certificates for Umpqua stock certificates. Do not send in your certificates until you receive instructions to do so.

Q:
Have the parties' financial advisors reviewed the merger?

A:
D.A. Davidson & Co. reviewed the merger and has issued an opinion as to the fairness to Umpqua shareholders. Ragen MacKenzie reviewed the merger and has issued an opinion as to the fairness to IFN shareholders. Both financial advisors delivered written opinions to the respective boards of directors that the holding company merger is fair from a financial point of view. In addition, Ragen MacKenzie delivered its written opinions to each of MSB and OSB that each of those bank mergers is fair from a financial point of view to each respective shareholder group. Copies of the D.A. Davidson and Ragen MacKenzie fairness opinions are attached as appendices to this proxy statement. The board of directors of OSB, prior to the resignation of six directors, sought a business valuation of OSB from a professional appraiser who concluded that a cash price of $17.38 per share would represent the value of OSB shares on a fully diluted basis and that the OSB merger would be fair to the extent that OSB shareholders received Umpqua stock with value from $14.77 to $19.99 per OSB share.

Q:
What is the fairness hearing?

A:
The fairness hearing is part of the Oregon securities law process to register the shares of Umpqua common stock to be issued to IFN, OSB and MSB shareholders in the mergers. The hearing is held by a representative from the Oregon Division of Finance and Corporate Securities, who will consider whether the terms and conditions of the mergers are fair, just, equitable and free from fraud.

Q:
Do I need to attend the fairness hearing?

A:
IFN, MSB and OSB shareholders are invited to attend the fairness hearing; however, attendance is not necessary. Shareholders may comment on the record regarding the proposed mergers either in writing or at the fairness hearing. If you are an IFN, MSB or OSB shareholder, you should read the notice of the fairness hearing that accompanies this proxy statement.

Q:
Can I get cash for my shares instead of Umpqua stock?

A:
Umpqua will not purchase your shares for cash unless you are entitled to, and properly exercise, statutory dissenters' appraisal rights. You will receive cash in lieu of any fractional share of Umpqua stock you would otherwise receive.

  If you are an IFN shareholder, you do not have statutory dissenters' rights. You may sell your shares at any time in the stock market.

  If you are a shareholder of MSB or OSB, you may dissent from your respective bank merger and receive the fair value of your shares in cash if you properly follow the procedures established by statute. A copy of the dissenters' rights statute is attached as Appendix X to this proxy statement.

Q:
What are the tax consequences of the mergers?

A:
The mergers generally will be tax-free to you for federal income tax purposes, except to the extent you receive cash in lieu of any fractional share of Umpqua common stock or exercise your dissenters' rights. As a condition of completing the mergers, Umpqua's legal counsel will give an opinion that the transactions will qualify as tax-free reorganizations under the Internal Revenue Code.

Q:
When do you expect the mergers to be completed?

A:
We are working to complete the mergers as quickly as possible and we anticipate the mergers will be completed in the fourth quarter of 2001. Because the mergers are subject to shareholder and regulatory approval and other factors beyond our control, we cannot predict with accuracy the exact timing for completing the mergers.

Q:
Is it possible that some but not all of the mergers will occur?

A:
No. We will not complete any of the mergers unless we can complete all of them.

Q:
Where do I get more information?

A:
If you have questions about the mergers or submitting your proxy, or if you need additional copies of this proxy statement or proxy card, you should contact one of the following:

Daniel A. Sullivan, Sr. VP and CFO Umpqua Holdings Corporation 200 Market Street, Suite 1900 Portland, OR 97201 (503) 546-2499	Ron L. Farnsworth, CFO Independent Financial Network, Inc. 170 S. Second Street, Suite 201 Coos Bay, OR 97420 (541) 267-5356
John Moretti, President McKenzie State Bank 52nd & Main Street Springfield, OR 97477 (541) 726-6100	Neil Grossnicklaus, President Oregon State Bank 415 NW 3rd Street Corvallis, OR 97330 (541) 752-0474

    The boards of directors of each of the parties has unanimously recommended that their respective shareholders approve the merger. In the case of OSB, that recommendation was made by the board of directors following the resignation of several OSB directors and appointment of new directors to fill the resulting vacancies.

Special Meetings

  Umpqua Meeting

    The Umpqua meeting will be held at       p.m. on December   , 2001, at the main office of Umpqua Bank, 445 SE Main Street, Roseburg, Oregon. If you were an Umpqua shareholder as of the close of business on October 29, 2001, you may vote at the Umpqua meeting. At the meeting, Umpqua shareholders will consider and vote on approval of the merger and on an amendment to the Articles of Incorporation to increase the number of authorized shares. Approval of the amendment is necessary to complete the merger.

  IFN Meeting

    The IFN meeting will be held at       p.m. on December   , 2001, at the            , Oregon. If you were an IFN shareholder as of the close of business on October 29, 2001, you may vote at the IFN meeting. At the meeting, the only item of business is approval of the holding company merger.

  MSB Meeting

    The MSB meeting will be held at       p.m. on December   , 2001, at the            , Oregon. If you were an MSB shareholder as of the close of business on October 29, 2001, you may vote at the MSB meeting. At the meeting, the only item of business is approval of the MSB merger.

  OSB Meeting

    The OSB meeting will be held at       p.m. on December   , 2001, at the            , Oregon. If you were an OSB shareholder as of the close of business on October 29, 2001, you may vote at the OSB meeting. At the meeting, the only item of business is approval of the OSB merger.

  Voting at the Meetings

    Whether you are an Umpqua, IFN, MSB or OSB shareholder, you do not need to attend your shareholder meeting, although we invite you to do so. You may vote your shares by proxy, and we encourage you to complete and return your proxy even if you plan to attend your shareholder meeting. You should mark the enclosed proxy to indicate your vote on the matters presented at the meeting and your shares will be voted as you instruct. You may still attend your shareholder meeting even if you submit a proxy.

    If you submit a proxy with no instructions, your shares will be voted in favor of the mergers.

    In addition, the named proxy holders for each entity will vote your shares in their discretion on any other business properly brought before the meeting.

    You may revoke your proxy any time before the vote is taken at the meeting by notifying the corporate secretary of your intention to do so.

Approval of the Mergers

    All shareholders will be considering and voting upon the mergers to which their company or bank is a party. The holding company merger must be approved by the majority of the outstanding shares of Umpqua and IFN common stock. The MSB and OSB mergers must be approved by two-thirds of the outstanding shares of common stock of MSB and OSB, respectively.

    Umpqua shareholders will consider two proposals: (i) approval of the holding company merger and (ii) an amendment to the Articles of Incorporation, which will increase the authorized capital stock from 20 million shares of common stock to 100 million shares of common stock. The amendment is being proposed because additional authorized capital is necessary to complete the mergers with IFN, MSB and OSB, allow future stock issuance pursuant to Umpqua's stock option plan or other securities offerings, and allow for the issuance of shares in possible future mergers that may involve exchanging shares of stock. As of October 29, 2001, Umpqua had 14,489,238 shares issued and outstanding. Umpqua will issue approximately 5 million shares to IFN, MSB and OSB shareholders. Umpqua reserved approximately 1.2 million shares to issue to participants in its stock option plans. Even if the amendment is approved, Umpqua must seek shareholder approval of future transactions if the result would be to issue stock equal to 20% or more of its outstanding capital stock prior to the transaction. The amendment will be approved if a majority of the outstanding shares of Umpqua common stock are voted in favor of the proposal.

    The Umpqua board of directors recommends that shareholders approve the merger and the amendment to the Articles of Incorporation.

Recent Events—Acquisition of Linn-Benton Bank

    On August 20, 2001, Umpqua signed a definitive agreement to acquire Linn-Benton Bank ("Linn-Benton"), a community bank headquartered in Albany, Oregon. Linn-Benton, founded in 1990, has branches in Corvallis, Lebanon, Sweet Home, and Tangent, Oregon, and a loan production office in Portland, Oregon. As of June 30, 2001, Linn-Benton held total assets of $113.6 million and deposits of $99.3 million. The boards of directors of Umpqua and Linn-Benton have unanimously approved the definitive agreement, which provides for Linn-Benton to merge into Umpqua Bank. The total anticipated purchase price of Linn-Benton is approximately $20 million.

    Linn-Benton shareholders will receive approximately $12.75 per share for each share of Linn-Benton stock held. Umpqua will issue approximately 889,000 shares to acquire 60% of Linn-Benton's outstanding shares at an exchange ratio of 0.944 Umpqua shares for each share of Linn-Benton. The exchange ratio is subject to adjustment under certain conditions. The remaining 40% of the outstanding Linn-Benton shares will be acquired for cash. The transaction will be accounted for under the purchase accounting method. Completion of the transaction is expected by the end of 2001 and is subject to regulatory and Linn-Benton shareholder approval. Umpqua's management will continue to lead the resulting bank.

Selected Financial Data (Unaudited)

    The following tables present selected unaudited consolidated financial data for Umpqua, IFN, MSB and OSB, and selected pro forma combined financial data for the combined companies, giving effect to the mergers. The holding company merger will be accounted for on a pooling-of-interests basis. The acquisition of the minority interests of MSB and OSB will be accounted for under the purchase accounting method. The data has been derived in part from, and should be read in conjunction with, the consolidated financial statements and notes thereto and other financial information with respect to Umpqua, IFN, MSB and OSB, included elsewhere in this proxy statement. The data in the following tables is qualified in its entirety by reference to those financial statements. The pro forma income statement items have been prepared assuming the mergers occurred at the beginning of the periods presented. The pro forma income statement items and related per share amounts do not include anticipated revenue enhancements, operating cost savings or the after-tax impact of merger-related costs expected as a result of the mergers. The pro forma balance sheet items give effect to the mergers as if they occurred as of each period-end presented and include adjustments to reflect the after-tax impact of merger-related costs. See "Historical and Unaudited Pro Forma Combined Financial Information."

Umpqua Historical

	Six months ended June 30,			Years ended December 31,
(dollars in thousands except share data)	2001		2000	2000	1999	1998	1997	1996
Operating Results
Interest income	$29,128		$26,033	$55,074	$47,364	$44,686	$32,497	$26,806
Interest expense	10,998		8,914	19,744	14,869	14,965	10,555	8,478

Net interest income	18,130		17,119	35,330	32,495	29,721	21,942	18,328
Provision for credit losses	680		1,035	1,643	1,392	1,025	812	850
Noninterest income	7,956		5,823	12,840	6,350	5,553	4,727	3,309
Noninterest expense	16,949		13,892	31,534	22,126	19,865	15,672	12,184

Income before income taxes	8,457		8,015	14,993	15,327	14,384	10,185	8,603
Provision for income taxes	3,317		2,938	6,121	5,564	5,348	3,437	2,991

Net income	$5,140		$5,077	$8,872	$9,763	$9,036	$6,748	$5,612

Per Share Data
Earnings per common share	$0.36		$0.35	$0.62	$0.67	$0.63	$0.53	$0.46
Diluted earnings per share	$0.35		$0.35	$0.61	$0.66	$0.62	$0.52	$0.45
Dividends declared per common share	$0.08		$0.11	$0.24	$0.23	$0.17	$0.24	$0.18
Ratio of dividends declared to net income	22.20%		31.40%	38.70%	34.30%	27.00%	45.00%	39.00%
Financial Ratios
Return on average equity	12.72%		14.24%	11.94%	13.86%	13.89%	16.67%	16.03%
Return on average assets	1.32%		1.47%	1.22%	1.51%	1.54%	1.61%	1.60%
Efficiency ratio	60.23	%(1)	59.30%	64.28%	55.74%	55.46%	57.46%	54.84%
Net interest margin	5.22%		5.61%	5.50%	5.66%	5.67%	5.89%	5.98%
Balance Sheet Data at Period End
Loans	$584,470		$484,032	$530,143	$448,846	$364,881	$272,226	$214,269
Allowance for loan losses	$7,656		$7,264	$7,096	$6,973	$6,203	$3,921	$3,623
Allowance as percentage of loans	1.31%		1.50%	1.34%	1.55%	1.69%	1.43%	1.68%
Total assets	$826,563		$737,372	$785,648	$697,469	$629,032	$463,655	$380,945
Total deposits	$713,193		$623,678	$681,305	$577,297	$529,319	$394,254	$328,406
Total equity	$83,813		$72,186	$78,801	$70,326	$71,381	$51,833	$37,210

(1)
Excludes merger related expenses in the amount of $596, net of tax.

IFN Historical

	Six months ended June 30,		Years ended December 31,
	2001	2000	2000	1999	1998	1997	1996
(dollars in thousands except share data)
Operating Results
Interest income	$14,643	$12,403	$26,994	$20,905	$19,995	$20,091	$17,752
Interest expense	6,608	5,211	11,618	8,089	8,435	8,337	7,037

Net interest income	8,035	7,192	15,376	12,816	11,560	11,754	10,715
Provision for credit losses	142	264	293	470	1,107	263	232
Noninterest income	3,720	2,345	4,762	5,201	4,968	3,869	3,476
Noninterest expense	10,301	8,133	16,667	14,724	16,980	11,378	9,574

Income (loss) before income taxes	1,312	1,140	3,178	2,823	(1,559)	3,982	4,385
Provision for income taxes	312	325	816	869	25	1,247	1,353
(Income) loss to minority interest	1	(28)	(126)	60	35	30	37

Net income (loss)	$1,001	$787	$2,236	$2,014	$(1,549)	$2,765	$3,069

Per Share Data
Earnings per common share	$0.18	$0.15	$0.41	$0.37	$(0.28)	$0.56	$0.69
Diluted earnings per share	$0.18	$0.15	$0.41	$0.37	$(0.28)	$0.56	$0.68
Cash dividends declared per common share	$—	$—	$—	$0.16	$0.32	$0.18	$0.16
Ratio of cash dividends declared to net income	0.00%	0.00%	0.00%	43.24%	(114.29)%	32.14%	23.19%
Financial Ratios
Return on average equity	6.02%	5.47%	7.48%	7.00%	(5.39)%	10.40%	13.93%
Return on average assets	0.52%	0.48%	0.64%	0.69%	(0.57)%	1.06%	1.35%
Efficiency ratio	87.63%	85.29%	82.77%	81.72%	102.73%	72.83%	67.47%
Net interest margin	4.64%	4.80%	4.82%	4.82%	4.65%	4.84%	5.05%
Balance Sheet Data at Period End
Loans and leases	$261,416	$211,795	$224,147	$190,680	$151,152	$141,632	$123,580
Allowance for loan losses	$2,811	$2,885	$2,742	$2,645	$2,294	$1,429	$1,336
Allowance as percentage of loans	1.08%	1.36%	1.22%	1.39%	1.50%	1.00%	1.07%
Total assets	$404,241	$349,871	$373,502	$316,601	$273,639	$270,232	$244,215
Total deposits	$334,982	$291,076	$312,273	$263,969	$226,795	$213,841	$193,964
Total minority interest	$1,565	$2,603	$2,579	$3,306	$2,224	$908	$938
Total equity	$34,413	$29,434	$32,685	$28,718	$29,032	$28,423	$25,323
Book value per share	$6.35	$5.43	$6.03	$5.30	$5.37	$5.26	$5.25

MSB Historical(1)

	Six months ended June 30,		Years ended December 31,
	2001	2000	2000	1999	1998	1997		1996
(dollars in thousands except share data)
Operating Results
Interest income	$1,040	$809	$1,820	$879	$42	N/A	(1)	N/A	(1)
Interest expense	467	331	776	319	21

Net interest income	573	478	1,044	560	21
Provision for credit losses	54	60	80	84	14
Noninterest income	82	34	94	96	1
Noninterest expense	552	453	946	665	312

Income (loss) before income taxes	49	(1)	112	(93)	(304)
Provision for income taxes	16	(48)	(5)	(20)	(62)

Net income (loss)	$33	$47	$117	$(73)	$(242)

Per Share Data
Earnings per common share	$0.08	$0.12	$0.29	$(0.18)	$(0.61)
Diluted earnings per share	$0.08	$0.12	$0.29	$(0.18)	$(0.61)
Dividends declared per common share	—	—	—	—	—
Ratio of dividends declared to net income	0.0%	0.0%	0.0%	0.0%	0.0%
Financial Ratios
Return on average equity	1.78%	2.64%	3.23%	-2.03%	-48.26%
Return on average assets	0.25%	0.48%	0.54%	-0.56%	-26.17%
Efficiency ratio	84.25%	88.44%	83.15%	101.34%	1446.14%
Net interest margin	5.03%	5.56%	5.45%	5.18%	3.04%
Balance Sheet Data at Period End
Loans	$19,493	$14,680	$16,282	$11,491	$1,612
Allowance for loan losses	$203	$153	$173	$93	$14
Allowance as percentage of loans	1.04%	1.04%	1.06%	0.81%	0.87%
Total assets	$28,813	$21,070	$24,580	$17,544	$7,987
Total deposits	$24,628	$15,078	$20,424	$11,820	$4,238
Total equity	$3,836	$3,631	$3,756	$3,563	$3,718
Book value per share	$9.59	$9.08	$9.39	$8.91	$9.30

(1)
Opened November 1998.

OSB Historical(1)

	Six months ended June 30,		Years ended December 31,
	2001	2000	2000	1999	1998		1997		1996
(dollars in thousands except share data)
Operating Results
Interest income	$960	$516	$1,316	$458	N/A	(1)	N/A	(1)	N/A	(1)
Interest expense	516	232	628	162

Net interest income	444	284	688	296
Provision for credit losses	45	28	42	53
Noninterest income	176	81	182	45
Noninterest expense	599	455	984	794

Loss before income taxes	(24)	(118)	(156)	(506)
Provision for income taxes	(9)	(25)	(145)	(106)

Net loss	$(15)	$(93)	$(11)	$(400)

Per Share Data
Earnings per common share	$(0.04)	$(0.23)	$(0.03)	$(1.00)
Diluted earnings per share	$(0.04)	$(0.23)	$(0.03)	$(1.00)
Dividends declared per common share	—	—	—	—
	0.0%	0.0%	0.0%	0.0%
Financial Ratios
Return on average equity	-0.83%	-5.33%	-0.32%	-14.40%
Return on average assets	-0.12%	-1.32%	-0.07%	-6.06%
Efficiency ratio	96.63%	124.62%	113.13%	232.46%
Net interest margin	4.13%	4.68%	4.73%	5.01%
Balance Sheet Data at Period End
Loans	$22,306	$11,353	$15,743	$7,076
Allowance for loan losses	$115	$81	$95	$53
Allowance as percentage of loans	0.52%	0.71%	0.60%	0.75%
Total assets	$27,289	$16,825	$22,009	$11,751
Total deposits	$21,532	$12,995	$17,712	$8,134
Total equity	$3,605	$3,491	$3,601	$3,590
Book value per share	$9.01	$8.73	$9.00	$8.98

(1)
Opened April 1999.

Pro Forma Combined

	Six months ended June 30,			Years ended December 31,
	2001		2000	2000	1999	1998
(dollars in thousands except share data)
Operating Results
Interest income	$43,755		$38,425	$82,046	$68,269	$64,681
Interest expense	17,607		14,125	31,362	22,958	23,400

Net interest income	26,148		24,300	50,684	45,311	41,281
Provision for credit losses	822		1,299	1,936	1,862	2,132
Noninterest income	11,676		8,168	17,602	11,551	10,521
Noninterest expense	27,281		22,057	48,266	36,851	36,844

Income before income taxes	9,721		9,112	18,084	18,149	12,826
Provision for income taxes	3,616		3,250	6,911	6,433	5,373
(Income) loss to minority interest	—		—	—	60	35

Net income	$6,105		$5,862	$11,173	$11,776	$7,488

Per Share Data
Earnings per common share	$0.32		$0.31	$0.59	$0.61	$0.39
Diluted earnings per share	$0.32		$0.30	$0.58	$0.60	$0.39
Financial Ratios
Return on average equity	10.75%		11.82%	10.80%	12.02%	8.09%
Return on average assets	1.03%		1.12%	1.03%	1.25%	0.87%
Efficiency ratio	68.36	%(1)	66.37%	66.51%	63.52%	69.90%
Net interest margin	4.98%		5.35%	5.31%	5.44%	5.39%
Balance Sheet Data at Period End
Loans	$852,083		$695,827	$755,824	$640,709	$520,107
Allowance for loan losses	$10,467		$10,149	$9,838	$9,618	$8,497
Allowance as percentage of loans	1.23%		1.46%	1.30%	1.50%	1.63%
Total assets	$1,230,905		$1,086,885	$1,159,150	$1,014,070	$902,744
Total deposits	$1,048,175		$914,270	$993,578	$841,266	$756,114
Total equity	$116,969		$101,963	$110,208	$97,766	$99,135

(1)
Excludes $596 of merger-related charges at Umpqua, net of tax.

Equivalent Per Share Data

    The table below presents:

  •
  the closing price per share for Umpqua and IFN common stock as reported by the Nasdaq Stock Market on June 21, 2001, the last full trading day prior to the public announcement of the merger, and as of November 2, 2001, the most recent practicable trading date prior to the date of this proxy statement, together with the pro forma equivalent market value of IFN shares after giving effect to the merger.

  •
  the estimated trading value for MSB common stock as of June 21, 2001, and the most recent date prior to the date of this proxy statement, based on transactions known to MSB.

  •
  the estimated trading value for OSB common stock as of June 21, 2001, and the most recent date prior to the date of this proxy statement, based on transactions known to OSB.

  •
  the historical earnings, book value and cash dividends per share as of June 30, 2001 and the six months then ended, and as of December 31, 2000 and the three years then ended, for Umpqua, IFN, MSB and OSB (after its formation), together with the pro forma amounts for Umpqua and the pro forma equivalent amounts for IFN, MSB and OSB after giving effect to the holding company merger on a pooling-of-interests basis assuming the merger had been effective during all the periods presented and after giving effect to the acquisition of the minority shares of MSB and OSB on a purchase accounting basis.

    The pro forma equivalent per share data for IFN is calculated by multiplying the pro forma combined per share data for Umpqua by 0.827, the anticipated exchange ratio. The exchange ratio for IFN could be decreased to 0.80 under certain circumstances, but the decrease would not materially affect the pro forma per share data. This data should be read in conjunction with the financial statements and other financial and pro forma financial information included elsewhere in this proxy statement.

    The pro forma equivalent per share data for MSB and OSB is calculated by multiplying the pro forma per share data of Umpqua by 1.3, the exchange ratio for those mergers.

    The pro forma data are not necessarily indicative of future operating results or the financial position that would have occurred or will occur upon consummation of the mergers.

	Umpqua		IFN		MSB		OSB
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent	Historical	Pro Forma Equivalent	Historical	Pro Forma Equivalent
Market/Trading Value per share at June 21, 2001(1)	$12.05	$—	$5.15	$9.97	$11.00	$15.67	$11.90	$15.67
Market/Trading Value per share at November 2, 2001(2)	$12.42	—	$9.98	$10.27	$14.56	$16.15	$11.50	$16.15
Earnings (loss) per share for the periods ended:
June 30, 2001	$0.35	$0.32	$0.18	$0.26	$0.08	$0.42	$(0.04)	$0.42
December 31, 2000	$0.61	$0.58	$0.41	$0.48	$0.29	$0.75	$(0.03)	$0.75
December 31, 1999	$0.66	$0.60	$0.37	$0.50	$(0.18)	$0.78	$(1.00)	$0.78
December 31, 1998	$0.62	$0.39	$(0.28)	$0.32	$(0.61)	$0.51	N/A(3)	N/A(3)
Book Value per share at:
June 30, 2001	$5.81	$6.13	$6.35	$5.07	$9.59	$7.97	$9.01	$7.97
December 31, 2000	$5.47	$5.79	$6.03	$4.79	$9.39	$7.53	$9.00	$7.53
December 31, 1999	$4.90	$5.14	$5.30	$4.25	$8.91	$6.68	$8.98	$6.68
December 31, 1998	$4.84	$5.11	$5.37	$4.23	$9.30	$6.64	N/A(3)	N/A(3)
Cash Dividends per share declared for the periods ended:
June 30, 2001	$0.08	$0.08	$0.00	$0.07	$—	$0.10	$—	$0.10
December 31, 2000	$0.24	$0.24	$0.00	$0.20	$—	$0.31	$—	$0.31
December 31, 1999	$0.23	$0.23	$0.16	$0.19	$—	$0.30	$—	$0.30
December 31, 1998	$0.17	$0.17	$0.32	$0.14	$—	$0.22	N/A(3)	N/A(3)

(1)
The market value at June 21, 2001 for MSB and OSB is based on the most recent trade prior to that date. For MSB that date is May 25, 2001, and for OSB that date is May 29, 2001. On May 15, 2001 IFN purchased 2,500 shares of MSB common stock at $19 per share. This transaction permitted IFN to acquire shares sufficient to control the two-thirds vote necessary to approve the MSB merger; accordingly this price includes a "control premium" to the selling shareholder.

(2)
The most recent reported MSB trade was August 6, 2001, and OSB's most recent reported trade was May 29, 2001.

(3)
Opened April, 1999.

STOCK PRICE AND DIVIDEND INFORMATION

Umpqua

    The common stock of Umpqua is traded on the Nasdaq National Market System™ under the symbol "UMPQ." The common stock is registered under the Securities Exchange Act of 1934 and is eligible to be held in margin accounts. The following table lists the high and low closing prices as reported by the Nasdaq Stock Market for each period beginning with January 1, 1999, and as adjusted for subsequent stock dividends and cash dividends declared. Prices do not include retail mark-ups, mark-downs or commissions. On October 29, 2001, the common stock was held of record by approximately 1,234 shareholders, a number that does not include beneficial owners who hold shares in "street name." As of November 2, 2001, the most recent practicable trading date prior to the date of this proxy statement, the last sale price of the common stock was $12.42 per share.

	2001			2000			1999
	Market Price			Market Price			Market Price
			Cash Dividends Declared			Cash Dividends Declared			Cash Dividends Declared
	High	Low		High	Low		High	Low
1st Quarter	$10.188	$8.438	$0.04	$9.375	$6.375	$0.04	$10.875	$8.875	$0.04
2nd Quarter	$12.81	$9.40	$0.04	$8.75	$7.375	$0.04	$10.406	$8.25	$0.04
3rd Quarter	$14.39	$11.55	$0.04	$8.625	$7.563	$0.04	$10.375	$8.375	$0.04
4th Quarter (through November 2, 2001)	$13.00	$12.17	$—	$8.50	$7.50	$0.04	$11.00	$8.875	$0.04

    Umpqua Dividend Reinvestment Plan.  Umpqua maintains a dividend reinvestment plan under which shareholders who elect to participate receive shares of common stock in lieu of cash dividends. Cash dividends otherwise payable to participating shareholders are used to purchase shares of Umpqua common stock in the open market by a registered broker-dealer acting as agent for plan participants.

    Expenses incurred in acquiring shares for the plan, including brokerage commissions, are charged to the participating shareholders on a pro rata basis. Participants may also be assessed an administrative charge for transactions, including enrolling in or withdrawing from the plan, and withdrawal of shares from the plan. As trading activity in Umpqua's common stock has historically been limited, the broker-dealer is permitted to acquire shares over a 30-day period. Participating shareholders receive quarterly statements of their accounts, and do not receive certificates for shares acquired under the plan unless requested. Umpqua serves as the plan administrator.

IFN

    The common stock of IFN is traded on the Nasdaq National Market System™ under the symbol "INFN." IFN's common stock is registered under the Securities Exchange Act of 1934 and is eligible to be held in margin accounts. The following table lists the high and low closing sales prices for each period, as reported by the Nasdaq Stock Market, and as adjusted for subsequent stock dividends and cash dividends declared. Prices do not include retail mark-ups, mark-downs or commissions. On October 29, 2001, IFN's common stock was held of record by approximately 800 shareholders, a number that does not include beneficial owners who hold shares in "street name." As of November 2,

2001, the most recent practicable trading date prior to the date of this proxy statement, the last sale price of the common stock was $9.98 per share.

	2001			2000			1999
	Market Price			Market Price			Market Price
			Cash Dividends Declared			Cash Dividends Declared			Cash Dividends Declared
	High	Low		High	Low		High	Low
1st Quarter	$5.50	$3.94	$—	$5.44	$4.20	$—	$8.13	$7.09	$0.16
2nd Quarter	$9.18	$4.05	$—	$4.93	$3.86	$—	$7.82	$6.79	$—
3rd Quarter	$11.00	$8.88	$—	$4.76	$3.69	$—	$7.77	$6.10	$—
4th Quarter (through November 2, 2001)	$10.25	$9.85	$—	$4.76	$3.70	$—	$6.38	$4.70	$—

MSB and OSB

    The common stock of both MSB and OSB is not traded on the Nasdaq Stock Market or any securities exchange, and OSB is not quoted on the OTC Bulletin Board. Trading activity has been limited. The following chart is based on price information for recent trades reported to MSB and OSB. No cash dividends have been declared by MSB or OSB.

    Since MSB's formation, there have been 46 transactions in which shares have been transferred. Of these, 28 occurred in 1999, 14 occurred in 2000, and 4 transactions, totaling 6,000 shares, occurred in 2001. The pricing information set forth below is limited to trades reported by market makers to the OTC Bulletin Board in 2001; direct trades between individuals are not reported:

Date	# of Shares	$ / Share
3/1/01	2,100	$13.13	*
4/25/01	200	$14.50
5/15/01	2,500	$19.00	**
5/22/01	100	$16.00
5/24/01	100	$16.00
5/25/01	200	$16.00
8/2/01	500	$14.00
8/6/01	200	$14.50

*
IFN purchase of additional MSB Class A Common Stock.

**
IFN purchase of additional MSB Class A Common Stock. This transaction permitted IFN to acquire shares sufficient to control the two-thirds vote necessary to approve the MSB merger; accordingly this price includes a "control premium" to the selling shareholder.

    Since OSB's formation, there have been 9 transactions in which shares have been transferred. OSB initially issued shares at the price of $10 per share. Of the 9 transactions, only 4 represented sales between unrelated parties. The following is pricing information for the 4 sales between unrelated parties:

Date	# of Shares	$ / Share
2/9/00	300	$10
5/25/00	2,000	$12
7/5/00	500	$10
5/29/01	10,000	$11.50

RISK FACTORS

    Completion of the mergers represents an investment by IFN, MSB and OSB shareholders in Umpqua's common stock and an investment by Umpqua in IFN's, MSB's and OSB's assets and liabilities, each of which will subject the respective investor to various risks. You should carefully consider the following risk factors as well as other information contained in this proxy statement and in the various parties' filings with the SEC, before deciding how to vote on the merger.

The integration of the banking operations may not be completed smoothly, which could result in loss of customers.

    At the time of the mergers, IFN's banking subsidiaries will merge into one organization under the name of "Umpqua Bank." IFN banking customers are accustomed to traditional community bank branch facilities and services. Umpqua Bank has transformed itself from a traditional community bank into a community-oriented financial services retailer. In implementing this strategy, Umpqua has remodeled many of its banking branches to resemble retail stores that include distinct physical areas or boutiques such as a "serious about service center," an "investment opportunity center" and "a computer café." Over a period of months following the merger, Umpqua intends to remodel and convert most of IFN's branches in a similar fashion. Such a conversion would involve significant expenses, disrupt banking activities during the remodeling period, and would present a new look and feel to the banking services and products being offered. There is a risk that some of the existing customers will not stay with Umpqua Bank during the remodeling period or after the conversion is completed. Further, there may be delays in completing the conversion which could cause confusion and disruption in the business of those branches.

Umpqua is pursuing an aggressive growth strategy, which may place heavy demands on its management resources.

    Umpqua is a dynamic organization that is one of the fastest-growing community financial services organizations in the United States. Umpqua merged with VRB Bancorp in December 2000, and entered into the agreements with IFN, MSB and OSB on June 21, 2001. Since the IFN mergers were announced, Umpqua has announced plans to acquire Linn-Benton Bank, headquartered in Albany, Oregon. Umpqua also has from time to time explored other merger and acquisition opportunities, and expects to continue to explore these types of opportunities. We expect that a substantial amount of its management's attention and effort will be directed at deriving the benefits and efficiencies expected from the mergers. If Umpqua were to pursue its strategy too aggressively, or if factors beyond the control of Umpqua's management were to divert attention away from its integration plans, management may become over-taxed and Umpqua might be unable to realize some or all of the anticipated benefits. Moreover, the combined company will be dependent on the efforts of key personnel to achieve the integration of the mergers and any other acquisitions the company undertakes. The loss of one or more key persons could have a material adverse effect upon the company's ability to achieve the anticipated benefits.

Involvement in non-bank businesses may involve new risks.

    Umpqua has a licensed retail broker-dealer subsidiary, Strand, Atkinson, Williams & York, Inc. The operation of commercial banking and retail brokerage under common ownership has only recently been permitted by federal law, and retail brokerage operations present special risks not previously borne by community banks. For example, the brokerage industry is subject to fluctuations in the stock market that may have a significant adverse impact on transaction fees, customer activity and investment portfolio gains and losses. Likewise, additional or modified regulations may affect Umpqua's banking, investment banking and brokerage operations. A decline in fees and commissions or losses suffered in the investment portfolio could adversely affect the subsidiary's contribution to the income of the holding company, and might increase the subsidiary's capital needs. In its continuing expansion, Umpqua may acquire other financial services companies whose successful integration is not assured and may present additional management challenges and new risks to the company.

The restructuring and integration costs could exceed estimates; expected consolidation savings may not materialize.

    The companies and banks estimate that they will incur approximately $5 million in restructuring costs and related expenses by the time the mergers are consummated and operations are fully integrated. These costs include investment banking, accounting and legal fees in connection with the mergers, as well as severance or change of control payments under employment contracts and severance payments to employees whose positions may be eliminated. Additional costs include system integration, store remodeling and disposal of duplicative equipment. The actual costs could exceed these estimates and unanticipated costs and charges may arise. Additionally, the cost of remodeling the branches and training personnel could exceed estimates and might not result in increased banking activity, revenues or profits.

    Further, Umpqua anticipates that as a result of the mergers, various cost savings will accrue to the combined organization by eliminating duplicate positions and outside services including accounting, regulatory compliance, marketing and data processing. There is a risk that Umpqua will not be able to realize the cost savings anticipated in the amount or within the time anticipated.

The SEC may challenge the accounting treatment of the mergers, which could result in additional charges against earnings to the combined entity.

    The parties expect that the holding company merger will be treated for accounting purposes as a pooling-of-interests, and Umpqua expects to receive a letter from its audit firm that this characterization is appropriate. However, the parties have not sought review from the Securities and Exchange Commission as to this analysis, nor do they intend to do so. The SEC has not reviewed this transaction to determine whether the holding company merger is appropriately characterized as a pooling of interests. The SEC may later review the transaction and, in its discretion based upon applicable regulations and guidelines, may challenge this assessment. If the SEC determines the transaction does not qualify for pooling-of-interests accounting, the transaction will be accounted for as a purchase. Under purchase accounting, goodwill acquired in any such transaction is booked and subject to impairment testing on at least an annual basis. If, upon review, any goodwill acquired is determined to be impaired, Umpqua will be required to recognize a charge against earnings to reflect the reduced value of such goodwill. Accordingly, if the SEC required Umpqua to account for the holding company merger under the purchase accounting method rather than as a pooling-of-interests, there could be a material adverse effect on the operating results and financial condition of the combined organization.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    This proxy statement includes forward-looking statements containing assumptions and estimates of the managements of Umpqua, IFN, McKenzie State Bank and Oregon State Bank regarding their respective institutions, based upon currently available information. Other than statements of historical fact, all statements included in this proxy statement regarding any of the companies' or banks' financial position, business strategies, and management plans and objectives for future operations, are forward-looking statements. The words "anticipate," "expect," "believe," "estimate," and "intend," and words or phrases of similar meaning, as they relate to the companies, banks or their managements, are intended in part to help identify forward-looking statements. Please note, however, that many forward-looking statements may not be identified by such language. Although the companies and banks believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that those expectations will prove correct. Because future events are inherently difficult to predict, because various risks and uncertainties may impede the performance of any of the companies or banks, or require them to change strategies, and because some or all of the underlying assumptions may prove incorrect, actual results may vary materially and adversely from those expectations and intentions. The companies and banks do not intend to update these forward-looking statements. You should consider any subsequent written or oral forward-looking statements attributable to the companies, banks and/or persons acting on their behalf in light of this explanation and exercise caution when relying on forward-looking statements. You should carefully consider the risk factors contained in this proxy statement in the section entitled "Risk Factors."

    As used in this proxy statement, the words "we," "us" and "our" refer to Umpqua, IFN, McKenzie State Bank or Oregon State Bank, as the case may be, and their respective Boards of Directors and management. The words "you" and "your" refer to you, the shareholders of Umpqua, IFN, McKenzie State Bank or Oregon State Bank, as the case may be and the context may dictate.

BACKGROUND OF AND REASONS FOR THE MERGERS

    Umpqua was incorporated in 1998 to be the holding company for South Umpqua Bank, which was founded in Canyonville, Oregon in 1953. Umpqua's early growth was accomplished by opening branches in Douglas County. Its growth accelerated in 1994 when it focused its efforts on being a financial services retailer, opening four new branches in Eugene and more recently two branches in Salem and one in Portland, Oregon. In late 2000, Umpqua completed a merger with VRB Bancorp, changing the name of the bank to Umpqua Bank and expanding its presence in southern Oregon with 13 new offices in the Ashland, Medford and Grants Pass areas.

    IFN was formed in 1981 as the holding company for Security Bank, which was organized in 1919. Until 1996, IFN conducted its business primarily through Security Bank, but over the past five years it has started diversifying through investment in banking and non-banking operations outside of Security Bank's primary market area in Coos and Curry Counties, Oregon, through wholly or majority-owned subsidiaries. After acquiring Pacific State Bank in 1997, IFN began forming new community bank subsidiaries in southwestern Oregon. IFN's management believed that it was feasible to create a network of locally managed community banks, with local management and boards of directors, while recognizing efficiencies of scale by retaining back-room functions at the holding company level. To that end, IFN undertook a public stock offering in 1996, and used the proceeds of that offering to provide a significant portion of the initial capital for Lincoln Security Bank (formed in 1996), MSB (formed in November, 1998) and OSB (formed in April, 1999). It also spun off its Brookings branch to form Family Security Bank in 1998. In early 2001, IFN acquired the minority interest in Lincoln Security Bank in an all-cash transaction.

    IFN and its subsidiaries enjoyed a number of operational and financial successes, but those accomplishments never translated to increases in IFN's stock price or trading volume. Accordingly, IFN's management and directors have, since early 1999, been seeking alternative ways to enhance shareholder value. Although IFN desired to remain an independent community banking organization, it began considering merger opportunities in late 2000 with the goals of improving financial performance, maintaining a strong financial services company, and retaining strong ties to the communities and customers it serves.

    Like IFN, Umpqua has long-standing dedication to independence. Umpqua has also been successful in retaining its community banking focus while pursuing a growth strategy founded on progressive expansion of its geographic market through branch acquisitions or new branches in areas contiguous to its existing market area or in areas where expansion opportunities were consistent with the overall operating and strategic plan. Nonetheless, IFN and Umpqua each believed that under appropriate circumstances, an alliance or merger with similar community bank organizations could provide benefits for both shareholders and customers.

    On February 1, 2001 Charles D. Brummel, IFN's Chief Executive Officer, and Ronald Farnsworth, IFN's Chief Financial Officer, met with representatives of Ragen MacKenzie, an investment banking firm, to discuss various strategic alternatives to enhance shareholder value. The executives and investment bankers discussed merging IFN with another community bank, selling to a super-regional or nationwide bank, various methods for organic growth, stock buy-backs, and having IFN acquire one or more other community banks. At the end of this meeting, Ragen MacKenzie was asked to conduct a more detailed analysis of two alternatives, organic growth and a merger with another community bank, and to identify potential merger partners. On February 13, 2001 Ragen MacKenzie made a presentation to Messrs. Brummel and Farnsworth reviewing these alternatives in greater detail. Ragen MacKenzie also determined it was likely that a business combination with another community bank would provide IFN shareholders with greater value than that obtainable through continued independence. Ragen MacKenzie recommended that a tax-free merger with another community bank would offer an opportunity to create immediate shareholder value while allowing IFN shareholders to participate in future growth. Additionally, because of the imminent termination of pooling-of-interests accounting for mergers, Ragen MacKenzie suggested that, to the extent possible, IFN consider a transaction that could be negotiated and announced on or before June 30, 2001.

    After a review of potential merger partners, Umpqua Holdings Corporation was selected as the most appropriate candidate because of its similar customer focus and the contiguous nature of its markets with those of IFN. Mr. Brummel authorized Ragen MacKenzie to meet with Raymond P. Davis, Umpqua's Chief Executive Officer, to discuss Umpqua's potential interest in merger discussions. On February 22, 2001 Ragen MacKenzie investment bankers met with Mr. Davis and presented the opportunity to enter into preliminary discussions, and Mr. Davis agreed that discussions were feasible and attractive.

    Messrs. Davis and Brummel then began informal discussions about the possibility of a strategic business combination. At their initial meeting on March 1, 2001 the executives discussed the basics of a potential structure, including deciding that Umpqua would be the more appropriate surviving entity because of its size, recent stock performance, its innovative approach to financial services retailing, and its investment in branding. Messrs. Brummel and Davis also determined that Mr. Davis would remain the chief executive officer of the surviving enterprise, with Mr. Brummel to remain with the organization to ensure a smooth transition in IFN's markets. The parties determined based upon these discussions that formal negotiations might likely produce a successful combination, and accordingly, the parties exchanged confidentiality agreements on March 8, 2001 and began their initial due diligence investigations. At approximately that time, Umpqua engaged D.A. Davidson & Co. as its financial advisor for this transaction, and IFN engaged Ragen MacKenzie as its financial advisor, each charged with the goal of assessing the strengths and weaknesses of the potential transaction and the relevant alternatives. Each financial advisor also was retained to render an opinion as to the fairness of the transaction from a financial point of view as to the respective shareholder groups. Umpqua and D.A. Davidson executed their engagement letter on April 13, 2001 and IFN and Ragen MacKenzie executed their engagement letter on May 10, 2001.

    The parties each held board meetings in April 2001 to determine whether the respective boards believed a business combination was advisable under the circumstances, and each board concluded that such a transaction would be in the best interests of their respective shareholder constituencies. Negotiations continued through May 2001, with the parties finally settling on an exchange ratio of 0.827 Umpqua shares per IFN share. Under that arrangement, the MSB and OSB shareholders (other than IFN) would receive 1.30 Umpqua shares per subsidiary share. The IFN closing conditions were adapted to provide a $7 minimum Umpqua stock price that would protect IFN shareholders against a decline in Umpqua's stock price. In exchange, Umpqua received an adjustment in the exchange ratio for the IFN shares if Umpqua's average stock price exceeded $13 per share during the 20 days ending 10 days prior to closing. In early June 2001, the parties settled on final structural issues, including termination events, the "lockup" option arrangement, board composition, operating covenants and closing conditions.

    The IFN board of directors met on June 12, 2001 with IFN's legal counsel and Ragen MacKenzie, its financial advisor, to discuss the terms of the proposed merger agreement, the status of due diligence, and recommendations of the financial advisor and outside audit firm. At a special board of directors meeting on June 19, 2001 the IFN board of directors met to consider the final draft of the proposed merger agreement and related documents. The directors received and considered a detailed analysis and fairness opinion from IFN's financial advisor, Ragen MacKenzie, and were briefed by counsel to IFN as to the proposed terms and conditions of the merger. The board asked questions of, and received answers from, IFN's financial and legal advisors and considered the factors they deemed relevant to the proposal before voting unanimously to approve the transaction and forward the holding company merger to IFN shareholders with a recommendation that those shareholders approve the merger.

    At a special board of directors meeting on June 20, 2001 the Umpqua board of directors met to consider the final draft of the proposed merger agreement. The directors received and considered a detailed analysis and fairness opinion from Umpqua's financial advisor, D.A. Davidson & Co., and were briefed by counsel to Umpqua as to the proposed terms and conditions of the merger. The board asked questions of, and received answers from, Umpqua's legal advisors and considered the factors they deemed relevant to the proposal before voting to unanimously approve the transaction and forward the holding company merger to Umpqua shareholders with a recommendation that those shareholders approve the merger.

    As the parties believed the mergers ultimately would be successful only if the parties received strong support from IFN's subsidiary bank management and boards of directors, IFN also had been working to gather support from the boards and management of its local subsidiary banks. Beginning on May 30, 2001 Mr. Brummel obtained confidentiality agreements from the respective bank presidents and directors and scheduled special board meetings for the following week. At these meetings, which were held on June 5-7, Messrs. Brummel and Davis, as well as IFN's attorneys, described the proposed transactions in detail, including exchange ratios, termination events, management arrangements, board composition, and other material issues. Financial advisors from Ragen MacKenzie also described the financial aspects of the transaction, including a background of the parties' financial performance, an analysis of the purchase price, a discussion of comparable transactions, and other relevant data. Following those presentations, each of the boards of directors were afforded an opportunity to ask questions of Messrs. Davis and Brummel as well as of the parties' legal and financial advisors, and each availed themselves of that opportunity. At those meetings, each board also considered its bank's financial and operating condition, strategic plans, customer and employee constituencies, and other relevant factors. MSB and OSB retained Ragen MacKenzie to deliver an opinion as to the fairness, from a financial point of view, of the mergers to the minority shareholders of those banks. Thereafter, all of the IFN subsidiary bank boards of directors other than OSB adopted resolutions approving the relevant mergers and recommending the transactions be forwarded to their respective shareholder constituencies with a recommendation that those shareholders approve the mergers.

    At its meeting about the transaction on June 7, 2001, OSB's board of directors initially asked questions of, and received responses from, IFN and Umpqua executives, as well as IFN's legal counsel and Ragen MacKenzie, as to the overall structure of the mergers. OSB's board also retained separate counsel for OSB, who asked for additional time to consider the available options. OSB, acting through its counsel, then retained an appraiser/valuation analyst, to provide a business valuation analysis and to give an opinion as to the fair market value of 100% of the equity of OSB as of May 31, 2001. At a subsequent OSB board of directors meeting on June 19, 2001, the OSB directors, as well as the personal attorney for one of the directors and counsel for OSB, met with Messrs. Brummel and Davis, IFN's legal counsel, and representatives from Ragen MacKenzie to request that the transaction be restructured or that, in the alternative, they be given additional time to consider the Umpqua offer and to receive and review the appraiser's valuation analysis. Umpqua and IFN informed the OSB directors that it was infeasible to restructure the transaction, but agreed to the request for additional time. As a result, a meeting was scheduled for June 26, 2001 to consider and vote upon the proposed transaction. On June 25, 2001 the OSB directors, other than Mr. Brummel and OSB president Neil Grossnicklaus, tendered their resignations.

    On June 26, Messrs. Brummel and Grossnicklaus, acting pursuant to OSB's bylaws, appointed the following replacement directors: IFN directors Glenn Thomas, Robert Fullhart, Gary Waggoner, and Kenneth Messerle, and IFN Chief Financial Officer Ronald Farnsworth and Chief Operating Officer Antoinette Poole. At the June 26 board meeting, the newly constituted board of directors received and reviewed the Ragen MacKenzie fairness opinion. At that time, the OSB board postponed voting on the merger until after it had an opportunity to receive and consider the valuation report from the appraiser. On July 9, 2001 the board received the valuation analysis, and was afforded an opportunity to ask questions of and receive answers from both a representative of Ragen MacKenzie and the appraiser. The directors also considered the impact upon the OSB minority shareholders, the impact on customers and employees, the current and prospective financial and operating condition of OSB, the strategic plans and alternatives, and various other relevant factors and, thereafter, voted unanimously to approve the transaction and to refer the OSB merger to the OSB shareholders with a recommendation that the shareholders approve the transaction.

Reasons for the Mergers—General

    Umpqua, IFN, MSB and OSB share a common banking philosophy that emphasizes responsiveness to local markets and the delivery of personalized services. The companies intend that the merger will not alter this community banking focus, but will enhance the services to customers. The parties' geographic markets are contiguous and their products and services are complementary. Umpqua's primary market is along the Interstate-5 corridor from Ashland to Portland. IFN's primary market area is the south and central Oregon coastal areas from Brookings to Newport. MSB and OSB fill in markets in Oregon's Willamette Valley not currently served by Umpqua. Following the merger, the combined bank will have branch operations throughout western Oregon.

    The merger is expected to provide increased efficiencies and other cost savings, particularly in data processing and other administrative operations. The larger size of the combined company also will enable it to acquire and utilize technology and human resources more efficiently than could any of the existing companies independently. Further, the increased capital of the combined bank will permit larger loans to existing and new customers. The merger is also expected to increase the management depth of the combined company and its banking subsidiary, enhancing its competitive ability.

    The merger will significantly increase the number of shareholders and shares outstanding, and therefore can be expected to result in a broader public market for Umpqua's common stock, which may increase the combined company's market capitalization, in turn providing a greater market interest in, and liquidity for, shareholder investments.

    Umpqua's and IFN's boards of directors as well as the boards of directors of IFN's subsidiary banks, each believe for the above reasons as well as the reasons set forth below, that the merger would be in the best interest of their respective shareholders.

Reason for the Merger—Umpqua

    At its meeting on June 20, 2001, the Umpqua board of directors determined the merger would accelerate its business strategy of providing banking services throughout western Oregon. After the merger, the combined company would be the second largest community bank in Oregon, thereby potentially providing customers and shareholders with certain advantages of both a community banking organization and a larger, regional bank organization.

    The Umpqua board of directors determined that the merger would best advance its strategic plan because the combination of financially strong institutions with complementary products and market areas would create a stronger institution with greater size, flexibility, breadth of services, efficiency and profitability than Umpqua possesses on a stand-alone basis. The Umpqua board of directors believes that each institution is well managed and possesses management philosophies and a strategic focus that are compatible to those of the other.

    The Umpqua board of directors determined that the merger was fair to and in the best interest of Umpqua and its shareholders based in part on the initial opinion of its financial advisor.

    In reaching this determination, the Umpqua board of directors consulted with Umpqua's management as well as its financial, accounting and legal advisors and considered the following:

  •
  The effectiveness of the merger in implementing and accelerating Umpqua's growth strategy. The board reviewed the markets served by IFN, MSB and OSB, and recognized in the merger the ability for Umpqua to enhance its position along the I-5 corridor and expand into a region of Oregon in which it does not have any offices. MSB's Springfield office and OSB's Corvallis office provide the opportunity to strengthen Umpqua's presence in the Willamette Valley along the I-5 corridor. IFN's branches along the Oregon Coast represent the opportunity to enter a new market.

  •
  A presentation by management of:

  •
  Management's due diligence review of IFN, including the business, operations, earnings, asset quality, financial conditions, and corporate culture of IFN, MSB and OSB on a historical, prospective, and pro forma basis. These reviews generally found IFN to be financially sound, well capitalized and well managed.

  •
  The product compatibility, compatibility of corporate goals and the respective contributions the parties would bring to a combined institution. The board noted the similar community banking philosophies of the management and employees of both institutions.

  •
  The enhanced opportunities for acquisition and growth that the mergers make possible as a result of greater capitalization of the combined company and the anticipated enhanced liquidity of its stock.

  •
  The expanded opportunities for revenue enhancement and cost savings that are expected to result from the mergers. The board assessed possible synergies and recognized that the combined organization could reduce aggregate expenses that Umpqua and IFN incur in areas such as salaries and benefits, occupancy expense, professional and outside service fees, and information services and communication, which would likely improve financial performance on a pro forma basis.

  •
  The terms of the mergers, the IFN Stock Option Agreement and other documents executed in connection with the merger. The Board viewed the IFN Stock Option Agreement and the agreement of IFN's board of directors to support the merger as indications that the merger would likely be consummated.

  •
  The opinion of D.A. Davidson & Co., discussed elsewhere in this proxy statement, that as of June 20, 2001 (and reconfirmed as of November 6, 2001), the merger, including the exchange ratio, was fair, from a financial point of view, to the holders of Umpqua Stock. The board considered the factors discussed in D.A. Davidson's analysis but did not assign or consider any specific weighting to those factors.

  •
  The financial, tax and accounting effects of the merger. The board noted that the IFN merger is expected to be accounted for as a pooling-of-interests, and therefore, no goodwill would be recorded on Umpqua's consolidated balance sheet as a result of the IFN merger. The board also considered that the merger would qualify as a tax-free corporate reorganization and therefore be entitled to favorable tax treatment for the parties to the merger and their shareholders.

    The Umpqua board of directors did not assign any specific or relative weight to the information it reviewed in the course of its consideration. Umpqua currently expects that the mergers will result in cost savings and revenue enhancements of $4,000,000. Umpqua does not expect reductions in its current personnel.

Reasons for the Merger—IFN

    At its meeting held on June 19, 2001, IFN's board of directors authorized the execution of the merger agreement and recommended approval of the merger by IFN shareholders. The board of directors believes that the merger enhances shareholder value by expanding IFN's business geographically while retaining the service strategies that are unique to community banking. IFN's board of directors believes that Umpqua is an innovative financial services company that has goals and philosophies similar to IFN's, that Umpqua has demonstrated a history of strong growth and quality customer services, and that it operates in geographic markets in which IFN desires to conduct business. IFN currently expects that the mergers will result in functional synergies resulting in savings amounting to approximately $4,000,000 annually, with significant administration cost savings at the holding company level and with reductions in personnel totaling approximately 70 full time equivalent employees. IFN believes these savings will permit the combined organization to serve its customers and communities effectively and efficiently, and recognizes the value that can be derived from Umpqua's business model. Because these factors fit closely with IFN's business objectives, the board did not extensively consider a sale of IFN or any other transaction as an alternative to the merger, although it did examine a variety of strategic options and other merger candidates before deciding to pursue a transaction with Umpqua. IFN's board believes that the merger presents a unique strategic opportunity that should be considered on its own merits.

    In addition, the IFN board of directors considered the following:

  •
  The terms of the merger, including the exchange ratio, the IFN Stock Option Agreement, the inclusion of IFN representatives on the resulting Umpqua board of directors and management, and various other documents related to the merger. In assessing the exchange ratio, the IFN board noted that the consideration, based on the Umpqua stock price at the time the merger was approved, would provide a substantial premium over IFN's then-current market price and represented a significant price-to-book multiple in comparison to other recent transactions. The board also believed that including IFN representatives on Umpqua's board and management team would provide further opportunities to influence Umpqua's already complementary community banking focus, which would further protect IFN's employee and customer constituencies.

  •
  A presentation by management and IFN's attorneys and financial advisors of:

  •
  Management's due diligence review of Umpqua, and the reviews of IFN's attorneys, accountants and financial advisors including Umpqua's business, operations, financial condition, asset quality and corporate culture. These reviews generally found Umpqua to be well operated, well capitalized and financially sound, and the board believed these characteristics would support continued value in the form of strong stock performance.

  •
  Umpqua's potential performance on a prospective and pro forma basis, as well as the prospective performance of IFN if it were to continue as an independent entity. The board assessed these factors and determined that IFN shareholders could realize significant value from the combination of the two entities and that the merger would create greater value than a continuation of IFN's independence.

  •
  The compatibility of the parties' product offerings and corporate goals and culture, and the parties' respective potential contributions (financial, operational and otherwise) to the combined organization.

  •
  The expectations for improved efficiency and revenue growth that would result from combining "back office" functions and other synergies. The board recognized that the combined organization would eliminate the costs of maintaining separate corporate offices, personnel, data processing functions and other holding company expenses, which would likely drive improved financial performance on a pro forma basis. More recently, IFN has estimated that these savings would be approximately $4,000,000 annually, and that a total of approximately 70 jobs (of which 18 would be at the holding company level) will likely be eliminated.

  •
  The opinion of Ragen MacKenzie discussed below beginning at page 37 that, as of June 19, 2001 (reconfirmed as of November 6, 2001) the exchange ratio was fair to IFN's shareholders from a financial point of view. The board considered the factors discussed in Ragen MacKenzie's analysis but did not assign any specific weighting of those factors.

  •
  IFN's long-term strategy of expanding its operations away from its current coastal market and into what the board perceived to be the more profitable Willamette Valley/I-5 corridor. The board noted particularly that if IFN were to remain independent, this growth strategy would be made even more difficult because of Umpqua's growing presence in that market, and focused on the compatibility of the organizations' combined market area, with existing Umpqua locations along I-5 in Southern Oregon and in the lower Willamette Valley, and IFN's current presence in Springfield and Corvallis.

  •
  The effect of the mergers on each of IFN's subsidiary banks and their respective customers, employees and communities. The board paid particular attention in this respect to Umpqua's stated community banking focus and its strategy of growing while maintaining a commitment to the communities it serves.

  •
  The market value of Umpqua stock that IFN's shareholders would receive based on the exchange ratio. The board recognized that the exchange ratio would be adjusted downward if Umpqua's stock price performed exceptionally well, but felt that in most instances this adjustment would be offset at least partially by an increase in the value of the underlying consideration. The board also noted that it retained the right to terminate the merger if Umpqua's stock performed more poorly than expected.

  •
  The fact that the increase in numbers of shareholders and shares outstanding, as well as the increase in capitalization, would likely improve liquidity for IFN's shareholders who, the board believed, had suffered because of a relative lack of liquidity in IFN's stock.

    IFN's board of directors did not assign any specific or relative weight to the foregoing factors, but felt that taken as a whole, these factors strongly suggested that the merger was the most attractive approach to increasing shareholder value.

Reasons for the Merger—MSB

    At its meeting on June 19, 2001, the MSB board determined that the merger with Umpqua Bank was fair to and in the best interest of MSB and it shareholders. The board acknowledged that the bank, as a controlled subsidiary of IFN, was dependent on the financial resources, management expertise and back-office support of IFN. The bank's ability to grow and compete with larger institutions, including Umpqua Bank, without such resources and support would be constrained. Further, as the bank was organized as part of a larger banking organization to serve a local community, the merger would provide an opportunity to expand the scope of the products and services the bank could offer to its customers. Moreover, the board recognized that it owed a fiduciary duty to all shareholders, minority shareholders as well as IFN, to maximize shareholder value. In that regard, the board determined that the value of the consideration being offered to MSB shareholders other than IFN represented a fair return on the investment by those shareholders since the inception of the bank. MSB currently expects that the mergers will result in synergies resulting in cost savings amounting to approximately $75,000 annually. MSB does not expect significant reductions in personnel. MSB president John Moretti is expected to remain with the combined organization in the Springfield/Eugene market area. MSB believes these savings will permit the combined organization to serve its customers and communities effectively and efficiently, and recognizes the value that can be derived from Umpqua's business model. In addition, the MSB board considered:

  •
  The terms of the merger, including the exchange ratio. In assessing the exchange ratio, the MSB board noted that the consideration, based on the Umpqua stock price at the time the merger was approved, represented a significant price-to-book multiple in comparison to other recent transactions of locally owned community banks. The board also believed that including IFN representatives on Umpqua's board and management team would provide further opportunities to influence Umpqua's already complementary community banking focus, which would further protect MSB's employee and customer constituencies.

  •
  A presentation by IFN management and financial advisors of:

  •
  Management's due diligence review of Umpqua, and the reviews of IFN's attorneys, accountants and financial advisors including Umpqua's business, operations, financial condition, asset quality and corporate culture. These reviews generally found Umpqua to be well operated, well capitalized and financially sound, and the board believed these characteristics would support continued value in the form of strong stock performance.

  •
  Umpqua's potential performance on a prospective and pro forma basis, as well as the prospective performance of IFN and MSB if they were to continue as an independent entity. The board assessed these factors and determined that MSB shareholders could realize significant value from the combination of the banks and holding companies.

  •
  The expectations for improved efficiency and revenue growth that would result from combining "back office" functions and other synergies at the holding company level and the fact that MSB management personnel would likely play a significant role in the combined entities' operations in the Springfield market. MSB's president, John Moretti, is to remain with the combined organization as an executive in the Springfield/Eugene market area.

  •
  The opinion of Ragen MacKenzie discussed below beginning at page 44 that, as of June 19, 2001 (reconfirmed as of November 6, 2001) that the exchange ratio was fair to MSB's shareholders from a financial point of view. The board considered the factors discussed in Ragen MacKenzie's analysis but did not assign any specific weighting of those factors.

  •
  The enhanced growth opportunities for MSB in the Springfield and Eugene markets. The board noted particularly that if MSB were to remain independent, this growth strategy would be made even more difficult because of Umpqua's growing presence in those markets, and focused on the key role of MSB in supporting the organizations' combined market area.

  •
  The effect of the mergers on MSB and its customers, employees and communities. The board paid particular attention in this respect to Umpqua's stated community banking focus and its strategy of growing while maintaining a commitment to the communities it serves. The board also recognized that the most significant personnel synergies would result from eliminating duplicative management and holding company positions and that tellers and other "front line" employees were less likely to be affected; this result would protect the subsidiary banks' employees and customers in a way that a merger with a larger, super-regional institution might not.

  •
  The market value of Umpqua stock that MSB's shareholders would receive based on the exchange ratio. The board also noted that IFN had retained the right to terminate the merger if Umpqua's stock performed more poorly than expected, and that IFN's ability to exercise that right also indirectly protected MSB's shareholders.

  •
  The fact that the increase in numbers of shareholders and shares outstanding, as well as the resulting increase in capitalization, would likely improve liquidity for MSB's minority shareholders, who hold a minority interest in stock that is not publicly traded.

    MSB's board of directors did not assign any specific or relative weight to the foregoing factors, but felt that taken as a whole, these factors strongly suggested that the merger was the most attractive approach to increasing shareholder value.

Reasons for the Merger—OSB

    At its meeting on July 9, 2001, the OSB board determined that the merger with Umpqua Bank was fair to and in the best interest of OSB and it shareholders. The board considered the independent evaluation conducted at the request of the previous board of directors, as well as the opinion of Ragen MacKenzie that the merger was fair, from a financial point of view, to OSB shareholders. The board acknowledged that the bank, as a controlled subsidiary of IFN, was dependent on the financial resources, management expertise and back-office support of IFN. The board also acknowledged that OSB's ability to grow and compete with larger institutions, including Umpqua Bank, without such resources and support would be constrained. Further, as the bank was organized as part of a larger banking organization to serve a local community, the merger would provide an opportunity to expand the scope of the products and services the bank could offer to its customers. Moreover, the board recognized that it owed a fiduciary duty to all shareholders, including the minority shareholders, to maximize shareholder value. OSB currently expects that the mergers will result in synergies resulting in cost savings amounting to approximately $100,000 annually, primarily from the reduction in executive salary expenses. OSB does not expect significant personnel reductions, but OSB's president is not expected to remain with the combined organization. After considering the foregoing factors as well as those described below, the board determined that the value of the consideration being offered to OSB shareholders other than IFN represented a fair return on the investment by those shareholders since the inception of the bank. In addition, the OSB board considered:

  •
  The terms of the merger, including the exchange ratio. In assessing the exchange ratio, the OSB board noted that the consideration, based on the Umpqua stock price at the time the merger was approved, would provide a substantial premium over OSB's most recent reported trading information and represented a significant price-to-book multiple in comparison to other recent transactions of locally owned community banks. The board also believed that including IFN representatives on Umpqua's board and management team would provide further opportunities to influence Umpqua's already complementary community banking focus, which would further protect OSB's employee and customer constituencies.

  •
  A presentation by IFN management and financial advisors of:

  •
  Management's due diligence review of Umpqua, and the reviews of IFN's attorneys, accountants and financial advisors including Umpqua's business, operations, financial condition, asset quality and corporate culture. These reviews generally found Umpqua to be well operated, well capitalized and financially sound, and the board believed these characteristics would support continued value in the form of strong stock performance.

  •
  Umpqua's potential performance on a prospective and pro forma basis, as well as the prospective performance of IFN and OSB if they were to continue as an independent entity. The board assessed these factors and determined that OSB shareholders could realize significant value from the combination of the banks and holding companies.

  •
  The expectations for improved efficiency and revenue growth that would result from combining "back office" functions and other synergies at the holding company level and the fact that OSB management personnel would likely play a significant role in the combined entities' operations in the Corvallis market.

  •
  The opinion of Ragen MacKenzie discussed below beginning at page 49 that, as of June 26, 2001 (reconfirmed as of November 6, 2001) that the exchange ratio was fair to IFN's shareholders from a financial point of view. The board considered the factors discussed in Ragen MacKenzie's analysis but did not assign any specific weighting of those factors.

  •
  The opinion of Greg L. Mettler, P.C., as to the value of OSB as a going concern on a per-share basis, including Mr. Mettler's statement that his analysis did not include discounts that might be applicable to the OSB shares under Oregon law for lack of marketability or lack of control.

  •
  The enhanced growth opportunities for OSB in the Corvallis market. The board noted particularly that if OSB were to remain independent, this growth strategy would likely be impeded because of Umpqua's stated intention to exploit that market and the surrounding Linn and Benton County areas. The board noted that if the merger were approved, OSB would become a key aspect of Umpqua's strategy in this market area.

  •
  The effect of the mergers on OSB and its customers, employees and communities. The board paid particular attention in this respect to Umpqua's stated community banking focus and its strategy of growing while maintaining a commitment to the communities it serves. The board also recognized that the most significant personnel synergies would result from eliminating duplicative management and holding company positions and that tellers and other "front line" employees were less likely to be affected; this result would protect the subsidiary banks' employees and customers in a way that a merger with a larger, super-regional institution might not. OSB's president is not expected to remain with the combined organization.

  •
  The market value of Umpqua stock that OSB's shareholders would receive based on the exchange ratio. The board also noted that IFN had retained the right to terminate the merger if Umpqua's stock performed more poorly than expected, and that IFN's ability to exercise that right also indirectly protected OSB's shareholders.

  •
  The fact that the increase in numbers of shareholders and shares outstanding, as well as the resulting increase in capitalization, would likely improve liquidity for OSB's minority shareholders, who hold a minority interest in stock that is not publicly traded.

    OSB's board of directors did not assign any specific or relative weight to the foregoing factors, but felt that taken as a whole, these factors strongly suggested that the merger was the most attractive approach to increasing shareholder value.

Recommendations of Boards of Directors

    The boards of directors of IFN, Umpqua, OSB and MSB unanimously recommend that their respective shareholders vote for the approval of the merger.

Opinion of Umpqua's Financial Advisor

    Umpqua's board retained D.A. Davidson & Co. on April 13, 2001, on an exclusive basis, to provide limited financial advisory services and a fairness opinion in connection with the proposed merger. D.A. Davidson, as part of its investment banking business, is engaged in the valuation of banking and other businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Umpqua's board of directors retained D.A. Davidson based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions. D.A. Davidson makes a market in both Umpqua's and IFN's common stock and publishes a research recommendation on Umpqua.

    On June 20, 2001, D.A. Davidson delivered its fairness opinion to the Umpqua board of directors at the meeting at which the board considered and approved the merger agreement. The D.A. Davidson fairness opinion stated that, as of the date of the meeting, the merger consideration to be paid to IFN, MSB and OSB pursuant to the merger agreement is fair from a financial point of view to the holders of Umpqua common stock. Davidson reconfirmed its opinion in writing as of November 6, 2001. A copy of D.A. Davidson's opinion is attached as Appendix V to this proxy statement.

    Under the terms of its engagement with Umpqua, D.A. Davidson is required to deliver its opinion to the board of directors of Umpqua in connection with the execution of the merger agreement and is required to update its opinion at the time of any filing with the U.S. Securities and Exchange Commission and at the closing of the transaction if requested by the company. In connection with its opinion dated as of the date of this Statement, D.A. Davidson reconfirmed its opinion based upon nothing coming to its attention which would materially change the opinion that was originally provided to the board. D.A. Davidson did not perform any analyses in addition to those described below in updating its June 20, 2001 opinion.

    D.A. Davidson's opinion is directed to Umpqua's board of directors and addresses only the merger consideration specified in the merger agreement. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the meeting with respect to the merger or any other matter related thereto.

  Review Procedures

    In connection with providing this opinion, D.A. Davidson,

  •
  reviewed the merger agreement;

  •
  reviewed certain publicly available financial statements and regulatory information concerning Umpqua and IFN;

  •
  reviewed material related to the subsidiary banks of IFN;

  •
  reviewed certain internal financial statements and other financial and operating data of Umpqua and IFN provided to D.A. Davidson by the managements of Umpqua and IFN;

  •
  discussed the past and current operations, financial condition, and future prospects of Umpqua and IFN with each company's executive management;

  •
  compared the relative contributions of assets, liabilities, income and expenses of Umpqua and IFN to the resulting company in the merger and to the relative ownership after the proposed merger is completed;

  •
  analyzed the pro forma results that the combined corporation could produce through the end of 2002 based upon forecasts prepared by the management of Umpqua and IFN through the end of 2002; and,

  •
  performed other analyses and reviews, as it deemed appropriate.

    In connection with its review, D.A. Davidson relied upon and assumed the accuracy and completeness of all of the information listed above that was provided to it or obtained through public sources. D.A. Davidson does not assume any responsibility for independent verification of the information. D.A. Davidson assumed that the internal confidential financial projections prepared by both managements were reasonably prepared, reflecting the best currently available estimates and judgments of the future financial performance of the combined or of each operation, and D.A. Davidson did not independently verify the validity of their assumptions.

    D.A. Davidson did not make any independent evaluation or appraisal of the assets and liabilities of Umpqua or IFN, nor was D.A. Davidson furnished with any appraisals. D.A. Davidson did not examine individual loan files of Umpqua or IFN. D.A. Davidson is not an expert in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for loan losses and assumed that these allowances are, in the aggregate, adequate to cover the losses.

    D.A. Davidson's opinion is predicated on the merger receiving the tax and accounting treatment contemplated in the merger agreement. D.A. Davidson's opinion is based on the understanding that the acquisition will be recorded as a pooling-of-interests with respect to the acquisition of IFN, and that the two separate acquisitions of the minority shareholders' shares will be recorded using purchase accounting.

    D.A. Davidson provides its opinion without regard to the necessity for, or level of, any restrictions, obligations, undertakings or other actions, which may be imposed or required in the course of obtaining regulatory approval for the merger.

    D.A. Davidson's opinion is necessarily based upon economic, market and other conditions in effect on and the information made available to D.A. Davidson as of June 20, 2001. D.A. Davidson reconfirmed its opinion on November 6, 2001 based upon no material changes to the conditions that were in effect on or material made available to D.A. Davidson as of June 20, 2001.

    No limitations were imposed on D.A. Davidson regarding the scope of its investigation or otherwise by Umpqua or IFN.

  Valuation Methods

    In connection with providing this opinion, D.A. Davidson performed a variety of financial analyses, included those summarized in the following sections of this presentation. The information provided in these sections is not a complete description of the analyses that it used in reaching its opinion. Preparation of a fairness opinion involves various determinations and judgments as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances.

    While D.A. Davidson provided the Umpqua board with the results of the various analyses that follow, D.A. Davidson believes that all of its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by the analyses, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, or including other discrete analyses or factors, could create an incomplete view of the evaluation process underlying D.A. Davidson's opinion.

    In performing the analyses, D.A. Davidson made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Umpqua, IFN, the combined company and D.A. Davidson.

    We list below the summary analyses in the following sections delivered by D.A. Davidson to Umpqua's board of directors on June 20, 2001:

  •
  Comparable Company Analysis and Historical Stock Data Analysis

  •
  Analysis of Relative Contributions of Parties

  •
  Comparable Transaction Analysis and Acquisition Consideration Analysis

  •
  Discounted Cash Flow Analysis

  •
  Pro Forma Acquisition Analysis and Accretion/Dilution Analysis

    The following tables summarize the material valuation methodologies and range of values used to support the updated fairness conclusion:

Transaction Summary	At Delivery of Opinion June 20, 2001		As of October 15, 2001
IFN Closing Price	$5.19		$10.21
Umpqua Closing Price	$11.95		$12.95
Exchange Ratio	0.827		0.827
Implied Purchase Price/Share	$9.88		$10.71
Price/Book Value ($6.24 at March 31st)	1.6	x	1.7	x
Price/LTM Earnings ended as of March 31, 2001 ($0.44)	22.5	x	24.3	x

D.A. Davidson Methodologies for Determination of Fairness

Comparable Company Analysis	Umpqua		IFN		Comparable Company Average—Umpqua		Comparable Company Average—IFN
Price/2001 Estimated Earnings	14.4	x	10.7	x	11.5	x	10.5	x
Price/2002 Estimated Earnings	12.4	x	9.7	x	10.1	x	9.4	x
Price/Book Value	2.12	x	0.8	x	1.5	x	1.6	x
Contribution Analysis (as of and for the three months ended March 31, 2001)	Umpqua	IFN

Assets	67.2%	32.8%
Net Loans	70.3%	29.7%
Deposits	68.0%	32.0%
Equity	70.7%	29.3%
Net Interest Income	69.8%	30.2%
Non-Interest Income	71.5%	28.5%
Non-Interest Expense	62.1%	37.9%
Earnings	87.3%	12.7%
Pro Forma Ownership	75.4%	24.6%

Comparable Transactions	Implied Value/Share
Recent Western U.S. Bank Mergers
Median Price/LTM EPS (16.6x)	$7.30
Average Price/Book Value (2.22x)	$13.85
US Bank Mergers—ROAA Less Than 0.75%
Median Price/LTM EPS (27.9x)	$12.28
Average Price/Book Value (1.70x)	$10.61
Western Bank Mergers—ROAA Less Than 0.75%
Median Price/LTM EPS (29.1x)	$12.80
Average Price/Book Value (1.59x)	$9.92
Discounted Cash Flow Analysis
Discounted Present Value of all IFN shares	$51.1 - $74.6 million
Aggregate Consideration	$56.3 million

  Comparable Company Analysis

    D.A. Davidson compared the financial performance and market performance of Umpqua and IFN based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including but not limited to, price to book values, price to earnings and dividend yields to certain selected bank holding companies.

    For the purpose of such analysis, the financial information used by D.A. Davidson is as of and for the three months ended March 31, 2001. Market price information is as of June 19, 2001. For comparison to Umpqua, D.A. Davidson selected comparably sized, NASDAQ-listed banking companies headquartered in Oregon, California, and Washington. For comparison to IFN, D.A. Davidson selected comparably sized, NASDAQ-listed banking companies headquartered in Oregon, California and Washington. D.A. Davidson excluded any bank that is in the process of being acquired.

    D.A. Davidson's analysis showed the following concerning Umpqua's financial performance:

	Umpqua Performance	Comparable Company Average	Comparable Company Median
Return on average assets	1.47%	1.35%	1.40%
Return on average equity	14.20%	14.20%	14.10%
Net interest margin	5.24%	5.09%	4.81%
Efficiency	59.80%	59.40%	63.70%
Ratio of total equity to total assets	10.20%	9.30%	8.70%
Ratio of non-performing assets to total assets	0.12%	0.60%	0.42%
Ratio of loan loss reserve to total loans	1.35%	1.54%	1.53%

    D.A. Davidson's analysis further showed the following concerning Umpqua's market performance:

  •
  that Umpqua's share price to D.A. Davidson's May 7, 2001 published earnings estimate per share multiple based on 2001 projected earnings was 14.4 times, compared to an average of 11.5 and median of 12.2;

  •
  that its share price to D.A. Davidson's May 7, 2001 published earnings estimate per share multiple based on 2002 projected earnings was 12.4 times, compared to an average of 10.1 and median of 10.4;

  •
  that its price to book value per share was 2.12 times, compared to an average of 1.58 and median of 1.42; and

  •
  that its dividend yield was 1.34% compared to an average dividend yield for comparable companies of 1.04% and median of 0.00%.

    D.A. Davidson's analysis showed the following concerning IFN's financial performance:

	IFN Performance	Comparable Company Average	Comparable Company Median
Return on average assets	0.43%	1.15%	1.03%
Return on average equity	4.90%	13.70%	12.70%
Net interest margin	4.37%	5.72%	5.79%
Efficiency	87.80%	65.60%	65.70%
Ratio of total equity to total assets	8.70%	8.30%	8.50%
Ratio of non-performing assets to total assets	0.21%	0.57%	0.46%
Ratio of loan loss reserve to total loans	1.21%	1.59%	1.37%

    D.A. Davidson's analysis further showed the following concerning IFN's market performance:

  •
  that IFN's share price to IFN's management earnings estimate per share multiple based on 2001 projected earnings was 10.7 times, compared to an average of 10.5 and median of 9.8;

  •
  that its share price to IFN's management earnings estimate per share multiple based on 2002 projected earnings was 9.7 times, compared to an average of 9.4 and median of 8.7;

  •
  that its price to book value per share was 0.81 times, compared to an average of 1.61 and median of 1.52; and

  •
  that its dividend yield was 0.00% compared to an average of 1.17% and median of 0.35%.

  Historical Stock Data Analysis

    D.A. Davidson reviewed weekly stock price data for Umpqua common stock and IFN common stock compared to the NASDAQ Bank Index for the period from January 1, 1999 through June 19, 2001. This analysis showed that on a relative performance basis, Umpqua's stock price went up 23% and IFN's stock prices went down 30%, compared with an increase of 10% for the NASDAQ Bank Index. During this same time frame, the Dow Jones Industrial Average was up 15% and the S&P 500 Index was down 1%.

  Analysis of Relative Contribution of Parties

    In preparing our opinion, D.A. Davidson also reviewed the relative financial contributions of Umpqua and IFN to certain pro forma balance sheet and income statement items of the combined entity. The chart below shows these percentage contributions.

Relative Contributions as of and for the three months ended March 31, 2001

	Umpqua	IFN
Assets	67.2%	32.8%
Net loans	70.3%	29.7%
Deposits	68.0%	32.0%
Equity	70.7%	29.3%
Net interest income	69.8%	30.2%
Non-interest income	71.5%	28.5%
Non-interest expense	62.1%	37.9%
Earnings	87.3%	12.7%

    Applying the 0.827x exchange ratio to IFN's common stock and options and applying the 1.3x exchange ratio to the OSB and MSB minority shareholder's common stock and options results in Umpqua shareholders owning approximately 75.4% of the new entity. The relative contributions listed above show that this percentage is higher than the percentage contribution of Umpqua's assets, loans, deposits, equity, net interest income and noninterest income and lower than the percentage contribution of Umpqua's earnings.

  Comparison to Selected Transactions

    After completing its analysis of the appropriateness of the total merger consideration based on the relative contributions of the parties, D.A. Davidson reviewed comparable transactions to further validate its opinion. D.A. Davidson performed analyses of the total merger consideration in light of selected mergers of banking organizations in the western United States announced in 2000 and 2001 as of June 15, 2001, in the entire United States where the target had a return on average assets of 0.75% or below announced in 2000 and 2001 as of June 15, 2001, and in the western United States where the target had a return on average assets of 0.75% or below announced in 2000 and 2001 as of June 15, 2001. Generally, the comparable transactions reinforced D.A. Davidson's opinion that the total merger consideration was fair to Umpqua's shareholders. The information that D.A. Davidson reviewed included, but was not limited to the following:

  •
  Size of acquired company

  •
  Total transaction value, in the aggregate and on a per share basis

  •
  Resulting price-to-book ratios and price-to-earnings multiples

    D.A. Davidson's initial selection of a comparable group yielded 49 mergers of banks in the western U.S. announced in 2000 and 2001 as of June 15, 2001. D.A. Davidson excluded all transactions where financial information was unavailable or the transaction was a merger-of-equals.

    These 49 transactions, which were used in D.A. Davidson's analysis, are summarized in the data presented below.

    D.A. Davidson also looked at bank merger multiples for the entire U.S., and separately the western U.S., in which the target had a return on average assets of 0.75% or below. The group for the entire U.S. had 47 transactions and the western U.S. group had 12.

    All Recent Bank Acquisitions in the Western U.S.  There were 49 bank merger or acquisition transactions announced in 2000 and 2001 as of June 15, 2001. The median price to last twelve months earnings and the average price to book valuation multiples at announcement representing the aggregate merger consideration paid or to be paid in these transactions is shown below. Also, the implied purchase price for IFN using each of the multiples, is set forth below:

	Western U.S. Multiple	IFN LTM EPS & 3/30/01 Book Value Per Share	Implied Value Per Share*
Median price to LTM earnings	16.6x	$0.44	$7.30
Average price to book value	2.22x	$6.24	$13.85

*
this calculation ignores the impact of the minority shareholders on the overall consideration.

    U.S. Bank Acquisitions with ROAA of 0.75% or below.  There were 47 bank merger or acquisition transactions announced in the U.S. in 2000 and 2001 through June 15, 2001 where the target company had a return on average assets of 0.75% or below. The median price to last twelve months earnings and the average price to book valuation multiples at announcement representing the aggregate merger consideration paid or to be paid in these transactions is shown below. Also, the implied purchase price for IFN using each of the regional multiples, is set forth below:

	U.S. Multiple Below 0.75%	IFN LTM EPS & 3/30/01 Book Value Per Share	Implied Value Per Share*
Median price to LTM earnings	27.9x	$0.44	$12.28
Average price to book value	1.70x	$6.24	$10.61

*
this calculation ignores the impact of the Minority Shareholders on the overall consideration.

    Western U.S. Bank Acquisitions with ROAA of 0.75% or below.  For the 12 bank merger or acquisition transactions announced between January 1, 2000 and June 15, 2001 in the western U.S., the following table displays the median price to last twelve months earnings per share and average price to book value per share multiples for the merger consideration paid in these transactions. Also, the implied purchase price for IFN using each of the multiples, is set forth below:

	Western U.S. Multiple ROAA Below 0.75%	IFN LTM EPS & 3/30/01 Book Value Per Share	Implied Value Per Share*
Median price to LTM earnings	29.1x	$0.44	$12.80
Average price to book value	1.59x	$6.24	$9.92

*
this calculation ignores the impact of the Minority Shareholders on the overall consideration.

  Acquisition Consideration Analysis

    D.A. Davidson calculated the multiple which the acquisition consideration represents based on the per share consideration in the agreement of 0.827 shares of Umpqua common stock for each share of IFN common stock and the $11.95 closing price of Umpqua common stock as of June 19, 2001. The multiples were calculated based on IFN's March 31, 2001 book value per share of $6.24 and its last twelve month earnings per share of $0.44, for the twelve months ended March 31, 2001. The purchase price to book value was 1.59 times and the purchase price to last twelve months earnings per share was 22.5 times.

    At the merger consideration proposed to be paid by Umpqua to IFN shareholders, the transaction compares favorably for Umpqua shareholders with the various merger considerations paid in other comparable transactions in the western U.S.

	Comparable Group Low	Comparable Group Median	Comparable Group High	Umpqua/IFN Multiples
Price per LTM EPS	9.2x	16.6x	47.4x	22.5x
Price to book value	1.11x	2.13x	4.56x	1.58x

    Adding the consideration to be paid to the minority shareholders does not significantly change the results or conclusion in this section.

  Discounted Cash Flow Analysis

    To further test the value of the proposed acquisition consideration, D.A. Davidson compared the acquisition consideration price to the implied value of IFN using a discounted cash flow method of analysis. To use this method, D.A. Davidson estimated the expected future stream of cash flows that IFN could produce over the next five years, under various circumstances, assuming IFN performed in accordance with the earnings forecasts of IFN's management.

    The following table displays the range of forecast net income for IFN for the year ending December 31, 2001 and the year ending December 31, 2006 assuming annual growth rates of 8% and 12%.

	Forecast Net Income (in thousands)
	December 31, 2001	December 31, 2006
8% Growth	$2,564	$3,767
12% Growth	$2,564	$4,518

    D.A. Davidson then estimated a terminal value for IFN common stock at the end of the period by applying multiples ranging from 9.0 times to 12.0 times earnings projected in year five. The cash flow streams and terminal values were then discounted to present values using different discount rates (ranging from 13.0% to 16.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of IFN common stock.

    The following table shows for discount rates of 13% and 16%, growth rates of 8% and 12% and take-out multiples of 9 times and 12 times net income in 2006, the value today for each of the future cash streams.

Present Value of Forecast Net Income

	8% Annual Growth Take-Out Multiple		12% Annual Growth Take-Out Multiple
Discount Rate
	9 x	12 x	9 x	12 x
13%	$56,480	$67,095	$62,593	$74,649
16%	$51,182	$60,444	$56,571	$67,146

    Davidson selected the multiples and discount rates that were appropriately conservative in current market conditions to reflect IFN's likely results in the future. The range of growth rates reflects past historical performance and the range of discount rates reflects the risk associated with achieving any particular result.

    The discounted cash flow analysis indicated reference ranges of between $51.1 million and $74.6 million. These values compare to the aggregate acquisition consideration of $56.3 million, using Umpqua's closing price of $11.95 on June 19, 2001.

  Pro Forma Acquisition Analysis

    D.A. Davidson reviewed projections prepared by the management of Umpqua and IFN for year-end 2001 and 2002.

    While D.A. Davidson did not heavily weigh the following information for the purpose of reaching its opinion, or in analyzing the acquisition consideration, this information is provided to the board to illustrate the possible outcome of the proposed combined corporation.

    These projections assume that there will be no substantial shift in future economic, financial market, competitive and regulatory conditions, all of which are difficult or impossible to predict and largely beyond the control of both parties to this acquisition.

    Actual results achieved by the combined company following the merger may vary from this and other forecasts, and the variations may be material. Like all forward-looking statements, this analysis produces results that are inherently uncertain.

  Accretion/Dilution Analysis

    One important analytic method that D.A. Davidson considered in reaching its opinion is derived directly from the forecast of combined company performance following the merger completion. This review examines whether and by how much the proposed transaction is expected to be accretive to Umpqua stockholders in fiscal year 2002, the first year of the combined company's operations. The critical part of this analysis is the set of assumptions, which drive the earnings per share estimate.

    D.A. Davidson used forecasts from Umpqua and IFN managements for fiscal years 2001 and 2002, and estimates from Umpqua and IFN managements for adjustments that would result from the companies operating as a single entity in 2002, to calculate an estimate of Umpqua's earnings on its own in 2002 and an estimate of the earnings of the combined companies in 2002. In its analysis, D.A. Davidson assumed that the combined companies operating as a single entity could achieve up to $3.5 million of pre-tax savings in 2002. D.A. Davidson also applied the proposed accounting rules regarding the treatment of goodwill in its calculation of earnings per share for Umpqua and the combined company in 2002.

    This analysis showed that if Umpqua's earnings per share in 2002 are $1.02, then the range of the combined company's earnings per share in 2002 could be $1.02 to $1.09. D.A. Davidson concluded that Umpqua management's assertion that the proposed merger will be neutral to slightly accretive to Umpqua shareholders in 2002 is reasonable. D.A. Davidson notes that the analysis does not take into consideration any possible revenue growth coming from the wider variety of commercial products being offered to customers. It also does not anticipate any buyback of stock.

    D.A. Davidson's opinion is directed only to the question of whether the merger consideration is fair from a financial perspective and does not constitute a recommendation to any Umpqua shareholder to vote in favor of the merger.

    D.A. Davidson acts as a market maker in both Umpqua and IFN common stock. In the ordinary course of D.A. Davidson's business, D.A. Davidson and its affiliates may actively trade securities of Umpqua and IFN for their own and for the accounts of customers, and may, therefore, at any time hold a long or short position in such securities.

    Umpqua retained D.A. Davidson to deliver a fairness opinion in connection with the merger. Umpqua agreed to pay D.A. Davidson a total fee of 0.4% of the aggregate consideration paid by Umpqua, but not less than $200,000, plus expenses. Umpqua also agreed to indemnify D.A. Davidson and its officers and employees against certain liabilities in connection with its services under the engagement letter.

Opinion of IFN's Financial Advisor

    IFN retained Ragen MacKenzie Inc. on May 10, 2001, to provide financial advisory services regarding the proposed transaction with Umpqua.

    Ragen MacKenzie delivered its oral opinion to the IFN board on June 19, 2001, confirmed by a written opinion (the "IFN Opinion") dated as of June 19, 2001, that, as of that date, the merger, including the exchange ratio, was fair from a financial point of view to IFN shareholders. Ragen MacKenzie reconfirmed its opinion in writing as of November 6, 2001.

    The full text of the IFN Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix VI to this proxy statement with the firm's consent and is incorporated herein by reference. The IFN Opinion is directed only to the fairness to the IFN shareholders of the merger, including the exchange ratio, from a financial point of view and does not constitute a recommendation to any IFN stockholder as to how to vote on the merger. This description of the IFN Opinion is qualified in its entirety by reference to Appendix VI. IFN shareholders are urged to read the IFN Opinion in its entirety.

  About Ragen MacKenzie

    Ragen MacKenzie, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Ragen MacKenzie provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Umpqua or IFN for its own account and for the accounts of customers.

  Scope of Review

    In connection with the IFN Opinion, Ragen MacKenzie reviewed, among other things

  •
  the merger agreement;

  •
  a preliminary draft of this proxy statement;

  •
  Annual Reports to Shareholders and Annual Reports on Form 10-K of Umpqua and IFN for each of the 3 years ended December 31, 2000;

  •
  the offering circular dated April 1, 1998, as amended, relating to the public offering of Umpqua common stock;

  •
  interim reports to shareholders and Quarterly Reports on Form 10-Q of Umpqua and IFN;

  •
  other communications from Umpqua and IFN to their respective shareholders;

  •
  current operations, financial condition and expected future financial performance with the respective management teams of Umpqua and IFN; and

  •
  internal financial analyses and forecasts of Umpqua and IFN prepared by their respective managements, including forecasts of cost savings and revenue opportunities (the "synergies") expected to be achieved as a result of the merger.

    Ragen MacKenzie also held discussions with members of the senior management of Umpqua and IFN regarding the strategic rationale for, and the potential benefits of the merger. In addition, Ragen MacKenzie reviewed the reported price and trading activity for the Umpqua common stock and the IFN common stock, compared financial and stock market information for Umpqua and IFN with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and performed such other studies and analyses as it considered appropriate.

  Assumptions

    Ragen MacKenzie assumed and relied upon the accuracy and completeness of all the financial and other information that it reviewed in rendering the IFN Opinion. In that regard, Ragen MacKenzie assumed, with the IFN board's consent, that the financial forecasts (including, without limitation, the expected synergies and projected restructuring charges) had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Umpqua and IFN, and that such forecasts will be realized in the amounts and at the times contemplated thereby. Ragen MacKenzie is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the IFN board's consent, that such allowances for each of Umpqua and IFN are in the aggregate adequate to cover all such losses. In addition, Ragen MacKenzie did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Umpqua or IFN or any of their subsidiaries, and it had not been furnished with any such evaluation or appraisal. Ragen MacKenzie also assumed, with the Umpqua board's consent, that the merger will be accounted for as a pooling-of-interests and that obtaining any necessary regulatory approvals and third party consents for the merger or otherwise will not have a material adverse effect on Umpqua or IFN or the combined company. In addition, the IFN Opinion does not address the relative merits of the merger as compared to any alternative business transaction that might be available to IFN.

    The following is a brief summary of the material, financial analyses presented to the IFN Board on June 19, 2001 by Ragen MacKenzie.

  Summary of Proposal

    Ragen MacKenzie reviewed the financial terms of the proposed transaction in which IFN shareholders would receive 0.827 shares of Umpqua (or 0.800 shares of Umpqua if the 20 day average Umpqua closing price prior to closing is $13.00 or higher). Based on the closing price of Umpqua common stock on June 15, 2001 of $11.91 and an exchange ratio of 0.827 Umpqua common shares for each IFN common share, Ragen MacKenzie calculated an implied per share value of $9.85 for each IFN common share. The implied aggregate transaction value was approximately $57.667 million, based on 5,534,272 diluted shares of IFN common stock outstanding, which was determined using the treasury stock method at the implied value of $9.85, and included the consideration for the minority interests in McKenzie State Bank and Oregon State Bank. Based upon the implied transaction value per share and IFN's March 31, 2001 financial information, Ragen MacKenzie calculated the following ratios and premiums:

Implied value/Book value	1.63	x
Implied value/Tangible book value	1.71	x
Implied value/Actual 2000 EPS	26.79	x
Implied value/Last twelve months EPS	25.06	x
Core deposit premium	7.72%
One day premium	93.50%
Six day premium	99.31%

  Analysis

    Summary of Ragen MacKenzie Analysis (IFN)

Market-to-Market Implied Historical Exchange Ratio History Analysis	Historical Implied Exchange Ratio
Base Date June 7, 2001	0.4258
Last 20 Trading Days Average	0.3867
Last Year Average	0.4841
Last Two Years Average	0.5492
Public Market Comparison	IFN		Umpqua		Comparable Banks Harmonic Mean
Closing Price at June 15, 2001	$5.00		$11.91
Price/2001 Estimated Earnings	10.64	x	14.35	x	11.73	x
Price/2002 Estimated Earnings	8.77	x	12.41	x	10.08	x
Price/Book Value	0.77	x	2.11	x	1.58	x
ROAA (LTM ending 3/30/01)	0.67%		1.42%		1.23%
ROAE (LTM ending 3/30/01)	7.62%		14.19%		12.98%
Net Interest Margin (LTM ending 12/31/00)	4.82%		5.50%		5.71%
Efficiency Ratio (LTM ending 12/31/00)	82.77%		59.66%		57.35%
Core Deposit Premium (LTM ending 12/31/00)	-2.15%		12.99%		6.64%

Discounted Cash Flow and Terminal Value Analysis	Low	High
Discounted Present Value of IFN Shares	$5.61	$8.71
Discounted Present Value of Umpqua Shares	$9.45	$14.07
Implied IFN/Umpqua Exchange Ratio	0.594	0.619
	Percentage of Combined
Contribution Analysis
	IFN	Umpqua
Market Capitalization (6/15/01)	13.1%	86.9%
Shareholders' Equity	29.3%	70.7%
2001 Estimated Net Income	16.8%	83.2%
2002 Estimated Net Income	17.2%	82.8%
Total Assets (3/31/01)	32.8%	67.2%
Total Deposits (3/31/01)	32.0%	68.0%
Total Loans (3/31/01)	29.9%	70.1%
Comparable Transaction Analysis	Umpqua/IFN		Comparable Transactions Mean
Price/Book Value	1.63	x	1.50	x
Price/Tangible Book Value	1.71	x	1.77	x
Price/LTM Net Income	25.06	x	24.30	x
One Day Premium	93.50%		20.97%
Six Day Premium	99.31%		21.61%
Core Deposit Premium	7.72%		6.55%
Target Bank ROAA (LTM)	0.67%		0.63%
Target Bank ROAE (LTM)	7.62%		8.06%
Target Bank Efficiency Ratio (LTM)	82.82%		65.25%
Premiums Paid Analysis	Umpqua/IFN	Comparable Transactions Mean
One Day Premium	93.50%	27.57%
Six Day Premium	99.31%	25.26%

    Historical Market-for-Market Implied Exchange Ratio Analysis.  Ragen MacKenzie also analyzed the ratio of closing prices that existed between IFN and Umpqua common stock for certain selected periods during the past two years to illustrate the implied exchange ratio that existed between the companies' closing stock prices for each period and against which the Exchange Ratio of 0.827 (and 0.800 under certain conditions described herein) should be compared. The analysis illustrated that the historical implied exchange ratios were significantly lower than the Exchange Ratio. The results of Ragen MacKenzie's analysis are summarized in the following table:

Historical Implied Exchange Ratios
Base Date June 7, 2001	0.4258
Last 20 Trading Days Average	0.3867
Last Year Average	0.4841
Last Two Years Average	0.5492

    Public Market Comparison.  Ragen MacKenzie presented a public market comparison of IFN and Umpqua and a selected group of other publicly traded community banking organizations in Oregon and Washington (the "Northwest Banks") consisting of:

  •
  Cascade Bancorp

  •
  Centennial Bancorp

  •
  City Bank of Lynwood

  •
  Columbia Banking Systems

  •
  Columbia Bancorp

  •
  Frontier Financial Corp.

  •
  Independent Financial Network

  •
  Pacific Continental Corporation

  •
  Umpqua Holdings Corporation

  •
  Washington Banking Corp.

  •
  West Coast Bancorp

    This comparison was presented on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share ("EPS") ratios, historical price to stated book value and tangible book value ratios, and projected 2001 EPS. The Northwest Banks were selected for comparison purposes through a review of publicly traded banking institutions with similar geographic markets and operating characteristics. In general, financial data presented was as of the quarter ended March 31, 2001 and market data was as of June 15, 2001. Efficiency ratios, net interest margins, and core deposit premiums were presented as of December 31, 2000.

    Ragen MacKenzie compared ratios of price to estimated 2001 and 2002 EPS for IFN (based on management projections provided by IFN and Umpqua) with the harmonic mean of the ratios for the Northwest Companies for 2001 and 2002. The harmonic mean is calculated by taking the reciprocal of the arithmetic mean of the reciprocals of a finite set of numbers. Ragen MacKenzie believes this mean calculation handles extreme data points in a less subjective manner than excluding them. Additionally, Ragen MacKenzie presented a public market comparison of IFN, Umpqua and the Northwest Banks, on the basis of, among other things, return on average common equity ("ROACE"), return of average assets ("ROAA"), net interest margin, efficiency ratios, and core deposit premiums. The following table shows the comparisons.

	Price as a Multiple to			3/30/2001		12/31/2000
	Estimated 2001 EPS	Estimated 2002 EPS	Book Value 3/31/01	ROAE	ROAA	Net Interest Margin	Efficiency Ratio*	Core Deposit Premium
Umpqua	14.35	12.41	2.11	14.19%	1.42%	5.50%	59.66%	12.99%
IFN	10.64	8.77	0.77	7.62%	0.67%	4.82%	82.77%	(2.16)%
Northwest Banks Harmonic Mean	11.73	10.08	1.58	12.98%	1.23%	5.71%	57.35%	6.64%

*
Efficiency ratio for Umpqua is for Umpqua Bank.

    Discounted Cash Flow Analysis and Terminal Value Analysis—Umpqua.  Ragen MacKenzie estimated the present value of the after-tax cash flows that Umpqua could produce on a stand-alone basis using management's projections for the years 2001, 2002 and 2003, and Ragen MacKenzie's estimates for 2004 and 2005. After-tax cash flows that the company could produce on a stand-alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of price-to-earnings ("PE") multiples of 8-12 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Ragen MacKenzie calculated implied share values for Umpqua common stock ranging from $9.45 to $14.07.

	Umpqua Net Present Value per Share
Discount Rate
	8	9	10	11	12
10.0%	$10.72	$11.55	$12.39	$13.23	$14.07
11.0%	10.38	11.18	11.99	12.79	13.60
12.0%	10.05	10.83	11.60	12.37	13.15
13.0%	9.75	10.49	11.23	11.98	12.72
14.0%	9.45	10.17	10.88	11.59	12.31

    Discounted Cash Flow Analysis and Terminal Value Analysis—IFN.  Ragen MacKenzie estimated the present value of the after-tax cash flows that IFN could produce on a stand-alone basis using management's projections for the years 2001, 2002 and 2003, and Ragen MacKenzie's estimates for 2004 and 2005. After-tax cash flows that the company could produce on a stand-alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of PE multiples of 8-12 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Ragen MacKenzie calculated implied share values for IFN common stock ranging from $5.61 to $8.71.

	IFN Net Present Value per Share
Discount Rate
	8	9	10	11	12
10.0%	$6.39	$6.97	$7.55	$8.13	$8.71
11.0%	6.18	6.74	7.29	7.85	8.40
12.0%	5.98	6.51	7.05	7.58	8.12
13.0%	5.79	6.30	6.82	7.33	7.84
14.0%	5.61	6.10	6.60	7.09	7.58

    Ragen MacKenzie's methodology was developed to approximate free cash flow that would be available to shareholders while maintaining appropriate capital ratios. Ragen MacKenzie highlighted the ratio of the IFN Discounted Cash Flow range to the Umpqua range comparing the low and high ends of the range of IFN to the corresponding figures for Umpqua. This resulted in a range of implied exchange ratios of 0.594 to 0.619, which should be compared to the Exchange Ratio.

    Contribution Analysis.  Ragen MacKenzie analyzed certain historical and estimated financial information for IFN and Umpqua and the pro forma combined entity resulting from the merger. The following table shows the percentage contributions of each company to the indicated values to the combined company. On a proforma basis IFN, MSB and OSB shareholders would hold 24.75% and 24.18% of the post-merger shares outstanding at a 0.827 and 0.800 exchange rate, respectively.

	Percentage of Combined
	IFN	Umpqua
Market capitalization (6/15/01)	13.1%	86.9%
Shareholders' equity (3/31/01)	29.3%	70.7%
2001 estimated net income	16.8%	83.2%
2002 estimated net income	17.2%	82.8%
Total assets (3/31/01)	32.8%	67.2%
Total deposits (3/31/01)	32.0%	68.0%
Total loans (3/31/01)	29.9%	70.1%

    In presenting its contribution analysis to the IFN Board Ragen MacKenzie explained that the analysis had to be looked at in its totality and that it was not appropriate to look at any one measure in isolation. Ragen MacKenzie also explained that the percentage of the combined company being received by IFN and the Minority Shareholders was lower than their contribution to assets and shareholders' equity because of IFN's relatively low profitability. Ragen indicated that the valuation of banks showed a direct correlation between 1) Market Value as a multiple of Assets and Return on Average Assets ("ROAA"); and 2) Equity Value as a multiple of Shareholders' Equity and Return on Average Equity ("ROAE").

    Pro Forma Combined Financial Analysis.  Ragen MacKenzie analyzed the pro forma combined EPS to analyze the pro forma combined impact of the merger. This analysis was based on Umpqua and IFN management's projections of financial results as well as the estimated synergies achievable in the merger.

    Ragen MacKenzie concluded that based on an estimated $4.0 million in pre-tax cost savings the transaction would be accretive to Umpqua shareholders based on a range of current Umpqua 2001 EPS estimates ranging from $0.83 to $0.87.

    Comparable Transaction Analysis—Ragen MacKenzie also analyzed selected recent transactions ("Comparable Transactions") deemed relevant to the proposed transaction in which certain public companies acquired other companies. For this analysis, Ragen MacKenzie reviewed five transactions of target banks that had assets between $250 million and $500 million and had ROAA between 0.50% and 0.75%:

  •
  Chemical Financial Corp./Bank West Financial Corp.

  •
  Prosperity Bancshares Inc./Commercial Bancshares Inc.

  •
  Old Kent Financial Corp./Home Bancorp

  •
  State National Bancshares, Inc./Independent Bancshares Inc.

  •
  BancFirst Ohio Corp./Milton Federal Financial Corp.

    The following table presents the summary data for the Comparable Transactions:

	Equity Value as a Multiple of						Target Bank LTM Performance
	Book Value	Tangible Book Value	LTM Net Income	1 Day Premium	6 Day Premium	Core Deposit Premium	ROAA	ROAE	Efficiency Ratio
Comparable Transactions Mean	1.50	1.77	24.30	20.97%	21.61%	6.55%	0.63%	8.08%	65.25%
Umpqua/IFN	1.63	1.71	25.06	93.50%	99.31%	7.72%	0.67%	7.62%	82.82%

    Premiums Paid Analysis.  Ragen MacKenzie analyzed 25 bank transactions in the prior twelve months with deal values between $20 million and $100 million. The mean premiums paid over the target bank's stock price one and six days before the transaction was announced were 27.57% and 25.26%, respectively compared to 93.50% and 99.31% for the merger.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Ragen MacKenzie believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the IFN Opinion. In addition, Ragen MacKenzie considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Ragen MacKenzie's view of the actual value of IFN or a combination of Umpqua and IFN.

    In performing its analyses, Ragen MacKenzie made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Umpqua or IFN. The analyses performed by Ragen MacKenzie are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Ragen MacKenzie's analysis of the fairness of the exchange ratio to IFN shareholders from a financial point of view. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the IFN Opinion was one of many factors taken into consideration by the IFN Board in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the IFN Board's or IFN management's opinion with respect to the value of IFN or a combination of Umpqua and IFN, or of whether the IFN Board or IFN management would have been willing to agree to a different exchange ratio. IFN placed no limits on the scope of the analysis performed, or opinion expressed, by Ragen MacKenzie.

    IFN has agreed to pay Ragen MacKenzie a retainer of $90,000 in cash at the delivery of the IFN Opinion, an additional $100,000 on publication of this proxy statement, and $260,000 upon consummation of the mergers. In addition, IFN has agreed to indemnify and hold harmless Ragen MacKenzie and certain related parties, to the full extent lawful, from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, incurred in connection with its engagement. The indemnity also provides for contribution among parties.

Opinion of McKenzie State Bank's Financial Advisor

    McKenzie State Bank ("MSB") retained Ragen MacKenzie on June 8, 2001, to provide a Fairness Opinion regarding the proposed transaction with Umpqua.

    Ragen MacKenzie delivered its oral opinion to the MSB board on June 19, 2001, confirmed by a written opinion (the "MSB Opinion") dated as of June 19, 2001, that, as of that date, the merger, including the exchange ratio, was fair from a financial point of view to MSB shareholders. Ragen MacKenzie reconfirmed its opinion in writing as of November 6, 2001.

    The full text of the MSB Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix VII to this proxy statement with the firm's consent and is incorporated herein by reference. The MSB Opinion is directed only to the fairness to the MSB shareholders of the merger, including the exchange ratio, from a financial point of view, and does not constitute a recommendation to any MSB stockholder as to how to vote on the merger. This description of the MSB Opinion is qualified in its entirety by reference to Appendix VII. MSB shareholders are urged to read the MSB Opinion in its entirety.

  About Ragen MacKenzie

    Ragen MacKenzie, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Ragen MacKenzie provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Umpqua, IFN and MSB for its own account and for the accounts of customers.

  Scope of Review

    In connection with the MSB Opinion, Ragen MacKenzie reviewed, among other things

  •
  the merger agreement;

  •
  a preliminary draft of the Umpqua/IFN proxy statement;

  •
  Annual Reports to Shareholders and Annual Reports on Form 10-K of Umpqua and IFN for each of the 3 years ended December 31, 2000;

  •
  The year-end MSB audited financial statements for the years 1999 and 2000;

  •
  Interim financial reports for MSB through May 31, 2001 and interim reports to shareholders and Quarterly Reports on Form 10-Q of Umpqua and IFN;

  •
  other communications from Umpqua and IFN to their respective shareholders; and

  •
  current operations, financial condition and expected future financial performance with the respective management teams of Umpqua, IFN and MSB:

  •
  internal financial analyses and forecasts of Umpqua, IFN and MSB prepared by their respective managements, including forecasts of cost savings and revenue opportunities (the "synergies") expected to be achieved as a result of the merger.

    Ragen MacKenzie also held discussions with members of the senior management of Umpqua, IFN and MSB regarding the strategic rationale for, and the potential benefits of the merger. In addition, Ragen MacKenzie reviewed the reported price and trading activity for the Umpqua common stock, IFN common stock, and MSB common stock, compared financial and stock market information for Umpqua, IFN, and MSB with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and performed such other studies and analyses as it considered appropriate.

  Assumptions

    Ragen MacKenzie assumed and relied upon the accuracy and completeness of all the financial and other information that it reviewed in rendering the MSB Opinion. In that regard, Ragen MacKenzie assumed, with the MSB board's consent, that the financial forecasts had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Umpqua, IFN, and MSB and that such forecasts will be realized in the amounts and at the times contemplated thereby. Ragen MacKenzie is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the MSB board's consent, that such allowances for each of Umpqua, IFN and MSB are in the aggregate adequate to cover all such losses. In addition, Ragen MacKenzie did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Umpqua, IFN or any of their subsidiaries and MSB and it had not been furnished with any such evaluation or appraisal. Ragen MacKenzie also assumed, with the IFN board's consent, that the merger will be accounted for as a pooling-of-interests and that obtaining any necessary regulatory approvals and third party consents for the merger or otherwise will not have a material adverse effect on Umpqua, IFN, MSB or the combined company. In addition, the MSB Opinion does not address the relative merits of the merger as compared to any alternative business transaction that might be available to MSB.

    The following is a brief summary of the material, financial analyses presented to the MSB board on June 19, 2001 by Ragen MacKenzie.

  Summary of Proposal

    Ragen MacKenzie reviewed the financial terms of the proposed transaction in which shareholders of MSB other than IFN will receive 1.3 shares of Umpqua common stock for each MSB share. Based on the closing price of Umpqua common stock on June 15, 2001 of $11.91 and an exchange ratio of 1.3 Umpqua common shares for each MSB common share, Ragen MacKenzie calculated an implied per share value of $15.48 for each MSB common share. The implied aggregate transaction value was approximately $6.221 million, based on 401,771 diluted shares of MSB common stock outstanding, which was determined using the treasury stock method at the implied value of $15.48. Based upon the implied transaction value per share and MSB's March 31, 2001 financial information, Ragen MacKenzie calculated the following ratios:

Implied value/Book value	1.64	x
Implied value/Actual 2000 EPS	NM
Core deposit premium	14.77%

  Analysis

    Summary of Ragen MacKenzie Analysis (MSB)

Public Market Comparison	MSB(1)(2)	IFN		Umpqua		Comparable Banks Harmonic Mean

Closing Price at June 15, 2001		$5.00		$11.91
Price/2001 Estimated Earnings	NM	10.64	x	14.35	x	11.73	x
Price/2002 Estimated Earnings	NM	8.77	x	12.41	x	10.08	x
Price/Book Value	NM	0.77		2.11		1.58
ROAA (LTM ending 3/30/01)	0.54%	0.67%		1.42%		1.23%
ROAE (LTM ending 3/30/01)	3.22%	7.62%		14.19%		12.98%
Net interest Margin (LTM ending 12/31/00)	5.48%	4.82%		5.50%		5.71%
Efficiency Ratio (LTM ending 12/31/00	83.14%	82.77%		59.66%		57.35%
Core Deposit Premium (LTM ending 12/31/00)	14.77%	-2.16%		12.99%		6.64%

  (1)
  ROAA and ROAE for MSB is for the year ended 12/31/00

  (2)
  MSB not actively traded so trading multiples are not meaningful

Discounted Cash Flow and Terminal Value Analysis	Low	High

Discontinued Present Value of MSB Shares	$9.77	$14.46
Comparable Transaction Analysis	Umpqua/MSB		Comparable Transactions Mean

Price/Book Value	1.64	x	1.28	x
Price/LTM Net Income	NM		24.16	x
Core Deposit Premium	14.77%		4.77%
Target Bank ROAA (LTM)	0.55%		0.55%
Target Bank ROAE (LTM)	3.22%		5.52%
Target Bank Efficiency Ratio (LTM)	83.14%		90.41%

    Northwest Public Banks.  Ragen MacKenzie presented public market banks in Oregon and Washington (the "Northwest Banks") consisting of:

  •
  Cascade Bancorp

  •
  Centennial Bancorp

  •
  City Bank of Lynwood

  •
  Columbia Banking Systems

  •
  Columbia Bancorp

  •
  Frontier Financial Corp.

  •
  Independent Financial Network

  •
  Pacific Continental Corporation

  •
  Umpqua Holdings Corporation

  •
  Washington Banking Corp.

  •
  West Coast Bancorp

    This analysis was presented on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share ("EPS") ratios, historical price to stated book value and tangible book value ratios, and projected 2001 EPS. The Northwest Banks were selected for comparison purposes through a review of publicly traded banking institutions with similar geographic characteristics. In general, financial data presented was as of the quarter ended March 31, 2001 and market data was as of June 15, 2001. Efficiency ratios, net interest margins, and core deposit premiums were presented as of December 31, 2000.

    Ragen MacKenzie compared ratios of price to estimated 2001 and 2002 EPS for MSB (based on management projections provided by MSB, IFN and Umpqua) with the harmonic mean of the ratios for IFN, Umpqua and the Northwest Banks for 2001 and 2002. Additionally, Ragen MacKenzie presented a public market comparison of MSB, IFN, Umpqua and the Northwest Banks, on the basis of, among other things, return on average common equity ("ROACE"), return of average assets ("ROAA"), net interest margin, efficiency ratios, and core deposit premiums. The following table shows the comparisons.

	Price as a Multiple to			3/30/2001		12/31/2000
	Estimated 2001 EPS	Estimated 2002 EPS	Book Value 3/31/01	ROAE	ROAA	Net Interest Margin	Efficiency Ratio*	Core Deposit Premium
Umpqua	14.35	12.41	2.11	14.19%	1.42%	5.50%	59.66%	12.99%
IFN	10.64	8.77	0.77	7.62%	0.67%	4.82%	82.77%	(2.16)%
MSB**	45.53	30.96	1.64	3.22%	0.54%	5.48%	83.14%	14.77%
Northwest Banks	11.73	10.08	1.58	12.98%	1.23%	5.71%	57.35%	6.64%
Harmonic Mean

*
Efficiency ratio for Umpqua is for Umpqua Bank.

**
ROAA and ROAE for MSB is for the year ended 12/31/00

    Discounted Cash Flow Analysis and Terminal Value Analysis—MSB.  Ragen MacKenzie estimated the present value of the after-tax cash flows that MSB could produce on a stand-alone basis using IFN and MSB management's projections for the years 2001-2005. After-tax cash flows that the company could produce on a stand-alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of price-to-earnings ("PE") multiples of 8-12 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Ragen MacKenzie calculated implied share values for MSB common stock ranging from $9.77 to $14.46.

	MSB Net Present Value per Share
Discount Rate
	8	9	10	11	12
10.0%	$10.86	$11.76	$12.66	$13.56	$14.46
11.0%	$10.57	$11.43	$12.29	$13.16	$14.02
12.0%	$10.29	$11.12	$11.95	$12.78	$13.61
13.0%	$10.02	$10.82	$11.62	$12.41	$13.21
14.0%	$9.77	$10.54	$11.30	$12.07	$12.84

    Comparable Transaction Analysis—Ragen MacKenzie also analyzed selected recent transactions ("Comparable Transactions") deemed relevant to the proposed transaction in which certain public companies acquired comparable banks. For this analysis, Ragen MacKenzie reviewed twenty-seven transactions, within the last twelve months, of target banks in which the aggregate transaction value was $11 million or less. The following tables list the buyer and target banks and present the summary data for the Comparable Transactions along with the Umpqua/MSB data:

  •
  Robertson Holding Co., L.P./Cumberland Mountain Bancshares

  •
  NW Suburban Bancorp, Inc./Village Bank and Trust

  •
  Maedgen & White, Ltd./City National Bank

  •
  United Financial Holdings Inc./First Security Bank

  •
  Central Bancompany/Mid-America Bank

  •
  Spectrum Bancorp/Founders Trust National Bank

  •
  Peoples Bancorp Inc./Lower Salem Commerical Bank

  •
  Stanford Acquisition Corp./Metro Savings Bank, FSB

  •
  Britton & Koontz Capital Corp./Louisiana Bancshares, Inc.

  •
  Peoples State Bk of Newton, IL/First Natl Bkshrs, Newton, Inc.

  •
  Ctzns Union Bncp Shelbyville/Dupont State Bank

  •
  Central Banc, Inc./Marquette Bank Fulton

  •
  First National Bancshares, Inc./Rockwell Bancorp Inc.

  •
  PAB Bankshares Inc./Friendship Community Bank

  •
  Heartland Bancorp, Inc./Court Acceptance Company

  •
  Sooner Southwest Bkshs Inc./State National Bkshrs, Inc.

  •
  FNB Corp./SWVA Bancshares Inc.

  •
  Midwest Cmmty Bancshares, Inc./Egyptian State Bank

  •
  Private Investor/CGB&L Financial Group

  •
  Centennial First Financial/Palomar Community Bank

  •
  Private Investor—G.J. Budig/Foundation Bancorp Inc.

  •
  Southern Community Bancorp/Peninsula Bancorp Inc.

  •
  Northwest Financial Corp./Plymouth Bancorporation, Inc.

  •
  Sooner Southwest Bkshs Inc./First Natl Bncp., Heavener, OK

  •
  First Community Bcshs Inc./Citizens Southern Bank

  •
  First Mid-Illinois Bancshares/American Bk of IL in Highland

	Equity Value as a Multiple of				Target Bank LTM Performance
	Book Value	Tangible Book Value	LTM Net Income	Core Deposit Premium	ROAA	ROAE	Efficiency Ratio
Comparable Transactions Mean	1.28	1.36	24.16	4.77%	0.55%	5.52%	90.41%
Umpqua/MSB*	1.64	N/A	NM	14.77%	0.55%	3.22%	83.14%

*
MSB performance is year ended 12/31/00

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Ragen MacKenzie believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the MSB Opinion. In addition, Ragen MacKenzie considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Ragen MacKenzie's view of the actual value of MSB or a combination of Umpqua and MSB.

    In performing its analyses, Ragen MacKenzie made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Umpqua, IFN and MSB. The analyses performed by Ragen MacKenzie are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Ragen MacKenzie's analysis of the fairness of the exchange ratio to MSB shareholders from a financial point of view. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the MSB Opinion was one of many factors taken into consideration by the MSB board in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the MSB board's or MSB management's opinion with respect to the value of MSB or a combination of Umpqua and MSB, or of whether the MSB board or MSB management would have been willing to agree to a different exchange ratio. MSB placed no limits on the scope of the analysis performed, or opinion expressed, by Ragen MacKenzie.

    MSB has agreed to pay Ragen MacKenzie a fee of $15,000 for its financial advisory services in this transaction, including compensating them for the delivery of the MSB Opinion payable upon publication of this proxy statement.

Opinion of Oregon State Bank's Financial Advisor; Valuation of Oregon State Bank Shares

  Opinion of Ragen MacKenzie

    Oregon State Bank ("OSB") retained Ragen MacKenzie, Inc. on June 8, 2001, to provide a Fairness Opinion regarding the proposed transaction with Umpqua.

    Ragen MacKenzie delivered its oral opinion to the OSB board on June 26, 2001, confirmed by a written opinion (the "OSB Opinion") dated as of June 26, 2001, that, as of that date, the merger, including the exchange ratio, was fair from a financial point of view to OSB shareholders. Ragen MacKenzie reconfirmed its opinion in writing as of November 6, 2001.

    The full text of the OSB Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix VIII to this proxy statement with the firm's consent and is incorporated herein by reference. The OSB Opinion is directed only to the fairness to the OSB shareholders of the merger, including the exchange ratio, from a financial point of view and does not constitute a recommendation to any OSB stockholder as to how to vote on the merger. This description of the OSB Opinion is qualified in its entirety by reference to Appendix VIII. OSB shareholders are urged to read the OSB Opinion in its entirety.

  About Ragen MacKenzie

    Ragen MacKenzie, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Ragen MacKenzie provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Umpqua, IFN and OSB for its own account and for the accounts of customers.

  Scope of Review

    In connection with the OSB Opinion, Ragen MacKenzie reviewed, among other things

  •
  the merger agreement;

  •
  a preliminary draft of the Umpqua/IFN proxy statement;

  •
  Annual Reports to Shareholders and Annual Reports on Form 10-K of Umpqua and IFN for each of the 3 years ended December 31, 2000;

  •
  The year-end OSB audited financial statements for the years 1999 and 2000;

  •
  Interim financial reports for OSB through May 31, 2001 and interim reports to shareholders and Quarterly Reports on Form 10-Q of Umpqua and IFN;

  •
  other communications from Umpqua and IFN to their respective shareholders;

  •
  current operations, financial condition and expected future financial performance with the respective management teams of Umpqua and IFN and OSB; and

  •
  internal financial analyses and forecasts of Umpqua, IFN and OSB prepared by their respective managements, including forecasts of cost savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the mergers.

    Ragen MacKenzie also held discussions with members of the senior management of Umpqua, IFN and OSB regarding the strategic rationale for, and the potential benefits of the mergers. In addition, Ragen MacKenzie reviewed the reported price and trading activity for the Umpqua common stock, IFN common stock, and OSB common stock, compared financial and stock market information for Umpqua, IFN, and OSB with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and performed such other studies and analyses as it considered appropriate.

  Assumptions

    Ragen MacKenzie assumed and relied upon the accuracy and completeness of all the financial and other information that it reviewed in rendering the OSB Opinion. In that regard, Ragen MacKenzie assumed, with the OSB board's consent, that the financial forecasts had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Umpqua, IFN, and OSB and that such forecasts will be realized in the amounts and at the times contemplated thereby. Ragen MacKenzie is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the OSB board's consent, that such allowances for each of Umpqua, IFN and OSB are in the aggregate adequate to cover all such losses. In addition, Ragen MacKenzie did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Umpqua, IFN or any of their subsidiaries and OSB and it had not been furnished with any such evaluation or appraisal. Ragen MacKenzie also assumed, with the IFN board's consent, that the merger will be accounted for as a pooling-of-interests and that obtaining any necessary regulatory approvals and third party consents for the merger or otherwise will not have a material adverse effect on Umpqua, IFN, OSB or the combined company. In addition, the OSB Opinion does not address the relative merits of the merger as compared to any alternative business transaction that might be available to OSB.

    The following is a brief summary of the material, financial analyses presented to the OSB Board on June 26, 2001 by Ragen MacKenzie.

  Summary of Proposal

    Ragen MacKenzie reviewed the financial terms of the proposed transaction in which shareholders of OSB other than IFN will receive 1.3 shares of Umpqua for each OSB share. Based on the closing price of Umpqua common stock on June 15, 2001 of $11.91 and an exchange ratio of 1.3 Umpqua common shares for each OSB common share, Ragen MacKenzie calculated an implied per share value of $15.48 for each OSB common share. The implied aggregate transaction value was approximately $6.370 million, based on 411,155 diluted shares of OSB common stock outstanding, which was determined using the treasury stock method at the implied value of $15.48. Based upon the implied transaction value per share and OSB's March 31, 2001 financial information, Ragen MacKenzie calculated the following ratios:

Implied value/Book value	1.77
Implied value/Actual 2000 EPS	NM
Core deposit premium	18.86%

  Analysis

    Summary of Ragen MacKenzie Analysis (OSB)

Public Market Comparison	OSB(1)(2)	IFN		Umpqua		Comparable Banks Harmonic Mean
Closing Price at June 15, 2001		$5.00		$11.91
Price/2001 Estimated Earnings	NM	10.64	x	14.35	x	11.73	x
Price/2002 Estimated Earnings	NM	8.77	x	12.41	x	10.08	x
Price/Book Value	NM	0.77	x	2.11	x	1.58	x
ROAA (LTM ending 3/30/01)	NM	0.67%		1.42%		1.23%
ROAE (LTM ending 3/30/01)	NM	7.62%		14.19%		12.98%
Net Interest Margin (LTM ending 12/31/00)	4.74%	4.82%		5.50%		5.71%
Efficiency Ratio (LTM ending 12/31/00)	113.08%	82.77%		59.66%		57.35%
Core Deposit Premium (LTM ending 12/31/00)	18.86%	(2.16)%		12.99%		6.64%

(1)
ROAA and ROAE for OSB is for the year ended 12/31/00

(2)
OSB not actively traded so trading multiples are not meaningful

Discounted Cash Flow and Terminal Value Analysis	Low	High
Discounted Present Value of OSB Shares	$10.59	$15.42
Comparable Transaction Analysis	Umpqua/OSB	Comparable Transactions Mean
Price/Book Value	1.77	1.28	x
Price/LTM Net Income	NM	24.16	x
Core Deposit Premium	18.86%	4.77%
Target Bank ROAA (LTM)	NM	0.55%
Target Bank ROAE (LTM)	NM	5.52%
Target Bank Efficiency Ratio (LTM)	113.09%	90.41%

    Northwest Public Banks.  Ragen MacKenzie presented public market banks in Oregon and Washington (the "Northwest Banks") consisting of:

  •
  Cascade Bancorp

  •
  Centennial Bancorp

  •
  City Bank of Lynwood

  •
  Columbia Banking Systems

  •
  Columbia Bancorp

  •
  Frontier Financial Corp.

  •
  Independent Financial Network

  •
  Pacific Continental Corporation

  •
  Umpqua Holdings Corporation

  •
  Washington Banking Corp.

  •
  West Coast Bancorp

    This analysis was presented on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share ("EPS") ratios, historical price to stated book value and tangible book value ratios, and projected 2001 EPS. The Northwest Banks were selected for comparison purposes through a review of publicly traded banking institutions with similar geographic characteristics. In general, financial data presented was as of the quarter ended March 31, 2001 and market data was as of June 15, 2001. Efficiency ratios, net interest margins, and core deposit premiums were presented as of December 31, 2000.

	Price as a Multiple to			3/30/2001		12/31/2000
	Estimated 2001 EPS	Estimated 2002 EPS	Book Value 3/31/01	ROAE	ROAA	Net Interest Margin	Efficiency Ratio*	Core Deposit Premium
Umpqua	14.35	12.41	2.11	14.19%	1.42%	5.50%	59.66%	12.99%
IFN	10.64	8.77	0.77	7.62%	0.67%	4.82%	82.77%	(2.16)%
OSB**	NM	28.15	1.77	NM	NM	4.74%	113.09%	18.86%
Northwest Banks	11.73	10.08	1.58	12.98%	1.23%	5.71%	57.35%	6.64%
Harmonic Mean

*
Efficiency ratio for Umpqua is for Umpqua Bank.

**
ROAA and ROAE for OSB is for the year ended 12/31/00

    Ragen MacKenzie compared ratios of price to estimated 2001 and 2002 EPS for OSB (based on management projections provided by OSB, IFN and Umpqua) with the harmonic mean of the ratios for IFN, Umpqua and the Northwest Banks for 2001 and 2002. Additionally, Ragen MacKenzie presented a public market comparison of OSB, IFN, Umpqua and the Northwest Banks, on the basis of, among other things, return on average common equity ("ROACE"), return of average assets ("ROAA"), net interest margin, efficiency ratios, and core deposit premiums. The following table shows the comparisons.

    Discounted Cash Flow Analysis and Terminal Value Analysis—OSB.  Ragen MacKenzie estimated the present value of the after-tax cash flows that OSB could produce on a stand-alone basis using IFN and OSB management's projections for the years 2001-2005. After-tax cash flows that the company could produce on a stand-alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of PE multiples of 8-12 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Ragen MacKenzie calculated implied share values for OSB common stock ranging from $10.59 to $15.42.

	OSB Net Present Value per Share
Discount Rate
	8	9	10	11	12
10.0%	$11.79	$12.70	$13.61	$14.52	$15.42
11.0%	$11.47	$12.34	$13.21	$14.09	$14.96
12.0%	$11.16	$12.00	$12.84	$13.68	$14.51
13.0%	$10.87	$11.68	$12.48	$13.28	$14.09
14.0%	$10.59	$11.37	$12.14	$12.91	$13.69

    Comparable Transaction Analysis.  Ragen MacKenzie also analyzed selected recent transactions ("Comparable Transactions") deemed relevant to the proposed transaction in which certain public companies acquired comparable banks. For this analysis, Ragen MacKenzie reviewed twenty-seven transactions, within the last twelve months, of target banks in which the aggregate transaction value was

$11 million or less. The following tables list the buyer and target banks and present the summary data for the Comparable Transactions along with the Umpqua/OSB data:

  •
  Robertson Holding Co., L.P./Cumberland Mountain Bancshares

  •
  NW Suburban Bancorp, Inc./Village Bank and Trust

  •
  Maedgen & White, Ltd./City National Bank

  •
  United Financial Holdings Inc./First Security Bank

  •
  Central Bancompany/Mid-America Bank

  •
  Spectrum Bancorp/Founders Trust National Bank

  •
  Peoples Bancorp Inc./Lower Salem Commerical Bank

  •
  Stanford Acquisition Corp./Metro Savings Bank, FSB

  •
  Britton & Koontz Capital Corp./Louisiana Bancshares, Inc.

  •
  Peoples State Bk of Newton, IL/First Natl Bkshrs, Newton, Inc.

  •
  Ctzns Union Bncp Shelbyville/Dupont State Bank

  •
  Central Banc, Inc./Marquette Bank Fulton

  •
  First National Bancshares, Inc./Rockwell Bancorp Inc.

  •
  PAB Bankshares Inc./Friendship Community Bank

  •
  Heartland Bancorp, Inc./Court Acceptance Company

  •
  Sooner Southwest Bkshs Inc./State National Bkshrs, Inc.

  •
  FNB Corp./SWVA Bancshares Inc.

  •
  Midwest Cmmty Bancshares, Inc./Egyptian State Bank

  •
  Private Investor/CGB&L Financial Group

  •
  Centennial First Financial/Palomar Community Bank

  •
  Private Investor—G.J. Budig/Foundation Bancorp Inc.

  •
  Southern Community Bancorp/Peninsula Bancorp Inc.

  •
  Northwest Financial Corp./Plymouth Bancorporation, Inc.

  •
  Sooner Southwest Bkshs Inc./First Natl Bncp., Heavener, OK

  •
  First Community Bcshs Inc./Citizens Southern Bank

  •
  First Mid-Illinois Bancshares/American Bk of IL in Highland

	Equity Value as a Multiple of				Target Bank LTM Performance
	Book Value	Tangible Book Value	LTM Net Income	Core Deposit Premium	ROAA	ROAE	Efficiency Ratio
Comparable Transactions Mean	1.28	1.36	24.16	4.77%	0.55%	5.52%	90.41%
Umpqua/OSB*	1.77	N/A	NM	18.86%	NM	NM	113.09%

*
OSB performance is year ended 12/31/00

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Ragen MacKenzie believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the OSB Opinion. In addition, Ragen MacKenzie considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Ragen MacKenzie's view of the actual value of OSB or a combination of Umpqua and OSB.

    In performing its analyses, Ragen MacKenzie made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Umpqua, IFN and OSB. The analyses performed by Ragen MacKenzie are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Ragen MacKenzie's analysis of the fairness of the exchange ratio to OSB shareholders from a financial point of view. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the OSB Opinion was one of many factors taken into consideration by the OSB board in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the OSB board's or OSB management's opinion with respect to the value of OSB or a combination of Umpqua and OSB, or of whether the OSB board or OSB management would have been willing to agree to a different exchange ratio. OSB placed no limits on the scope of the analysis performed, or opinion expressed, by Ragen MacKenzie.

    OSB has agreed to pay Ragen MacKenzie a fee of $15,000 for its financial advisory services in this transaction, including compensating them for the delivery of the OSB Opinion payable upon publication of this proxy statement.

Business Valuation of OSB

    Before approval of the OSB merger and prior to the resignation of six of OSB's directors, the OSB board of directors retained Greg L. Mettler, P.C., to provide an opinion as to the fair market value of 100% of the equity of OSB as of May 31, 2001. Mr. Mettler is an attorney and certified public accountant who has experience in various types of business valuation. He is designated as Accredited in Business Valuation by the American Institute of Certified Public Accountants, an Accredited Senior Appraiser by the American Society of Appraisers and a Certified Valuation Analyst by the National Association of Certified Valuation. He was not retained to give an opinion as to the fairness of the terms of the OSB merger.

    Mr. Mettler's analysis included an assessment of:

  •
  OSB's operating history and the nature of its business;

  •
  The economic outlook in general and the condition and outlook of OSB's specific industry;

  •
  OSB's financial condition and book value;

  •
  Earnings capacity of OSB's business;

  •
  Dividends paid or dividend paying capacity;

  •
  Existence of intangible assets or goodwill; and

  •
  The following specific information relating to OSB:

  •
  Recent known sales of OSB stock;

  •
  Reported market prices of stock transactions of companies engaged in the same or similar lines of business having their stock actively traded in a free and open market; and

  •
  Documents related to the transaction, including OSB's corporate governance documents, a description of the transaction, the merger agreement and related documents; and

  •
  Financial data including OSB's audited financial statements as of and for the fiscal years ended December 31, 2000 and 1999, OSB's budget for 2001, its shareholder list and stock option ledger; its Uniform Bank Performance Report and selected information provided by OSB management relating to inter-company charges between OSB and IFN.

Mr. Mettler reviewed a number of valuation methodologies as summarized below:

  •
  Income Valuation Method — This method of valuation expresses value as the present value of an expected return, and relies on a direct relationship between the amount of income an asset will generate and its value. This method has two primary approaches: a discounted cash-flow analysis and a capitalization of earnings. The discounted cash-flow approach develops a multi-period forecast of some level of earnings, then applies a discount rate to arrive at a estimated value. This approach is most useful when thhe subject business is experiencing dramatic growth, such as a start-up cocmpany, or when future results of operations are expected to vary considerably from historic results. The capitalization of earnings approach develops a single-period forecast of some level of earnings, then applies a capitalization rate to that level of earnings. This approach is most useful when it is difficult to forecast operating results of future periods or when the business is well established and fairly stable in its operations.

  •
  Cost Method — The cost method expresses the value of a business in terms of the combined value of its tangible and intangible assets, including goodwill. Under this method, all assets are adjusted to estimated fair market value.

  •
  Market Valuation Method — This method analyzes prior transactions in the company's stock, market values of the stocks of comparable companies and consideration in similar merger or acquisition transactions. In looking at this methodology, Mr. Mettler concluded (1) that the four arms-length transactions in OSB stock since inception were not relevant; and 2) that, due to OSB's small size, publicly-traded banks were not comparable. Accordingly, Mettler's analysis focused on his analysis of 14 bank mergers completed between January 1, 2000 and May 31, 2001. He selected transactions in the Western U.S. involving acquired banks with less than $100 million in assets.

    Mr. Mettler elected not to use the income valuation methodology because of the lack of reported profits. He did not review management's five-year projections, which he considered sufficiently speculative as to be unreliable, given the maturity of the industry, the competition in the local market, and the uncertainty regarding interest rates. Accordingly Mr. Mettler did not conduct an earnings multiple or discounted cash flow analysis.

    Mr. Mettler, did however, make certain adjustments to the OSB Income Statement that might be made if it were operated completely independent from IFN. These adjustments were based on information provided by OSB management, without further investigation by Mr. Mettler, with respect to inter-company fees paid to IFN and its affiliates by OSB, without which OSB may have realized additional earnings of approximately $227,000 over the period from commencement of operations to May 31, 2001. Those fees included loan fees, professional fees, allocated costs of human resources, information technology and data processing services provided by IFN or its affiliates, and various other adjustments to OSB's budget made at the request of IFN. As a result of these adjustments to OSB's income statements as reported pursuant to banking regulations, Mr. Mettler adjusted upward OSB's reported shareholders' equity by approximately $227,000 for purposes of evaluating OSB under the cost method described above.

    The Mettler report noted that there had been four reported sales of OSB stock between February 9, 2000 and May 31, 2001 and that those sales fell in a range between $10 and $12 per share. The largest and most recent transaction was a sale of 10,000 shares on May 29, 2001 at a price of $11.50 per share, and the weighted average of all these transactions was $11.48 per share.

    Mettler reviewed 34 bank mergers thoughout western United States occuring between January 2000 and May 31, 2001. Of those transactions, he determined 14 to be comparable transactions. The price paid as a multiple of book value ranged from a low of 1.34 to a high of 2.76 times.

    Using the market valuation approach, Mettler applied six different book value multiples (average and median price/book for all transactions, average price/book for stock/cash transactions, average price/book for pooling transactions, average price/book in small population areas, and average price/book for banks with fewer than three branches) to both reported and adjusted book value for OSB. That analysis indicated a range of values for OSB as a whole between $7,269,000 to $8,317,000. He concluded with a business enterprise value of $7,500,000 or $17.38 per share on a fully-diluted basis. Mettler did not consider discounts for lack of marketability or minority interest in determining the fair market value of the company; he determined the per share value based only upon his determination of the total enterprise value divided by the number of shares outstanding. Mettler further stated that he would deem any transaction between 85% and 115% of this value ($14.77 and $19.99) to be fair.

    Mettler received a fee of $7,150 for his report, which fee was not conditioned on consumation of the merger. Mettler has no relationship or prior dealings with OSB or any of its affiliates.

THE MERGERS

    The following description of the mergers is not complete and is qualified in its entirety by reference to the agreements attached as Appendices I - IV. Shareholders are urged to read the agreements in their entirety.

General

    Umpqua, Umpqua Bank and IFN have entered into an Agreement and Plan of Reorganization, dated June 22, 2001 pursuant to which IFN would merge with Umpqua, and IFN's bank subsidiaries would merge with Umpqua Bank. The Agreement and Plan of Reorganization is generally referred to as the merger agreement. Each of the mergers contemplated by the merger agreement (the merger of the holding companies and the merger of each IFN subsidiary bank into Umpqua Bank) will be effected pursuant to a plan of merger, which for the holding company is filed with the Secretary of State and for the banks is filed with the Oregon Director of Consumer and Business Services.

    When the holding company merger becomes effective, IFN will merge with and into Umpqua, with Umpqua as the surviving corporation, and the separate corporate existence of IFN will cease. IFN shareholders will receive shares of Umpqua common stock in exchange for their IFN stock.

    Concurrently with the merger of IFN and Umpqua, Independent Financial Network Bank, Pacific State Bank, Family Security Bank, Lincoln Security Bank, McKenzie State Bank and Oregon State Bank will merge with and into Umpqua Bank. Umpqua Bank will be the surviving bank of each of the bank mergers.

    Each shareholder of MSB and OSB other than IFN will receive shares of Umpqua common stock in exchange for their stock in MSB and OSB.

Conversion of Common Stock; Effects on Umpqua Shareholders

    Conversion of IFN Common Stock.  At the effective date, each share of IFN common stock will be converted into the right to receive 0.827 shares of Umpqua common stock. The IFN exchange ratio will decrease to 0.80 if the weighted average closing price of Umpqua common stock is at least $13.00 for the twenty-trading-day period ending on and including the tenth calendar day prior to the effective date. The average closing price is weighted according to the reported number of shares traded each day and rounded to the nearest penny. If the weighted average closing price for the five-business-day period commencing on the tenth calendar day preceding the effective date is less than $7.00, the IFN board of directors will have the option (but not the obligation) to terminate the merger agreement.

    Conversion of MSB Common Stock.  At the effective date of the bank mergers, each share of MSB common stock will be converted into the right to receive 1.3 shares of Umpqua common stock. The MSB conversion ratio is not subject to adjustment or the minimum price condition.

    Conversion of OSB Common Stock.  At the effective date of the bank mergers, each share of OSB common stock will be converted into the right to receive 1.3 shares of Umpqua common stock. The OSB conversion ratio is not subject to adjustment or the minimum price condition.

    Effect of the Mergers on Umpqua Shareholders.  At the effective date of the holding company merger, each share of Umpqua common stock will continue as one share of the combined company. Umpqua will continue as the sole shareholder of Umpqua Bank.

    Share Ownership at Effective Date.  After the mergers, former Umpqua shareholders will hold approximately 75.37% of the shares, former IFN shareholders will hold approximately 23.31% of shares of the combined company, former MSB shareholders (other than IFN) will hold approximately 0.48%, and former OSB shareholders (other than IFN) will hold approximately 0.84%.

    Cash for Fractional Shares.  No fractional shares of Umpqua common stock will be issued in the mergers. Each IFN, MSB and OSB shareholder who otherwise would be entitled to a fraction of a share of Umpqua common stock will be paid the cash value of the fractional share, based on the closing market price on the effective date of the holding company merger.

Exchange of Stock Certificates

    Manner of Exchange.  Umpqua has selected ChaseMellon Shareholder Services as exchange agent to effect the exchange of certificates representing shares of IFN, MSB and OSB common stock in connection with the mergers. Promptly after the effective date, the exchange agent will mail to each IFN, MSB and OSB shareholder a notice that the merger has been completed. The notice will be accompanied by a certificate transmittal form with instructions as to the procedure for surrendering certificates in exchange for Umpqua stock certificates.

    IFN, MSB and OSB shareholders should not send their stock certificates to the Exchange Agent until they have received a certificate transmittal form. Do not return your certificates with the enclosed proxy.

    Rights of Holders of Stock Certificates Prior to Surrender.  From the effective date, until you surrender your stock certificates, you will not be paid dividends or other distributions declared or payable to holders of record of Umpqua common stock as of any time subsequent to the effective date. You will, however, have other rights as an Umpqua shareholder, including the right to vote on any matter submitted to the shareholders for their approval.

    Certificates for Umpqua Common Stock.  All shares of Umpqua common stock issued and outstanding at the effective date will remain issued and outstanding and no action is required of any Umpqua shareholder (other than voting on the mergers) to conclude the mergers.

    Lost Certificates.  In the event that any certificates representing IFN, MSB or OSB common stock have been lost, stolen, or destroyed, the shareholder must submit an affidavit of that fact and, if required, post a reasonable bond as indemnity against any claim that may be made against Umpqua with respect to that certificate.

Treatment of Outstanding Stock Options

    IFN.  As of October 29, 2001, there were options outstanding under various employee stock option plans of IFN (the "IFN Option Plans") to purchase 285,653 shares of IFN common stock at prices ranging from $3.87 to $10.90 per share.

    On the effective date, Umpqua will assume IFN's obligations with respect to each outstanding IFN option, whether or not then exercisable, by issuing a replacement option under Umpqua's 2000 Stock Option Plan. Thereafter, (a) each option may be exercised only for Umpqua common stock, (b) each option will become an option to purchase on the same vesting and termination schedule the number of shares of Umpqua common stock equal to the IFN exchange ratio multiplied by the number of shares of IFN common stock subject to such option and, (c) the exercise price per share of the Umpqua common stock will be an amount computed by dividing the exercise price per share of IFN common stock by the IFN exchange ratio. No fractional shares will be issued upon exercise of IFN options or replacement options under Umpqua's 2000 option plan. Optionees will receive cash in lieu of fractional shares at the then current market value.

    Under the Umpqua 2000 Stock Option Plan, options may be granted to any employee who, in the judgment of the Compensation Committee of the board of directors, has performed or will perform services of importance to Umpqua in the management, operation and development of its business or of one or more of its subsidiaries. The committee, in its sole discretion, determines when and to which employees options are granted under the plan. Generally, options have been granted only to senior management of Umpqua and its subsidiaries.

    OSB.  As of June 30, 2001, there were options outstanding under the OSB Stock Option Plan to purchase 31,500 shares of OSB common stock at $10.00 per share.

    On the effective date, Umpqua will assume OSB's obligations with respect to each outstanding OSB option, whether or not then exercisable, by issuing a replacement option under Umpqua's 2000 Stock Option Plan. Thereafter, (a) each option may be exercised only for Umpqua common stock, (b) each option will become an option to purchase on the same vesting and termination schedule a number of shares of Umpqua common stock equal to 1.3 (the OSB exchange ratio) multiplied by the number of shares of OSB common stock subject to such option and, (c) the exercise price per share of the Umpqua common stock will be an amount computed by dividing the exercise price per share of OSB common stock by 1.3. No fractional shares will be issued upon exercise of OSB options or replacement options under Umpqua's 2000 Stock Option Plan. Optionees will receive cash in lieu of fractional shares at the then current market value.

    MSB.  As of June 30, 2001, there were no outstanding options to purchase shares of MSB common stock.

    Umpqua.  All previously outstanding Umpqua stock options will remain outstanding and are unaffected by the mergers.

Resulting Boards of Directors of Umpqua and Umpqua Bank

    The merger agreement provides that two current IFN directors will be appointed to serve as directors of the combined company commencing on the effective date of the holding company merger. These individuals will also serve as directors of the combined bank. The Umpqua board of directors currently consists of 11 directors; the number of directors will be increased to 13 to accommodate these appointments. The director whose term expires with the 2004 annual meeting will be entitled to be nominated for reelection at the discretion of Umpqua's nominating committee in accordance with the then applicable nominating procedures. The director whose term expires in 2002 will not stand for reelection.

    The Umpqua board of directors is a classified board of directors with the directors serving staggered three-year terms. The IFN directors will be assigned to one of the three classes, such that one IFN director will be appointed to serve a term expiring at the next annual meeting of Umpqua shareholders, and one IFN director to serve a term expiring at the 2004 annual meeting of Umpqua shareholders.

    If a director resigns or otherwise ceases to serve as a director following the effective date and before the next annual meeting of the combined company, the Umpqua board will fill any vacancy in accordance with Umpqua's bylaws, and as required by the governing provisions of Oregon law, based on nominations by affirmative votes of a majority of the directors. If an IFN director who, before the effective date, becomes unable to serve as an Umpqua director, the replacement director will be selected from the remaining IFN directors.

    The following information is provided for all current Umpqua and IFN directors.

  Current Umpqua Directors

    Raymond P. Davis, age 52, serves as Director, President and Chief Executive Officer of Umpqua, and as Director of Umpqua Bank. Mr. Davis served as President and Chief Executive Officer of Umpqua Bank from June, 1994, until the merger with VRB Bancorp in October, 2000. Prior to joining

Umpqua Bank in 1994, he was President of US Banking Alliance in Atlanta, Georgia, a bank consulting firm. He has over 25 years experience in banking and banking related industries.

    Ronald O. Doan, age 57, has served as a Director since 1995. Mr. Doan currently is the Operations Officer for Cow Creek Government Offices. Previously, Mr. Doan served as the General Business Director of Pacific Power and Light Co., an electric utility company, for Mid and Southern Oregon and Northern California. Mr. Doan has over 31 years of management, sales and human resources experience. Mr. Doan has served as President of the Douglas County Industrial Development Board and the Roseburg Area Chamber of Commerce.

    Allyn C. Ford, age 60, serves as Chairman of the board of directors and has served as a Director since 1971. Mr. Ford is President and General Manager of Roseburg Forest Products, a company located in Roseburg, Oregon, that is a fully integrated wood products manufacturer. Mr. Ford has over 30 years of management experience with Roseburg Forest Products.

    David B. Frohnmayer, age 61, has served as a Director since 1996. Mr. Frohnmayer is the President of the University of Oregon in Eugene, and has served in that capacity since 1994. He is the former Dean of the University of Oregon School of Law and former State of Oregon Attorney General.

    Lynn K. Herbert, age 49, has served as a Director since 1993. Mr. Herbert is Manager of Herbert Lumber Company in Riddle, Oregon, and has served in that capacity since 1988. Mr. Herbert has over 20 years of management experience with Herbert Lumber Company. Mr. Herbert is the son of Milton Herbert, a significant shareholder and one of the founders of Umpqua Bank.

    Scott Chambers, age 41, has served as a Director since 1999. Mr. Chambers is President of Chambers Communication Corp. of Eugene, Oregon, a telecommunications company that owns and operates cable television systems, network broadcast television stations, a film and video production company, and an interest in a computer animation company. Mr. Chambers serves on the Executive Board for CableLabs and is a board member of the National Cable Television Association.

    James D. Coleman, age 63, has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000. Mr. Coleman served as Chairman of the board of directors of VRB Bancorp. Mr. Coleman was previously a director of Medford State Bank, which VRB acquired in 1987. He is President and owner of Crater Lake Motors, a Ford and Mercedes automobile dealership in Medford, Oregon.

    John O. Dunkin, age 63, has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000. Mr. Dunkin served as Vice Chairman of the board of directors of VRB Bancorp. Mr. Dunkin is Chief Executive Officer of Grants Pass Moulding, Rogue Valley Sash & Door, and Pacific Lumber, all located in Grants Pass, Oregon.

    Michael Donovan, age 50, has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000, and previously served on the VRB Bancorp board. Mr. Donovan is president of the Chateaulin Restaurant & Wine Shoppe in Ashland, Oregon.

    Larry L. Parducci, age 57 has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000, and previously served on the VRB Bancorp board. Mr. Parducci is the owner/operator of Director Holiday RV Park in Phoenix, Oregon. Mr. Parducci also serves as mayor for the city of Phoenix.

    William A. Haden, age 53, has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000, and is President and CEO of Umpqua Bank. Mr. Haden previously served on the VRB Bancorp board and as President and CEO for VRB Bancorp and for Valley of the Rogue Bank. He joined Valley of the Rogue Bank in July 1993 and served as Senior Vice President until 1996. Prior to joining Valley of the Rogue Bank, Mr. Haden served as President of Family Bank of Commerce, from 1985 until its merger into Valley of the Rogue Bank in 1993.

  Current IFN Directors

    Charles D. Brummel, age 62, currently serves as Chairman of the IFN board of directors, and serves as Director and Chief Executive Officer of IFN and IFN Bank. He was a director of the Oregon Bankers Association from 1977 to 1989 and served as its president in 1986/1987. He also serves on the board of directors for BancInsure, Inc., an industry captive insurance company. He also served as a director of the American Bankers Association from 1986 to 1989 and currently serves as a member of the board of directors of each of IFN's subsidiary banks. Mr. Brummel is also President of the Western Independent Bankers Association.

    William A. Lansing, age 55, is President of Menasha Corporation Forest Products Group, in North Bend, Oregon, where he has been employed since 1970. Mr. Lansing sits on the board of several state-wide (Oregon and Washington) timber related associations and has been recognized for his efforts in community and state affairs by both local and regional organizations.

    Kenneth C. Messerle, age 61, sold his share in the family business of Messerle & Sons, Inc., a cattle and timber corporation, in Coos County. In 1996, he was elected to the Oregon State Legislature for District 48, and re-elected in 1998. In 2000, he was elected to the Oregon State Senate. Mr. Messerle also serves on the board of directors of Lincoln Security Bank.

    Ronald C. LaFranchi, age 49, is the owner of Ron's Oil Co., a chain of independently owned, name brand retail gasoline stations he started in 1976. He presently operates several stations located throughout Oregon, as well as a propane gas division, which serves predominately retail customers.

    Glenn A. Thomas, age 60, is the owner of Thomas & Son Beverage, Inc., and its subsidiaries, Thomas & Son Trucking and Thomas & Son Transportation Systems, in Coos Bay, Oregon. He has been the Oregon Director for the Rocky Mountain Wholesalers Association, a director and officer of Oregon Beer & Wine Distributors Association, and a director of National Beer Wholesalers.

    Gary L. Waggoner, age 60, has been a director of Pacific State Bank since 1987, and joined IFN's board of directors in 1999. He currently serves as Chairman of the board of directors of Pacific State Bank, and is a rancher and timberland manager.

    Robert L. Fullhart, age 70, has been a director of Pacific State Bank since 1989, and joined IFN's board of directors in 1997 as a result of the acquisition of Pacific State Bank. He is the former owner of Fullhart Insurance Agency, which has five offices in Oregon.

  Executive Officers of Umpqua and Umpqua Bank

    In addition to Mr. Davis, President and Chief Executive Officer of Umpqua, and Mr. Haden, President and Chief Executive Officer of Umpqua Bank, whose backgrounds are identified above, the following are the other executive officers of Umpqua and Umpqua Bank.

    Daniel A. Sullivan, age 50, serves as Executive Vice President and Chief Financial Officer of Umpqua. He has served as Senior Vice President and Chief Financial Officer of Umpqua Bank since 1997. Prior to that time, Mr. Sullivan served as Vice President of Finance for Instromedix of Hillsboro, Oregon (1997) and has also worked as Senior Vice President and Controller for US Bancorp in Portland, Oregon from 1983 to 1996.

    Steven A. May, age 48, serves as Executive Vice President/Retail Banking of Umpqua Bank, a position he has held since December, 2000. Prior to that time, Mr. May served as Senior Vice President of Umpqua Bank from June, 1994 and as Vice President and District Manager of the US Bank of Oregon from 1988 to 1994, as the administrator of a group of four retail branches.

    Brad Copeland, age 53, serves as Executive Vice President of Umpqua Bank, a position he has held since the Umpqua / VRB merger in October, 2000. Mr. Copeland served as Executive Vice President and Credit Administrator of VRB and its subsidiary Valley of the Rogue Bank from January 1998 until the merger and as Senior Vice President and Credit Administrator from July 1997 through January 1998. Prior to joining Valley of the Rogue Bank Mr. Copeland served as Senior Vice President and Senior Credit Officer for Bank of America Alaska (1987 to 1996).

Employment Matters

    Umpqua will enter into employment agreements, effective as of the effective date, with certain executive senior officers of IFN. See "The Mergers—Interests of Certain Persons in the Merger."

    Umpqua has agreed to provide IFN employees with compensation and benefits packages and employment terms no less favorable than those made available to Umpqua and Umpqua Bank employees of similar tenure and responsibilities. For purposes of participation in Umpqua bonus plans, profit sharing plans and arrangements, or similar benefits, IFN employees will receive credit for their prior service with IFN and will be entitled to participate in bonus compensation plans and awards following the effective date. In addition, IFN employees will receive benefits under bonus plans and profit sharing accrued during the portion of 2001 that elapsed prior to the merger.

Conduct of Business Pending the Mergers

    Umpqua and IFN have agreed that, prior to the effective date, except with the consent of the other party, each will:

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  continue to conduct its business only in the ordinary course,

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  use all reasonable efforts to preserve its present business organizations,

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  retain its current management, and

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  preserve the goodwill of all persons with whom it has business dealings.

    Umpqua and IFN have agreed that, without the consent of the other party, neither party will engage in transactions affecting its capitalization, assets or obligations, including declaring dividends, stock splits or other recapitalizations, or disposing of assets.

    Umpqua is specifically permitted to pay its regular quarterly dividends of $0.04 per share with record dates in the third and fourth quarters of 2001.

No Solicitations

    The merger agreement provides that neither IFN nor its board of directors or agents may initiate contact with any person or entity in an effort to solicit a merger, acquisition proposal or similar transaction with another party. Further, IFN may not provide non-public information to any other person in connection with a possible alternative transaction except to the extent specifically authorized by its board of directors in good faith and in the exercise its fiduciary duties based upon advice of its legal counsel. IFN must notify Umpqua if it receives any alternative acquisition proposal.

Conditions to the Mergers

    The mergers are subject to certain conditions set forth in the merger agreements. In the event the mergers have not been completed by March 31, 2002, the merger agreements may be terminated by either party.

    The holding company merger can only occur if:

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  IFN's and Umpqua's shareholders approve the merger at their respective special shareholders' meetings;

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  The FDIC and the Oregon Division of Finance and Corporate Securities approve the merger of the subsidiary banks;

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  Umpqua receives an order of registration from the Oregon Division of Finance and Corporate Securities covering the shares of Umpqua stock to be issued in the merger; and

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  Umpqua receives a waiver of jurisdiction from the Federal Reserve Board under the Bank Holding Company Act of 1956.

    The MSB merger can only occur if:

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  MSB's shareholders approve the merger at the MSB special shareholders' meeting;

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  The FDIC and the Oregon Division of Finance and Corporate Securities approve the merger of MSB and Umpqua Bank; and

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  Umpqua receives an order of registration from the Oregon Division of Finance and Corporate Securities covering the shares of Umpqua stock to be issued in the merger.

    The OSB merger can only occur if:

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  OSB's shareholders approve the merger at the OSB special shareholders' meeting;

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  The FDIC and the Oregon Division of Finance and Corporate Securities approve the merger of OSB and Umpqua Bank;

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  Umpqua receives an order of registration from the Oregon Division of Finance and Corporate Securities covering the shares of Umpqua stock to be issued in the merger.

    Umpqua has filed applications or waiver requests with all regulatory agencies and expects to receive the necessary approvals in due course.

    Certain other conditions must be satisfied or waived, and other events must occur before the parties will be obligated to complete the mergers. Each party's respective obligations are conditioned on satisfaction by the other party of its obligations under the merger agreement and the above-mentioned conditions. Specifically, these obligations and conditions include:

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  The representations and warranties given by each party are true in all material respects as of the effective date of the merger, and each party has complied with its covenants in the merger agreement;

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  Umpqua and IFN have received a letter from their respective audit firms that the holding company merger is properly accounted for as a pooling-of-interests;

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  There has been no material adverse change in the business or financial condition of either party;

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  The parties have provided one another with opinions of experts with respect to certain tax treatment and legal matters, accounting and fairness; and

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  There are no actions or proceedings commenced or threatened against any party to restrain, prohibit or invalidate the merger.

Waiver of Conditions; Amendment or Termination of the Merger Agreement

    Waiver.  The merger agreement provides that IFN or Umpqua may waive any condition precedent to its own obligations under the merger agreement, including any default in performance of any obligation of the other party, and may waive the time for compliance or fulfillment of any obligation of the other party, provided that such a waiver is permitted by law.

    Amendment.  The merger agreement may be amended at any time prior to the effective date upon approval of each party's board of directors, except that amendments that increase the amount or modify the form of consideration to be received by the IFN, MSB or OSB shareholders must be approved by Umpqua shareholders and amendments that decrease the amount or modify the form of consideration to be received by the IFN, MSB or OSB shareholders must be approved by the shareholders affected by the decrease.

    Any amendments that impact the amount or form of consideration to be paid or received must also be approved by the Director of the Oregon Division of Finance and Corporate Securities, which may involve the rescheduling of the fairness hearing or an additional fairness hearing depending on the timing of any amendment.

    Termination.  The merger agreement may be terminated, and the mergers abandoned, at any time prior to the effective date:

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  By the mutual consent of both IFN and Umpqua for any reason;

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  By either IFN or Umpqua any time after March 31, 2002, if the holding company merger has not been consummated by that date through no fault of the terminating party;

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  By either IFN or Umpqua in the event of a material breach by the other party of its representations, warranties, covenants, or agreements contained in the merger agreement;

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  By IFN or Umpqua upon advice of their respective legal counsel that the fiduciary duties of the directors of such company require that the company do so (a "Fiduciary Out");

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  By IFN if at any time during the five-business-day period commencing on the tenth calendar day preceding the anticipated effective date the weighted average closing price of Umpqua common stock is less than $7.00 per share.

    Effect of Termination.  If the merger agreement is terminated as a result the failure of a party's shareholders to approve the holding company merger, the non-terminating party's material misrepresentation, or the exercise of a Fiduciary Out by the terminating party, then the terminating party must pay the reasonable expenses incurred by the other party in connection with negotiating and performing its obligations under the merger agreement. IFN's reimbursable expenses cannot exceed $500,000. IFN must pay Umpqua's reasonable expenses if IFN terminates due to Umpqua's weighted average sales price dropping below $7.00 per share during the five-business-day period commencing on the tenth calendar day preceding the effective date.

    In addition, if IFN terminates the merger agreement, and IFN enters into an alternative acquisition transaction (as defined) prior to December 31, 2002 and (i) the alternative acquisition transaction had been proposed prior to the date of the special shareholders' meeting or (ii) at the time of the shareholder meeting IFN or its directors had materially failed to comply with their covenants under the merger agreement, IFN must pay a $2,000,000 termination fee to Umpqua. If Umpqua exercises its option under the stock option agreement, it would waive the right to receive the additional cash payment (see "The Mergers—Umpqua Stock Option Agreement").

Effective Date of the Mergers

    Holding Company Merger.  The holding company merger will become effective when Umpqua files the articles of merger with the Oregon Secretary of State. Umpqua will file the articles of merger as promptly as practical on or after the date upon which all the conditions to the mergers are satisfied or duly waived or at such time and date as IFN and Umpqua agree. The parties currently anticipate that the mergers will be completed prior to year-end 2001.

    Bank Mergers.  The merger of each IFN subsidiary bank, including OSB and MSB, with Umpqua Bank will become effective on the date set forth on the certificate of merger issued by the Director of the Oregon Department of Consumer and Business Services for each respective bank merger.

    The parties anticipate the bank mergers will become effective one day after the holding company merger.

Interests of Certain Persons in the Merger

    General.  Certain members of management, and certain directors of IFN, MSB, OSB and Umpqua, may be deemed to have interests in the merger in addition to their interests as shareholders. Each board of directors was aware of these interests and considered them, among other matters, in approving the mergers.

    Continuation of Certain Persons as Directors and Executive Officers.  The merger agreement provides that two current IFN directors will serve after the effective date as directors of Umpqua and Umpqua Bank. Those individuals are identified above under "The Mergers—Resulting Boards of Directors of Umpqua and Umpqua Bank." Also, as noted elsewhere, certain executive officers of IFN are expected to continue following the effective date, some with new titles and responsibilities and at different compensation levels.

    IFN Executive Employment Agreements.  On the recommendation of Umpqua management, and with the approval of the respective boards of directors of Umpqua and IFN, Umpqua has entered into executive employment agreements with two IFN executives: Charles Brummel, who will become Executive Vice President of Umpqua and Ron Farnsworth, who will become a Senior Vice President. The employment agreements are conditioned upon completion of the merger and will become effective as of the effective date.

    Mr. Brummel's employment agreement provides that he will be employed for a nine-month term following the effective date. Mr. Farnsworth's agreement provides for a twelve-month term. Mr. Brummel will receive a base salary of $210,000 and Mr. Farnsworth will receive a base salary of $90,000. In addition, Mr. Brummel and Mr. Farnsworth will each have an opportunity to earn up to 20% of their base salary each year as a cash bonus pursuant to an incentive compensation plan to be developed and approved by the Umpqua board of directors. The employment agreements also provide for other perquisites consistent with those afforded to Umpqua's other senior executives and relocation expenses for those required to move. Mr. Brummel's employment agreement provides for a 30-month noncompete period following termination.

    Control Payment.  Pursuant to Mr. Brummel's current contract, he is entitled to a payment equal to his current annual salary in the event of a change of control. Completion of the holding company merger would be a change of control, and Mr. Brummel will be entitled to receive payment on or immediately after the effective date. Mr. Brummel has agreed to defer that payment until the end of his nine-month employment term. Mr. Farnsworth is also entitled to such a payment and has agreed to receive it after nine months of employment with Umpqua. Jeffrey Davis, president of Pacific State Bank, Antoinette Poole, chief operating officer of IFN, Marcia Carr, vice president and operations administrator of IFN, and Marcia Hart, senior vice president and director of human resources of IFN, are also entitled to payment equal to 12 months' base salary. Mr. Davis, Ms. Poole, Ms. Carr and Ms. Hart will receive their payments after the effective date.

Commitments of Directors

    Each IFN and Umpqua director has agreed to use his best efforts to complete the holding company merger, and to recommend (subject to their fiduciary duties) approval of the merger by their respective shareholders. Further, except with the consent of Umpqua, each IFN director has agreed that for two years following service on the board of directors of Umpqua or IFN, he will not be associated in any way with any financial institution with branches competitive with Umpqua in Coos, Curry or Lincoln counties, Oregon. Each of the Umpqua and IFN directors also has agreed to vote all of his shares for the merger.

Federal Income Tax Consequences

    The mergers are intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code for federal income tax purposes. A condition of the mergers is a receipt by the parties of an opinion from Foster Pepper & Shefelman LLP, counsel to Umpqua, that each of the mergers will constitute a tax-free reorganization for federal and Oregon income tax purposes. That opinion will not bind the Internal Revenue Service or preclude the Internal Revenue Service from adopting a contrary position. The opinion will be based upon certain facts and assumptions, and on specific representations and assurances made by Umpqua and IFN, MSB and OSB.

    The federal income tax discussion set forth below may not apply to particular categories of Umpqua, IFN, MSB or OSB shareholders subject to special treatment under the federal income tax laws, such as foreign holders, and shareholders whose stock was acquired as compensation. In addition, there may be relevant state, local or other tax consequences, none of which are addressed. Shareholders are urged to consult their tax advisors to determine the specific personal tax consequences of the merger, including the applicability and effect of foreign, state, local and other tax laws.

    The Foster Pepper & Shefelman LLP opinion will state that the transactions contemplated by the merger agreements will be reorganizations within the meaning of Section 368(a) of the Code; that the parties to the agreements and to the plans of merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; that no taxable gain or loss will be recognized by the shareholders of IFN, MSB, or OSB, as the case may be; that the basis in the Umpqua common stock to be received by those shareholders will be the same as the basis in their IFN, MSB, or OSB common stock; and that, provided the IFN, MSB or OSB stock exchanged was held by a IFN, MSB or OSB shareholder as a capital asset on the effective date, the holding period of the Umpqua common stock to be received will include the holding period of the IFN, MSB or OSB common stock held prior to the effective date.

Accounting Treatment

    It is anticipated that the holding company merger will be accounted for as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, recorded assets and liabilities of Umpqua and IFN are carried forward at their previously recorded amounts; income of the combined company will include income of Umpqua and IFN for the entire year in which the merger occurs; and the reported income of the separate companies for prior periods will be combined. No recognition or amortization of goodwill arising from the merger is required of any party to the merger. Under the merger agreement, it is a condition to the obligations of the respective parties to consummate the merger that they shall have received a letter from their respective audit firms that the merger will qualify for pooling-of-interests accounting treatment.

    The unaudited pro forma combined financial information contained in this Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the holding company merger. See "Historical And Unaudited Pro Forma Combined Financial Statements."

    It is anticipated that the acquisition of the minority interest of MSB and OSB in those mergers will be treated as purchases for accounting and financial reporting purposes. Under this method of accounting, the reported results of Umpqua will include the results of MSB and OSB from and after the closing date of the mergers. The assets, including intangible assets, and liabilities of MSB and OSB will be recorded at their fair market value as of the closing date of the merger. The excess of the purchase consideration over the fair values of the assets and liabilities of OSB and MSB will be recorded as goodwill, which may be charged off against earnings in the future if the goodwill is subsequently determined to be impaired in accordance with applicable accounting rules. The goodwill will be tested for impairment on at least an annual basis.

Dissenters' Rights

    Umpqua and IFN.  Under Oregon law, Umpqua and IFN shareholders do not have the right to dissent from the holding company merger and obtain payment for the appraised value of their shares.

    MSB.  Under Oregon law, MSB shareholders may dissent from the MSB merger and receive the fair value of their shares in cash if they follow the procedures set forth in the applicable statutes (ORS § 711.175 et seq.), a copy of which is included as Appendix X.

    OSB.  Under Oregon law, OSB shareholders may dissent from the OSB merger and receive the fair value of their shares in cash if they follow the procedures set forth in the applicable statutes (ORS § 711.175 et seq.), a copy of which is included as Appendix X.

  Rights of Dissenting Shareholders of MSB and OSB

    MSB and OSB shareholders may dissent from the MSB and OSB merger respectively. Dissenting shareholders are entitled to receive the fair value of their shares in cash in lieu of the consideration otherwise issuable to them pursuant to the relevant plan of merger under statutory procedures set forth in the Oregon Bank Act, Oregon Revised Statutes 711.175 to 711.185. The fair value under the statute may be more than, less than, or equal to that received by non-dissenting shareholders.

    To perfect dissenters' rights, a dissenting shareholder must (i) either give notice, prior to or at the special meeting of shareholders, of his or her intent to demand payment for his or her shares, or vote against the proposed merger, and (ii) deliver a written demand for payment to MSB or OSB, as the case may be, within 30 days following the shareholder vote on the merger together with the certificate or certificates representing all of the shareholder's shares, properly endorsed.

    A shareholder who returns an executed but unmarked proxy, or abstains either by not returning a proxy or by marking "Abstain" on the proxy, will be deemed to have not voted against the merger and will therefore not be entitled to exercise dissenters' rights unless proper written notice is given prior to the shareholder vote on the merger.

    Within 30 days after the effective date, Umpqua will give notice of the merger to properly dissenting shareholders who have delivered demands for payment, and make a written offer to pay an amount equal to Umpqua's estimate of the fair value of each such dissenting shareholder's shares, plus any applicable accrued interest from the effective date of the merger. If a dissenting shareholder accepts the offer within 30 days, Umpqua will pay that amount and the dissenting shareholder will have no further rights with respect to those shares.

    If, however, a dissenting shareholder does not accept the offer within 30 days, or if no offer is made, the fair value of the shares held by such dissenting shareholder will be determined by an appraisal process. The Director of the Oregon Department of Consumer and Business Services selects a qualified appraiser whose determination may be appealed in limited circumstances. The Director also assesses the reasonable costs and expenses of the appraisal. So long as the appraised value falls within ± 15% of the amount offered to the dissenting MSB or OSB shareholders, one-half the costs of appraisal will be borne by Umpqua and the other one-half will be borne pro rata by the dissenting shareholders. If the appraised value is more than 15% below that offered to the dissenters, the dissenters will bear the entire cost of the appraisal pro rata. If the appraised value exceeds the amount offered by more than 15%, Umpqua will bear the entire cost of the appraisal.

    A shareholder may not dissent as to less than all of the shares registered in the shareholder's name, except a shareholder holding as a fiduciary shares registered in his or her name for the benefit of more than one beneficiary may dissent as to less than all of the shares registered in his or her name, provided that any dissent made as to a particular beneficiary is as to all of the shares the fiduciary holds for that beneficiary.

    Receipt of cash by dissenting shareholders for their shares will be treated, for federal income tax purposes, as a redemption of shares under Section 302 of the Internal Revenue Code, and may be a taxable transaction. Any shareholder contemplating a demand for payment pursuant to statutory dissenters' rights is urged to consult with a competent tax advisor.

    EACH OF THE STATUTORILY PRESCRIBED STEPS MUST BE TAKEN AS SPECIFIED OR DISSENTERS' RIGHTS WILL BE LOST. FAILURE TO CONFORM EXPRESSLY TO ALL CONDITIONS WILL RESULT IN LOSS OF RIGHTS.

    The discussion of dissenters' rights in this proxy statement is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by the statutory provisions. A copy of the statute is attached as Appendix X. Shareholders are urged to read this discussion and the statute carefully. Failure to comply with the statutory provisions will result in the loss of dissenters' rights.

Resales of Stock by Affiliates

    The Umpqua common stock to be issued in the mergers will be freely transferable by IFN, MSB and OSB shareholders, however, IFN, MSB and OSB affiliates (controlling persons), such as all directors, executive officers and holders of more than 10% of IFN's, MSB's, or OSB's outstanding stock immediately prior to the mergers, may not sell their Umpqua shares received in the mergers except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to the provisions of Rules 144 and 145 under the Securities Act, unless in the opinion of counsel reasonably satisfactory to Umpqua, those shares may be sold pursuant to an exemption from registration. Stock certificates issued to those persons will bear a legend to this effect.

    In addition, to permit the holding company merger to be accounted for as a pooling-of-interests, IFN affiliates may not sell any of their IFN shares for a period beginning 30 days prior to and continuing through the effective date until after Umpqua publishes financial results covering at least 30 days of combined operations. Certificates issued in the merger to IFN affiliates will bear legends reflecting this restriction.

Expenses

    The merger agreement provides, in general, that each party will pay its own expenses in connection with the merger, including fees and expenses of its financial and other consultants, accountants, and counsel except under certain termination events. Upon completion of the mergers, other expenses, including severance payments, will be paid by Umpqua or Umpqua Bank.

    IFN is obligated to pay all of Umpqua's expenses incurred in connection with the merger if any of the following occur:

  •
  either party terminates due to IFN shareholders failing to approve the merger by March 31, 2002

  •
  Umpqua terminates due to IFN's material misrepresentation or breach that remains uncured after 30 days notice from Umpqua

  •
  IFN terminates on the advice of Davis Wright Tremaine LLP that fiduciary duties so require

  •
  IFN terminates during the five business day period commencing 10 days prior to the effective date if Umpqua's weighted average sales price is less than $7.00

    Umpqua is obligated to pay up to $500,000 of IFN's expenses incurred in connection with the merger if any of the following occur:

  •
  either party terminates due to Umpqua shareholders failing to approve the merger by March 31, 2002

  •
  IFN terminates due to Umpqua's material misrepresentation or breach that remains uncured after 30 days notice from IFN

  •
  Umpqua terminates on the advice of Foster Pepper & Shefelman LLP that fiduciary duties so require

Stock Option Agreement

    At the time the merger agreement was signed, IFN executed and delivered a stock option agreement, pursuant to which IFN granted to Umpqua an option to purchase up to 19.9% of the outstanding shares of IFN common stock under specified conditions. The parties entered into the stock option agreement to increase the likelihood that the merger will be consummated by making it more difficult and more expensive for another party to control or acquire IFN.

    The stock option agreement gives Umpqua the right to purchase up to 1,346,109 shares of IFN common stock at a price of $9.00 per share in cash. The option shares would represent approximately 19.9% of the IFN common stock issued and outstanding after exercise of the stock option.

    The number of shares and option price under the stock option agreement would be proportionately adjusted in the event of any stock dividends, split-ups, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares, or the like, relating to IFN.

    Umpqua could exercise the option in whole or in part, subject to regulatory approval and certain notice requirements if:

  •
  IFN enters into an agreement, or its board recommends to shareholders an agreement that would result in the acquisition of 50% or more of IFN's assets or securities if, following the transaction, IFN's shareholders would own less than 50% of the capital stock of the surviving entity;

  •
  any person who does not currently own 10% of IFN acquires beneficial ownership of more than 10% of the voting securities of IFN (25% if "control" is not presumed); or

  •
  with certain exceptions, IFN's board fails to recommend or withdraws its recommendation of the merger, or the shareholders of IFN fail to approve the merger after a person announces publicly or communicates in writing an alternative acquisition transaction (as defined) or communicates an intention to acquire 25% or more of the voting shares of IFN or substantially change the composition of its board of directors.

    Umpqua cannot exercise the stock option if it has elected to receive the $2,000,000 termination fee provided for in the merger agreement.

Historical and Unaudited Pro Forma Combined Financial Statements

    The following unaudited pro forma combined financial statements give effect to the merger of Umpqua and IFN on a pooling-of-interests basis and the acquisition of the minority interests in MSB and OSB on a purchase accounting basis. The unaudited pro forma combined balance sheet assumes the merger took place on June 30, 2001. The unaudited pro forma combined statements of income assume the IFN merger was consummated as of the beginning of the first period presented and assume the acquisition of the minority interests in MSB and OSB took place on January 1, 2000.

    These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of Umpqua and IFN and the related notes thereto included in this proxy statement.

    The unaudited pro forma statements of income are not necessarily indicative of operating results which would have been achieved had the merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

Unaudited Pro Forma Combined Balance Sheet
as of June 30, 2001
(dollars in thousands)

	Umpqua Holdings Corporation	IFN(1)	Purchase Accounting Adjustments	Merger Costs	Pro Forma Combined
Cash and balances due from banks	$44,052	$12,501			$56,553
Fed funds sold and interest bearing deposits	68,784	3,580			72,364
Investment securities held to maturity	16,373	—			16,373
Investment securities available for sale	67,848	102,451			170,299
Trading account assets	4,478	—			4,478
Loans receivable	590,667	261,416	$91		852,174
Less: Allowance for loan losses	(7,656)	(2,811)			(10,467)
Federal Reserve Bank stock, at cost	—	767			767
Federal Home Loan Bank, at cost	4,680	2,496			7,176
Premises and equipment, net	20,241	14,808		$(764)	34,285
Goodwill and other intangibles	10,964	5,775	774		17,513
Other assets	6,132	3,258			9,390

Total assets	$826,563	$404,241	$865	$(764)	$1,230,905

Demand, non interest-bearing	$176,687	$62,049			$238,736
Demand, interest-bearing	282,570	122,835			405,405
Time deposits	253,936	150,098			404,034

Total deposits	713,193	334,982			1,048,175
Borrowed funds	21,581	29,298			50,879
Other liabilities	7,976	3,982	$122	$2,802	14,882

Total liabilities	742,750	368,262	122	2,802	1,113,936
Minority interest in subsidiary equity	—	1,565	(1,565)		—
Stock and surplus	44,915	31,506	2,356		78,777
Retained earnings (deficit)	38,510	1,493		(3,566)	36,437
Unearned compensation			(48)		(48)
Accumulated other comprehensive income, net	388	1,415			1,803

Total equity net	83,813	34,414	2,308	(3,566)	116,969

Total liabilities & equity	$826,563	$404,241	$865	$(764)	$1,230,905

(1)
MSB and OSB amounts are included in IFN by virtue of consolidated presentation of IFN.

Unaudited Pro Forma Combined Statement of Operations
for the Six Months Ended June 30, 2001
(dollars in thousands except per share amounts)

	Umpqua Holdings Corporation	IFN(1)	Adjustments	Pro Forma Combined
Interest and fee income on loans and leases	$24,847	$11,191	$(16)	$36,022
Interest on taxable investment securities	3,310	2,990		6,300
Interest on tax exempt investment securities	971	462		1,433

Total interest income	29,128	14,643	(16)	43,755
Interest on demand and savings deposits	3,376	1,693		5,069
Interest on time deposits	7,147	4,192		11,339
Interest on borrowed funds	476	723		1,199

Total interest expense	10,999	6,608		17,607
Provision for loan losses	680	142		822

Net interest income	17,449	7,893	(16)	25,326
Non interest income:
Service fees	2,977	854		3,831
Brokerage commissions and fees	3,963	—		3,963
Sold real estate loan fees	359	1,843		2,202
Loan servicing fees	—	212		212
Gain on sale of investment securities	—	177		177
Other	657	634		1,291

Total non interest income	7,956	3,720	—	11,676
Non interest expense:
Salaries and benefits	8,567	5,996	7	14,570
ESOP compensation expense	—	—		—
Occupancy and equipment expense	2,322	1,652		3,974
Intangible amortization	482	53	25	560
Communications	821	611		1,432
Marketing	664	204		868
Professional services	1,051	636		1,687
Intercompany service contract expense	—	—		—
Supplies	536	311		847
Merger expenses	969	—		969
Other	1,536	838		2,374

Total non interest expense	16,948	10,301	32	27,281
Income before income tax and minority interest	8,457	1,312	(48)	9,721
Provision (benefit) for income tax	3,317	312	(13)	3,616

Income (loss) before minority interest	5,140	1,000	(35)	6,105
Loss to minority interest	—	1	(1)	—

Net income (loss)	$5,140	$1,001	$(36)	$6,105

Earnings (loss) per common share:
Basic as reported	$0.36	$0.18	$(0.00)	$0.32
Diluted as reported	$0.35	$0.18	$(0.00)	$0.32

(1)
MSB and OSB amounts are included in IFN by virtue of consolidated presentation of IFN.

Unaudited Pro Forma Combined Statement of Operations
for the Six Months Ended June 30, 2000
(dollars in thousands except per share amounts)

	Umpqua Holdings Corporation	IFN(1)	Adjustments	Pro Forma Combined
Interest and fee income on loans	$21,191	$9,432	$(11)	$30,612
Interest on taxable investment securities	3,853	2,615		6,468
Interest on tax exempt investment securities	989	356		1,345

Total interest income	26,033	12,403	(11)	38,425
Interest on demand and savings deposits	3,556	1,667		5,223
Interest on time deposits	4,330	3,065		7,395
Interest on borrowed funds	1,028	479		1,507

Total interest expense	8,914	5,211	—	14,125
Provision for loan losses	1,035	264		1,299

Net interest income	16,084	6,928	(11)	23,001
Non interest income:
Service fees	2,386	738		3,124
Brokerage commissions and fees	2,740	—		2,740
Sold real estate loan fees	272	851		1,123
Loan servicing fees		181		181
Gain (loss) on sale of investment securities	—	—		—
Other	425	575		1,000

Total non interest income	5,823	2,345	—	8,168
Non interest expense:
Salaries and benefits	8,109	4,568	7	12,684
ESOP compensation expense	—	—		—
Occupancy and equipment expense	2,012	1,464		3,476
Intangible amortization	437	11	25	473
Communications	636	499		1,135
Marketing	458	200		658
Professional services	1,045	604		1,649
Intercompany service contract expense	—	—		—
Supplies	397	264		661
Merger expenses	—			—
Other	798	523		1,321

Total non interest expense	13,892	8,133	32	22,057
Income (loss) before income tax and minority interest	8,015	1,140	(43)	9,112
Provision for income tax	2,938	325	(13)	3,250

Income (loss) before minority interest	5,077	815	(30)	5,862
Income to minority interest	—	(28)	28	—

Net income (loss)	$5,077	$787	$(2)	$5,862

Earnings per common share:
Basic as reported	$0.36	$0.15	$(0.00)	$0.31
Diluted as reported	$0.35	$0.15	$(0.00)	$0.30

(1)
MSB and OSB amounts are included in IFN by virtue of consolidated presentation of IFN.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2000
(dollars in thousands except per share amounts)

	Umpqua Holdings Corporation	IFN(1)	Adjustments	Pro Forma Combined
Interest and fee income on loans	$44,742	$20,368	$(22)	$65,088
Interest on taxable investment securities	8,345	5,871		14,216
Interest on tax exempt investment securities	1,987	755		2,742

Total interest income	55,074	26,994	(22)	82,046
Interest on demand and savings deposits	7,043	3,604		10,647
Interest on time deposits	11,116	6,833		17,949
Interest on borrowed funds	1,585	1,181		2,766

Total interest expense	19,744	11,618	—	31,362
Provision for loan losses	1,643	293		1,936

Net interest income	33,687	15,083	(22)	48,748
Non interest income:
Service fees	4,976	1,471		6,447
Brokerage commissions and fees	6,458	—		6,458
Sold real estate loan fees	477	1,785		2,262
Loan servicing fees		369		369
Gain (loss) on sale of investment securities		4		4
Other	929	1,133		2,062

Total non interest income	12,840	4,762	—	17,602
Non interest expense:
Salaries and benefits	17,075	9,388	14	26,477
ESOP compensation expense	—	—		—
Occupancy and equipment expense	4,234	2,955		7,189
Intangible amortization	910	22	50	982
Communications	1,268	1,140		2,408
Marketing	1,005	393		1,398
Professional services	2,288	1,241		3,529
Intercompany service contract expense	—	—		—
Supplies	777	539		1,316
Merger expenses	1,972			1,972
Other	2,006	989		2,995

Total non interest expense	31,535	16,667	64	48,266
Income (loss) before tax and minority interest	14,992	3,178	(86)	18,084
Provision (benefit) for income tax	6,121	816	(26)	6,911

Income (loss) before minority interest	8,871	2,362	(60)	11,173
Income to minority interest	—	(126)	126	—

Net income (loss)	$8,871	$2,236	$66	$11,173

Earnings (loss) per common share:
Basic as reported	$0.62	$0.41	$0.00	$0.59
Diluted as reported	$0.61	$0.41	$0.00	$0.58

(1)
MSB and OSB amounts are included in IFN by virtue of consolidated presentation of IFN.

Unaudited Pro Forma Combined Statement of Operations
for the Year Ended December 31, 1999
(dollars in thousands except per share amounts)

	Umpqua Holdings Corporation	IFN(1)	Pro Forma Combined
Interest and fee income on loans	$36,529	$15,530	$52,059
Interest on taxable investment securities	8,995	4,638	13,633
Interest on tax exempt investment securities	1,840	737	2,577

Total interest income	47,364	20,905	68,269
Interest on demand and savings deposits	6,998	2,798	9,796
Interest on time deposits	6,492	4,775	11,267
Interest on borrowed funds	1,379	516	1,895

Total interest expense	14,869	8,089	22,958
Provision for loan losses	1,392	470	1,862

Net interest income	31,103	12,346	43,449
Non interest income:
Service fees	4,308	1,303	5,611
Brokerage commissions and fees	830	—	830
Sold real estate loan fees	364	2,124	2,488
Loan servicing fees	—	332	332
Gain (loss) on sale of investment securities	—	186	186
Other	848	1,256	2,104

Total non interest income	6,350	5,201	11,551
Non interest expense:
Salaries and benefits	12,221	8,345	20,566
ESOP compensation expense	—	—	—
Occupancy and equipment expense	3,316	2,398	5,714
Intangible amortization	763	22	785
Communications	1,166	1,049	2,215
Marketing	1,158	380	1,538
Professional services	1,918	628	2,546
Intercompany service contract expense	—	—	—
Supplies	698	587	1,285
Merger expenses	—		—
Other	887	1,315	2,202

Total non interest expense	22,127	14,724	36,851
Income before tax and minority interest	15,326	2,823	18,149
Provision for income tax	5,564	869	6,433

Income before minority interest	9,762	1,954	11,716
(Income) loss to minority interest	—	60	60

Net income (loss)	$9,762	$2,014	$11,776

Earnings per common share:
Basic as reported	0.67	$0.37	$0.61
Diluted as reported	0.66	$0.37	$0.60

(1)
MSB and OSB amounts are included in IFN by virtue of consolidated presentation of IFN.

Unaudited Pro Forma Combined Statement of Operations
for the Year Ended December 31, 1998
(dollars in thousands except per share amounts)

	Umpqua Holdings Corporation	IFN(1)	Pro Forma Combined
Interest and fee income on loans	$34,693	$13,728	$48,421
Interest on taxable investment securities	8,621	5,431	14,052
Interest on tax exempt investment securities	1,372	836	2,208

Total interest income	44,686	19,995	64,681
Interest on demand and savings deposits	6,941	2,318	9,259
Interest on time deposits	7,195	4,677	11,872
Interest on borrowed funds	829	1,440	2,269

Total interest expense	14,965	8,435	23,400
Provision for loan losses	1,025	1,107	2,132

Net interest income	28,696	10,453	39,149
Non interest income:
Service fees	3,592	1,213	4,805
Brokerage commissions and fees	523	—	523
Sold real estate loan fees	562	2,670	3,232
Loan servicing fees	—	263	263
Gain (loss) on sale of investment securities	—	22	22
Other	876	800	1,676

Total non interest income	5,553	4,968	10,521
Non interest expense:
Salaries and benefits	10,821	7,353	18,174
ESOP compensation expense	—	3,499	3,499
Occupancy and equipment expense	2,769	1,930	4,699
Intangible amortization	776	22	798
Communications	961	873	1,834
Marketing	929	308	1,237
Professional services	1,665	1,143	2,808
Intercompany service contract expense	—	—	—
Supplies	747	409	1,156
Merger expenses	—		—
Other	1,196	1,443	2,639

Total non interest expense	19,864	16,980	36,844
Income (loss) before tax and minority interest	14,385	(1,559)	12,826
Provision (benefit) for income tax	5,348	25	5,373

Income (loss) before minority interest	9,037	(1,584)	7,453
(Income) loss to minority interest	—	35	35

Net income (loss)	$9,037	$(1,549)	$7,488

Earnings (loss) per common share:
Basic as reported	0.63	$(0.28)	$0.39
Diluted as reported	0.62	$(0.28)	$0.39

(1)
MSB and OSB amounts are included in IFN by virtue of consolidated presentation of IFN.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    Note A. Basis of Presentation.  The unaudited pro forma financial information has been prepared under the pooling-of-interests method of accounting and is based on the historical financial statements of Umpqua and IFN. The acquisition by Umpqua of the minority interests of MSB and OSB will be accounted for using the purchase accounting method. Certain amounts in the historical financial statements of IFN have been reclassified to conform to Umpqua's historical financial presentation. The pro forma adjustments represent management's best estimate based on available information at this time.

    Note B. Merger and Integration Costs.  In connection with the mergers, the combined company expects to incur pre-tax merger related costs of $5.0 million ($3.566 million, after tax), $2.0 million of which is expected to occur at closing with the remaining $3.0 million to be incurred within the following twelve months. The estimated costs are expected to include $2.0 million in severance and continuance payments, $1.3 million in professional fees (primarily legal costs, investment banking fees and accountants fees), $800,000 in write-off of duplicate equipment and other capital assets, $800,000 related to contract termination fees and $100,000 in stationery and supplies.

    These amounts, net of tax, have been reflected in the Unaudited Pro Forma Combined Balance Sheet as of June 30, 2001. These adjustments are not reflected in the Unaudited Pro Forma Combined Statements of Operations, as they are not expected to have a continuing impact on Umpqua. These amounts will be recorded in the financial statements in accordance with generally accepted accounting principles.

    Note C. Capital.  In conjunction with the transaction, Umpqua will exchange 0.827 shares of Umpqua stock for each share of common stock of IFN. IFN had 5,418,156 shares outstanding as of August 10, 2001. The common stock has been adjusted to reflect the cancellation of IFN's common stock with the closing of the transaction and the stated value of Umpqua stock to be issued, with a related adjustment to retained earnings. Pro forma combined retained earnings reflect the adjustments for anticipated merger-related costs as discussed above.

    Note D.  The estimated fair value of OSB options to be converted to Umpqua options has been considered a part of the purchase price. The unvested intrinsic value of those options has been allocated to unearned compensation.

Capital Adjustments

(dollars in thousands)
Stock and Surplus
Cancellation of IFN shares	$(31,506)
Issuance of Umpqua shares for IFN shares	31,506
Fair value of OSB options	68
Issuance of 176,000 Umpqua shares for minority interest in MSB and OSB at an estimated market value of $13.00	2,288

Net adjustment to Stock and surplus	$2,356

Retained earnings
Merger and integration costs:
Severance and continuance payments	$2,025
Professional fees	1,322
Write off duplicate equipment	764
Early contract termination fees	800
Supplies	100

$5,011

Net of tax benefit	$3,566

    Note E. Amortization of goodwill and other intangibles.  Umpqua will amortize core deposit intangibles over a period not to exceed the estimated average life of the deposit base acquired, estimated to be 10 years, using a straight-line amortization method. Umpqua's policy is to amortize goodwill on a straight-line basis over 15 years. Any fair value adjustment to loans will amortized to interest income over the life of the related loans, expected to be approximately 3 years.

    Note F. Operating Costs Savings and Revenue Enhancements.  Umpqua expects to achieve pre-tax savings of $3.9 million through consolidation of data processing and back office functions, and reduced professional fees. In addition, pre-tax net revenue enhancement opportunities have been identified amounting to $70,000. No adjustment has been included in the unaudited pro forma combined financial information for the anticipated cost savings or revenue enhancements. There can be no assurance that anticipated operating cost savings or revenue enhancements will be achieved in the amounts or at the times anticipated.

    Note G. Pro Forma Earnings Per Share.  The following table illustrates the calculation of pro forma combined basic and diluted shares outstanding for each period presented:

Pro forma earnings per share

(dollars in thousands except per share data)	6/30/01	6/30/00	12/31/00	12/31/99	12/31/98
Pro forma net income	$6,107	$5,862	$11,173	$11,776	$7,488
Pro forma average shares outstanding	19,118	19,093	19,089	19,422	19,088
Pro forma common stock equivalents	19,365	19,275	19,278	19,646	19,368
Pro forma basic earnings per share	$0.32	$0.31	$0.59	$0.61	$0.39
Pro forma diluted earnings per share	$0.32	$0.30	$0.58	$0.60	$0.39

 UMPQUA HOLDINGS CORPORATION AMENDMENT TO ARTICLES OF INCORPORATION

  Approval of Amendment to Articles of Incorporation by Umpqua Shareholders

    Umpqua's Articles of Incorporation authorize the issuance of up to 20 million shares of common stock and up to 2 million shares of preferred stock. Umpqua has not issued any preferred stock. Umpqua had approximately 14.4 million shares of common stock issued and outstanding as of October 29, 2001. Umpqua has reserved approximately 1.2 million shares for issuance under its stock option plans. Umpqua anticipates issuing approximately 4.8 million shares to IFN, MSB and OSB shareholders in the mergers. In August 2001, Umpqua executed an agreement to acquire Linn-Benton Bank, and has offered approximately 870,000 shares in aggregate as consideration. The IFN, MSB and OSB mergers cannot proceed unless the proposed amendment to the Articles of Incorporation is approved. Accordingly, Umpqua's board of directors believes it necessary and appropriate to provide for additional authorized shares of common stock.

    Under the Nasdaq National Market listing requirements, Umpqua must receive shareholder approval prior to the sale or issuance of common stock equal to 20% or more of Umpqua's outstanding common stock. Significant, future acquisitions would, therefore, require shareholder approval. The Linn-Benton Bank acquisition would not require Umpqua shareholder approval under those rules.

    Umpqua's board of directors has approved, and is recommending to its shareholders, the adoption of the amendment to the Articles of Incorporation. You should read the amended Articles of Incorporation before you vote. A copy of the proposed amendment is attached as Appendix IX to this Proxy Statement.

UMPQUA SPECIAL MEETING

When and Where the Meeting Will Be Held

    The Umpqua special meeting of shareholders will be held on            , 2001, commencing at       p.m., local time at the main office of Umpqua Bank, 445 SE Main Street, Roseburg, Oregon.

Purpose of the Meeting

    The purpose of the Umpqua meeting is to consider and vote on:

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  Approval of the merger

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  Adoption of an amendment to the Articles of Incorporation to increase its authorized capital stock

Who May Vote

    If you were an Umpqua shareholder as of the close of business on October 29, 2001, you are entitled to vote at the meeting. As of that date, there were approximately 14.4 million shares outstanding held by approximately 1,234 holders of record.

Voting By Proxy

    You do not have to attend the meeting to vote your shares. You may vote your shares by proxy if you wish. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

    If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the merger and in favor of adoption of the amendment to the Articles of Incorporation. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The board of directors has named Allyn C. Ford and Raymond P. Davis as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but that person would need to attend the meeting in person or further vote your shares by proxy.

Revoking a Proxy

    You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying Umpqua's corporate secretary (personally, in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting. If your shares are held in street name you must contact your broker or other nominee holder to change your voting instructions.

    You may still attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

    Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

How We Determine a Quorum

    We must have a quorum to conduct any business at the meeting. Shareholders holding at least a majority of the outstanding shares of common stock as of the record date must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

    The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders, but they will have the effect of a vote against the proposal. Each share is entitled to one vote.

    A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

  Approval of the Merger

    The affirmative vote of the holders of a majority of all shares of Umpqua common stock outstanding on October 29, 2001 is required to approve the mergers. An abstention or a broker non-vote will therefore have the effect of a vote against the mergers.

  Approval of the Amendment to the Articles of Incorporation

    The proposal to adopt an amendment to the Articles of Incorporation will be approved if more shares represented are voted in favor of the amendment than shares voted against the amendment. An abstention or a broker non-vote will therefore have no effect on the outcome of the vote on the amendment.

Shares Owned by Directors and Officers

    As of October 29, 2001, directors and executive officers of Umpqua beneficially owned 1,322,544 shares, of which 948,862 shares are entitled to vote. Those shares constitute 6.43% of the total shares outstanding and entitled to be voted at the meeting. Pursuant to the merger agreement, each member of the Umpqua board of directors has agreed to vote their shares in favor of the merger. We expect all directors and executive officers to vote in favor of the proposal.

Costs of Solicitation

    Umpqua will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of Umpqua and its bank subsidiary, Umpqua Bank, acting on Umpqua's behalf, may solicit proxies personally. Umpqua may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of Umpqua's subsidiaries acting through their nominees or acting as a fiduciary.

INFORMATION ABOUT UMPQUA

Introduction

    Umpqua Holdings Corporation, an Oregon corporation ("Umpqua"), is a financial holding company formed in March 1999. At that time, the company acquired 100% of the outstanding shares of South Umpqua Bank, an Oregon state chartered bank formed in 1953. The company became a financial holding company in March 2000 under the newly enacted Gramm-Leach-Bliley Act. On December 1, 2000, the company completed a "merger of equals" with VRB Bancorp, a bank holding company that conducted its business solely through Valley of the Rogue Bank. At the same time, Valley of the Rogue Bank merged with and into South Umpqua Bank and the continuing bank changed its name to Umpqua Bank.

    Umpqua is headquartered in Portland, Oregon, and engages primarily in the business of commercial and retail banking and the delivery of retail brokerage services. The company provides a wide range of banking, asset management, mortgage banking, and other financial services to corporate, institutional and individual customers through its wholly-owned banking subsidiary Umpqua Bank. The company engages in the retail brokerage business through its wholly-owned subsidiary Strand, Atkinson, Williams & York, Inc. ("Strand Atkinson"). In July 2000, Strand Atkinson acquired Adams, Hess, Moore & Company, a full service brokerage firm with offices in Portland, Salem, and Eugene, Oregon. The company and its subsidiaries are subject to the regulations of certain federal agencies and undergo periodic examinations by these regulatory agencies.

    Umpqua Bank is one of the most innovative community banks in the United States, combining a retail product delivery approach with an emphasis on quality-assured personal service. The bank is the third largest community bank in the state of Oregon, currently operating 27 full-service stores (or branches) in Douglas, Jackson, Josephine, Lane, Marion and Multnomah Counties in Oregon. At June 30, 2001, the Bank had assets of $818 million and deposits of $715 million.

    Since 1995, the bank has transformed itself from a traditional community bank into a community-oriented financial services retailer. The bank has implemented a variety of retail marketing strategies to increase revenue and differentiate itself from its competition. To establish itself as a financial services retailer, the bank has remodeled a majority of its branches to resemble retail stores. The bank is in the process of remodeling the former Valley of the Rogue Bank branches to resemble Umpqua Bank stores. These new stores incorporate "serious about service centers" that are the focal point for customer information and "investment opportunity centers" providing broker-dealer services and featuring financial and investment information in a multimedia format. The bank has introduced smaller, 1,100 square foot "neighborhood stores," which are lower cost stores located in residential areas. To monitor the quality of its customer service, the bank introduced a "return on quality" program for its sales associates and implemented an in-house "banking college" to train its personnel in cross-selling and effective customer service.

    The company's retail brokerage subsidiary, Strand Atkinson, is a registered broker-dealer and investment advisor with offices in Portland, Salem, Eugene, Roseburg, and Medford, Oregon, and Kalama, Washington, and offers a full range of investment products and services including:

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  Stocks

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  Fixed Income Securities (municipal, corporate, and government bonds, CDs, money market instruments)

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  Mutual Funds

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  Annuities

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  Options

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  Retirement Planning

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  Money Management Services

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  Life Insurance, Disability Insurance and Medical Supplement Policies

  Business Strategy

    Umpqua's objective is to become the leading community-oriented financial services retailer throughout Oregon. Umpqua intend to continue to grow our assets and increase profitability and shareholder value by differentiating ourself from our competitors through the following strategy:

    Capitalize On Innovative Product Delivery System.  Umpqua's philosophy has been to develop an environment for the customer that makes the banking experience an enjoyable one. With this approach in mind, Umpqua Bank developed a prototype store that offers "one-stop" shopping and that includes distinct physical areas or boutiques, such as a "serious about service center," an "investment opportunity center" and a "computer café," which make the bank's products and services more tangible and accessible. The bank's initial prototype store was opened in 1996 in Roseburg, Oregon, a community with historically low deposit growth. This new store, nevertheless, captured $12 million in deposits from competitors by the end of its first year of operation. On the basis of this initial success, the bank opened four additional stores featuring the new format during 1997, two additional stores in 1999, one additional store in 2000, one in 2001, and plans to open additional stores in the near future. The company plans on remodeling former Valley of the Rogue Bank branches over the next year and a half.

    Deliver Superior Quality Service.  Umpqua has insisted on quality service as an integral part of its culture, from the board of directors to new sales associates. Umpqua Bank believes it was among the first banks to introduce a measurable quality service program. Under its "return on quality" program introduced in 1995, each sales associate's and store's performance is evaluated monthly based on specific measurable factors such as the "sales effectiveness ratio" that totals the average number of banking products purchased by each new customer. The evaluations also encompass factors such as the number of referrals generated for the sale of investment products, the number of new loans and deposits generated in each store, reports by incognito "mystery shoppers" and customer surveys. Based on scores achieved, the "return on quality" program rewards both individual sales associates and store teams with financial incentives. Through such programs, the bank believes it can measure the quality of service provided to its customers and maintain employee focus on quality customer service.

    Establish Strong Brand Awareness.  As a financial services retailer, the bank has devoted considerable resources to developing the "Umpqua Bank" brand. This campaign has included the redesign of the corporate logo to emphasize its geographical origin, and promotion of the "Umpqua Bank" brand in advertising and merchandise bearing the Umpqua Bank logo, such as coffee beans, mugs, tee-shirts, hats and umbrellas. The store's unique "look and feel" and innovative product displays help position the bank as an innovative, customer friendly retailer of financial products and services. The bank believes it can build consumer preference for its products and services through high quality service and strong brand awareness.

    Use Technology to Expand Customer Base.  Although Umpqua Bank's strategy will continue to emphasize superior personal service, the bank will also continue to expand user-friendly, technology-based systems to attract customers that may prefer to interact with their financial institution electronically. Over the past years, the bank has introduced technology-based services which include voice response banking, debit cards, automatic payroll deposit programs, the "ibank@Umpqua" program, automated loan machines, advanced function ATMs and an internet web site. The bank believes the availability of both traditional bank services and the newer electronic banking services enhances its ability to attract a broad range of customers.

    Increase Market Share in Existing Markets and Expand Into New Markets.  As a result of its innovative retail product orientation, measurable quality service program and strong brand awareness, Umpqua believes that there is significant potential to increase business with current customers, to attract new customers in its existing markets and to enter new markets. Since its introduction of these programs, Umpqua Bank has experienced significant growth in deposits within Douglas County, increasing its share of commercial bank deposits from 21.1% at June 30, 1995 to approximately 32.4% at June 30, 2001. In July 1996, the bank opened its first store in Eugene, Oregon, and as of June 30, 2001, had four new-format stores in the Eugene market with total deposits of approximately $89 million. The bank opened stores in Salem and Portland, Oregon in 2000 and a second store in Salem in 2001.

    The company accelerated its business strategy of providing financial services throughout the main Oregon population centers along the I-5 corridor with the completion of the merger with VRB Bancorp. Valley of the Rogue Bank was the second largest community bank based in Southern Oregon and operated 13 full service branches in Jackson County and Josephine County. After the merger, Umpqua Bank became the third largest community bank in Oregon. From time to time, the company has held discussions with other institutions about the possibility of acquiring these banks. The company plans on pursuing further acquisition discussions and opening new stores to expand into other markets.

  Marketing and Sales

    The company's goal of increasing its share of financial services in its market areas is driven by a marketing plan comprising the following key components:

    Media Advertising.  Over the years, the bank has introduced several comprehensive media advertising campaigns. These campaigns augment the bank's goal of strengthening the Umpqua Bank brand image and heightening public awareness of its innovative product delivery system. These campaigns, entitled "The Banking Revolution" and "Expect the Unexpected," were designed to showcase Umpqua Bank's innovative style of banking, as well as its commitment to providing quality service to its customers. "The Banking Revolution" campaign is designed to differentiate the bank from other financial institutions in its market area, while "Expect the Unexpected" challenged customers to visit the bank's stores and experience first-hand its quality service. Both of these campaigns utilized various forms of media, including television, radio, print, billboards and direct mail flyers and letters.

    Retail Store Concept.  As a financial services provider, the bank believes that store environment is critical to successfully market and sell its products and services. Retailers traditionally have displayed merchandise within their stores to encourage customers to purchase their products. Purchases are made on the spur of the moment due to the products' availability and attractiveness. The bank believes this same concept can be applied to financial institutions and accordingly displays its financial services and products through tactile merchandising within its stores. Recent displays have included enticements for mortgage loans, retirement accounts, investments, and checking account programs. Unlike many financial institutions whose strategy is to discourage customers from visiting their facilities in favor of ATMs or other forms of electronic banking, the bank encourages its customers to visit its stores, where they are greeted by well-trained sales associates, and encouraged to browse and to make "impulse buys." The bank introduced its first "prototype" store in mid-1996, which included such services as a 24-hour banking vestibule with an automated loan machine, an advanced function ATM and a 24-hour self-service U.S. Postal Service center.

    Neighborhood Stores.  To bring financial services to the customer in a cost-effective way, Umpqua Bank has created "neighborhood stores." These facilities are constructed near high volume traffic areas, close to neighborhood shopping centers. These stand-alone stores are, on average, approximately 1,100 square feet in size and include all the features of the prototype store described above. To strengthen brand recognition, all neighborhood stores are identical in appearance. The bank has three neighborhood stores, all located in the Eugene/Springfield area.

    Sales Culture.  Although a successful marketing program will attract customers to visit its stores, a sales environment and a well-trained sales team are critical to selling the bank's products and services. The bank believes that its sales culture has become well established throughout the organization due to its unique facility design and its commitment to ongoing training of sales associates on all aspects of sales and service. Umpqua Bank trains its sales associates in its own banking college and pays commissions for the sale of the bank's products and services. This sales culture has helped the bank transform itself from a traditional community bank to a nationally recognized marketing company focused on selling financial products and services.

  Products and Services

    Umpqua offers a full array of financial products to meet the banking needs of its market area and targeted customers. To ensure the ongoing viability of its product offerings, the company regularly examines the desirability and profitability of existing and potential new products. To make it easy for new prospective customers to bank with Umpqua Bank and access its products, the bank introduced its "Switch Kit," which allows a customer to open their primary checking account with Umpqua in less than four minutes. Other avenues through which customers can access Umpqua's products include its web site, internet banking through the "ibank@umpqua" program, and its 24-hour telephone voice response system.

    Deposit Products.  Umpqua Bank has a traditional array of deposit products, including non-interest checking accounts, interest-bearing checking and savings accounts, money market accounts and certificates of deposit. These accounts earn interest at rates established by management based on competitive market factors and management's desire to increase certain types or maturities of deposit liabilities. The bank also introduced its line of "Value Packages" in 1996 to increase the number of relationships with customers and increase service fee income. These packages comprise several products bundled together to provide added value to the customer and increase the customer's ties to the bank. The bank also offers a seniors program, the "Platinum Account," which offers an array of banking services and other amenities such as purchase discounts, vacation trips and seminars, to customers over fifty years old.

    Retail Investment Services.  Umpqua's investment subsidiary, Strand Atkinson, provides a variety of investment products and services including equity and debt securities, annuities, certificates of deposit, mutual funds, retirement plans, life and health insurance and U.S. Government securities. The firm has four stand-alone retail brokerage offices with thirty-four licensed broker-dealer professionals. Additionally, ten Umpqua Bank stores have "Investment Opportunity Centers" which are periodically staffed by a licensed sales representative. Two Umpqua Bank stores, in Salem and Roseburg, have Strand Atkinson offices in the stores. Special appointments can be arranged for meetings in any store.

    Commercial Loans.  Umpqua Bank offers specialized loans for its business and commercial customers, including equipment and inventory financing, real estate construction loans and SBA loans for qualified businesses. Commercial lending is the primary focus of the bank's lending activities and a significant portion of its loan portfolio consists of commercial loans. For regulatory reporting purposes, a substantial portion of the bank's commercial loans are designated as real estate loans, because the loans are secured by mortgages and trust deeds on real property, even though the loans may be made for purposes of financing commercial activities, such as accounts receivable, equipment purchases and leasing.

    Real Estate Loans.  Real estate loans are available for construction, purchase and refinancing of residential owner-occupied and rental properties. Borrowers can choose from a variety of fixed and adjustable rate options and terms. Generally, the bank originates residential real estate loans as an accommodation to its customers and sells most mortgages into the secondary market. Real estate loans reflected in the loan portfolio are in large part loans made to commercial customers that are secured by real property.

    Consumer Loans.  Umpqua Bank provides loans to individual borrowers for a variety of purposes, including secured and unsecured personal loans, home equity and personal lines of credit and motor vehicle loans.

  Competition

    The community banking business is highly competitive. Umpqua Bank competes with other commercial banks and with other financial institutions, including savings and loan associations, mutual savings banks, finance companies, mortgage banking companies, credit unions, and investment companies. In recent years, competition has increased from institutions not subject to the same regulatory restrictions as banks and bank holding companies.

    The geographic market area served by Umpqua Bank is highly competitive for both deposits and loans. The bank competes with traditional banking and thrift institutions, as well as non-bank financial services providers, such as credit unions, brokerage firms and mortgage companies. The major commercial bank competitors are super-regional institutions headquartered outside the state of Oregon, and their deposits represent a significant majority of total statewide commercial bank deposits. The major banks have competitive advantages over the bank in that they have higher lending limits and are able to offer statewide facilities and services that the bank does not offer.

    The bank, however, views non-bank financial services providers, such as credit unions, brokerage firms, insurance companies and mortgage companies, as its principal competition. As the industry becomes increasingly dependent on and oriented toward technology-driven delivery systems, permitting transactions to be conducted by telephone, computer and the internet, such non-bank institutions are able to attract funds and provide lending and other financial services even without offices located in the bank's primary service area. Some insurance companies and brokerage firms compete for deposits by offering rates that are higher than may be appropriate for the bank in relation to its asset/liability objectives, although the bank offers a wide array of deposit products and believes it can compete effectively through select rate-driven product promotions.

    The acquisition of Strand Atkinson, a retail brokerage firm with offices in Portland, Salem, Eugene, Roseburg, and Medford, Oregon, and Kalama, Washington, expanded Umpqua's business into the area of brokerage services including equity and fixed income products, mutual funds, annuities, options, retirement planning, and money management services. Additionally, Strand Atkinson offers life insurance, disability insurance and medical supplement policies. As a result, in addition to competition for banking services, the company also competes with full service investment firms for non-bank financial products and services.

    Credit unions present a significant competitive challenge for Umpqua Bank. As credit unions currently enjoy an exemption from taxes, they are able to offer higher deposit rates and lower loan rates than the bank. Credit unions are also not currently subject to certain regulatory constraints applicable to the bank, such as the Community Reinvestment Act, which, among other things, requires regulated financial institutions to implement procedures to make and monitor loans throughout the communities it serves. Adhering to such regulatory requirements raises the costs associated with the bank's lending activities, and reduces potential operating profits. Accordingly, the bank seeks to compete by focusing on building customer relations, providing superior service and offering a wide variety of commercial banking products that do not compete directly with products and services offered by the credit unions, such as commercial real estate loans, inventory and accounts receivable financing, and SBA loans for qualified businesses.

  Market Area

    Umpqua Bank primarily accepts deposits and makes loans along Oregon's I-5 corridor in Douglas, Jackson, Josephine, Lane, Marion, and Multnomah Counties of Oregon. As a community bank, Umpqua Bank has certain competitive advantages in its local focus. The bank is, however, also more dependent on, and exposed to changes in, the local economy than competitors who serve a number of geographic markets.

    Douglas County.  Douglas County is the eighth most populous county in Oregon with a population in 2000 of approximately 100,000. Roseburg is the most populous city in the county, with a population in 2000 of approximately 26,000. Population growth, which has been modest since 1990, is largely attributable to a significant increase in new residents over the age of 65, offset by a decline in younger residents. Most of the population in the county resides near in the Interstate 5 corridor, the company's primary market area. According to the Oregon Employment Department, the county's population is projected to increase over the next decade, but at a slower rate than that of Oregon as a whole.

    Douglas County is known as the "timber capital" of Oregon with approximately 2.8 million acres of commercial forest land, most of which is owned and managed by the federal government. The lumber and wood products industry accounted for approximately 17% of the county's private-sector employment in 2000, according to the Oregon Employment Department. Timber harvests on public lands have declined significantly over the past several years, as various court and administrative challenges and limits reduced the amount of timber available for harvest. Decreased economic activity in Asia has further dampened log exports and related logging activity. Employment in the timber and forest products industry has declined accordingly, as it has in related industries and governmental agencies, such as transportation companies serving the forest products industry, the Bureau of Land Management and the National Forest Service. Government employment still accounts for approximately 20% of total employment in the county. Increases in service jobs, particularly in health care and tourism, have helped to offset timber-related job losses, with the result that total employment has been essentially flat from the late 1970's to the mid-1990's, compared to a state-wide growth of approximately 29% for the same period. It is expected that the economy of Douglas County will continue to be dependent on the timber and forest products industry.

    Jackson and Josephine Counties.  Umpqua Bank entered the Jackson and Josephine Counties (the "Rogue Valley") as a result of the merger with VRB Bancorp. Together, the counties have a population of approximately 250,000. The Rogue Valley experienced an estimated 23% increase in population during the 1990's. The area experienced an influx of out of state retirees evidenced by an estimated 22% of the population base being at least 60 years old. The Rogue Valley continues to become increasingly urbanized and infrastructure growth has been robust, including both residential and commercial development. The region's dependence on wood products has declined significantly, with timber manufacturing jobs now accounting for less than half of all manufacturing jobs in the Rogue Valley. Despite historical job losses in wood products, the region has seen relatively steady job growth over the last decade. Since 1990, the region has added over 19,000 jobs, and service industry sectors such as retail, trade, tourism, higher education and medical services have experienced strong growth. Non-farm payroll jobs are predicted to grow 23% from 1996 through 2006, outpacing the 21% expected average for the state of Oregon. Medford, the fourth largest city in Oregon, serves as the commercial center for the Rogue Valley.

    Lane, Marion and Multnomah Counties.  Lane County, where Umpqua Bank recently opened four new stores, has experienced modest growth in population in the past several years, from approximately 283,000 in 1990 to approximately 320,000 in 1999, an increase of 13%. A considerable amount of the growth is believed to be attributable to the growth in technology-related employment in the Springfield/Eugene area.

    Lane, Marion and Multnomah Counties have a significantly more diverse economy than Douglas County. Their economies are dependent primarily on service businesses, trade and government. Manufacturing employment has shifted toward technology and non-timber-related manufacturing. The University of Oregon, located in Eugene, is one of the largest employers in Lane County, with approximately 4,560 employees.

  Properties

    Umpqua's corporate headquarters is located in Portland, Oregon. Umpqua conducts its business through Umpqua Bank's 27 full-service financial stores and Strand Atkinson's 4 stand-alone offices throughout its market area.

    Umpqua Bank's stores are located in Roseburg (4), Grants Pass (4), Eugene (3), Medford (3), Salem, Portland, Sutherlin, Canyonville, Myrtle Creek, Glendale, Springfield, Merlin, Rogue River, Central Point, Talent, Phoenix, and Ashland. All of the stores have automated teller machines and 26 of the 27 have drive-up windows. Umpqua owns all but 7 stores, and leases the land on which 7 others are located. Umpqua has options to extend existing leases on the leased facilities. Umpqua's twenty-seven stores range in size from approximately 1,100 square feet to slightly more than 15,000 square feet. In one store, excess space is leased to others.

    The company opened a loan service center in February 1999 in Roseburg, Oregon. The property, which is leased, is approximately 4,828 square feet and houses loan processing staff. Strand Atkinson leases its stand-alone offices, which are located in Portland, Eugene, and Medford, Oregon, and Kalama, Washington.

  Legal Proceedings

    No material legal proceedings, to which Umpqua is a party or which involve any of its properties, were pending as of the date of this proxy statement.

  Supervision and Regulation

    General.  The company and its subsidiaries are extensively regulated under federal and state law. These laws and regulations are generally intended to protect depositors and customers, not shareholders. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of the company. The operations of the company may be affected by legislative changes and by the policies of various regulatory authorities. The company cannot accurately predict the nature or the extent of the effects on its business and earnings that fiscal or monetary policies, or new federal or state legislation, may have in the future.

    Holding Company Regulation.  The company is a registered financial holding company under the Gramm-Leach-Bliley Act of 1999 (the "GLB Act"), and is subject to the supervision of, and regulation by, the Board of Governors of the Federal Reserve System (the "Federal Reserve"). As a financial holding company, the company is examined by and files reports with the Federal Reserve.

    Financial holding companies are bank holding companies that satisfy certain criteria and are permitted to engage in activities that traditional bank holding companies are not. The qualifications and permitted activities of financial holdings companies are described below under "Changing Regulatory Structure of the Financial Service Industry."

    Federal and State Bank Regulation.  The bank, as a state chartered bank with deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), is subject to the supervision and regulation of the Oregon Department of Consumer and Business Services, and of the FDIC. These agencies may prohibit the bank from engaging in what they believe constitute unsafe or unsound banking practices. In practice, the primary state regulator makes regular examinations of the bank or participates in joint examinations with the federal regulator. Areas subject to review by federal authorities include the allowance for credit losses, investments, loans, mergers, payments of dividends, establishment of stores and other aspects of operations.

    The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within its jurisdiction, the FDIC evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or new facility. The bank's current CRA rating is "Satisfactory."

    Banks are also subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, principal shareholders or any related interest of such persons. Extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral as, and follow credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with persons not affiliated with the bank, and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to such persons. A violation of these restrictions may result in the assessment of substantial civil monetary penalties on the affected bank or any officer, director, employee, agent or other person participating in the conduct of the affairs of that bank, the imposition of a cease and desist order, and other regulatory sanctions.

    The Federal Reserve and the FDIC have adopted non-capital safety and soundness standards for institutions under their authority. These standards cover internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, and standards for asset quality, earnings and stock valuation. An institution which fails to meet these standards must develop a plan acceptable to the agency, specifying the steps that the institution will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions. Management believes that the bank is in substantial compliance with these standards.

    Deposit Insurance.  The deposits of the bank are currently insured to a maximum of $100,000 per depositor through the Bank Insurance Fund ("BIF"), administered by the FDIC. The bank is required to pay semi-annual deposit insurance premium assessments to the FDIC. Assessments are based on how much risk a bank is deemed to present to the BIF. Banks with higher levels of capital and a low degree of supervisory concern are assessed lower premiums than banks with lower levels of capital or involving a higher degree of supervisory concern. The bank qualifies for the lowest premium level.

    Dividends.  Under the Oregon Bank Act, the bank is subject to restrictions on the payment of cash dividends to its parent company. A bank may not pay cash dividends if that payment would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. In addition, the amount of the dividend may not be greater than its net unreserved retained earnings, after first deducting (i) to the extent not already charged against earnings or reflected in a reserve, all bad debts, which are debts on which interest is unpaid and past due at least six months; (ii) all other assets charged off as required by the Oregon Director or state or federal examiner; and (iii) all accrued expenses, interest and taxes.

    Banks and bank holding companies are prohibited by federal regulation from paying dividends that would constitute an unsafe or unsound banking practice. The company is not currently subject to any regulatory restrictions on dividends other than those noted above.

    Capital Adequacy.  The federal and state bank regulatory agencies use capital adequacy guidelines in their examination and regulation of financial holding companies and banks. If the capital falls below certain levels, the regulators may deny a holding company or a bank denied approval to acquire or establish additional banks or non-bank businesses or to open new facilities.

    The FDIC and Federal Reserve have adopted risk-based capital guidelines for banks and bank holding companies. The risk based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. The capital adequacy guidelines limit the degree to which a bank or bank holding company may leverage its equity capital.

    Effects of Government Monetary Policy.  The bank's earnings and growth are affected not only by general economic conditions, but also by the fiscal and monetary policies of the federal government, particularly the Federal Reserve. The Federal Reserve implements national monetary policy to curb inflation and combat recession by opening market operations in U.S. Government securities, control of the discount rate applicable to borrowings from the Federal Reserve, and establishing reserve requirements against certain deposits. These activities influence growth of bank loans, investments and deposits, and also affect interest rates charged on loans or paid on deposits. The nature and impact of future changes in monetary policies and their impact on Umpqua cannot be predicted with certainty.

    Broker-Dealer and Related Regulatory Supervision.  Strand Atkinson is a member of the National Association of Securities Dealers and is subject to their regulatory supervision. Areas subject to this regulatory review include compliance with trading rules, financial reporting, investment suitability for respective clients, and compliance with NYSE rules and regulations.

    Changing Regulatory Structure of the Financial Services Industry.  Federal laws and regulations governing banking and financial services have undergone significant changes in recent years and are subject to significant changes in the future. Bills are now pending or expected to be introduced in the United States Congress that contain proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. If enacted into law, these bills could increase or decrease the cost of doing business, limit or expand permissible activities, or affect the competitive balance among banks, savings associations, and other financial institutions. Whether or in what form any such legislation may be adopted or the extent to which Umpqua's business might be affected thereby cannot be predicted.

    Of particular significance, Congress enacted the Gramm-Leach-Bliley Act in December 1999. The GLB Act repealed sections of the Banking Act of 1933, commonly referred to as the Glass-Steagall Act, that prohibited banks from engaging in securities activities, and prohibited securities firms from engaging in banking. The GLB Act created a new form of holding company, known as a financial holding company, that is permitted to acquire subsidiaries that are variously engaged in banking, securities underwriting and dealing, and insurance underwriting.

    A bank holding company, if it meets specified criteria, may become a financial holding company by filing a declaration with the Federal Reserve, and may thereafter provide its customers with a far broader spectrum of products and services than a traditional bank holding company is permitted to do. A financial holding company may, through a subsidiary, engage in any activity that is deemed to be financial in nature and activities that are incidental or complementary to activities that are financial in nature. These activities not only include traditional banking services and activities previously permitted to bank holding companies under Federal Reserve regulations, but also include underwriting and dealing in securities, providing investment advisory services, underwriting and selling insurance, merchant banking (holding a portfolio of commercial businesses, regardless of the nature of the business, for investment), and arranging or facilitating financial transactions for third parties.

    To qualify as a financial holding company, the bank holding company must be deemed to be well-capitalized and well-managed, as those terms are used by the Federal Reserve. In addition, each subsidiary bank of a bank holding company must also be well-capitalized and well-managed. Further, each subsidiary bank must be rated at least "satisfactory" under the Community Reinvestment Act.

    A bank holding company that does not qualify, or has not chosen, to become a financial holding company must limit its activities to traditional banking activities and those non-banking activities the Federal Reserve has deemed to be permissible as closely related to the business of banking.

    The GLB Act also includes provisions to protect consumer privacy by prohibiting financial services providers, whether or not affiliated with a bank, from disclosing non-public personal, financial information to unaffiliated parties without the consent of the customer, and by requiring annual disclosure of the provider's privacy policy.

    Legislation enacted by Congress in 1995 permits interstate banking and branching, which allows banks to expand nationwide through acquisition, consolidation or merger. Under this law, an adequately capitalized bank holding company may acquire banks in any state or merge banks across state lines if permitted by state law. Further, banks may establish and operate branches in any state subject to the restrictions of applicable state law. Under Oregon law, an out-of-state bank or bank holding company may conduct a banking business in Oregon if it has merged with or acquired an Oregon state chartered bank or bank holding company that has been in existence for a minimum of three years, and the law of the state in which the acquiring bank is located permits such merger. Branches may not be acquired or opened separately, but once an out-of-state bank has acquired branches in Oregon, either through a merger with or acquisition of substantially all the assets of an Oregon bank, the acquirer may open additional branches.

  Employees

    As of June 30, 2001, Umpqua had a total of 408 full-time equivalent employees. None of the employees are subject to a collective bargaining agreement. Umpqua considers its relationship with its employees to be good.

  Information Regarding Umpqua Directors and Executive Officers

    The Umpqua directors are identified in "The Mergers—Resulting Boards of Directors of Umpqua and Umpqua Bank."

  Meetings and Committees of the Board of Directors

    The board of directors met thirteen times during 2000, including one special meeting and twelve regular meetings. Except as described below, each director attended at least 75 percent of those meetings, as well as meetings of committees on which such director served.

    Messrs. Haden, Coleman, Parducci, Dunkin, and Donovan became directors with the closing of the merger with VRB Bancorp on December 1, 2000. Each of the five new directors attended the December 2000 regular meeting. Neil Hummel, Harold Ball, and Frances Jean Phelps resigned as directors effective with the closing of the merger. Messrs. Hummel and Ball and Ms. Phelps attended at least 75 percent of the meetings held prior to their respective resignations, as well as meetings of committees on which such directors served.

    The board of directors has a standing Audit Committee that meets with Umpqua's independent auditors to plan for and review the annual audit reports. The audit committee meets quarterly and is responsible for overseeing the internal controls of the company and the financial reporting process. The members of the audit committee are Messrs. Parducci (Chairman), Donovan, Doan, and Herbert. Each member of the audit committee is independent, as independence is defined under Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Board has adopted an audit committee charter. The audit committee charter provides that employees of the company are not eligible to serve on the audit committee. The charter further provides that at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board believes that each of the current members of the audit committee has employment experience that provides them with appropriate financial sophistication to serve on the audit committee.

    The Budget and Compensation Committee reviews and oversees the budgeting process and compensation strategies. On a quarterly basis, the results of their meetings are reviewed with the entire board of directors. The committee consists of Directors Doan (Chairperson), Coleman, Dunkin, Chambers, Davis and Haden.

    The Loan and Investment Committee approves certain loans, reviews the adequacy of our allowance for loan losses, maintains an appropriate balance in the interest rate sensitivity of our loan and investment portfolios, and determines the liquidity, type and term of investment securities Umpqua purchases. The committee consists of Directors Coleman (Chairperson), Herbert, Chambers, Haden, Parducci and Davis.

    The Strategic Positioning Committee, consisting of Directors Frohnmayer (Chairperson), Dunkin, Donovan, Davis and Haden is responsible for the review and oversight of strategic planning, and the review of technology and expansion strategies.

  Director Compensation

    Each non-employee director received a fee of $2,250 per quarter for the first two quarters of 2000. The Chairman received $2,750 per quarter for the first two quarters. Each non-employee director received $2,750 per quarter for the third and fourth quarters and the Chairman received $3,250 per quarter for the third and fourth quarters. These amounts are payable in shares of Umpqua Holdings Corporation stock. Shares of Umpqua Holdings Corporation stock are purchased quarterly by Ragen MacKenzie brokerage firm for each director. Former directors Ball, Hummel, and Phelps received a fee for each of the four quarters and new directors Haden, Dunkin, Coleman, Donovan, and Parducci received a pro-rated fee of $917 for the fourth quarter. Messrs. Davis and Haden did not receive additional compensation for their service on the Board or any of its Committees.

    As directors of VRB Bancorp, John Dunkin and Michael Donovan received VRB Bancorp stock options. With the closing of the VRB merger, the options converted into options to purchase Umpqua common stock. Mr. Dunkin has options for 22,431 shares of Umpqua common stock. Mr. Donovan has options to purchase 3,615 shares of Umpqua common stock. Mr. Donovan exercised options to purchase 1,827 shares in February 2001. Umpqua did not grant stock options to its directors in 2000.

  Limitation of Liability and Indemnification

    Under the Oregon Business Corporation Act, a corporation's articles of incorporation may provide for the limitation of liability of directors and for the indemnification of directors and officers, under certain circumstances. As permitted by Oregon law, both Umpqua's and IFN's Articles of Incorporation provide that directors are not personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for (i) any breach of a director's duty of loyalty to the corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any distribution to shareholders which is unlawful, or (iv) any transaction from which the director received an improper personal benefit.

    The Articles of Incorporation of both companies also provide for indemnification of any person who is or was made a party, or is threatened to be made a party, to any civil, administrative or criminal proceeding by reason of the fact that the person is or was a director or officer of the company or any of its subsidiaries, or is or was serving at the request of the company, as a director, officer, partner, agent or employee or another bank or entity, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person if (i) the person acted in good faith and in a manner reasonably believed to not be opposed to the best interest of the company, or (ii) the act or omission giving rise to such action or proceeding is ratified, adopted or confirmed by the company, or the benefit thereof was received by the company. Indemnification is available under this provision of the Articles of Incorporation in the case of derivative actions, unless the person is adjudged to be liable for gross negligence or deliberate misconduct in the performance of the person's duty to the company. To the extent a director, officer, employee or agent (including an attorney) is successful on the merits or otherwise in defense of any action to which this provision is applicable, the person is entitled to indemnification for expenses actually and reasonably incurred by the person in connection with that defense.

  Executive Officers

    Information regarding Umpqua's executive officers is set forth in "The Mergers—Executive Officers of Umpqua and Umpqua Bank."

  Executive Compensation

    The following table sets forth all compensation paid during the last three calendar years to the Chief Executive Officer and the other executive officers of the company for the past three years. The compensation shown for William Haden for the years 1998 through 2000 is compensation paid to him in 1998 and 1999, and for the first eleven months of 2000, by VRB Bancorp. During that time Mr. Haden served as President and CEO of VRB Bancorp.

	Annual Compensation
Name and Principal Position	Year	Salary	Bonus(1)		Other Annual Compensation(2)	Securities Underlying Option/SARs	All Other Compensation
Raymond P. Davis	2000	$196,667	$71,400		$10,692	—	$21,755
President and Chief Executive Officer	1999	$179,792	$55,500		$8,520	—	$12,000
Umpqua Holdings Corporation	1998	$166,500	$51,750		$7,750	—	$16,549
William A. Haden	2000	$112,275	$260,081	(5)	$3,900	—	$18,050
President and Chief Executive Officer	1999	$105,000	$78,750		$—	—	$19,692
Umpqua Bank	1998	$105,000	$80,370		$—	—	$17,050
Daniel A. Sullivan	2000	$120,642	$30,360		$7,662	15,000	$12,465
Executive Vice President and	1999	$106,325	$23,000		$6,934	25,000	$15,468
Chief Financial Officer	1998	$97,923	$20,900		$4,486	—	$—

(1)
Includes bonuses paid, or to be paid, during the subsequent year but attributable to the year indicated.

(2)
Perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for any of the periods indicated. The Company has not paid any long-term compensation; therefore, the long-term compensation columns have been omitted from the above table.

(3)
Includes $7,594 contributed to a SERP and the balance consists of a contribution to the employees' 401(k) plan for Mr. Davis's benefit.

(4)
Consists of contributions to the employees' 401(k) Plan for Mr. Davis' and Mr. Sullivan's benefit.

(5)
Includes $187,893 paid by VRB Bancorp with the closing of the merger pursuant to change-in-control provisions in Mr. Haden's employment agreement with VRB. Includes life insurance premiums of $1,050 paid prior to the merger for $350,000 face amount insurance above VRB's group insurance plan and the balance is VRB's contribution prior to the merger to match employee's salary deferral under the VRB 401(k) Profit Sharing Plan.

Executive Compensation Plans and Agreements

  Employment and Change of Control Agreements

    Umpqua has entered into special agreements with certain executive officers to motivate them to continue their employment. An agreement expiring in July 2003 with Raymond P. Davis provides for his employment as President and Chief Executive Officer and further provides for a payment of an amount equal to nine months' base salary, plus any pro-rated executive incentive bonus if Umpqua terminates his employment for any reason other than "cause." In addition, Umpqua agreed to provide medical benefits to Mr. Davis for the maximum time allowed by law. Should Mr. Davis' employment terminate as a result of a change in control, the agreement provides for payment of an amount equal to two times the average of the total annual compensation (including incentive bonuses) paid to Mr. Davis during the last two full calendar years of employment. Umpqua has entered into an agreement with Daniel A. Sullivan that provides for his employment as Executive Vice President and Chief Financial Officer expiring in November 2003 on the same terms.

  Stock Option Plans

    Umpqua has a non-qualified stock option plan that was approved by shareholders in 1995. The 1995 Plan reserved 1,150,000 shares of common stock for grants to key employees. The plan has been terminated except as to options still outstanding, and no further grants will be made under the 1995 Plan.

    Umpqua has an incentive stock option and non-qualified stock option plan that was approved by shareholders in 2000. The 2000 Plan reserves an aggregate of 1,000,000 shares of common stock for grants to directors and key employees. The board of directors designates those key employees who are eligible. The maximum number of shares which may be issued at any given time is limited to 10% of the shares outstanding at the time the options are granted, excluding shares issued pursuant to the plan. Options granted under the plan may have a term not exceeding 10 years from the date of grant and the exercise price of the options will not be less than the fair market value of the common stock on the date of grant.

    The plan is intended to motivate key employees to enhance shareholder value by giving them an opportunity to participate in the increase of such value and gain an ownership interest. Vesting of such options occurs annually based on Umpqua's financial performance for each fiscal year measured by the return on equity and return on gross book value. If such performance standards are not met, the options vest on the sixth anniversary of the date of grant.

    During 2000, options for 75,166 shares of common stock were issued to employees under the 1995 Stock Option Plan and none were issued under the 2000 Stock Option Plan.

	Options Granted in Last Fiscal Year
	Individual Grants
		Percentage of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted
			Exercise Price (Dollars per Share)	Expiration Date
					5% ($)	10% ($)
Raymond P. Davis	—	0.00%	$—		$—	$—
William A. Haden	—	0.00%	$—		$—	$—
Daniel A. Sullivan	15,000	20.00%	$8.375	5/1/2011	$89,236	$232,798

(1)
The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.

	Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values(1)
			Number of Securities Underlying Unexercised Options at FY End (#)		Value of Unexercised In-the-Money Options at FY End (%)(2)
	Shares Acquired on Exercise (#)
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond P. Davis	25,000	$116,985	271,425	10,000	$1,343,422	$—
William A. Haden	—	$—	39,311	26,207	$113,273	$75,516
Daniel A. Sullivan	—	$—	28,250	51,750	$—	$1,875

(1)
All share amounts have been adjusted to reflect subsequent stock dividends and stock splits through March 20, 2001.

(2)
On December 31, 2000, the market price of the company's common stock was $8.50 per share.

    For purposes of the foregoing table, all stock options issued to Mr. Sullivan and Mr. Davis before 1998 have an exercise price less than the market price and therefore are considered to be "in-the-money" and have a value equal to the difference between $8.50 and the exercise price of the stock option, multiplied by the number of shares covered by the stock option. All stock options issued in 1998 and 1999 to Mr. Davis and Mr. Sullivan were issued with exercise prices exceeding $8.50 and are therefore not "in-the-money" at fiscal year end. All stock options issued to Mr. Sullivan in 2000 have an exercise price less than $8.50 and are therefore considered to be "in-the-money" and have a value equal to the difference between $8.50 and the exercise price of the stock option, multiplied by the number of shares covered by the stock option. Mr. Haden's options were issued by VRB Bancorp in 1995 and 1997 and such options were converted into Umpqua options with the closing of the merger. Mr. Haden's 1995 options have an exercise price less than $8.50 per share and are therefore considered to be "in-the-money" and have a value equal to the difference between $8.50 and the exercise price of the stock option, multiplied by the number of shares covered by the stock option. Mr. Haden's 1997 options have an exercise price exceeding $8.50 and are therefore not "in-the-money" at fiscal year end.

  Transactions with Directors and Officers

    Some of the directors and officers, members of their immediate families and firms and corporations with which they are associated have been parties to transactions with Umpqua Bank,

including borrowings and investments in time deposits. All such loans and investments in time deposits have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collection or present other unfavorable features. As of June 30, 2001, the aggregate outstanding amount of all loans to executive officers, directors, principal shareholders and their associated and affiliated companies was approximately $6,216,000, which represented 7.48% of the consolidated shareholders' equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

  Compliance with Section 16 Filing Requirements

    In April 1998, Umpqua Bank registered its common stock under the Securities Exchange Act of 1934 to qualify it for listing on the National Market System of the Nasdaq Stock Market Inc. As a result, Umpqua Bank became subject to the reporting requirements of the Securities Exchange Act of 1934. As a state-chartered bank, Umpqua Bank filed its periodic reports, proxy materials, and other information with the FDIC. Upon completion of the holding company formation and reorganization in March 1999, Umpqua Holdings Corporation assumed the obligations of Umpqua Bank, and now files its periodic reports, proxy materials, and other information with the Securities and Exchange Commission (SEC).

    Section 16 of the Securities Exchange Act of 1934 requires all executive officers, directors and persons who beneficially own more than 10 percent of the common stock to file an initial report of their beneficial ownership of common stock and to periodically report changes in their ownership. The reports must be made with the Securities and Exchange Commission with a copy sent to us.

    Based solely upon Umpqua's review of the copies of the Section 16 filings that the company received with respect to the fiscal year ended December 31, 2000, Umpqua believes that all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.

  Security Ownership of Management and Others

    The following table sets forth the shares of common stock beneficially owned as of October 29, 2001, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of our common stock:

Name and Position	Number of Shares Beneficially Owned(1)		Percentage of Class
Lynn K. Herbert, Director	550,050	(3)	3.82%
Raymond P. Davis, Director, President/CEO	321,315	(4)	2.19%
Allyn C. Ford, Chairman	146,106	(5)	1.02%
James D. Coleman, Director	105,763		*
William A. Haden, Director, EVP,
President/CEO of Umpqua Bank	60,197	(6)	*
John O. Dunkin, Director	43,843	(7)	*
Daniel A. Sullivan, EVP/Chief Financial Officer	41,026	(8)	*
Larry L. Parducci, Director	27,528		*
Ronald O. Doan, Director	8,069	(2)	*
Scott Chambers, Director	6,962		*
David B. Frohnmayer, Director	6,041	(2)	*
Michael Donovan, Director	5,654	(9)	*
All directors and executive officers as a group (12 persons)	1,322,554	(2, 10)	8.96%
Milton Herbert, Shareholder, Canyonville, OR	937,007	(2)	6.51%

*
Less than 1.0%.

(1)
Shares held directly with sole voting and investment power, unless otherwise indicated, and shares held in the Dividend Reinvestment Plan have been rounded down to the nearest whole share.

(2)
Includes shares held with or by his spouse.

(3)
Includes shares held jointly with his spouse. Includes shares held as custodian for minor children.

(4)
Includes shares held jointly with or by his spouse. Includes 271,425 shares covered by options exercisable within 60 days.

(5)
Includes 124,786 shares held as Agent for Ford Family Investment Pool.

(6)
Includes 39,311 shares covered by options exercisable within 60 days.

(7)
Includes 22,341 shares covered by options exercisable within 60 days.

(8)
Includes 37,000 shares covered by options exercisable within 60 days.

(9)
Includes 3,615 shares covered by options exercisable within 60 days.

(10)
Includes 373,692 shares covered by options exercisable within 60 days.

  Report of the Budget and Compensation Committee on Executive Compensation

    The Budget and Compensation Committee is responsible for establishing and administering our executive compensation program.

  Compensation Philosophy and Objectives

    The philosophy underlying the development and administration of our compensation plan is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

  •
  Set base compensation at a level to attract and retain competent executives.

  •
  Establish incentive compensation plans that deliver bonuses based on the financial performance of the company.

  •
  Provide significant equity based incentives for executives to ensure they are motivated over the long term to respond to the company's business challenges and opportunities, as owners rather than just employees.

  Incentive Plan for Senior Management

    Umpqua's Incentive Plan provides for a performance incentive payable to the President/CEO at least annually. Payment is targeted to be 30% of the President/CEO's year-end rate of base pay for the year in question if the company meets or exceeds projected financial goals for the preceding year. The amount of bonuses (which can exceed the target) is solely at the discretion of the board of directors. Distribution normally occurs during the first quarter of the following year.

    The plan for other key executives is payable at least annually, and is targeted at 20% of the executive's base pay for the year. Payment of such performance bonus is contingent upon both the company's performance and the executive's personal performance during the year. Distribution normally occurs during the first quarter of the following year.

  Stock Option Plan

    The 2000 Stock Option Plan is the vehicle by which executives can earn additional compensation depending on the company's financial performance. Grants are made at the discretion of the board of directors and awarded to individual executives, thereby providing additional incentive for executives to increase shareholder value. Executives receive value from these options when Umpqua stock appreciates over the long term. The company previously made grants under the 1995 Stock Option Plan.

  Submitted by the Budget and Compensation Committee Members:

    Ronald Doan (Chairperson)

    James Coleman

    John Dunkin

    Scott Chambers

    William Haden

    Raymond Davis

Audit Committee Report

    The Audit Committee serves a vital function in overseeing the internal controls of the company and the financial reporting process, as well as ensuring that the audits of the company's affairs are being conducted. Each of the members of the committee satisfies the definition of independent director as established by the Nasdaq National Market listing standards. In carrying out its duties, the Audit Committee:

  •
  Reviews and discusses with management the scope of external audit activities and the audited financial statements of the company.

  •
  Discusses with the company's independent auditors matters relating to the Statement on Auditing Standards No. 61.

  •
  Receives disclosures from and discusses with the company's independent auditors, the auditor's independence in light of Independence Standards Board Standard No. 1.

  •
  Makes a recommendation to the Board of Directors, based on the committee's review of the audited financial statements and its discussions with the company's independent auditors, as to whether the audited financial statements should be included in the company's annual report filed with the Securities and Exchange Commission on Form 10-K.

    The Audit Committee has reviewed and discussed with management the audited financial statements, and has discussed with the company's independent auditors the matters required to be discussed by SAS 61. In addition, the Audit Committee has received written disclosures and a letter from the company's independent auditor as required by ISB Standard No. 1, and has discussed with the company's independent auditor the auditor's independence. Based on the foregoing reviews, discussions, and disclosures, the audit committee has recommended the inclusion of the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee Members:

    Larry Parducci (Chair)

    Michael Donovan

    Ronald Doan

    Lynn Herbert

Stock Performance Graph

    The chart, shown below, compares the yearly percentage change in the cumulative shareholder return on Umpqua Holdings Corporation's common stock during the five fiscal years ended December 31, 2000, with (i) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices, and (ii) the Total Return Index for Nasdaq Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1995, in Umpqua Holdings Corporation's common stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends. Prior to April 1998, Umpqua Holdings Corporation common stock was not quoted on Nasdaq. Prior to its listing on Nasdaq, trading activity was limited. For purposes of computing return information for the periods being compared, the chart is based on price information for trades that were reported to Umpqua Holdings Corporation prior to April 1998. Price information from April 1998 to December 31, 2000, was obtained by using the Nasdaq quote as of that date.

Changes in Accountants

    On April 5, 2000, the Audit Committee of Umpqua's board of directors approved a change in Umpqua's independent accountants for the fiscal year ended December 31, 2000, from KPMG LLP to Deloitte & Touche LLP. The decision to change accountants was recommended by Umpqua's Audit Committee and approved by the board of directors.

    KPMG LLP's report on the financial statements for the years ended December 31, 1999 and 1998, contained no adverse opinion or disclaimer of opinion, nor was any such report qualified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 1999 and 1998, and during the interim period between January 1, 2000, and April 5, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. KPMG LLP furnished a letter to Umpqua dated April 10, 2000, and addressed to the Securities and Exchange Commission stating that KPMG LLP agrees with the disclosure in this paragraph.

    During the two fiscal years and the subsequent interim period prior to the engagement of Deloitte & Touche LLP on April 5, 2000, the registrant did not consult with Deloitte & Touche LLP regarding the application of accounting principles to any specific transaction, whether completed or proposed, on the type of audit opinion that might be rendered on the registrant's financial statements, or on any matter that was either the subject of a disagreement or a reportable event.

UMPQUA MANAGEMENT'S DISCUSSION AND ANALYSIS

  Overview

    June 30, 2001 and 2000 (dollars in thousands in text except for share data).  On a pre-merger expense basis, Umpqua earned $2,915 for the quarter ended June 30, 2001 compared with $2,549 for the same period in 2000, a 14.4% increase. Return on average shareholders' equity was 14.2% and return on average assets was 1.47% for the quarter ended June 30, 2001 before merger related expenses. Including merger expenses of $181 ($110 net of tax), Umpqua earned $2,805 for the quarter ended June 30, 2001. Diluted earnings per share was $0.19 for the quarter ended June 30, 2001 compared with $0.18 for the quarter ended June 30, 2000.

	Six Months Ended June 30,			Three Months Ended June 30,
			% of change			% of change
	2001	2000		2001	2000
Interest income	$29,127,734	$26,033,618	11.9%	$14,455,402	$13,378,293	8.1%
Interest expense	10,998,117	8,914,460	23.4%	5,262,342	4,613,233	14.1%

Net interest income	18,129,617	17,119,158	5.9%	9,193,060	8,765,060	4.9%
Provision for loan losses	680,000	1,034,500	-34.3%	420,000	584,500	-28.1%
Non interest income	7,956,423	5,823,333	36.6%	4,155,317	2,835,632	46.5%
Non interest expense	15,980,708	13,891,707	15.0%	8,229,997	6,923,912	18.9%

Operating income before merger expense	9,425,332	8,016,284	17.6%	4,698,380	4,092,280	14.8%
Income Taxes	3,689,213	2,938,001	25.6%	1,783,682	1,543,492	15.6%

Income before merger expenses	5,736,119	5,078,283	13.0%	2,914,698	2,548,788	14.4%
Merger expenses net of tax benefit	596,077	—		109,916	—

Net income	$5,140,042	$5,078,283	1.2%	$2,804,782	$2,548,788	10.0%

    Excluding merger-related expenses, the company earned $5,736 for the six months ended June 30, 2001 compared with $5,078 for the comparable period in 2000, a 13.0% increase.

    The company's net interest margin was reduced in the six months ended June 30, 2001 to 5.22% from the 5.61% earned during the first six months of 2000. The company's cost of funds increased during this time period while the earning rate on assets was decreasing. The margin is discussed further in (table B, page 96) and (table C, page 97) and (table D, page 98).

    The company provides additional disclosures about our Asset Liability Management and Interest Rate Sensitivity commencing on page 121.

    Return on average assets before merger expenses was 1.47% for the six months ended June 30, 2001 and 1.47% for the six months ended June 30, 2000.

    Return on Average Shareholders Equity before merger related expenses was 14.3% for the six months ended June 30, 2001 and 14.2% for the six months ended June 30, 2000.

    The ratios Return on Average Assets and Return on Average Equity when compared to comparable periods on an "after merger related expenses" basis were both decreased in 2001. This is caused by the adverse impact of additional expenses related to the merger of the companies. These expenses are not considered part of the company's operating income, however, and accordingly the most relevant comparison for these ratios is considered to be "before merger related expenses".

    Including merger expenses of $969 ($596 net of tax), Umpqua earned $5,140 for the six months ended June 30, 2001.

    Total assets reached $826.6 million at June 30, 2001, a $41.0 million increase since December 31, 2000.

    December 31, 2000 and 1999 (dollars in thousands in text, except for share data).  Umpqua earned $10,453 before merger related expenses for the year ended December 31, 2000, a 7.1% increase over the prior year.

    The net interest margin compressed from 5.66% in 1999 to 5.50% in 2000 due primarily to funding costs increasing more than the yield on earning assets. The net interest margin compression is due partially to the entry into new markets where Umpqua Bank must pay premiums on deposits and maintain very competitive loan rates in order to generate more acceptable volumes of business. The margin is discussed in significant detail on the pages that follow.

    The company provides additional disclosures about our asset liability management and interest rate sensitivity in the following section (old page 106).

    Return on average assets before merger expenses was 1.44% in 2000 versus 1.51% in 1999. Income before merger expenses grew 7.1% while assets grew at 12.6%, causing this ratio to decrease. The primary reason for income to grow slower than assets is explained by the reduction in net interest margin.

    Diluted earnings per share was $0.61 in 2000 compared with $0.66 in 1999. Total loans increased 18.1% to $530.1 million at December 31, 2000 compared with $448.8 million at December 31, 1999. Total deposits increased 18.0% to $681.3 million during the same period.

Financial Highlights	2000	1999	Percentage Growth
Before Merger Expenses(1):
Income before merger related expenses	$10,452,520	$9,762,322	7.1%
After Merger Expenses:
Income	$8,871,394	$9,762,322	(9.1)%
Basic earnings per common share	$0.62	$0.67	(7.5)%
Diluted earnings per common share	$0.61	$0.66	(7.6)%
Total shareholders' equity	$78,800,533	$70,325,566	12.1%
Total assets	$785,648,262	$697,469,483	12.6%
Total loans	$530,143,203	$448,845,860	18.1%
Total deposits	$681,305,294	$577,297,363	18.0%
Selected Ratios	2000	1999
Before Merger Expenses(1):
Return on average assets	1.44%	1.51%
Return on average equity	14.07%	13.86%
Efficiency ratio	60.26%	55.74%
Efficiency ratio- Umpqua Bank	55.02%	55.33%
After Merger Expenses:
Return on average assets	1.22%	1.51%
Return on average equity	11.94%	13.86%
Efficiency ratio	64.28%	55.74%
Efficiency ratio- Umpqua Bank	59.66%	55.33%
Net interest margin	5.50%	5.66%
Loans/deposits	77.81%	77.75%
Asset Quality Ratios	2000	1999
Allowance for loan losses to ending total loans	1.34%	1.55%
Nonperforming assets to ending total loans	0.18%	0.48%
Net loan charge-offs to average loans	0.33%	0.23%

(1)
Excludes merger related expenses of $1,581,126, net of tax benefit in 2000.

Selected Quarterly Financial Data

    The following tables set forth Umpqua's unaudited consolidated financial data regarding operations for each quarter of 2001, 2000 and 1999. This information, in the opinion of management, includes all adjustments necessary, consisting only of normal and recurring adjustments, to state fairly the information set forth therein. Certain amounts previously reported have been reclassified to conform with current presentation. These reclassifications had no net impact on the results of operations.

	2001
(in thousands, except per share amounts) (unaudited)	First Quarter	Second Quarter
INCOME STATEMENT DATA
Interest income	$14,672	$14,455
Interest expense	5,736	5,262

Net interest income	8,936	9,193
Provisions for loan losses	260	420

Net interest income after provision for loan losses	8,676	8,773
Non-interest income	3,801	4,155
Non-interest expense	8,538	8,411

Income before provision for income taxes	3,939	4,517
Provision for income taxes	1,604	1,712

Net income	$2,335	$2,805

Basic earnings per common share	$0.16	$0.19
Diluted earnings per common share	$0.16	$0.19
	2000
(in thousands, except per share amounts) (unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
INCOME STATEMENT DATA
Interest income	$12,655	$13,378	$14,143	$14,897
Interest expense	4,301	4,613	5,126	5,704

Net interest income	8,354	8,765	9,017	9,193
Provisions for loan losses	450	585	375	233

Net interest income after provision for loan losses	7,904	8,180	8,642	8,960
Non-interest income	2,988	2,836	3,472	3,545
Non-interest expense	6,968	6,924	7,954	9,688

Income before provision for income taxes	3,924	4,092	4,160	2,817
Provision for income taxes	1,395	1,544	1,651	1,532

Net income	$2,529	$2,548	$2,509	$1,285

Basic earnings per common share	$0.18	$0.18	$0.17	$0.09
Diluted earnings per common share	$0.17	$0.18	$0.17	$0.09

	1999
(in thousands, except per share amounts) (unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
INCOME STATEMENT DATA
Interest income	$11,254	$11,539	$12,034	$12,537
Interest expense	3,544	3,576	3,751	3,998

Net interest income	7,710	7,963	8,283	8,539
Provisions for loan losses	328	327	226	511

Net interest income after provision for loan losses	7,382	7,636	8,057	8,028
Non-interest income	1,489	1,437	1,467	1,956
Non-interest expense	4,976	5,362	5,624	6,164

Income before provision for income taxes	3,895	3,711	3,900	3,820
Provision for income taxes	1,441	1,361	1,450	1,312

Net income	$2,454	$2,350	$2,450	$2,508

Basic earnings per common share	$0.17	$0.16	$0.17	$0.17
Diluted earnings per common share	$0.16	$0.16	$0.17	$0.17

Average Balances and Average Rates Earned and Paid

    The following table shows average balances and interest income or interest expense, with the resulting average yield or rates by category of average earning asset or interest-bearing liability:

	Year-end December 31, 2000			Year-end December 31, 1999			Year-end December 31, 1998
(dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans and loans held for sale(1)(2)	$485,819	$44,742	9.21%	$398,639	$36,528	9.16%	$360,668	$34,693	9.62%
Investment securities — available-for-sale:
Taxable securities	109,895	6,954	6.33%	121,114	7,449	6.15%	98,384	5,974	6.07%
Non-taxable securities(1)	21,455	1,419	6.61%	19,925	1,307	6.56%	9,017	569	6.31%
Investment securities—held-to-maturity(1)	17,487	1,329	7.60%	18,004	1,382	7.68%	18,432	1,410	7.65%
Trading account securities(1)	1,067	123	11.53%	—	—		—	—
Temporary investments	21,964	1,391	6.33%	30,993	1,547	4.99%	48,415	2,647	5.47%

Total interest earning assets	657,687	55,958	8.51%	588,675	48,213	8.19%	534,916	45,293	8.47%
Cash and due from banks	37,289			38,587			34,643
Allowance for loan losses	(7,365)			(6,826)			(6,508)
Other assets	36,752			27,637			23,828

Total assets	$724,363			$648,073			$586,879

INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	$286,868	$7,043	2.46%	$279,614	$6,998	2.50%	$254,611	$6,941	2.73%
Time deposits	187,061	11,116	5.94%	136,838	6,492	4.74%	138,046	7,195	5.21%
Repurchase agreements	2,253	130	5.77%	—	—		—	—
Term debt	26,302	1,455	5.53%	26,678	1,379	5.17%	14,699	829	5.64%

Total interest-bearing liabilities	502,484	19,744	3.93%	443,130	14,869	3.36%	407,356	14,965	3.67%
Non-interest-bearing deposits	143,208			129,730			110,527
Other liabilities	4,400			4,762			3,941

Total liabilities	650,092			577,622			521,824
Shareholders' equity	74,271			70,451			65,055

Total liabilities and shareholder's equity	$724,363			$648,073			$586,879

Net interest income(1)		$36,214			$33,344			$30,328

Net interest spread			4.58%			4.83%			4.79%
Average yield on earning assets(1)(2)			8.51%			8.19%			8.47%
Interest expense to earning assets			3.01%			2.53%			2.80%

Net interest income to earning assets(1)(2)			5.50%			5.66%			5.67%

(1)
Tax exempt income has been adjusted to a tax equivalent basis at a 35% effective rate. The amount of such adjustment was an addition to recorded income of $884, $849 and $607 for 2000, 1999 and 1998, respectively.

(2)
Non-accrual loans are included in average balance.

Analysis of Changes in Interest Differential

    The following table sets forth, on a tax-equivalent basis, a summary of the changes in net interest income resulting from changes in volumes and rates. Changes not due solely to volume or rate are allocated to rate.

	2000 Compared to 1999			1999 Compared to 1998
	Increase (Decrease) Due to change in			Increase (Decrease) Due to change in
(in thousands)	Volume	Rate	Net Change	Volume	Rate	Net Change
INTEREST-EARNING ASSETS:
Loans	$7,988	$226	$8,214	$3,652	$(1,817)	$1,835
Investment securitieis—available-for-sale
Taxable securities	(690)	195	(495)	1,380	95	1,475
Non-taxable securities(1)	100	12	112	688	50	738
Investment securities—held-to-maturity(1)	(40)	(13)	(53)	(33)	5	(28)
Trading account securities(1)	—	123	123	—	—	—
Temporary investments	(451)	295	(156)	(953)	(147)	(1,100)

Total(1)	6,907	838	7,745	4,734	(1,814)	2,920
INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	182	(137)	45	682	(625)	57
Time deposits	2,383	2,241	4,624	(63)	(640)	(703)
Repurchase agreements	—	130	130	—	—	—
Term debt	(19)	95	76	676	(126)	550

Total	2,546	2,329	4,875	1,295	(1,391)	(96)

Net increase (decrease) in net interest income	$4,361	$(1,491)	$2,870	$3,439	$(423)	$3,016

(1)
Tax-exempt interest income has been adjusted to a tax equivalent basis at a 35% effective tax rate.

Net Interest Income for the Six Months Ended June 30, 2001 and the Years Ended December 31, 2000, 1999 and 1998

    The primary component of earnings for financial institutions is net interest income. Net interest income is the difference between interest income, primarily from loans and investments, and interest expense on deposits and borrowings. Changes in net interest income result from changes in "volume," changes in "spread," and change in "margin." Volume refers to the level of average interest-earning assets or interest-bearing liabilities. Spread refers to the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities. Margin refers to the ratio of net interest income to average earning assets and is influenced by the mix of interest-earning assets and interest-bearing liabilities as well as the relative proportion of interest-bearing liabilities to interest earning assets.

    June 30, 2001 and 2000.  Net interest income on a taxable equivalent basis was $9,408 for the quarter ended June 30, 2001 compared with $9,007 for the same period in 2000 (Tables A and B). The increase of $402 was primarily attributable to an increase in the volume of earning assets, offset by a compression in the net interest margin. Average earning assets increased $85.9 million or 13.4% compared with the same period in the prior year. Average loans, the largest component of earning assets, increased $101.4 million on average compared with the prior year period. Average investment securities available-for-sale decreased $51.1 million in the current year due to maturities and calls.

Partly due to these maturities and calls, the average volume of temporary investments increased $36.1 million compared with the prior year. Overall, the yield on earning assets decreased to 8.11% for the quarter compared with 8.56% for the same period in the prior year. Average interest bearing liabilities increased $56.4 million compared with the prior year period. Of this increase, $70.6 million was in the time deposit category, generally the most expensive deposit product, offset by a $17.4 million decrease in term borrowings. As a result of the mixed changes in interest bearing liabilities, the average cost of those liabilities increased 0.08% to 3.90% for the quarter ended June 30, 2001. Somewhat offsetting the increase in interest bearing liability cost was a $19.6 million increase in average noninterest bearing deposits. As a result of the preceding changes, the interest spread (the difference between the yield on earning assets and the cost of interest bearing liabilities) decreased 0.53% to 4.21% for the quarter ended June 30, 2001 compared with the same period in the prior year. The net interest margin for the quarter ended June 30, 2001 was 5.20%, a decrease of 0.46% from the same period in the prior year.

Table A

	Quarter ended June 30, 2001			Quarter ended June 30, 2000
(dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans and loans held for sale(2)	$579,643	$12,577	8.70%	$478,264	$10,956	9.21%
Investment securities—Available for sale
Taxable securities	57,855	865	5.98%	109,892	1,745	6.35%
Non-taxable securities(1)	22,181	370	6.68%	21,230	359	6.76%
Investment securities—Held to maturity(1)	16,399	303	7.40%	17,761	360	8.11%
Trading account assets	1,763	29	6.69%	932	25	10.73%
Temporary investments	47,664	527	4.43%	11,563	175	6.09%

Total interest earning assets	725,505	14,671	8.11%	639,642	13,620	8.56%
Allowance for loan losses	(7,502)			(7,578)
Other assets	75,044			71,836

Total assets	$793,047			$703,900

INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	$278,963	$1,537	2.21%	$280,695	$1,725	2.47%
Time deposits	243,317	3,496	5.76%	172,750	2,436	5.67%
Repurchase agreements	4,928	45	3.66%	0	0	—
Term debt	14,602	185	5.08%	32,013	452	5.68%

Total interest-bearing liabilities	541,810	5,263	3.90%	485,458	4,613	3.82%
Non-interest-bearing deposits	162,711			143,112
Other liabilities	5,973			2,081

Total liabilities	710,494			630,651
Shareholders' equity	82,553			73,249

Total liabilities and shareholders' equity	$793,047			$703,900

NET INTEREST INCOME(1)		$9,408			$9,007

NET INTEREST SPREAD			4.21%			4.74%
AVERAGE YIELD ON EARNING ASSETS(1),(2)			8.11%			8.56%
INTEREST EXPENSE TO EARNING ASSETS			2.91%			2.90%

NET INTEREST INCOME TO EARNING ASSETS(1),(2)			5.20%			5.66%

(1)
Tax exempt income has been adjusted to a tax equivalent basis at a 35% effective rate. The amount of such adjustment was an addition to recorded income of $210 and $164 for 2001 and 2000, respectively.

(2)
Non-accrual loans are included in average balance.

    Table B Analysis of changes in interest differential.  The following table sets forth, on a tax-equivalent basis, a summary of the changes in net interest income resulting from changes in volumes and rates. Changes not due solely to changes in volume or rate are allocated to rate.

Table B

	QTD 6/30/01 Compared to QTD 6/30/00
	Increase (Decrease) Due to Change in
(dollars in thousands)	Volume	Rate	Net Change
INTEREST-EARNING ASSETS:
Loans(1)	$2,329	$(708)	$1,621
Investment securities-Available for sale
Taxable securities	(826)	(54)	(880)
Non-taxable securities(1)	16	(5)	11
Investment securities-Held to maturity(1)	(28)	(29)	(57)
Trading account assets	22	(18)	4
Temporary investments	548	(196)	352

Total(1)	2,061	(1,010)	1,051
INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	(11)	(177)	(188)
Time deposits	998	63	1,061
Repurchase agreements	45	—	45
Term debt	(247)	(21)	(268)

Total	785	(135)	650

Net increase (decrease) in net interest income	$1,276	$(875)	$401

(1)
Tax-exempt interest income has been adjusted to a tax equivalent basis at a 35% effective tax rate.

    Net interest income on a taxable equivalent basis was $18,576,000 for the six months ended June 30, 2001 compared with $17,605,000 for the same period in 2000 (Tables C and D). The increase was due to the increase in average earning assets in 2001 compared with 2000. Average earning assets were $717.8 million in 2001 compared with $630.4 million in 2000. Average loans, the largest component of earning assets, increased $91.3 million for the first six months of 2001 compared with the same period in the prior year. The yield on earning assets decreased from 8.51% for the six months ended June 30, 2000 to 8.31% for the same period in 2001. The decrease was primarily due to decreases in the yield on loans and temporary investments. The cost of interest bearing liabilities increased to 4.10% for the six months ended June 30, 2001 compared with 3.73% for the first six months of 2000. The increase was due partially to increases in the cost of time deposits, as well as a change in the mix of interest-bearing liabilities. Average time deposits were 34% of interest-bearing liabilities for the first six months of 2000 compared with 45% of interest bearing deposits for the first six months of 2001. As a result of the preceding changes, the interest spread (the difference between the yield on earning assets and the cost of interest bearing liabilities) decreased 0.56% to 4.21% for the six months ended June 30, 2001 compared with the same period in the prior year. The net interest margin for the six months ended June 30, 2001 was 5.22%, a decrease of 0.43% from the same period in the prior year.

Table C

	Six Months Ended June 30, 2001			Six Months Ended June 30, 2000
(in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans and loans held for sale(2)	$559,504	$24,847	8.96%	$468,165	$21,191	9.15%
Investment securities-Available for sale
Taxable securities	72,963	2,267	6.21%	111,825	3,544	6.34%
Non-taxable securities(1)	22,293	746	6.69%	21,275	716	6.73%
Investment securities-Held to maturity(1)	16,716	615	7.36%	17,886	725	8.11%
Trading account assets	1,503	57	7.53%	729	35	9.60%
Temporary investments	44,818	1,043	4.69%	10,542	308	5.91%

Total interest earning assets	717,797	29,575	8.31%	630,422	26,519	8.51%
Allowance for loan losses	(7,349)			(7,480)
Other assets	76,407			72,459

Total assets	$786,854			$695,401

INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	$279,231	$3,376	2.44%	$282,016	$3,556	2.55%
Time deposits	241,799	7,147	5.96%	164,037	4,330	5.34%
Repurchase agreements	5,114	108	4.26%	—		0.00%
Term debt	14,608	368	5.08%	36,622	1,028	5.68%

Total interest-bearing liabilities	540,750	10,999	4.10%	482,675	8,914	3.73%
Non-interest-bearing deposits	159,988			137,129
Other liabilities	4,622			3,430

Total liabilities	705,361			623,234
Shareholders' equity	81,494			72,167

Total liabilities and shareholders' equity	$786,854			$695,401

NET INTEREST INCOME(1)		$18,576			$17,605

NET INTEREST SPREAD			4.21%			4.77%
AVERAGE YIELD ON EARNING ASSETS(1),(2)			8.31%			8.51%
INTEREST EXPENSE TO EARNING ASSETS			3.09%			2.86%

NET INTEREST INCOME TO EARNING ASSETS(1),(2)			5.22%			5.65%

(1)
Tax exempt income has been adjusted to a tax equivalent basis at a 35% effective rate. The amount of such adjustment was an addition to recorded income of $427 and $595 for 2001 and 2000, respectively.

(2)
Non-accrual loans are included in average balance.

Table D

	Six Months Ended June 30, 2001 Compared to 2000
	Increase (Decrease) Due to Change in
(dollars in thousands)	Volume	Rate	Net Change
INTEREST-EARNING ASSETS:
Loans(1)	$4,146	$(490)	$3,656
Investment securities—Available for sale
Taxable securities	(1,232)	(45)	(1,277)
Non-taxable securities(1)	34	(4)	30
Investment securities—Held to maturity(1)	(47)	(62)	(109)
Trading account assets	37	(16)	21
Temporary investments	1,004	(269)	735

Total(1)	3,942	(886)	3,056
INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	(35)	(145)	(180)
Time deposits	2,058	759	2,817
Repurchase agreements	108	—	108
Term debt	(620)	(40)	(660)

Total	1,511	574	2,085

Net increase (decrease) in net interest income	$2,431	$(1,460)	$971

(1)
Tax-exempt interest income has been adjusted to a tax equivalent basis at a 35% effective tax rate.

    December 31, 2000 and 1999.  Net interest income for the year ended December 31, 2000 was $36.2 million, a $2.9 million increase over the same period in 1999. Interest income on a taxable equivalent basis increased to $56.0 million in 2000 compared with $48.2 million in 1999. This $7.8 million increase was driven primarily by increases in the volume of earning assets, and to a lesser extent by an increase in the yield on earning assets. The yield on earning assets increased from 8.19% in 1999 to 8.51% in 2000 due primarily to a shift in the mix of earning assets from lower yielding investment securities and temporary investments to higher yielding loans. In 1999, average loans were 67.7% of average earning assets, while in 2000 they improved to 73.9% of average earning assets. Interest expense for 2000 increased to $19.7 million from $14.9 million in 1999 due to both increases in the volume of interest-bearing liabilities and increases in the rates paid. The cost of interest-bearing liabilities increased from 3.36% in 1999 to 3.93% in 2000 due to changes in the mix of interest-bearing liabilities. Average time deposits, which are generally the highest cost deposits, increased from 30.9% of average interest-bearing liabilities in 1999 to 37.2% of average interest-bearing liabilities in 2000. The net interest margin compressed from 5.66% in 1999 to 5.50% in 2000 due primarily to funding costs increasing more than the yield on earning assets. The net interest margin compression is due partially to the entry into new markets where Umpqua Bank must pay premiums on deposits and maintain very competitive loan rates in order to generate acceptable volumes of business.

    Net interest income increased from $30.3 million in 1998 to $33.4 million in 1999. Interest income on a taxable equivalent basis increased $2.9 million due primarily to the volume of average earning assets, offset by a decrease in the rate earned. The average volume of earning assets increased $53.8 million due to approximately equal growth in loans and investment securities. The decrease in the yield on earning assets was primarily attributable to the overall lower level of interest rates that existed in 1999 compared with 1998. Interest expense decreased from $15.0 million in 1998 to $14.9 million in 1999 due primarily to decreases in the rates paid on average interest-bearing liabilities offset by growth in average interest-bearing liabilities. Growth in average interest-bearing liabilities was primarily in lower cost interest-bearing checking and savings accounts, which grew $25.0 million from 1998 to 1999. The net interest margin was 5.66% in 1999 compared with 5.67% in 1998.

Provision for Loan Losses (dollars in thousands)

    The provision for loan losses is management's estimate of the amount necessary to maintain an allowance for loan losses at a level which is considered adequate based on the risk of losses inherent in the loan portfolio (see additional discussion under "Allowance for Loan Losses"). The provision for loan losses for the quarter ended June 30, 2001 was $420 compared with $585 during the second quarter of 2000. Net charge-offs were $63 for the three months ended June 30, 2001 compared with $600 of net charge-offs for the same period in 2000. The provision for loan losses was $680 for the six months ended June 30, 2001 compared with $1,035 for the first six months of 2000. Net charge-offs were $121 for the first six months of 2001 compared with $743 for the first six months of 2000. Management believes the allowance has been maintained at an adequate level with the provision for loan loss expense of $1,643 in 2000, $1,392 in 1999 and $1,025 in 1998. Loan charge-offs, net of loan recoveries, were $1,519, $623 and $641 for the years 2000, 1999, and 1998, respectively.

    Nonperforming assets at June 30, 2001 were $1,967 up from $931 at December 31, 2000. The allowance for loan losses totaled $7,656, or 1.31% of total loans, at June 30, 2001, compared with $7,096, or 1.34% at December 31, 2000.

Non-Interest Income for Three and Six Months Ended June 30, 2001 (dollars in thousands)

    Non-interest income for the quarter ended June 30, 2001 was $4,155, a $1,319 increase over the same period in 2000. Brokerage commissions and fees, the largest component of noninterest income, increased $773 over the prior year. This increase was due to the acquisition of Adams, Hess, Moore & Co. (Adams, Hess) by Strand, Atkinson in August 2000. Revenue generated by Adams, Hess was $674 in the second quarter of 2001. Service charges, the second largest component of noninterest income, increased $329 compared with the same quarter in the prior year. Service charges increased primarily due to deposit fee repricings that occurred during the first quarter of 2001. These repricings were a result of the integration of the deposit products at the bank.

    For the first six months of 2001 non-interest income was $7,956 compared with $5,823 for the same period in the prior year. Brokerage commissions and fees were up $1,223 for the first six months of 2001 due primarily to the acquisition of Adams, Hess. Revenue generated by Adams, Hess was $1,294 for the first six months of 2001. Service charges were $2,977 for the six months ended June 30, 2001 compared with $2,386 for the first six months of 2000, a 25% increase.

Non-Interest Expense for Three and Six Months Ended June 30, 2001 (dollars in thousands)

    Non-interest expense for the quarter ended June 30, 2001 was $8,411 compared with $6,924 for the same period in 2000. Salaries and employee benefits expense was $4,304 for the quarter ended June 30, 2001, up $258 compared with the same period in 2000. Salaries and benefits at Strand, Atkinson increased $548 due primarily to the acquisition of Adams, Hess in August 2000. Premises and equipment expense was $1,211 for the quarter ended June 30, 2001, an increase of $242 from the same period in the prior year. The increase was attributable to the acquisition of Adams, Hess as well as the opening of a new store in Central Point in February 2001 and increased data processing expenses. Other non-interest expense consisting of marketing, services, insurance, other fees, communication costs, intangible amortization and other expense increased $802 over the second quarter of 2000 to $2,715. Merger expenses were $181 for the quarter ended June 30, 2001 and were related to the acquisition of Valley of the Rogue Bank in November 2000. No additional charges are anticipated related to this merger.

    Non-interest expense for the six months ended June 30, 2001 was $16,949 compared with $13,892 for the same period in the prior year. Details of merger expenses incurred in 2001 were as follows (in thousands):

Professional fees	$88
Supplies	48
Severance and relocation	284
Premises and equipment write-downs	212
Computer conversions	161
Other	176

Total	$969

    Accrued merger expenses at June 30, 2001 were $206 and consisted of accrued severance and related expenses.

Income Taxes

    The effective tax rate for Umpqua was 37.9% during the second quarter of 2001 compared with 37.7% during the second quarter of 2000. The effective tax rate for the first six months of 2001 was 39.2% compared with 36.7% during the first six months of 2000.

Investment Portfolio

    The following table provides the carrying values of the Umpqua's portfolio of investment securities as of December 31, 2000 and 1999:

	December 31,
(in thousands)	2000	1999
INVESTMENT SECURITIES AVAILABLE-FOR-SALE AT FAIR VALUE:
U.S. Treasury securities	$94,857	$96,417
U.S. Government agency mortgage-backed securities	6,768	13,830
Obligations of states and political subdivisions	22,025	21,512

	$123,650	$131,759

	December 31,
(in thousands)	2000	1999
INVESTMENT SECURITIES HELD-TO-MATURITY:
At Amortized Cost:
Obligations of states and political subdivisions	$17,060	$18,010

	$17,060	$18,010

    The maturity distribution and yields of securities at December 31, 2000 were as follows:

	December 31, 2000
(dollars in thousands)	Amortized Cost	Approximate Market Value	Weighted Average Yield(1)
U.S. TREASURIES AND AGENCIES:
One year or less	$6,304	$6,286	5.52%
One to five years	52,969	52,730	6.05%
Five to ten years	35,188	34,862	6.44%
Over ten years	1,000	978	7.00%

Total	95,461	94,856	6.17%

OBLIGATIONS OF STATES AND POLITICAL SUBDIVISIONS:
One year or less	722	723	6.61%
One to five years	11,082	11,183	7.17%
Five to ten years	18,924	19,099	6.42%
Over ten years	8,927	8,500	7.61%

Total	39,025	39,505	6.89%

Serial Maturies(2)	6,770	6,768	6.35%

	$141,256	$141,129	6.38%

(1)
Weighted average yields are stated on a federal tax equivalent basis at a 35% effective tax rate.
(2)
Serial maturities include mortgage-backed securities, collateralized mortgage obligations and asset-backed securities.

Financial Condition

    Significant changes in Umpqua's financial position from December 31, 2000 to June 30, 2001 are as follows:

  Investment Securities Available for Sale

    Investment securities have decreased $55.8 million since year-end 2000 due primarily to early calls of approximately $50 million of U.S. agency securities. The cash flows from these calls have been temporarily invested in federal funds sold and interest bearing balances in other banks, which together have increased $35.8 million since year-end.

  Loans

    Loans have increased $54.3 million since year-end. Details of the loan portfolio at June 30, 2001 and December 31, 2000 are as follows:

(in thousands)	June 30, 2001	December 31, 2000
Commercial & Industrial	$100,183	$104,559
Real Estate:
Construction	76,902	67,790
Residential and commercial	358,419	308,423
Individuals	48,357	47,662
Other	609	1,709

Total Loans	$584,470	$530,143

    Commitments to extend credit were $106 million at June 30, 2001 and $108 million at December 31, 2000.

    The following table presents the composition of the loan portfolio at December 31 of the years indicated:

	2000		1999		1998		1997		1996
(in thousands)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Commercial and industrial	$104,559	19.7%	$84,076	18.7%	$64,558	17.7%	$57,207	21.0%	$42,029	19.6%
Real estate:
Construction	67,789	12.8%	58,996	13.1%	37,318	10.2%	26,237	9.6%	15,347	7.2%
Mortgage	308,423	58.2%	260,630	58.1%	219,911	60.3%	146,827	54.0%	119,329	55.7%
Individuals	47,662	9.0%	44,889	10.0%	42,636	11.7%	41,398	15.2%	37,067	17.3%
Other	1,710	0.3%	255	0.1%	458	0.1%	557	0.2%	497	0.2%

Total	$530,143	100.0%	$448,846	100.0%	$364,881	100.0%	$272,226	100.0%	$214,269	100.0%

    The following table sets forth the loan portfolio maturities on fixed-rate loans and the repricing dates on adjustable-rate loans, at December 31, 2000:

(in thousands)	Within One Year	One to Five Years	After Five Years	Total
FIXED-RATE LOAN MATURITIES
Commercial and industrial	$3,246	$14,798	$4,703	$22,747
Real estate	12,955	15,549	33,054	61,557
Individuals	3,583	15,489	15,692	34,764
Other	2,133	—	—	2,133

Total	$21,917	$45,836	$53,449	$121,201

ADJUSTABLE-RATE LOAN REPRICINGS
Commercial and industrial	$72,437	$9,376	$—	$81,812
Real estate	124,202	178,359	11,965	314,525
Individuals	12,460	2	144	12,605
Other		—	—

Total	$209,099	$187,737	$12,109	$408,942

  Non-Performing Loans

    Commercial and real estate loans are placed on non-accrual status when they are 90 days past due as to principal or interest, unless the loans are both well-secured and in the process of collection. Non-performing assets have not materially changed between December 31, 2000 and June 30, 2001. The following table presents information with respect to non-performing assets:

	Years Ended December 31,
(in thousands)	2000	1999	1998	1997	1996
Loans on non-accrual status	$739	$1,949	$719	$1,529	$276
Loans past due greater than 90 days but not on non-accrual status	192	206	163	101	38
Other real estate owned	—	—	51	—	—

Total non-performing assets	$931	$2,155	$933	$1,630	$314

Percentage of non-performing loans to total loans	0.18%	0.48%	0.26%	0.60%	0.15%

Credit Risk and Allowance for Loan and Lease Losses

    Umpqua Bank's Credit Administration and Credit Quality Departments are responsible for the establishment and oversight of the bank's credit risk policies. The credit policies address underwriting standards, internal lending limits, portfolio concentration levels, a credit risk grading system, and processes for monitoring credit risk in the portfolios. Loans are primarily monitored by closely following changes and trends in assigned risk ratings and changes and trends in past due and collection activity. Consumer loans are categorized according to the FFIEC Uniform Retail Credit Classification and Account Management Policy. Commercial loans are assigned individual risk ratings. These ratings are assigned at origination by the lender based upon individual credit analysis; these ratings are reviewed by management. The Credit Quality Department independently reviews newly originated and renewed loans to ensure risk ratings are appropriate. Credit Quality also reviews loans with repeated past-due payments to determine if the risk grade is still appropriate. The review findings are reported to senior management and the Audit Committee.

    Loans placed on non-accrual status are further evaluated for potential impairment and possible loss based upon review and discussion among lending officers, collection officers, credit review, credit administration, and senior management. Factors considered include the market value of collateral, cash flows generated by the borrower, third-party guarantees, the general economic climate, and any specific industry trends that may affect an individual loan.

    Between 1996 and 2000, the bank's loan portfolio grew from $214.2 million to $530.1 million as a result of increased market share and expansion into new locations. Umpqua Bank maintains sound underwriting practices for loans advanced, but management realizes that loan growth adds a level of unseasoned loans to the portfolio. Management has funded the allowance to keep pace with loan growth and support unseasoned risk. The make-up of the loan portfolio changed with the loan growth. The portfolio has gradually evolved from a 75 / 25 percent mix between commercial and consumer borrowers in 1997 to an 85 / 15 percent mix at second-quarter 2001 (see loan discussion). This migration resulted in an increase in the average loan size and an increase in exposure to the higher level risk associated with commercial and commercial real estate loans. Correspondingly, management has funded the reserve for this risk.

    Umpqua Bank also monitors industry concentration levels in its loan portfolio and maintains a reserve level to cover risks identified by industry. The portfolio is well diversified by industry segment with the highest level of concentrations as follows at June 30, 2001:

Industry	Percent of Portfolio
Real Property Lessors	20%
Sub-dividers & Developers	7%
Hotels & Motels	5%
Residential Care Facilities	3%

    A general economic slow-down began in 2000 and Oregon's economy followed that of the nation. In 2000 Oregon's employment rate began to lag that of the nation. Douglas County's unemployment rate climbed also and continues to be among the highest in the state. Both personal and business bankruptcy filings were on the rise in Oregon in 2000. Umpqua Bank, headquartered in Douglas County saw an increase in consumer loan losses as a result of bankruptcy filings. Two of the bank's wood-industry commercial customers filed bankruptcy resulting in charge-offs recorded in 2000 and 2001. As economic conditions continued to weaken in the first half of 2001, Umpqua Bank saw a gradual increase in its internally identified watch credits.

    Loan loss reserve allocations are calculated based on risk grades of commercial loans and classification ratings of consumer loans. Loans receive risk grades based on the evaluation of the quality of the individual credit. The evaluation is based on the financial strength of the borrower and/or the valuation of the underlying collateral. Loan loss reserve allocations for risk grades are based on industry standards, historical loss rates, and management's assessment of the economic climate and current conditions. Potential problem loans are reviewed for impairment and assigned a specific allocation of the allowance if appropriate. While reserve amounts are allocated to various portfolio categories or classifications, the total reserve, less the portion attributable to reserves as prescribed under provisions of Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", is available to absorb losses from any loan category.

    The following table sets forth the allocation of the allowance for loan losses for the past five years:

	December 31, 2000
(in thousands)	Amount	Percentage of Loans in Each Category to Total Loans
Commercial and industrial	$2,127	19.7%
Real estate	3,420	71.0%
Loans to individuals	970	9.0%
Other	1	0.3%
Unallocated	578	N/A

	$7,096	100.0%

	December 31, 1999
(in thousands)	Amount	Percentage of Loans in Each Category to Total Loans
Commercial and industrial	$1,603	18.7%
Real estate	3,837	71.2%
Loans to individuals	564	10.0%
Other	13	0.1%
Unallocated	955	N/A

	$6,972	100.0%
	December 31, 1998
(in thousands)	Amount	Percentage of Loans in Each Category to Total Loans
Commercial and industrial	$1,148	17.7%
Real estate	4,153	70.5%
Loans to individuals	900	11.7%
Other	3	0.1%
Unallocated	—	—

	$6,203	100.0%

	December 31, 1997
(in thousands)	Amount	Percentage of Loans in Each Category to Total Loans
Commercial and industrial	$975	21.0%
Real estate	2,472	63.6%
Loans to individuals	468	15.2%
Other	6	0.2%
Unallocated	—	—

	$3,921	100.0%

	December 31, 1996
(in thousands)	Amount	Percentage of Loans in Each Category to Total Loans
Commercial and industrial	$855	19.6%
Real estate	2,265	62.9%
Loans to individuals	495	17.3%
Other	6	0.2%
Unallocated	—	—

	$3,623	100.0%

    Activity in the allowance for loan and lease losses was as follows for the three and six month periods ending June 30, 2001 and 2000:

(in thousands)	Three months ended June 30, 2001	Year to Date June 30, 2001	Three months ended June 30, 2000	Year to Date June 30, 2000
Beginning Balance	$7,298	$7,096	$7,279	$6,973
Provision for Loan Losses	420	680	585	1,035
Charge-offs	(90)	(182)	(616)	(780)
Recoveries	28	62	16	36

Net charge-offs/recoveries	(62)	(120)	(600)	(744)

Ending Balance	$7,656	$7,656	$7,264	$7,264

    At December 31, 2000 the allowance for loan losses was $7.0 million, or 1.34% of total loans, and is considered by management adequate to absorb credit losses on specifically identified loans as well as estimated credit losses inherent in the portfolio.

    The following table illustrates historical activity in the allowance for loan and lease losses for the periods indicated:

Summary of Loan Loss Experience

	Years Ended December 31,
(in thousands)	2000	1999	1998	1997	1996
Loans outstanding at end of year	$530,143	$448,846	$364,881	$272,225	$214,269

Average loans outstanding	$484,563	$398,136	$359,478	$245,569	$192,892

Allowance for loan losses, beginning of year	$6,972	$6,203	$3,921	$3,623	$2,644
Loans charged off:
Commercial	1,126	549	276	130	63
Real estate	105	28	91	—	—
Consumer	386	346	422	484	106

Total loans charged off	1,617	923	789	614	169

Recoveries:
Commercial	53	251	76	61	276
Real estate	6	—	—	—	—
Consumer	39	49	72	39	22

Total recoveries	98	300	148	100	298

Net loans charged off (recovered)	1,519	623	641	514	(129)
Provision charged to income	1,643	1,392	1,025	812	850
Acquisitions	—	—	1,898	—	—

Allowance for loan losses, end of year	$7,096	$6,972	$6,203	$3,921	$3,623

Ratio of net loans charged off to average loans outstanding	0.31%	0.16%	0.18%	0.21%	-0.07%

Ratio of allowance for loan losses to ending total loans	1.34%	1.55%	1.70%	1.44%	1.69%

    Umpqua Bank maintains an allowance for loan and lease losses to absorb losses in the loan portfolio. Management monitors the loan portfolio and evaluates the adequacy of the allowance quarterly. The reserve is maintained at a level management considers adequate to cover the risk in the portfolio.

    Umpqua Bank follows guidance from the Interagency Policy Statement issued by the Federal Financial Institutions Examination Council (FFIEC) regarding Allowance for Loan and Lease Losses Methodologies. Quarterly, management tests the adequacy of the allowance using the following three methodologies:

  •
  Loss allocation to groups of loans by internal risk grade

  •
  Loss allocation by loan type

  •
  Loss allocation by historical loss percentage

    Management's determination of the adequacy of the reserve is based on an assessment of the risk in the portfolio given the conditions at the time. This assessment consists of certain loans being evaluated on an individual basis, as well as all loans being categorized based on common credit risk attributes and being evaluated as a group. The adequacy of the allowance is monitored on an ongoing basis and is based on management's evaluation of numerous factors. These factors include the quality of the current loan portfolio, the trend in the loan portfolio's risk ratings, current economic conditions, loan concentrations, loan growth rates, past-due and non-performing trends, evaluation of specific loss estimates for all significant problem loans, historical charge-off and recovery experience and other pertinent information.

Capital Expenditures

    Capital expenditures for premises and equipment were $2.9 million and $4.7 million for the years ended December 31, 2000 and 1999, respectively. Capital expenditures in 2000 included the construction of a new Central Point store and the acquisition of land in Salem for an additional store, which opened in January, 2001.

Deposits and Borrowings

    Deposits have grown from $681 million at December 31, 2000 to $713 million at June 30, 2001. Details of deposits at December 31, 2000 and June 30, 2001 were as follows:

(in thousands)	June 30, 2001	December 31, 2000
Non-interest bearing demand	$176,686	$161,351
Interest bearing demand and Money market accounts	237,305	246,192
Savings	45,265	43,072
Time deposits	253,936	230,690

Total Deposits	$713,192	$681,305

    Total deposits increased $104.0 million over year-end 1999 to $681.3 million at December 31, 2000. Growth was particularly strong in non-interest bearing demand deposits which were up $27.6 million and time deposits which were up $81.4 million. Borrowings decreased $31.5 million as Umpqua reduced the amount of on balance sheet liquidity that had been built up in anticipation of possible Year 2000 depositor withdrawals. Additionally, deposit growth was higher than loan growth which allowed Umpqua to pay down its borrowings.

    The following table sets forth the average balances of the company's interest-bearing liabilities, interest expense and average rates paid for the periods indicated:

	Years ended December 31,
	2000			1999			1998
(in thousands)	Average Balance	Interest Expense	Average Rate	Average Balance	Interest Expense	Average Rate	Average Balance	Interest Expense	Average Rate
LIABILITIES
Interest-bearing checking	$286,868	$7,043	2.46%	$279,614	$6,998	2.50%	$254,611	$6,941	2.73%
Savings accounts	187,061	11,116	5.94%	136,838	6,492	4.74%	138,046	7,195	5.21%
Time deposits	2,253	130	5.77%	—	—	—	—	—	—
Borrowed funds	26,302	1,455	5.53%	26,678	1,379	5.17%	14,699	829	5.61%

Total interest-bearing liabilities	$502,484	$19,744	3.93%	$443,130	$14,869	3.36%	$407,356	$14,965	3.67%

Non-interest-bearing liabilities	147,608			134,492			114,468

Total liabilities	$650,092			$577,622			$521,824

    The following table sets forth information regarding short-term borrowings:

	2000		1999
in (000's)	FHLB	Securities sold under agreements to repurchase	FHLB	Securities sold under agreements to repurchase
Outstanding at 12/31	$14,618	$4,514	$46,158	$—
Weighted Average rate on amount
Outstanding at 12/31	5.07%	5.68%	5.14%	NA
Maximum outstanding at any month-end	$46,155	$5,352	$40,155	$—
Average outstanding during the year	$26,302	$2,253	$26,678	$—
Weighted Average rate during the year	5.53%	5.77%	5.17%	NA
General terms:
FHLB
Interest on the above borrowings is due monthly with the principal due at maturity, with the exception of the note due November 2003, where in addition to interest a portion of the principal is due monthly.
Securities sold under agree-ments to repurchase	Borrowings mature daily and interest is credited to the account monthly.

Asset-Liability Management/Interest Rate Sensitivity

    Asset and liability management is an integral part of managing a financial institution's primary source of income, net interest income. Umpqua manages the balance between the rate-sensitive assets and rate-sensitive liabilities being repriced in any given period with the objectives of minimizing fluctuations in net interest income. The company considers its rate-sensitive assets to be those that either contain a provision to adjust the interest rate periodically or mature within one year. These assets include certain loans and investment securities and interest-bearing deposits in other banks. Rate-sensitive liabilities are those liabilities that are considered sensitive to periodic interest rate changes within one year, including maturing time certificates, certain savings deposits and interest-bearing demand deposits. The difference between the aggregate amount of assets and liabilities that reprice within various time frames is called the "gap." Generally, if repricing assets exceed repricing liabilities during a time frame, the company would be deemed to be asset sensitive. If aggregate repricing liabilities exceeded aggregate repricing assets during a time frame, the company would be deemed to be liability sensitive during that time frame. The company generally seeks to maintain a balanced position within one year, whereby the difference between assets and liabilities repricing is minimized. This is accomplished by maintaining a significant level of loans, investment securities and deposits available for repricing within one year.

    According to the traditional financial institution industry static gap basis table set forth below, the company was liability sensitive within one year. The primary reason for the negative one-year gap is due to the inclusion of "non-maturity" deposit balances (i.e. interest bearing demand deposits and savings) in the 0-3 month repricing category. These balances are included in this category because their interest rates can be changed at the bank's discretion. Changes in the rates of these products do not necessarily occur in the same amount or at the same time as changes in rates earned on interest-bearing assets.

INTEREST RATE SENSITIVITY—STATIC GAP BASIS

	BY REPRICING INTERVAL
December 31, 2000 (in thousands)	0-3 Months	3-12 Months	1-5 Years	Over 5 Years	Non-Interest- Bearing Funds	Total
ASSETS
Interest-bearing deposits in other banks	$32,954	$—	$—	$—	$—	$32,954
Securities available-for-sale	852	6,852	60,344	55,602	—	123,650
Securities held-to-maturity	100	80	3,319	13,561	—	17,060
Trading account assets	1,106	—	—	—	—	1,106
Loans	172,374	110,721	189,815	58,767	—	531,677
Non-interest-earning assets and allowance for credit losses	—	—	—	—	79,201	79,201

Total	$207,386	$117,653	$253,478	$127,930	$79,201	$785,648

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand deposits	246,192	—	—	—	—	246,192
Savings deposits	43,072	—	—	—	—	43,072
Time deposits	62,599	131,936	36,131	23	—	230,689
Term debt	4,514	7,500	7,118	—	—	19,132
Non-interest-bearing liabilities and shareholders' equity	—	—	—	—	246,563	246,563

Total	$356,377	$139,436	$43,249	$23	$246,563	$785,648

Interest rate sensitivity gap	$(148,991)	$(21,783)	$210,229	$127,907	$(167,362)

Cumulative	$(148,991)	$(170,774)	$39,455	$167,362	$—

Cumulative gap as a % of earning assets	-21.1%	-24.2%	5.6%	23.7%

    In addition to this static gap report, management performs a financial analysis (dynamic gap) to specifically analyze the change in net interest margin in a changing rate environment. The estimate of interest rate sensitivity takes into account the differing time intervals and differing rate change increments of each type of interest sensitive asset and liability. It then measures the projected impact of changes in market interest rates on the company's net interest income, net interest margin, and return on equity.

    The interest rate gaps in the following table arise when assets are funded with liabilities having different repricing intervals. Since these gaps are actively managed and change daily as adjustments are made in interest rate views and market outlook, positions at the end of any period may not be reflective of the company's interest rate sensitivity in subsequent periods. Active management dictates that longer-term economic views are balanced against prospects for short-term interest rate changes in all repricing intervals. For purposes of the analysis above, repricing of fixed-rate instruments is based upon the contractual maturity of the applicable instruments. Actual payment patterns may differ from contractual payment patterns. The change in net interest income may not always follow the general expectations of an asset-sensitive or liability-sensitive balance sheet during periods of changing interest rates, because interest rates earned or paid may change by differing increments and at different time intervals for each type of interest-sensitive asset or liability.

    Umpqua's asset liability position has not changed materially between December 31, 2000 and June 30, 2001.

    Based on a financial analysis (dynamic gap) performed as of December 31, 2000, which takes into account how the specific interest rate scenario would be expected to affect each interest-earning asset and each interest-bearing liability, the company estimates that changes in the prime rate of interest would affect the company's performance as follows:

	December 31, 2000
(Prime rate of 9.50%)	Increase (decrease) in Net Interest Income (000's)	Net Interest Margin 2000=5.50%	Return on Equity 2000=14.07%
PRIME RATE INCREASE OF:
2% TO 11.50%	$1,144	5.68%	14.95%
1% TO 10.50%	$569	5.60%	14.51%
PRIME RATE DECREASE OF:
2% TO 8.50%	$(1,790)	5.24%	12.69%
1% TO 9.50%	$(687)	5.41%	13.54%
	December 31, 1999
(Prime rate of 8.50%)	Increase (decrease) in Net Interest Income (000's)	Net Interest Margin 1999=5.66%	Return on Equity 1999=13.86%
PRIME RATE INCREASE OF:
2% TO 10.50%	$373	5.73%	14.16%
1% TO 9.50%	$188	5.70%	14.01%
PRIME RATE DECREASE OF:
2% TO 6.50%	$(1,180)	5.46%	12.89%
1% TO 7.50%	$(89)	5.65%	13.78%

  Liquidity

    Liquidity enables the bank to meet the borrowing needs of its customers and withdrawals of its depositors. Umpqua meets its liquidity needs through the maintenance of cash resources, lines of credit with other financial institutions, and a stable base of core deposits. Excess funds, when available, are deposited on a short-term basis with the Federal Home Loan Bank (FHLB), whose interest rates approximate Federal Funds sold. The bank's main source of funds is the deposits of its individual and commercial customers. Having a stable and diversified deposit base is a significant factor in the company's long-term liquidity structure.

    Umpqua's liquidity position has not materially changed between December 31, 2000 and June 30, 2001.

    At June 30, 2001, Umpqua had overnight investments of $68.7 million and available lines of credit of approximately $215 million with various financial institutions. Approximately $15 million of these funding lines were in use at June 30, 2001, leaving $200 million in available credit subject to sufficient collateral and FHLB stock ownership requirements.

    At December 31, 2000, the bank had a total funding line with the FHLB of $120.8 million. Of this line, $14.6 million was outstanding, leaving an available line of $106.2 million. This line of credit is subject to sufficient collateral and FHLB stock ownership requirements. Umpqua also had available lines of $39.7 million at other financial institutions. At December 31, 2000, Umpqua had $33 million in overnight investments. Umpqua also has the flexibility of selling securities from its available-for-sale portfolio to meet liquidity needs.

  Capital

    Management seeks to maintain capital at a level that provides shareholders, customers and regulators with assurance of the company's financial soundness, while at the same time employing leverage to achieve a desirable level of profitability. Umpqua Bank is subject to certain minimum regulatory capital standards. These minimum standards include maintaining Tier 1 Capital at 4.0% and Total Capital at 8.0% of risk-weighted assets. At June 30, 2001, the bank's Tier 1 and Total Risk-Based Capital ratios were approximately 10.76% and 11.90%, respectively. At December 31, 2000 the bank had a Tier 1 ratio of 11.69% and a Total Capital ratio of 12.91%.

    Total shareholder's equity increased $5.0 million to $83.8 million at June 30, 2001. The increase was the result of earnings of $5.1 million, a $0.7 million increase in accumulated other comprehensive income and $0.3 million from the exercise of stock options, offset by dividends paid of $1.2 million.

  Inflation

    Assets and liabilities of a financial institution are primarily monetary in nature. Therefore, inflation has a less significant impact on financial institutions than fluctuations in interest rates. Inflation, as measured by the Consumer Price Index, has not changed significantly during the past two years and has not had a material impact on the company.

IFN SPECIAL MEETING

When and Where the Meeting Will Be Held

    The IFN special shareholder meeting will be held on            , 2001, commencing at       p.m., local time at            ,             , Coos Bay, Oregon.

Purpose of the Meeting

    At the meeting, IFN shareholders will consider and vote only on approval of the holding company merger.

Who May Vote

    If you were an IFN shareholder as of the close of business on October 29, 2001, you are entitled to vote at the meeting. As of that date, there were 5,427,710 shares outstanding held by approximately 1,050 holders of record.

Voting By Proxy

    IFN shareholders do not have to attend the meeting, although IFN cordially invites you to do so. You may vote your shares by proxy, and we ask that you provide a proxy even if you intend to attend the meeting. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the proxy holders, whose names appear on the proxy card, will vote your shares as you instruct.

    If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the holding company merger. In addition, the named proxy holders will vote in their discretion on any other matters that may be considered at the shareholder meeting. The IFN board of directors has named Charles Brummel and William Lansing as the IFN proxy holders. You may name another person to act as your proxy, but that person would need to attend the meeting in person or further vote your shares by proxy.

Revoking a Proxy

    You may revoke your proxy at any time before the vote is taken at the meeting by submitting a proxy bearing a later date or by notifying IFN's corporate secretary (personally, in writing or by mail) that you wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

    You are invited to attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke your proxy.

    Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

How We Determine a Quorum

    We must have a quorum to conduct any business at the IFN shareholder meeting. Shareholders holding at least a majority of the outstanding shares of IFN's common stock must either attend the meeting or submit proxies to form a quorum. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

    The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders but they will have the effect of a vote against the proposal. Each share is entitled to one vote.

    A "broker non-vote" occurs when a broker or other nominee, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

    The affirmative vote of the holders of a majority of all shares of IFN common stock outstanding on October 29, 2001 is required to approve the holding company merger. An abstention or a broker non-vote will therefore have the effect of a vote against the holding company merger.

Shares Owned by Directors and Officers

    As of October 29, 2001, IFN directors and executive officers beneficially owned 1,255,303 shares, of which 1,152,533 are entitled to vote. Those shares constitute 21.86% of the total shares outstanding and entitled to be voted at the meeting. Pursuant to the merger agreement, each member of the IFN board of directors has agreed to vote their shares in favor of the merger agreement. We expect all directors and executive officers to vote in favor of the holding company merger.

Costs of Solicitation

    IFN will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting materials to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of IFN and its subsidiaries, acting on IFN's behalf, may solicit proxies personally. IFN may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of IFN's officers, directors or employees, or the officers, directors or employees of IFN's subsidiaries.

INFORMATION ABOUT IFN

Introduction

    Independent Financial Network, Inc., incorporated in 1981, is a multi-bank, bank holding company headquartered in Coos Bay, Oregon. In April 1983, IFN became the holding company for Security Bank, a state-chartered, FDIC-insured commercial bank, that was renamed Independent Financial Network Bank in January 2001.

    Independent Financial Network Bank operates banking divisions with the assumed business names Security Bank and Roseburg Community Banking Company, and also operates a mortgage division under the assumed business name Security Mortgage.

    IFN is also the parent company of the wholly owned subsidiary banks, Pacific State Bank, Lincoln Security Bank, and Family Security Bank. IFN also controls MSB and OSB. The IFN group of banks together operates ten branches along the Oregon coast and a branch in each of Roseburg, Winston, Springfield and Corvallis, Oregon.

  Business Strategy

    Until 1996, IFN conducted its business primarily through Security Bank, but over the past five years IFN embarked on a strategy to diversify through investment in banking and non-banking operations outside of Security Bank's primary market area through wholly and majority owned subsidiaries.

    As part of that strategy, IFN made the following investments:

  •
  In 1996, IFN helped found and acquired a 68% controlling interest in Lincoln Security Bank, a state-chartered commercial bank located in Newport, Oregon.

  •
  In 1997, IFN completed the acquisition of Pacific State Bank, a wholly owned, state-chartered, commercial bank located in Reedsport, Oregon.

  •
  In 1998, IFN spun off the former Brookings-Harbor branch of Security Bank into Family Security Bank, a wholly owned, state-chartered, commercial bank.

  •
  In 1998, IFN helped found and acquired a 66% controlling interest in MSB, a state-chartered commercial bank located in Springfield, Oregon.

  •
  In 1999, IFN helped found and acquired a 69% controlling interest in OSB, a state-chartered commercial bank located in Corvallis, Oregon.

  •
  In 2000, IFN opened Independent Financial Network Bank offices in Roseburg and Winston, Oregon, under the assumed business name Roseburg Community Banking Company.

  •
  In 2000, IFN spun off its information technology department into Alliance Technology, Inc., a wholly owned subsidiary.

  •
  In 2000, IFN changed its name from Security Bank Holding Company to Independent Financial Network, Inc., in an effort to better align the name of IFN with its vision.

  •
  In 2001, IFN acquired the remaining 32% of Lincoln Security Bank that it did not already own.

    IFN has enjoyed growth and performance in its markets of Coos, Curry and Douglas Counties. The population and employment in these counties is now growing, rebounding from significant declines during the late 1970's and early 1980's when forest products production dropped precipitously in these areas. IFN attributes its success to its emphasis on personalized customer service and its mix of innovative products tailored to the needs of its local customers. To enhance this success, IFN recently began pursuing strategic opportunities in markets beyond those it has historically served. For example, to diversify credit risks and generate more loan demand, IFN opened mortgage banking offices in Bend and Portland, Oregon. IFN invested in MSB and OSB along the I-5 corridor in Oregon to diversify its resources and provide for growth in larger, more economically diverse communities.

    IFN competes directly with much larger commercial banks, most of which are offices of multi-state financial services companies that operate in a number of other markets and have greater resources than IFN. To compete effectively, IFN's subsidiary banks attempt to provide more personal customer service than their competitors, and distinguish themselves as the local community bank of choice in their respective markets. The subsidiary banks offer loan and deposit products specifically designed for the markets they serve. For example, Independent Financial Network Bank and Pacific State Bank offer products intended to meet the needs of the increasing number of retirees that constitute a high percentage of incoming residents to Coos and Douglas Counties. As a result of its business strategy, Independent Financial Network Bank has been the fastest growing bank in its market since 1990, as measured by the rate of increase in total deposits. Pacific State Bank dominates its market with a 63% market share.

    IFN's state-chartered subsidiary banks primarily receive deposits and make loans in Coos, Curry, Lincoln, Douglas, Lane, and Benton Counties of Oregon. As community banks focused on their respective local communities, they have realized certain competitive advantages compared to their competitors that serve a number of geographic markets.

    Independent Financial Network Bank.  Independent Financial Network Bank ("IFN Bank"), formerly known as Security Bank, was founded in 1919 and operates five branches in Coos County in Coos Bay, North Bend, Bandon, Coquille and Myrtle Point, Oregon. IFN Bank has no significant local community bank competitors, but instead competes with four multi-state institutions that have assets exceeding $100 billion. To meet this competition, IFN Bank markets to individuals and small businesses who prefer personalized banking services, and focuses on customers who are age 55 or over. In 2001, IFN Bank adopted its current name, with Security Bank, Security Mortgage and Roseburg Community Banking Company operating as divisions of IFN Bank.

    Lincoln Security Bank.  Lincoln Security Bank, organized in 1996, has branches in Newport and Waldport, Oregon. Lincoln Security Bank offers commercial banking services to small and medium size businesses, professionals and retail customers in the Lincoln County local market area. IFN facilitated the organization of Lincoln Security Bank by investing 68.44% of the start-up equity. In January 2001, IFN purchased the remaining minority interest in Lincoln Security Bank, resulting in 100% ownership.

    Pacific State Bank.  Pacific State Bank, incorporated in 1962, has offices in Reedsport and Lakeside, Oregon. Pacific State Bank offers commercial banking services to small and medium size businesses, professionals and retail customers in Western Douglas County. IFN acquired Pacific State Bank in 1997.

    Family Security Bank.  Family Security Bank was incorporated in May 1998 through the spin off of the former Brookings-Harbor branch of Security Bank. This spin off was intended to promote expansion in that market by establishing a local community bank as an alternative to yet another branch of an out-of-town financial institution. Family Security Bank offers commercial banking services to small and medium size businesses, professionals and retail customers in Curry County.

    McKenzie State Bank.  McKenzie State Bank, incorporated in 1998, is located in Springfield, Oregon, and offers commercial banking services to small and medium size businesses, professionals and retail customers in Lane County

    IFN facilitated the organization of MSB by investing 65.89% of the start-up capital of MSB. In 1999, IFN increased its ownership position to 68.14%, and in 2000 increased its ownership to 86.57%. IFN purchased additional shares of MSB Class A Common Stock in 2001 and now owns 68% of MSB's

Class A Common Stock and 100% of its Class B Common Stock. The remaining Class A Common Stock is owned predominately by local investors.

    Oregon State Bank.  Oregon State Bank, incorporated in April 1999, is located in Corvallis, Oregon, and offers commercial banking services to small and medium size businesses, professionals and retail customers in the city of Corvallis and its outlying communities in Benton and Linn Counties.

    IFN facilitated the organization of OSB and acquired 69.19% of its common stock. The remaining equity consists of common stock owned primarily by local investors.

    Roseburg Community Banking Company.  In late 1999, IFN opened a branch of Security Bank in Roseburg, Oregon, under the name "Roseburg Community Banking Company". In 2000, Independent Financial Network Bank opened a branch in Winston, Oregon, under the same assumed business name. Roseburg Community Banking Company offers commercial banking services to small and medium size businesses, professionals and retail customers.

    Security Mortgage.  Security Mortgage, a division of IFN Bank, conducts mortgage-banking activities and sells residential real estate loans in the secondary market. In addition, Security Mortgage manages a growing portfolio of mortgage servicing rights. Security Mortgage has offices in Coos Bay, Bend and Portland, Oregon.

    Alliance Technology.  In October 2000, IFN created Alliance Technology, Inc. (ATI), a wholly owned subsidiary, by spinning-off its information technology department. ATI has offices in Coos Bay and Portland. IFN intended to create an additional source of non-interest income by leveraging its intellectual property, technology equipment, and personnel resources to provide a data processing, networking and electronic commerce solution for non-affiliated financial institutions along the West Coast.

    IFN and its subsidiary banks have sought to achieve growth in earning assets, while maintaining a strong return on equity. The strategy for accomplishing these goals as an independent entity has been based upon:

  •
  Personalized Customer Service

  •
  Development of Innovative Products

  •
  Diversification into New Geographic Markets

  •
  Leverage of "Back-Room" Costs Across All Subsidiaries

    Personalized Customer Service.  IFN's banking subsidiaries pride themselves on being community banks serving western Oregon. The key distinguishing characteristic of community banking is a commitment to customers through quality personal service. In an era when larger competitors are minimizing personnel expenses through the use of part-time tellers, centralized loan centers, and electronic technology, IFN's constituent banks remain committed to personal service. IFN subsidiary banks have done this by maintaining personnel who are long-time residents of their communities, many of whom have significant banking experience in those communities, and know and are known by their customers.

    Innovative Products.  IFN seeks to increase market share through innovative products oriented to the needs of potential customers. For example, Security Bank provides specially designed deposit and insurance products for customers over age fifty-five, such as tax-deferred annuities and a certificate of deposit that waives early withdrawal penalties when funds are withdrawn to pay health care expenses. IFN provides internet banking services, and a telephone banking system that allows customers to access their account information and perform simple transactions after hours. During banking hours, however, employees answer customer telephone calls to maintain personal contact rather than relying upon computerized answering services. The banks also offer combination debit/ATM cards, allowing customers worldwide ATM network access to their accounts.

    Geographic Market Expansion.  IFN has been diversifying and expanding its asset base by moving outside of its traditional coastal market area. IFN has moved into the I-5 corridor with OSB in Corvallis and MSB in Springfield. IFN has also opened mortgage loan offices in Bend and Portland in addition to the main mortgage servicing office in Coos Bay, Oregon.

    Prior to the organization of Lincoln Security Bank, IFN had considered expanding its market geographically through acquisitions or by opening Security Bank branch offices in coastal communities north of its existing market area. However, IFN believed that remaining a community bank is crucial to IFN's success, and that branching beyond the existing market would pose some risk to Security Bank's image as a local bank. IFN planned to organize new community banks in cooperation with local business people to provide expansion opportunities while retaining the benefits of a local community bank.

    Leverage of "Back-Room" Costs Across All Subsidiaries.  IFN has sought to leverage the costs of the "back-room" functions across all of its subsidiaries. The back-room functions include accounting, investment management, human resources, and loan processing. The costs of these functions are relatively fixed at the holding company level, and generally do not increase proportionately as the subsidiary banks grow in size. The centralized back-room functions have enabled the subsidiary banks to focus on growing their respective businesses without the burden of managing these back-room functions in their day-to-day operations.

Competition

    The geographic areas served by IFN and its subsidiaries are highly competitive for both deposits and loans. IFN competes primarily with commercial banks, savings and loan associations, credit unions, mortgage companies, and other financial institutions. The major commercial bank competitors are statewide institutions that are among the largest commercial and savings banks. These competitors are owned by multi-state, multi-billion dollar holding companies. These banks can offer their customers services and regional or national banking facilities that IFN cannot offer.

    IFN's primary competition for deposits comes from commercial banks, credit unions, and money market funds, some of which may offer higher rates than IFN can offer. Secondary competition comes from issuers of corporate and government securities, insurance companies, mutual funds, and other financial intermediaries. Other than for large certificates of deposit, IFN competes for deposits by offering a variety of deposit accounts at rates generally competitive with similar financial institutions in the area.

    IFN's competition for loans comes principally from commercial banks, mortgage companies, finance companies, insurance companies, and other institutional lenders. Many of its competitors have substantially higher legal lending limits than those of IFN's subsidiaries, individually or in the aggregate. IFN competes for loan origination through interest rates and loan fees charged, the variety of commercial and mortgage loan products, and the efficiency and quality of services provided to borrowers. Lending activity can also be affected by the availability of funds for lending, local and national economic conditions, current interest rate levels, and loan demand. As discussed previously, IFN and its subsidiaries compete with larger, commercial bank competitors by emphasizing their community bank orientation and efficient personal service to local customers.

Market Area

  Southern Coastal Market

    IFN conducts business primarily in Coos, Curry, Lincoln and Douglas Counties, with the bulk of the banking business being conducted in the coastal communities from Brookings to Newport. While the southern Oregon coast has seen growth in the population of retirees, the economic base, which has historically been timber and fishing, has declined. Tourism is a significant source of economic activity, but the area is not well served by public transportation, creating limitations on the potential for growth of tourism as an industry. Further, the area is somewhat isolated from the more significant economic activity of the Willamette Valley and the Portland metropolitan areas. As a result, IFN faces limitations in its ability to continue to grow and compete with larger institutions within their current market area. Indeed, as part of IFN's overall strategy, IFN Bank has expanded operations into the Interstate-5 corridor, establishing two branches in Roseburg and a loan production office in the central Oregon city of Bend.

Employees

    As of June 30, 2001, IFN and its subsidiaries had a total of 236 full-time equivalent employees. None of the employees of IFN or its subsidiaries are subject to a collective bargaining agreement. IFN and its subsidiaries consider their relationships with their employees to be good.

Properties

    IFN.  IFN's principal executive offices are at 170 S. Second Street, Coos Bay, Oregon. IFN Bank owns the building and IFN's headquarters occupy the second floor. Additional space is leased to Community Financial Services, LLC, and Unicom.

    Independent Financial Network Bank.  Independent Financial Network Bank has its principal offices at the Security Bank branch located at 700 South Broadway, Coos Bay, Oregon.

    Myrtle Point Branch.  Security Bank's original Main Office was located at 503 Spruce, Myrtle Point, Oregon. The building now serves as a branch of the bank, which owns the building and land.

    Coquille Branch.  The Coquille Branch of Security Bank is located at 479 N. Central, Coquille, Oregon. The building and land are owned by IFN Bank.

    Bandon Branch.  The Bandon Branch of Security Bank is located at 1125 Hwy. 101, Bandon, Oregon. The building and land are owned by IFN Bank.

    Bunker Hill.  Located at 900 Hwy. 101 South, Coos Bay, Oregon, the Bunker Hill office building and land are owned by IFN Bank. IFN's mortgage lending operation occupies this facility.

    North Bend Property.  The North Bend Branch of Security Bank is located at 2330 Broadway, North Bend, Oregon. The building and land are owned by IFN Bank.

    Roseburg Property.  The Roseburg Branch of Roseburg Community Banking Company is located at 567 SE Jackson, Roseburg, Oregon. The building and land are leased from an unaffiliated third party through January 2002, with an option to renew.

    Winston Property.  The Winston Branch of Roseburg Community Banking Company is located at 4900 Grange, Roseburg, Oregon. The building and land are owned by IFN Bank.

    Mortgage Lending Offices.  Security Mortgage's offices are located at 20273 Reed Lane, Bend, Oregon and at 10365 SE Sunnyside Road, Suite 340, Clackamas, Oregon. The Bend office is leased under a lease agreement that expires April 30, 2004. The Clackamas office is leased under a lease agreement that expires November 30, 2005.

    Lincoln Security Bank—Newport and Waldport.  Lincoln Security Bank's principal office is located at 1250 North Coast Highway in Newport, Oregon, in a facility owned by the bank and situated on land leased through January 2011. The lease may be renewed by Lincoln Security Bank for two additional 10-year periods. An additional branch is located at 355 NW Alder in Waldport, Oregon; the building and land are owned by the bank. Lincoln Security Bank also leases branch office space at 4741 SW Hwy. 101, Suite 102, Lincoln City, Oregon.

    Pacific State Bank—Reedsport and Lakeside.  Pacific State's principal office is located at 1975 Winchester Avenue in Reedsport, Oregon. The building and land are owned by the bank. Pacific State Bank also leases space for a branch at 200 South 8th Street in Lakeside, Oregon. The Lakeside lease agreement expires July 31, 2003, with an option to renew.

    Family Security Bank—Brookings.  Family Security Bank's principal office is located at 16271
Hwy 101 South, Brookings, Oregon. The building and land are leased. The lease expires in 2004. The bank also leases additional space for mortgage operations at the same address. In addition, a separate loan center location is leased at 855 Railroad in Brookings, Oregon.

    MSB—Springfield.  MSB's principal office is located at 5251 Main Street in Springfield, Oregon. The building and land are owned by MSB.

    OSB—Corvallis.  OSB's principal office is located at 415 NW 3rd Avenue in Corvallis, Oregon. The building is owned by OSB and the land is leased through November 2, 2028.

    Alliance Technology Inc—Portland.  Alliance Technology Inc.'s principal office is located at 7505 NE Ambassador Place, Suite Q, Portland, Oregon. The building and land are leased under a lease that expires September 30, 2005.

Legal Proceedings

    IFN and its subsidiary banks are from time to time a party to various legal actions arising in the normal course of business. Management believes that there is no threatened or pending proceedings against IFN or the banks, which, if determined adversely, would have a material effect on the business or financial position of IFN or the banks.

Security Ownership of IFN Management and Others

    The following table sets forth as of October 29, 2001, the shares of common stock beneficially owned by all of the directors and executive officers of IFN. As of that date there were 5,432,460 shares of IFN's common stock issued and outstanding. All shares are held directly unless otherwise indicated.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Class
Charles D. Brummel	121,851	(1)	2.2%
William A. Lansing	33,542	(2)	*
Kenneth C. Messerle	12,505	(3)	*
Glenn A. Thomas	15,583		*
Ronald C. LaFranchi	1,016,480	(4)	18.7%
Gary L. Waggoner	11,742		*
Robert L. Fullhart	14,016	(5)	*
Antoinette M. Poole	14,516	(6)	*
Ronald L. Farnsworth	9,607	(7)	*
Marcia A. Carr	2,894		*
Marcia M. Hart	2,567		*
All Directors and Executive Officers as a Group (9 persons)	1,255,303	(1-7)	23.1%

*
Less than 1%.

(1)
Includes 100,451 shares covered by stock options exercisable in 60 days.

(2)
All shares held in trust.

(3)
Includes 4,940 shares held in trust and 92 shares held as custodian for grandson.

(4)
Includes 15,205 shares held as custodian for the benefit of minor children.

(5)
Includes 12,076 shares held in trust for the benefit of Mr. Fullhart.

(6)
Includes 2,319 shares covered by stock options exercisable in 60 days.

(7)
Includes 2,843 shares held by his spouse.

Transactions With Directors And Officers

    Some of IFN's directors and officers, and members of their immediate families and firms and corporations with which they are associated, have had transactions with IFN, including personal and business loans and investments in time deposits. All such loans and investments have been made in the ordinary course of business pursuant to applicable banking regulations, and have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons. Management believes that none of these transactions involve more than the normal risk of collectibility or present other unfavorable features.

    As of June 30, 2001, the aggregate outstanding amount of all loans to officers and directors was approximately $7,572,000, which represented approximately 22% of IFN's consolidated shareholders' equity at that date. In addition, IFN had deposits from directors and officers totaling $3,029,000 as of June 30, 2001. No director or principal officer of IFN has a direct family relationship with another director or executive officer of IFN.

IFN MANAGEMENT'S DISCUSSION AND ANALYSIS

    The following discussion of IFN's consolidated financial condition and results of operations should be read in conjunction with the selected consolidated financial and other data, the consolidated financial statements, and the related notes to the consolidated financial statements. As with other sections of this proxy statement, this discussion contains various "forward looking statements" as that term is defined under the Securities Exchange Act of 1934, as amended. This statement is included for the express purpose of availing IFN of the protections of the safe harbor provisions of the Section 21D of the Exchange Act. The forward looking statements contained in this discussion and other sections of this proxy statement are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from the expectations of IFN's management expressed here. Important factors that might cause those variations include, without limitation, the factors discussed in this proxy statement; expenses and uncertainties relating to negotiating and consummating the mergers; general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; legislative and regulatory developments; rapidly changing technology and evolving banking industry standards; increased competition; fluctuating interest rate environments; and other factors that pose a risk to financial services businesses generally. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's expectations and projections only as of the date of this proxy statement. IFN undertakes no obligation to revise or update this report. Readers should carefully review the risk factors described in this and other documents IFN files from time to time with the Securities and Exchange Commission.

    The consolidated entity includes IFN, its wholly owned subsidiaries Indpendent Financial Network Bank, Pacific State Bank, Lincoln Security Bank, Family Security Bank and Alliance Technology, Inc. and its majority owned subsidiaries MSB and OSB. Collectively within this document, the consolidated entity is referred to as IFN.

Summary Income Statements

(dollars in thousands)	2000	1999	1998
Interest income	$26,994	$20,905	$19,995
Interest expense	11,618	8,089	8,435

Net interest income before provision	15,376	12,816	11,560
Provision for loan losses	293	470	1,107

Net interest income	15,083	12,346	10,453
Non-interest income	4,762	5,201	4,968
Merger related expense	—	—	10
ESOP compensation expense	—	—	3,499
Other non-interest expenses	16,667	14,724	13,471

Income (loss) before taxes and minority interest	3,178	2,823	(1,559)
Income taxes	816	869	25

Income (loss) before minority interest	2,362	1,954	(1,584)
(Income) loss attributable to minority interest	(126)	60	35

Net income (loss)	$2,236	$2,014	$(1,549)

Return on average assets	0.64%	0.69%	-0.57%
Return on average equity	7.48%	7.00%	-5.39%
Cash Dividend yield	0%	2.28%	3.27%

Selected Quarterly Financial Data

    The following tables set forth IFN's unaudited consolidated financial data regarding operations for each quarter of 2001, 2000 and 1999. This information, in the opinion of management, includes all adjustments necessary, consisting only of normal and recurring adjustments, to state fairly the information set forth therein. Certain amounts previously reported have been reclassified to conform with current presentation. These reclassifications had no net impact on the results of operations.

	Quarter Ended
2001 (dollars in thousands, except per share data) (unaudited)
	March 31	June 30
Interest income	$7,165	$7,478
Interest expense	3,296	3,312

Net interest income before provision	3,869	4,166
Provision for loan losses	67	76
Non-interest income	1,513	2,207
Other non-interest expense	4,725	5,575

Income before income tax	590	722
Provision for income tax	184	128

Net income before minority interest	406	594
Net loss (income) attributable to minority interest	3	(2)

Net income	$409	$592

Income per common share (year to date):
Basic	$0.08	$0.11
Diluted	$0.08	$0.11
	Quarter Ended
2000 (Dollars in thousands, except per share data)(unaudited)
	March 31,	June 30,	September 30,	December 31,
Interest income	$5,925	$6,478	$7,119	$7,472
Interest expense	2,453	2,758	3,094	3,313

Net interest income before provision	3,472	3,720	4,025	4,159
Provision for loan losses	145	118	92	(63)
Non-interest income	1,024	1,321	1,167	1,250
Other non-interest expense	3,979	4,154	4,118	4,416

Income before income tax	371	769	982	1,056
Provision for income tax	116	210	210	280

Net income before minority interest	255	559	772	776
Net loss (income) attributable to minority interest	5	(33)	(60)	(38)

Net income	$260	$526	$712	$738

Income per common share (year to date):
Basic	$.05	$.15	$.28	$.41
Diluted	$.05	$.15	$.28	$.41

	Quarter Ended
1999 (Dollars in thousands, except per share data)(unaudited)
	March 31,	June 30,	September 30,	December 31,
Interest income	$4,744	$5,013	$5,414	$5,734
Interest expense	1,856	1,891	2,086	2,256

Net interest income before provision	2,888	3,122	3,328	3,478
Provision for loan losses	104	117	164	85
Non-interest income	1,400	1,306	1,290	1,205
Other non-interest expense	3,282	3,544	3,810	4,088

Income before income tax	902	767	644	510
Provision for income tax	302	286	222	59

Net income before minority interest	600	481	422	451
Net loss (income) attributable to minority interest	5	84	(3)	(26)

Net income	$605	$565	$419	$425

Income per common share (year to date):
Basic	$.12	$.22	$.29	$.37
Diluted	$.12	$.22	$.29	$.37

General

  Six Months Ended June 30, 2001 and 2000

    Net income increased to $1,001,000 for the six months ended June 30, 2001 from $787,000 for the same period in 2000. The increase is due primarily to growth in the overall balance sheet associated with IFN's expansion. Fees from sold real estate loans also increased, with higher real estate lending activity due to the decline in interest rates. A $177,000 gain on the sale of investment securities available for sale was recognized in the six months ended June 30, 2001. Increases were offset by higher expenses due to expansion in Alliance Technology Inc., new branch offices in Winston, Lakeside and Waldport, Oregon, early payoffs of mortgages for which IFN held servicing rights, and other annual increases.

  Year ended December 31, 2000 over 1999

    IFN's growth strategy has begun to increase overall consolidated earnings. IFN reported net income of $2,236,000 in 2000, as compared to $2,014,000 in 1999, an increase of 11%. IFN currently has two subsidiary banks, Security Bank and Pacific State Bank, that are contributing significant earnings. Two other banks, Lincoln Security Bank and Family Security Bank, are contributing earnings, but not yet at their long-term sustainable goals. MSB has reached profitability on a monthly basis, and OSB generated profits during some months of 2000.

    In addition, IFN has incurred increased costs associated with the back-room functions during this rapid growth stage. However, IFN's strategy has been to control the amount of back-room costs and leverage those costs across the subsidiary banks, increasing the efficiencies as the banks grow in size.

    As indicated later, total loans and deposits increased 19% and 18%, respectively, at December 31, 2000 as compared to December 31,1999. This growth on the balance sheet has been greater than expected, and directly resulted from IFN's growth strategy of de novo start-ups. However, growth on the balance sheet typically comes before growth in earnings.

  Years Ended December 31, 1999 over 1998

    IFN reported net income of $2,014,000 in 1999, as compared to a net loss in 1998 of $1,549,000. In 1999, IFN commenced operations of its new, majority owned subsidiary OSB. IFN incurred a loss of $276,000 associated with this de novo operation, which was expected during the start-up stage of operations. In addition, IFN entered the Salem, Oregon market with plans to open a new, wholly owned subsidiary to be named Willamette Valley Bank (WVB). WVB was scheduled to begin operations in February 2000. However, our results during the pre-opening stage fell short of expectations, both in terms of initial loan production and attracting the talent IFN needed to ensure success in the market. In December 1999, IFN cancelled its expansion plans into Salem. As a result, IFN incurred $282,000 in start-up and exit costs in 1999 associated with WVB.

    The net loss in 1998 resulted primarily from de-leveraging IFN's ESOP, increasing the loan loss allowance and a change in accounting practice requiring the write-off of organizational costs in the period incurred. Excluding these adjustments, net income for 1998 would have been approximately $2,322,000.

    Net income excluding the loss from OSB and the costs associated with WVB would have been approximately $2,473,000, or $0.48 per share in 1999, compared to $2,322,000 or $0.47 per share in 1998. This represents an increase of $151,000 or 7%.

    IFN's strategy of growing through de novo subsidiary banks resulted in decreased consolidated earnings during the start-up stages of these operations. In 1999, IFN had two subsidiary banks, Security Bank and Pacific State Bank, that were contributing significant sustainable earnings. Two other banks, Lincoln Security Bank and Family Security Bank, were contributing earnings, but as of December 31, 1999, were not at their long-term sustainable goals. During this period, MSB reached profitability on a monthly basis, and OSB was expected to generate montly profits in the second half of 2000. In 1999, IFN opened a new branch of Security Bank (now IFN Bank) in Roseburg and expected to open a second such branch in nearby Winston, each under the name of Roseburg Community Banking Company.

    In addition, the holding company incurred increased costs associated with the back-room functions during this rapid growth stage. However, IFN's strategy has been to control the amount of back-room costs and leverage those costs across the seven subsidiary banks, and increasing the efficiencies as the banks grow in size.

    As indicated later, total loans and deposits increased 29% and 16%, respectively, at December 31, 1999 as compared to December 31, 1998. This growth on the balance sheet was greater than expectations, and was a direct result of IFN's growth strategy. However, asset growth typically comes before growth in earnings. Growth in earnings is expected to increase in a similar fashion over the coming few years.

Financial Condition

  June 30, 2001 compared to December 31, 2000

    Total assets increased 8% to $404 million at June 30, 2001 compared to $374 million at December 31, 2000, resulting from increased deposit and borrowing levels associated with IFN's expansion.

    Investment securities available for sale decreased $6 million to $102 million at June 30, 2001. IFN sold investments to provide liquidity and fund loan growth.

    Loans and leases, net of reserves, increased from $221 million at December 31, 2000 to $259 million at June 30, 2001. The increase was primarily due to IFN's growth strategy and the addition of the new bank branches.

    Purchased mortgage servicing rights increased 28% to $4 million at June 30, 2001. The increase was due to increases in the amount of new loans sold, with IFN retaining servicing.

    The increase in bank premises and equipment owned at June 30, 2001 resulted from IFN's expansion activities. IFN incurred costs associated with these additions at Alliance Technology Inc. and for the construction of the new Winston/Green branch of Roseburg Community Banking Company in Winston, Oregon and the new Waldport branch of Lincoln Security Bank in Waldport, Oregon.

    Deposit growth continued during the second quarter of 2001, increasing $23 million, or 7% to $335 million at June 30, 2001, compared to $312 million at December 31, 2000. The growth in 2001 was spread predominantly between demand accounts, money market accounts, and time certificates of deposit.

    Other borrowings increased to $4,188,000 at June 30, 2001. The increase was due to borrowings from a third party bank, the majority of which IFN used for the purchase of the minority shares in Lincoln Security Bank in January 2001.

    Federal Home Loan Bank borrowings increased to $15 million at June 30, 2001, compared to $10 million at December 31, 2000. Management increased its borrowings to provide for IFN's liquidity needs associated with strong loan growth.

    Other liabilities increased 24% to $4 million at June 30, 2001, compared to $3.2 million at December 31, 2000, due primarily to increases in temporary suspense items and accrued expenses.

    Net income increased 13% to $592,000 for the three months ended June 30, 2001 from $526,000 for the same period in 2000. The increase is primarily due to growth in the overall balance sheet based upon the expansion activities of the company. Fees from sold real estate loans also increased with higher real estate lending activity due to the decline in interest rates. Increases were in part offset by higher expenses due to expansion in Alliance Technology Inc., new branch offices in Winston, Lakeside and Waldport, Oregon, early payoffs of mortgage servicing rights, and other annual expense increases.

Net Interest Income

    Net interest income is the difference between interest income (principally from loans and investment securities) and interest expense (principally on customer deposits and borrowings). Changes in net interest income result from changes in volume, net interest spread, and net interest margin. Volume refers to the average dollar level of interest earning assets and interest bearing liabilities. Net interest spread refers to the differences between the average yield on interest earning assets and the average cost of interest bearing liabilities. Net interest margin refers to net interest income divided by average interest earning assets. IFN's profitability, like that of many financial institutions, depends to a large extent upon net interest income. Since IFN tends to be asset sensitive, as interest earning assets mature or reprice more quickly than interest bearing liabilities in a given period, a significant decrease in the market interest rates could adversely affect net interest income. In contrast, an increasing interest rate environment could favorably impact net interest income. Competition and the economy also impact IFN's net interest income.

  Six Months Ended June 30, 2001 and 2000

    Net interest income before the provision for loan losses increased $843,000, or 12%, for the six months ended June 30, 2001 over the same period in 2000. Of the increase of $843,000, an increase in volume accounted for an increase of $961,000, offset by a decrease in rate of $118,000. Average interest earning assets increased $48.7 million, while average interest bearing liabilities increased $52 million. The increase in average interest earning assets and interest bearing liabilities resulted from IFN's overall growth and its leverage of loans and deposits.

    The average net interest spread decreased from 4.88% to 4.76%, mainly due to the higher cost of additional borrowings. Average rates paid increased 29 basis points to 3.83% for the six months ended June 30, 2001 from 3.54% for the same period of 2000. Average earning asset yields increased 17 basis points from 8.42% to 8.59%, resulting from an increase in market interest rates for loans and investment securities. IFN's net interest margin for the six months ended June 30, 2001 was 4.77%, a decrease of 16 basis points from 4.93% for the same period of 2000.

  Years Ended 2000 and 1999

    Net interest income before the provision for loan losses increased $2,560,000 or 20% in 2000 as compared to 1999. Of the net increase of $2,560,000, an increase in volume accounted for an increase in net interest income of $2,253,000, an increase in spread accounted for an increase in net interest income of $273,000, and the additional operating days accounted for an increase of $34,000. Average interest earning assets increased $53.4 million, while average interest bearing liabilities increased $56.2 million. The increase in average interest earning assets and interest bearing liabilities resulted from an increase in deposits and an increase in borrowings from the Federal Home Loan Bank to facilitate its growth strategy.

    The average net interest spread increased from 4.74% to 4.76%, mainly due to yields on interest earning assets increasing more than the yields on costing liabilities. The increases in 2000 resulted from the overall increase in market interest rates. Average earning asset yields have increased 59 basis points, from 7.87% in 1999 to 8.46% in 2000. Average costing liability rates paid have increased 57 basis points, from 3.13% in 1999 to 3.70% in 2000. IFN's net interest margin for 2000 was 4.82%, remaining constant with 1999.

  Years Ended 1999 and 1998

    Net interest income before the provision for loan losses increased $1,256,000 or 10.87% in 1999 as compared to 1998. Of the net increase of $1,256,000, an increase in volume accounted for an increase in net interest income of $1,743,000, while a decrease in spread accounted for a decrease in net interest income of $487,000. Average interest earning assets increased $17,100,000, while average interest bearing liabilities increased $19,400,000. The increase in average interest earning assets and interest bearing liabilities resulted from an increase in deposits resulting from the growth strategy of IFN, offset by a decrease in borrowings from the Federal Home Loan Bank.

    The average net interest spread increased from 4.51% to 4.74%, mainly due to decreased average costing liability rates paid, which declined 40 basis points from 3.53% to 3.13%. The decrease in 1999 results from the overall decrease in market interest rates, the increase in demand deposits from new markets and the prepayment of FHLB advances in December 1998. Average earning asset yields have decreased 17 basis points, from 8.04% in 1998 to 7.87% in 1999. The decrease in earning asset yields resulted from the low, flat interest rate environment that existed through the first three quarters of fiscal 1999. IFN's net interest margin for 1999 was 4.82%, an increase of 17 basis points from 4.65% for 1998.

Provision for Loan Losses

    Management's policy is to maintain an adequate allowance for loan loss based on historical trends, current economic forecasts, statistical analysis of the loan portfolio, as well as detailed review of individual loans and current loan performance. The loan loss allowance ratio as of June 30, 2001 is 1.08%. The peer group average generally ranges from 1.20% to 1.50%.

  Six Months Ended 2001 and 2000

    The loan loss provision during the six-month period ended June 30, 2001, was $142,000 compared to $264,000 for the same period in 2000. At June 30, 2001, the consolidated loan loss ratio was 1.08% of total loans, compared to 1.36% at June 30, 2000. The decrease in the loan loss provision and loan loss ratio was due primarily to two factors. First, while IFN has experienced loan growth within all business units, a significant portion has come from Security Mortgage, where the loans are lower risk and will be sold into the secondary market within two quarters after origination. Second, recent guidance from regulatory agencies has been incorporated into the analysis of IFN's allowance.

    Management believes the loan loss provision maintains the allowance for loan losses at an appropriate level based on anticipated losses inherent in the portfolio. IFN has performed a detailed assessment of potential risk in its loan portfolio, considering several factors including local economic conditions, to estimate the appropriate allowance for loan losses. As of June 30, 2001, there is no material difference between our internal analysis and the allowance for loan loss presented in the accompanying financial statements. Additional provision may be necessary in future periods based on changes in loan quality and growth in the overall loan portfolio. The allowance for loan losses was $2,811,000 at June 30, 2001, as compared to $2,885,000 at June 30, 2000.

    Net charge-offs during the six-month periods were $74,000 and $24,000 for 2001 and 2000, respectively.

    Non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) were $1,071,000 and $773,000 at June 30, 2001 and 2000, respectively. Management believes these non-performing loans are adequately secured and that no significant losses will be incurred.

  Years Ended 2000 and 1999

    The provision for loan losses was $293,000 and $470,000 for 2000 and 1999, respectively. Net charge-offs were $196,000 and $119,000 for 2000 and 1999, respectively. The allowance for loan losses was $2,742,000 at December 31, 2000, as compared to $2,645,000 at December 31, 1999. IFN's ratio of allowance for loan losses to total loans was 1.22% at December 31, 2000, compared to 1.39% at December 31, 1999.

    Non-performing assets (defined as loans on non-accrual status, 90 days or more past due, and other real estate owned) were $650,000 and $710,000 at December 31, 2000 and 1999, respectively. Management believes these non-performing loans are adequately secured and that no significant losses will be incurred.

  Years Ended 1999 and 1998

    The provision for loan losses was $470,000 and $1,107,000 for 1999 and 1998, respectively. Net charge-offs were $119,000 and $242,000 for 1999 and 1998, respectively. The allowance for loan losses was $2,645,000 at December 31, 1999, as compared to $2,294,000 at December 31, 1998. IFN's ratio of allowance for loan losses to total loans was 1.39% at December 31, 1999, compared to 1.50% at December 31, 1998. IFN increased the allowance for loan losses in the fourth quarter of 1998 to 1.50% to address regulatory recommendations. The loan loss allowance ratio for IFN's peer group ranges from 1.20% to 1.50%. Regulatory recommendations did not address specific loans within the banks' subsidiary portfolios, but rather recommended the allowance be increased to match more closely IFN's peer group. Prior to 1998, IFN maintained its allowance for loan losses at approximately 1.00%

    Non-performing assets (defined as loans on non-accrual status, 90 days or more past due, and other real estate owned) were $710,000 and $719,000 at December 31, 1999 and 1998, respectively.

Management believes these non-performing loans are adequately secured and that no significant losses will be incurred.

Non-Interest Income

  Six Months Ended June 30, 2001 and 2000

    Other income increased 59% to $3,720,000 for the six months ended June 30, 2001 as compared to $2,345,000 for the same period in 2000. The increase was due primarily to increases in fees from sold real estate loans and gains on the sale of investment securities. Fees from sold real estate loans increased due to higher real estate lending activity as interest rates declined. Fees from loan servicing also increased with the increase in mortgage loans serviced. Increases were experienced in all other income categories due primarily to IFN's growth.

  Years Ended 2000 and 1999

    Non-interest income decreased $439,000, or 8.4%, in 2000 to $4,762,000 as compared to $5,201,000 in 1999. Sold real estate loan fees decreased $339,000 or 16%, in 2000 as compared to 1999, resulting from the increase in mortgage rates. Gain on the sale of investment securities decreased $182,000 from 1999 resulting from little sales activity in 2000. Other income also decreased $123,000 or 9.8% from 1999, resulting generally from a non-recurring gain on sale of IFN's credit card portfolio in 1999 of $85,000. Decreases were offset by increases in service charges on deposit accounts, which increased $168,000 as overall deposit levels increased. Loan servicing fees also increased $37,000 based on the growth in loans serviced.

  Years Ended 1999 and 1998

    Non-interest income increased $233,000, or 4.7%, in 1999 to $5,201,000 as compared to $4,968,000 in 1998. Service charges on deposit accounts increased $90,000, as overall deposit levels increased. Gain on sale of investment securities increased $164,000 from 1998, resulting from non-recurring gains IFN had on restructuring the investment portfolio in the first quarter of 1999. Loan servicing fees increased $69,000, based on the growth in loans serviced. Sold real estate loan fees decreased $546,000 or 20%, in 1999 as compared to 1998, resulting from the increase in mortgage rates. IFN benefited in 1998 as mortgage rates decreased and refinancing activity increased. Other income increased $456,000, or 57% from 1998, resulting generally from a non-recurring gain on sale of IFN's credit card portfolio in 1999 of $85,000. IFN had historically incurred a high charge-off level with the credit card portfolio. The credit card portfolio was small in comparison to the rest of the loan portfolio, and constantly faced increased competitive pressures. Based on this, IFN sold the credit card portfolio to a third party bank in the fourth quarter of 1999. The remainder of the increase in other income results from the increased growth of the subsidiary banks.

Other Non-Interest Expense

  Six Months Ended June 30, 2001 and 2000

    Other expense increased 27% to $10,301,000 for the six months ended June 30, 2001 compared to $8,133,000 for the same period in 2000. Salaries and employee benefits, the largest non-interest expense, increased $1,428,000. The increase in salaries was primarily due to the additions of Alliance Technology Inc., the new branches in Winston, Lakeside and Waldport, and annual increases in personnel costs. Additionally, there is a one-time $250,000 expense adjustment associated with the mergers. Additional increases were experienced in all other categories resulting from IFN's overall growth strategy. Increased expense also resulted from the increase in early pay-offs on mortgage servicing rights associated with the decline in market rates and resulting refinancings.

  Years Ended 2000 and 1999

    Other non-interest expense increased 13.2% to $16,667,000 in 2000 as compared to $14,724,000 in 1999. Salaries and employee benefits, the largest non-interest expense, increased $1,043,000, or 12.5%. The increase was due primarily to the startup of the new subsidiaries, Alliance Technology, Inc., OSB, and the Roseburg Community Banking Company division of Security Bank. Additional salary increases were due to expansion activities of Security Bank, Pacific State Bank and Lincoln Security Bank. Increases were experienced in most other areas due to growth of operations. Increases were offset by a decrease in other costs, due to non-recurring costs of $282,000 for Salem exit costs incurred in 1999.

  Years Ended 1999 and 1998

    Other non-interest expense decreased 13.3% to $14,724,000 in 1999 as compared to $16,980,000 in 1998. Salaries and employee benefits, the largest non-interest expense, increased $992,000, or 13.5%. Approximately $550,000 of this increase was related to the new subsidiaries MSB and OSB. The remaining increase resulted from the continuing expansion activities of three of the other four subsidiary banks. Pacific State Bank salary expense decreased $50,000 in 1999 over 1998, resulting from the transfer of certain back-room functions to the holding company. In addition, salary expense of the holding company decreased $128,000 in 1999 over 1998, partially due to the decline in mortgage company operations based on the increase in market interest rates.

    Also included in other expense in 1999 is $282,000 of pre-opening and severance costs associated with IFN's cancelled expansion plans into the Salem, Oregon market.

    In December 1998, IFN approved the deleveraging of the ESOP to contain the expense recorded as the share price of IFN increased. IFN shortened the ESOP tax year, permitting the repayment of the internal ESOP debt in one fiscal year, split over two plan years. As a result, IFN recognized $3,499,000 in ESOP compensation expense for 1998, thereby eliminating this expense burden from future years.

    ESOP compensation expense decreased $3,499,000 in 1999 as the ESOP debt was repaid in full in 1998 releasing all shares for allocation. For a more detailed discussion, please refer to note 10 of the consolidated financial statements.

    Merger expense also decreased $10,000 in 1999 as there were no mergers in 1999.

Provision for Income Taxes

    The actual effective tax rate for 2000 and 1999 was lower than the expected federal statutory rate of 34% primarily due to IFN's investment in tax exempt municipal bonds. The effective rate for 2000 of 25.7% is less than the effective rate for 1999 of 30.8% primarily due to adjustments to measure deferred tax assets at OSB and MSB at 38%.

    The provision for income taxes increased significantly from 1998 to 1999, resulting from the overall net loss in 1998. IFN's effective tax rate for 1999 of 30.8% was less than the expected rate of 34%, resulting primarily from the large level of municipal bond investments.

Credit Risk and Allowance for Loan and Lease Losses

    The Company's Chief Operating Officer and Senior Management of its subsidiary banks are responsible for the establishment and oversight of the bank's credit risk policies. The credit policies address underwriting standards, internal lending limits, portfolio concentration levels, a credit risk grading system, and processes for monitoring credit risk in the portfolios. Loans are primarily monitored by closely following changes and trends in assigned risk ratings and changes and trends in past due and collection activity. Both commercial and consumer loans are assigned individual risk ratings. These ratings are assigned at origination by the lender based upon individual credit analysis; these ratings are reviewed by management. These ratings are changed periodically to reflect current loan quality and probability of loss. Senior Management also reviews loans with repeated past-due payments to determine if the risk grade is still appropriate. The review findings are reported to senior management, the Audit Committee and the Board of Directors.

    Loans placed on non-accrual status are further evaluated for potential impairment and possible loss based upon review and discussion among lending officers and senior management. Factors considered include the market value of collateral, cash flows generated by the borrower, third-party guarantees, the general economic climate, and any specific industry trends that may affect an individual loan.

    Between 1996 and 2000, the Company's loan and lease portfolio grew from $123.6 million to $224.1 million as a result of increased market share and expansion into new locations. The Company maintains sound underwriting practices for loans advanced, but management realizes that loan growth adds a level of unseasoned loans to the portfolio. The make-up of the loan portfolio has changed with the loan growth. The portfolio has evolved from a 50 / 50 percent mix between commercial and consumer borrowers in 1997 to a 60 / 40 percent mix at second-quarter 2001. This migration resulted in an increase in the average loan size and an increase in exposure to the higher level of risk and losses inherent in the commercial and commercial real estate loans. Correspondingly, management has provided for this risk through the provision.

    A general economic slow-down began in 2000 and Oregon's economy followed that of the nation. In 2000, Oregon's employment rate began to lag that of the nation. Coos County's unemployment rate climbed also and continues to be among the highest in the state. Both personal and business bankruptcy filings rose in Oregon in 2000. The Company, headquartered in Coos County saw an increase in consumer loan losses as a result of bankruptcy filings. As economic conditions continued to weaken in the first half of 2001, the Company saw a gradual increase in its internally identified watch credits.

    Loan loss reserve allocations are assigned to the portfolio based on risk grades of commercial and consumer loans. Allocations for homogenous loan groups are based on industry standards and management's assessment of the economic climate and current conditions. Larger individual commercial credits are reviewed for impairment and are assigned specific allocations as appropriate. While reserve amounts are allocated to various portfolio categories or classifications, the total reserve, less the portion attributable to reserves as prescribed under provisions of Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", is available to absorb losses from any loan category.

    The following table sets forth the allocation of the allowance for loan losses for the past five years:

	Allowance allocation:
	2000		1999		1998		1997		1996
	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans	Amount	% of loans
commercial real estate	928	35.8%	790	31.9%	571	24.9%	321	22.5%	286	21.5%
commercial lines of credit	714	26.0%	642	24.3%	602	26.3%	380	26.6%	379	28.4%
residential real estate	724	26.4%	687	26.0%	576	25.1%	356	24.9%	322	24.1%
installment	271	9.9%	424	16.0%	485	21.1%	335	23.4%	312	23.3%

credit cards and other	105	1.9%	101	1.8%	59	2.6%	38	2.6%	34	2.6%

total	2,742	100.0%	2,645	100.0%	2,294	100.0%	1,429	100.0%	1,336	100.0%

    The allocation by credit quality set forth below seeks to measure IFN's assessment at a point in time of perceived credit loss exposure and the impact of current economic conditions.

	December 31,
(dollars in thousands)	2000	Percentage of Total Loans	1999	Percentage of Total Loans	1998	Percentage of Total Loans	1997	Percentage of Total Loans	1996	Percentage of Total Loans
Unclassified loans	$1,636	0.73%	$1,764	0.94%	$1,544	1.01%	$769	0.54%	$881	0.71%
Letters of credit	13	0.01%	1	0.00%	—	0.00%	—	0.00%	3	0.00%
Credit cards	40	0.02%	53	0.03%	53	0.03%	62	0.04%	42	0.03%
Watchlist	272	0.12%	330	0.17%	205	0.14%	226	0.15%	104	0.08%
Substandard	591	0.26%	481	0.25%	297	0.19%	293	0.21%	292	0.24%
Doubtful	190	0.08%	16	0.00%	158	0.10%	79	0.06%	14	0.01%
Year 2000 related reserve	—	0.00%	—	0.00%	37	0.03%	—	0.00%	—	0.00%

Total	$2,742	1.22%	$2,645	1.39%	$2,294	1.50%	$1,429	1.00%	$1,336	1.07%

    In 1999, a special Year 2000 related reserve of $37,000 was established based on an assessment of loan customer's ability to address the Year 2000 issues.

    The following table illustrates historical activity in the allowance for loan and lease losses:

	Year Ended December 31,
(dollars in thousands)	2000	1999	1998	1997	1996
Loans and leases outstanding at end of period	$224,147	$190,680	$151,152	$142,728	$124,241

Average loans and leases outstanding during the period	$209,395	$168,231	$141,950	$134,051	$116,236

Allowance balance, beginning of period	$2,645	$2,294	$1,429	$1,336	$1,257
Recoveries:
Commercial	—	12	10	43	28
Real estate	—	—	—	1	4
Installment	19	55	15	62	30
Credit card	9	10	13	22	3

Total recoveries	28	77	38	128	65
Loans Charged off:
Commercial	(79)	(4)	(13)	(69)	(24)
Real estate	—	(3)	—	(3)	—
Installment	(143)	(147)	(199)	(120)	(153)
Credit card	(2)	(42)	(68)	(106)	(41)

Total charged off	(224)	(196)	(280)	(298)	(218)
Net loans charged off	(196)	(119)	(242)	(170)	(153)
Provision charged to operations	293	470	1,107	263	232

Allowance balance, end of period	$2,742	$2,645	$2,294	$1,429	$1,336

Ratio of net loans charged off to average loans and leases outstanding	0.09%	0.07%	0.17%	0.13%	0.13%

    The Company maintains an allowance for loan and lease losses to absorb losses inherent in the loan portfolio. Management monitors the loan portfolio and evaluates the adequacy of the allowance quarterly. The reserve is maintained at a level management considers adequate to cover the risk in the portfolio.

    The company follows guidance from the Interagency Policy Statement issued by the Federal Financial Institutions Examination Council (FFIEC) regarding Allowance for Loan and Lease Losses Methodologies. Quarterly, management tests the adequacy of the allowance using the following five methodologies:

  1)
  Historical losses are reviewed including four prior years and the current year to date. Loss trends are determined and the average loss percentage calculated.

  2)
  The loan portfolio is segmented by product lines or types of loans and a reserve percentage calculated based upon the known risk inherent in each type of loan.

  3)
  The loss potential of non-accrual and non-performing loans, loans past due and the delinquency trends at each business unit are used to determine the appropriate allowance for loan loss.

  4)
  We profile the loan portfolio using IFN's internal risk rating system to indicate asset quality. A specific percentage is applied to each risk-rating category. In addition, all watchlist and classified loans are reviewed individually to estimate the potential loss presented by each loan.

    A weighted average is calculated using the required allowance determined by the previous four methodologies. The historical loss methodology is typically excluded. With historical average loan losses at 0.096% of average loans through June 30, 2001, management does not believe that this approach provides an accurate indicator of the required allowance.

  5)
  The fifth methodology applies an adjustment to the calculated weighted average based upon economic indicators. The economic conditions including recent economic history, present conditions and the economic forecast provided by state and local governments are reviewed for each business unit. An adjustment is applied upwards or downwards for improving, stable or declining economic conditions.

    Management's determination of the adequacy of the reserve is based on an assessment of the risk in the portfolio given the conditions at the time. This assessment consists of certain loans that are evaluated on an individual basis, as well as all loans being categorized based on common credit risk attributes which are evaluated as a group. The adequacy of the allowance is monitored on an ongoing basis and is based on management's evaluation of numerous factors. These factors include the quality of the current loan portfolio, the trend in the loan portfolio's risk ratings, current economic conditions, loan concentrations, loan growth rates, past-due and non-performing trends, evaluation of specific loss estimates for all significant problem loans, historical charge-off and recovery experience and other pertinent information.

Lending and Credit Management

    Although a risk of nonpayment exists with respect to all loans, certain specific types of risks are associated with different types of loans. Due to the nature of IFN's customer base and the growth experienced in Coos, Curry, Lincoln, Douglas, Linn, Benton and Lane Counties, real estate is frequently a material component of collateral for IFN's loans. The expected source of repayment of these loans is generally the operations of the borrower's business or personal income, but real estate provides an additional measure of security. Risks associated with real estate loans include fluctuating land values, local economic conditions, changes in tax policies, and a concentration of loans within a limited geographic market area.

    IFN mitigates risk on construction loans by generally lending funds to customers that have been pre-qualified for long term financing and who are using contractors acceptable to IFN. The commercial real estate risk is further mitigated by making the majority of commercial real estate loans on owner-occupied properties.

    IFN manages the general risks inherent in the loan portfolio by following loan policies and underwriting practices designed to result in prudent lending activities. For example, IFN limits commercial loans to 70% of the value of the collateral, and residential mortgages, which may be first or second liens, to 80% of the value of the collateral. Residential loans with a loan to value greater than 80% carry private mortgage insurance.

    The following table presents information with respect to non-performing assets:

	December 31,
(dollars in thousands)	2000	1999	1998	1997	1996
Loans on non-accrual status	$536	$468	$558	$506	$516
Loans past due greater than 90 days, not on non-accrual	114	156	161	250	—
Other real estate owned, net	—	86	—	—	—

Total non-performing assets	$650	$710	$719	$756	$516

Percentage of non-performing assets to total assets	0.17%	0.22%	.26%	.28%	0.21%

Interest income which would have been realized on non-accrual or past-due loans if they had remained current was insignificant.

Analysis of Net Interest Income

    The following table presents average balances of interest-earning assets and interest-bearing liabilities, along with yields earned/paid, net interest spread and net interest margin for the period indicated:

	Analysis for the years ended December 31,
	2000	1999	1998
(dollars in thousands)
Average interest-earning assets	$319,058	$265,685	$248,550
Average interest-bearing liabilities	$314,371	$258,217	$238,770
Average yields earned	8.46%	7.87%	8.04%
Average rates paid	3.70%	3.13%	3.53%

Net interest spread	4.76%	4.74%	4.51%
Net interest margin	4.82%	4.82%	4.65%

Average yields earned and paid increased in 2000 compared to 1999 and 1998, resulting from the overall increase in market rates and from increased competitive pressures. However, the net interest margin remained constant in 2000 resulting from the decrease in the loan to deposit ratio.

Analysis of Change in Interest Differential

    The following tables set forth the dollar amount of the change in IFN's consolidated interest income and interest expense. IFN attributes such dollar amounts to changes in volume and rates. Immaterial rate/volume variances have been allocated equally between rate and volume changes.

	Year Ended December 31, 2000 over 1999
		Amount of Change Attributed to
	Total Increase (Decrease)
(dollars in thousands)		Volume	Rate	Days
Interest income:
Loans, net and mortgage loans held for sale	$4,642	$3,897	$703	$42
Investment securities—taxable	1,345	987	347	11
Investment securities—exempt from federal income taxes(1)	18	5	11	2
Dividend income on Federal Home Loan Bank stock	(4)	14	(18)	—
Dividend income on Federal Reserve Bank stock	—	—	—	—
Federal funds sold	(108)	(295)	186	1
Net investment in direct financing leases	196	75	120	1

Total interest income(1)	$6,089	$4,683	$1,349	$57

Interest expense:
Interest on deposits:
NOW accounts	$156	$71	$83	$2
Money market accounts	612	360	247	5
Savings accounts	38	(7)	43	2
Time deposits	2,058	1,406	639	13
Securities sold under agreement to repurchase	110	63	46	1
Short term borrowings	6	(1)	7	—
Other borrowings	80	71	9	—
Federal Home Loan Bank borrowings	469	467	2	—

Total interest expense	$3,529	$2,430	$1,076	$23

Net interest income(1)	$2,560	$2,253	$273	$34

(1)
Interest income from investment securities exempt from federal income tax is not reported on a tax equivalent basis.

	Year Ended December 31, 1999 over 1998
		Amount of Change Attributed to
	Total Increase (Decrease)
(dollars in thousands)		Volume	Rate
Interest income:
Loans, net and mortgage loans held for sale	$1,845	$2,442	$(597)
Investment securities—taxable	(121)	195	(316)
Investment securities—exempt from federal income tax(1)	(99)	(53)	(46)
Dividend income on Federal Home Loan Bank stock	—	—	—
Dividend income on Federal Reserve Bank stock	30	30	—
Federal funds sold	(702)	(600)	(102)
Net investment in direct financing leases	(43)	(24)	(19)

Total interest income(1)	$910	$1,990	$(1,080)

Interest expense:
Interest on deposits:
NOW accounts	$41	$28	$13
Money market accounts	413	367	46
Savings accounts	26	40	(14)
Time deposits	98	391	(293)
Securities sold under agreement to repurchase	85	113	(28)
Short term borrowings	(4)	(6)	2
Other borrowings	49	49	—
Federal Home Loan Bank borrowings	(1,054)	(735)	(319)

Total interest expense	$(346)	247	(593)

Net interest income(1)	$1,256	$1,743	$(487)

(1)
Interest income from investment securities exempt from federal income tax is not reported on a tax equivalent basis.

Summary Balance Sheets

	December 31,
(dollars in thousands)	2000	1999	$ Change	% Change
Loans and leases, net	$221,405	$188,035	$33,370	17.7%
Investments	111,539	90,841	20,698	22.8%
Other assets	40,558	37,725	2,833	7.5%

Total Assets	$373,502	$316,601	$56,901	18.0%

Deposits	312,273	263,969	48,304	18.3%
Borrowings	22,758	18,718	4,040	21.6%
Other liabilities	3,207	1,890	1,317	69.7%

Total liabilities	$338,238	$284,577	$53,661	18.9%
Minority interest	2,579	3,306	(727)	(22.0)%
Shareholders' equity	32,685	28,718	3,967	13.8%

Total liabilities, minority interest and equity	$373,502	$316,601	$56,901	18.0%

Equity to asset ratio	8.75%	9.07%
Loan to deposit ratio	71.78%	72.24%

    As shown in the table above, net loans (including mortgage loans held for sale and leases) increased $33.4 million, or 17.7%, and total deposits increased $48.3 million, or 18.3%, resulting from

IFN's growth initiatives. Five of IFN's six subsidiary banks increased loans and deposits significantly, while the sixth, Pacific State Bank held constant with prior year amounts.

    The increase in deposits and borrowed funds was utilized to fund all loan growth, as well as capital expenditures associated with new bank premises, and increases in investments which increased $20.7 million, or 22.8%.

    The holding company borrowed $2 million to complete the capitalization of Alliance Technology, Inc. and to purchase additional shares of MSB stock. In addition, Security Bank utilized the Federal Home Loan Bank with a one-year advance of $10 million for leverage purposes.

Liquidity

    Liquidity enables IFN to meet the withdrawal needs of its depositors and the borrowing needs of its loan customers. IFN's primary sources of funds are customer deposits, maturities of investment securities, sales of "available for sale" securities, loan sales, loan repayments, net income, advances from the Federal Home Loan Bank of Seattle, and the use of the Federal Funds markets. IFN maintains four unsecured lines of credit totaling $33 million for the purchase of funds on an overnight basis. As discussed previously, IFN is also a member of the Federal Home Loan Bank of Seattle, which provides a secured line of credit in the amount of $54.1 million, and other funding opportunities for liquidity and asset/liability matching. Over the last four years, these lines have been used periodically.

    As of June 30, 2001, IFN had borrowed $700,000 under unsecured lines of credit and $15 million from the Federal Home Loan Bank. Interest rates charged on the lines are determined by market factors. IFN's liquidity has been stable and, in management's opinion, adequate over the past several years. Short-term deposits have continued to grow and excess cash is invested on a short-term basis into federal funds sold. IFN's primary source of funds is consumer deposits and commercial accounts. These funds are not subject to significant movements as a result of changing interest rates and other economic factors, and therefore enhance IFN's long-term liquidity.

    As of December 31, 2000, no funds were borrowed under IFN's unsecured lines of credit and $10,000,000 in borrowings from the Federal Home Loan Bank was outstanding. Interest rates charged on the lines are determined by market factors. IFN's liquidity has been stable and adequate over the past several years. Short-term deposits have continued to grow and excess investible cash is invested on a short-term basis into Federal funds sold. IFN's primary source of funds are consumer deposits and commercial accounts. These funds are not subject to significant movements as a result of fluctuating interest rates and other economic factors, and therefore enhance IFN's long term liquidity. In addition, the holding company has a $2,500,000 secured line of credit, of which $2,000,000 was outstanding at December 31, 2000.

Capital Resources

    Beginning in 1990, federal regulators required the calculation of Risk-Based Capital. This is an analysis that weights balance sheet and off-balance sheet items for their inherent risk. It requires minimum standards for Risk-Based Capital by Capital Tier. Full implementation of this analysis was required in 1992, requiring a minimum total Risk-Based Capital ratio of 8.00% and a minimum Tier I Capital Ratio of 4.00%.

    At June 30, 2001, IFN's estimated regulatory capital ratios were as follows: Total Risk-Based Capital Ratio of 11.78%, Tier 1 Capital Ratio of 10.85% and Leverage Capital Ratio of 8.27%. This compares to 13.53%, 12.51% and 9.86% for total Risk-Based Capital Ratio, Tier 1 Capital Ratio and Leverage Capital Ratio, respectively, at December 31, 2000. If IFN were fully leveraged, further growth would be restricted to the level attainable by generating and reinvesting net income unless the additional capital were available from outside sources. The decrease in regulatory capital from

December 2000 resulted primarily from the purchase of the outstanding minority interest in Lincoln Security Bank and the related increase in goodwill amortization.

    At December 31, 2000, IFN had a Risk-Based Capital Ratio of 13.5% and Tier I Capital Ratio of 9.2%. This was compared to 15.6% and 10.3% for total Risk-Based Capital and Tier I Capital, respectively, at December 31, 1999.

Quantitative and Qualitative Disclosures About Market Risk

  Overview

    Interest rate, credit, and operations risks are the most significant risks impacting IFN's performance. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk do not arise in the normal course of IFN's business activities. IFN relies on loan reviews, prudent loan underwriting standards and an adequate allowance for loan loss to mitigate credit risk.

    IFN defines interest sensitivity (or interest rate risk) as the risk that IFN's earnings or capital will change when interest rates change. Market, or economic risk, by comparison, is the risk that the value of IFN's assets will change when interest rates change. To ensure consistent measurement, IFN has developed comprehensive asset and liability management policies that are followed by all subsidiary banks.

    "Exposure" is the change in pre-tax earnings, over a 12 month period, when the federal funds rate changes. "Leverage" is IFN's exposure calculated as a percent of capital and therefore is expressed in terms of a pre-tax return on equity.

    If IFN's earnings move in the same direction as interest rates, then IFN is "asset sensitive" (i.e. interest income changes more than interest expense). If the earnings move in the opposite direction from the change in rates, then IFN is "liability sensitive" (i.e. interest expense changes more than interest income).

  Calculation of Interest Rate Risk

    A change in earnings as a result of changes in interest rates is caused by two factors. First, the rate on each asset and liability changes by a different amount and at a different time. Second, there are different volumes of assets and liabilities maturing and repricing (the traditional gap). The combination causes a change in IFN's net interest margin.

  Exposure Calculation of Interest Rate Risk

    IFN uses change in earnings exposure as its primary measure of interest rate risk. IFN's policy is to control the exposure of IFN's earnings to changing interest rates by generally maintaining a position within a reasonable range around an "earnings neutral" or "balanced" position. This is defined as the mix of assets and liabilities that generate a net interest margin that is not affected by interest rate changes.

    There are three reasons for establishing a target range rather than an exact earnings neutral position. Measuring interest rate risk is not an exact science. We can only estimate the earnings impact of a change in rates, and this estimate may change as the rate environment changes (this is often called "basis risk"). Also, the mix of assets and liabilities available in IFN's market may not produce an exact earnings neutral position, thus forcing IFN to forego good business opportunities if it must keep a totally balanced position. Lastly, a neutral position does not allow IFN to position itself modestly to take advantage of a rising or falling rate trend.

    There can be exceptions to this general rule. If, for example, IFN has a liquidity or capital problem then this takes priority and IFN would employ a strategy that protects liquidity by maintaining an asset sensitive position (i.e. having assets that will reprice quickly to reflect a change in interest rates). This would keep assets at current rates to allow their sale, if needed, without recognizing a significant loss.

  Interest Rate Risk Exposure/Leverage Limits

    IFN normally maintains a mix of assets and liabilities that produces interest rate risk that will change IFN's net interest income over the next 12 months less than the following limits, if the federal funds rate changes 2%:

Asset sensitive	4.0%
Liability sensitive	2.0%

    There is a lower risk limit for liability sensitivity because, in a liability sensitive company, interest rate risk and market risk move in the same direction, thereby exaggerating the impact of changing rates. If IFN were asset sensitive, these two risks would tend to offset each other.

    Interest rate risk is calculated quarterly and reported to the asset/liability management committee and then to the respective boards of directors. Significant changes in the structure of IFN's finances can be modeled during the quarters to ensure continued compliance with these policy limits. At no time during the year were these limitations exceeded.

Inflation

    The primary impacts of inflation on IFN's operations are increased asset yields, deposit costs and operating overhead. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary. As a result, interest rates generally have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. The effects of inflation can magnify the growth of assets, and if significant, would require that equity capital increase at a faster rate than would otherwise be necessary.

Investment Portfolio

    See note three of the consolidated financial statements for the amortized costs, estimated market values, unrealized gains and unrealized losses of IFN's investment portfolio as of December 31, 2000 and 1999.

Loan Portfolio

    Interest earned on the loan portfolio is the primary source of income for IFN. Net loans and leases represented 59.3% of total assets as of December 31, 2000. Although IFN strives to serve the credit needs of its service area, its primary focus is on real estate, and commercial and consumer installment loans. IFN banks make substantially all of their loans to customers located within their respective service areas. IFN banks have no loans defined as highly leveraged transactions by the Federal Reserve Bank, nor do they have significant agricultural loans. Commercial real estate loans primarily include owner-occupied commercial properties occupied by the proprietor of the business conducted on the premises, and income-producing or farm properties. The primary risks of such loans include loss of income of the owner or occupier of the property and the market's inability to sustain rent levels. IFN's underwriting standards attempt to mitigate these risks by requiring a minimum of three consecutive years of sufficient income generation from the owner or occupier, or rental incomes of 1.2 times the combined debt service, insurance and taxes. In addition, a 70% loan-to-value ratio limitation is expected to provide sufficient protection against unforeseen circumstances. Other commercial loans include renewable operating lines of credit, short-term notes, and equipment financing. The principal risks associated with these types of loans is default due to insufficient business income. Accordingly, IFN banks do not lend to start-up businesses or others lacking operating history, and ordinarily require personal guarantees and secondary sources of repayment. Residential real estate loans include 1-4 family owner or non-owner occupied residences, multi-family units, construction and secondary market loans pending sale. Generally, the risk associated with such loans is the loss of the borrower's income. IFN banks attempt to mitigate this risk by thoroughly reviewing the borrower's credit and employment history, and limiting the loan-to-value ratio to 80% to provide protection in the event of foreclosure. Installment loans consist of personal, automobile and home equity loans. See note four of the consolidated financial statements for the composition of IFN's loan portfolio.

    The following table sets forth major loan category information for the past five fiscal years:

	2000	1999	1998	1997	1996
Commercial—real estate	$78,955	$60,120	$37,511	$31,420	$26,157
Commercial—lines of credit	57,504	45,729	39,565	37,172	34,480
Residential—real estate	58,316	48,881	37,833	34,811	29,238
Installment	21,795	30,213	31,848	32,735	28,328
Credit cards and other	4,175	3,356	3,888	3,701	3,205

Total loans	220,745	188,299	150,645	139,839	121,408

Deferred loan fees, net	(354)	(344)	(222)	(167)	(169)
Allowance for loan losses	(2,742)	(2,645)	(2,294)	(1,429)	(1,336)

Net loans	$217,649	$185,310	$148,139	$138,249	$119,903

    At December 31, 2000, loans are comprised of fixed and variable rate instruments as follows:

12/31/2000
(in thousands)
Fixed Rate	$165,422
Variable Rate	55,323

Total	$220,745

    Loans at variable rates include loans that reprice immediately, as well as loans that reprice any time prior to maturity.

    The following sets forth the loan portfolio maturities on fixed-rate loans and the repricing dates on variable-rate loans, at December 31, 2000:

fixed rate maturity
	within 1 year	1-5 years	>5 years	total
(in thousands)
commercial real estate	$15,533	$21,118	$9,813	$46,464
commercial lines of credit	27,723	13,957	3,694	45,374
residential real estate	17,144	7,150	23,320	47,614
installment	2,318	14,682	4,795	21,795
credit cards and other	2,511	845	819	4,175

Total	$65,229	$57,752	$42,441	$165,422

variable rate repricing
	within 1 year	1-5 years	>5 years	total
(in thousands)
commercial real estate	$9,928	$18,209	$4,354	$32,491
commercial lines of credit	6,901	2,952	2,277	12,130
residential real estate	5,372	2,114	3,216	10,702
installment	—	—	—	—
credit cards and other	—	—	—	—

total	$22,201	$23,275	$9,847	$55,323

    The following is a summary of the contractual maturities and weighted average yields of investment securities classified as available for sale at December 31, 2000:

(dollars in thousands)	Amortized Cost	Estimated Market Value	Weighted Average Yield(1)
U.S. Government federal agencies
One year or less	$8,008	$7,994	5.59%
After one year through five years	30,061	30,633	6.37%
After five years though ten years	—	—	0.00%

Total	$38,069	$38,627	6.20%

Mortgage-backed securities
One year or less	$1,805	$1,805	5.63%
After one year through five years	31,261	31,625	6.89%
After five years though ten years	1,562	1,581	7.48%
After 10 years	—	—	0.00%

Total	$34,628	$35,011	6.89%

United States Treasury
One year or less	$1,004	$1,006	5.69%
After one year through five years	—	—

Total	$1,004	$1,006	5.69%

Corporate obligations
One year or less	$2,912	$2,887	5.63%
After one year through five years	11,679	11,630	6.29%
After five years though ten years	725	700	6.26%
After ten years	—	—

Total	$15,316	$15,217	6.15%

Obligations of state and political subdivisions(1)
One year or less	$1,675	$1,715	8.36%
After one year through five years	3,988	4,007	7.36%
After five years though ten years	9,975	10,155	7.76%
After ten years	2,637	2,668	7.81%

Total	$18,275	$18,545	7.69%

Total securities available for sale(1)	$107,292	$108,406	6.68%

(1)
Yields on tax-exempt securities have not been stated on a tax-equivalent basis.

As of December 31, 2000, IFN had no securities classified as "held to maturity." Actual maturities may differ for mortgage backed securities due to ability to prepay.

Deposit Liabilities

    The following table sets forth the average deposit liabilities of, and rates paid by, IFN for the periods indicated:

	Year Ended December 31,
	2000		1999
(dollars in thousands)	Amount	Rate	Amount	Rate
Deposit liabilities
Demand	$54,160	n/a	$45,126	n/a
NOW accounts	39,519	1.74%	35,363	1.50%
Money market accounts	55,545	4.22%	46,879	3.69%
Savings accounts	22,080	2.60%	22,256	2.41%
Time deposits	122,620	5.57%	97,161	4.91%

Total deposits	$293,924	3.55%	$246,785	3.07%

Time deposits of $100 or more represented 11.43% and 10.60% of total deposits as of December 31, 2000 and 1999, respectively. All other time deposits represent 32.53% and 31.10% of total deposits as of December 31, 2000 and 1999, respectively.

Borrowings

    The following table sets forth information regarding IFN's Federal Home Loan Bank (FHLB) borrowings for the years ended December 31, 2000, 1999 and 1998:

(dollars in thousands)	2000	1999	1998
FHLB Borrowings
Amount outstanding at year end	$10,000	$4,000	$—
Average outstanding for the year	$7,197	$208	$13,423
Maximum outstanding at any month end	$10,000	$4,000	$14,000
Weighted average rate for the year	6.69%	5.57%	7.94%
Weighted average rate at year end	6.70%	5.80%	—
Weighted average maturity at year end (days)	106	12	—

Average Balance Sheet and Average Rates Earned and Paid

    The following table presents, for the periods indicated, information regarding average balances of assets and liabilities of IFN, the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, the average interest yields earned or rates paid, net interest income, net interest spread (the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities), and the ratio of net interest income to average earning assets or margin. The table does not reflect any effect of income taxes. All average balances are based on daily balances.

	Year-end December 31, 2000			Year-end December 31, 1999			Year-end December 31, 1998
(dollars in thousands)	Average Balance	Interest	Average Yield or Rates	Average Balance	Interest	Average Yield or Rates	Average Balance	Interest	Average Yield or Rates
Assets
Federal funds sold	$5,991	$403	6.73%	$10,431	$511	4.90%	$22,573	$1,213	5.37%
Investment securities—taxable	85,550	5,276	6.17%	69,503	3,931	5.66%	66,098	4,052	6.13%
Investment securities—exempt from federal income tax	15,102	755	5.00%	14,692	737	5.02%	15,758	836	5.30%
Loans, gross and mortgage loans held for sale, at cost which approximates market(1)(2)	206,113	19,931	10.00%	165,519	15,289	9.25%	138,968	13,444	9.67%
Net investment in direct financing leases	3,282	437	13.32%	2,712	241	8.89%	2,982	284	9.53%
Federal Home Loan Bank stock, at cost	2,262	147	6.50%	2,082	151	7.25%	1,915	151	7.87%
Federal Reserve Bank Stock, at cost	758	45	5.94%	746	45	6.03%	256	15	5.86%

Total interest-earning assets/interest income	$319,058	$26,994	8.46%	$265,685	$20,905	7.87%	$248,550	$19,995	8.04%
Cash and due from banks	12,315			10,494			8,264
Premises and equipment, net	12,802			9,655			5,747
Loan loss allowance	(2,826)			(2,465)			(1,433)
Investment market value adjustment	(1,465)			(425)			800
Purchased mortgage servicing rights	2,861			2,471			1,634
Other assets	7,398			8,006			8,474

Total assets	$350,143			$293,421			$272,036

Liabilities, Minority Interest and Shareholders' Equity
Demand accounts	$54,160	$—	0.00%	$45,126	$—	0.00%	$37,211	$—	0.00%
NOW accounts	39,519	688	1.74%	35,363	532	1.50%	33,440	491	1.47%
Money market accounts	55,545	2,342	4.22%	46,879	1,730	3.69%	36,957	1,317	3.56%
Savings accounts	22,080	574	2.60%	22,256	536	2.41%	20,581	510	2.48%
Time deposits	122,620	6,833	5.57%	97,161	4,775	4.91%	89,208	4,677	5.24%
Securities sold under agrement to repurchase	11,688	546	4.66%	10,394	436	4.19%	7,666	351	4.58%
Short-term borrowings	211	25	11.85%	225	19	8.44%	284	23	8.10%
Other borrowings	1,351	129	9.55%	605	49	8.10%	—	—	0.00%
Federal Home Loan Bank borrowings	7,197	481	6.68%	208	12	5.77%	13,423	1,066	7.94%

Total interest-bearing liabilities/interest expense	$314,371	$11,618	3.70%	$258,217	$8,089	3.13%	$238,770	$8,435	3.53%
Other liabilities	2,989			3,389			3,419

Total liabilities	317,360			261,606			242,189
Minority interest	2,892			3,031			1,111
Shareholders' equity	29,891			28,784			26,736
Total liabilities, minority interest and shareholders' equity	$350,143			$293,421			$272,036

Net interest income		$15,376			$12,816			$11,560
Net interest spread			4.76%			4.74%			4.51%
Net interest income to earning assets (margin)			4.82%			4.82%			4.65%

(1)
Average non-accrual loans included in the computation of average loans were $692, $596 and $681 for 2000, 1999 and 1998, respectively.

(2)
Loan related fees recognized during the period and included in the yield calculation totaled approximately $999, $421 and $147 in 2000, 1999 and 1998, respectively.

MCKENZIE STATE BANK SPECIAL MEETING

When and Where the Meeting Will Be Held

    The MSB special meeting of shareholders will be held on December   , 2001, commencing at       a.m./p.m., at             ,            , Oregon.

Purpose of the Meeting

    At the meeting, MSB shareholders will consider and vote on approval of the merger of MSB with and into Umpqua Bank.

Who May Vote

    If you were an MSB shareholder as of the close of business on October 29, 2001, you are entitled to vote at the meeting. As of that date, there were 400,000 shares outstanding held by approximately 102 holders of record.

Voting By Proxy

    Shareholders do not have to attend the meeting, although we invite you to do so. You may vote your shares by proxy and we ask that you provide a proxy even if you intend to attend the meeting. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

    If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the MSB merger. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The board of directors has named Charles Brummel and John Moretti as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but that person would need to attend the meeting in person or further vote your shares by proxy.

Revoking a Proxy

    You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying MSB's corporate secretary (personally, in writing or by mail) of your intention to revoke your proxy. You also may revoke your proxy by oral request if you are present at the meeting.

    You are invited to attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

    Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

How We Determine a Quorum

    We must have a quorum to conduct any business at the meeting. Shareholders holding at least a majority of the outstanding shares of common stock must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

    The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders but they will have the effect of a vote against the proposal. Each share is entitled to one vote.

    A "broker non-vote" occurs when a broker or other nominee, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

    The affirmative vote of the holders of two-thirds of all shares of MSB common stock outstanding on October 29, 2001 is required to approve the MSB merger. An abstention or a broker non-vote will therefore have the effect of a vote against the MSB merger.

Shares Owned by Directors and Officers

    As of October 29, 2001, MSB directors and executive officers beneficially owned 12,500 shares, of which 7,000 are entitled to vote. Those shares constitute 1.75% of the total shares outstanding and entitled to be voted at the meeting.

Shares owned by IFN

    As of October 29, 2001 IFN owned 351,070 shares, all of which are entitled to be voted. Those shares constitute 87.77% of the total shares outstanding and entitled to be voted at the meeting. Pursuant to the merger agreement, the IFN board of directors has agreed to vote the IFN shares in favor of the MSB merger.

Costs of Solicitation

    MSB will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting materials to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of MSB acting on MSB's behalf, may solicit proxies personally. MSB may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of MSB's officers or employees.

Rights of Dissenting Shareholders of MSB

    MSB shareholders may dissent from the MSB merger and be entitled to receive the fair value of their shares in cash under statutory procedures set forth in the Oregon Bank Act, Oregon Revised Statutes 711.175 to 711.185. MSB shareholders have the right to dissent from the MSB merger and receive the fair value of their shares in cash in lieu of the consideration otherwise issuable to them pursuant to the plan of merger. The fair value under the statute may be greater than, less than or equal to that received by non-dissenting shareholders. To perfect dissenters' rights, MSB shareholders must (i) either give notice, prior to or at the special meeting of MSB shareholders, of their intent to demand payment for their shares, or vote against the proposed merger, and (ii) deliver a written demand for payment to MSB within 30 days following the MSB shareholder vote on the MSB merger together with the certificate or certificates representing all of the shareholders shares, properly endorsed. A shareholder may not dissent as to fewer than all of his or her shares.

    EACH OF THE STATUTORILY PRESCRIBED STEPS MUST BE TAKEN AS SPECIFIED OR DISSENTERS' RIGHTS MAY BE LOST. FAILURE TO CONFORM EXPRESSLY TO ALL CONDITIONS MAY RESULT IN LOSS OF RIGHTS.

    The discussion of dissenters' rights in this proxy statement is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by the statutory provisions. A copy of the statute is attached as Appendix X. Shareholders are urged to read this discussion and the statute carefully. Failure to comply with the statutory provisions will result in the loss of dissenters' rights.

    A shareholder who returns an executed but unmarked proxy, or abstains either by not returning a proxy or by marking "Abstain" on the proxy, will be deemed to have not voted against the MSB merger and will therefore not be entitled to exercise dissenters' rights unless proper written notice is given prior to the shareholder vote on the MSB merger.

    Within 30 days after the effective date of the MSB merger, MSB will give notice to dissenting shareholders who have properly delivered demand for payment and make a written offer to pay an amount equal to MSB's estimate of the fair value of each such dissenting shareholder's shares, plus any applicable accrued interest from the effective date of the MSB merger. That amount may be more than, equal to, or less than the amount of consideration received by other shareholders in accordance with the plan of merger. If a dissenting shareholder accepts the offer within 30 days of that payment offer, MSB will pay that amount and the dissenting shareholder will have no further rights with respect to those shares.

    If, however, a dissenting shareholder does not accept the offer within 30 days, or if no offer is made, the fair value of the shares held by such dissenting shareholder will be determined by an appraisal process. The Director of the Oregon Department of Consumer and Business Services will select a qualified appraiser whose determination may be appealed in limited circumstances. The Oregon Director also assesses the reasonable costs and expenses of the appraisal.

    A shareholder may not dissent as to less than all of the shares registered in the shareholder's name; except a shareholder holding as a fiduciary shares registered in his or her name for the benefit of more than one beneficiary may dissent as to less than all of the shares registered in his or her name, provided that any dissent made as to a particular beneficiary is as to all of the shares held for that beneficiary by the fiduciary.

    Receipt of cash by dissenting shareholders for their shares will be treated for federal income tax purposes as a redemption of shares under Section 302 of the Internal Revenue Code, and may be a taxable transaction. Any shareholder contemplating a demand for payment pursuant to statutory dissenters' rights is urged to consult with a competent tax advisor.

INFORMATION ABOUT MSB

Introduction

    McKenzie State Bank was organized on November 16, 1998 as an Oregon state-chartered bank with authority to issue 5,000,000 shares of common stock. MSB conducts its business solely through its head offices in Springfield, Oregon. MSB emphasizes a personalized approach to banking, and targets those customers that utilize traditional products and services.

Products and Services

    McKenzie State Bank offers all the services of a large bank including a full suite of personal and business products, as well as internet banking capabilities, on-line bill paying, commercial real-estate and construction loans.

Market Area

    McKenzie State Bank is an independent state-chartered bank emphasizing personalized service in the Springfield Community specifically and Lane County generally.

Competition

    McKenzie State Bank's primary competition is other community banks and credit unions that are expanding their presence in the Willamette Valley.

Employees

    As of June 30, 2001, MSB had a total of 9 full-time equivalent employees. A number of benefit plans are available to eligible employees, including paid sick leave and vacation, group medical plans, a 401(k) plan, and a discretionary stock option plan. None of MSB's employees are subject to a collective bargaining agreement and the company considers its relationships with its employees to be good.

Security Ownership of MSB Management and Others

    The following table sets forth the shares of MSB common stock beneficially owned as of October 29, 2001, by each director, executive officer, and holder of more than 5% of the outstanding common stock of MSB, and all directors and executive officers as a group:

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Class
John Moretti, Director, President	—	*
Charles Brummel, Director	—	*
Roy Gray, Director	—	*
William Hoffman, Director	2,000	*
Murray McDowell, Director	5,000	1.25%
Rodger Van Voorhis, Director	5,000	1.25%
Robert Fullhart, Director	—	*
Marvin Stovall, Director	500	*
John Raleigh	—	*
Sandra Shoemaker, Vice President	—	*
Independent Financial Network, Inc.	351,070	87.77%
All Directors and Executive Officers as a Group (10 persons)	12,500	3.13%

*
Less than 1.0%
(1)
Shares held directly with sole voting and investment power unless otherwise indicated.

Transactions with Management

    Various directors and executive officers are customers of and have had banking transactions with MSB in the ordinary course of business, and the bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, and companies with which they are associated was $1,680,294 at July 31, 2001, which represented approximately 42% of MSB's shareholders' equity at that date. MSB had deposits from directors and officers totaling $743,000 as of June 30, 2001.

MSB MANAGEMENT'S DISCUSSION AND ANALYSIS

  General

    Six Months Ended June 30, 2001 and 2000.  Net income decreased 30% to $33,000 for the six months ended June 30, 2001 from $47,000 for the same period in 2000. Included in net income for 2000 is a $48,000 tax credit relating to increasing the deferred tax asset for net operating loss carry-forward. Income before tax was $49,000 for the six months ended June 30, 2001, compared to a pre-tax loss of $1,000 for the same period in 2000. The increase in pre-tax income is primarily due to growth in the overall balance sheet as MSB is now in its third full year of operations. Net interest income, other income and other expense all increased significantly over the previous year as a result of MSB's growth.

    Years Ended 2000 and 1999.  Net income increased to $117,000 for the year ended December 31, 2000 from a loss of $73,000 for the same period in 1999. Included in net income for 2000 is a $48,000 tax credit relating to increasing the deferred tax asset for net operating loss carry-forward. Income before tax was $112,000 for the year ended December 31, 2000, compared to a pre-tax loss of $93,000 for the same period in 1999. The increase in pre-tax income was primarily due to growth in the overall balance sheet as MSB completed its second full year of operations. Net interest income and other expense increased significantly over the previous year as a result of the growth MSB has experienced.

  Net Interest Income

    Net interest income is the difference between interest income (principally from loans and investment securities) and interest expense (principally on customer deposits and borrowings). Changes in net interest income result from changes in volume, net interest spread, and net interest margin. Volume refers to the average dollar level of interest earning assets and interest bearing liabilities. Net interest spread refers to the differences between the average yield on interest earning assets and the average cost of interest bearing liabilities. Net interest margin refers to net interest income divided by average interest earning assets. MSB's profitability, like that of many financial institutions, depends to a large extent upon net interest income. Since MSB tends to be asset sensitive, as interest earning assets mature or reprice more quickly than interest bearing liabilities in a given period, a significant decrease in market interest rates could adversely affect net interest income. In contrast, an increasing interest rate environment could favorably impact net interest income. Competition and the economy also impact MSB's net interest income.

    Six Months Ended June 30, 2001 and 2000.  Net interest income before the provision for loan losses increased $95,000 or 20% for the six months ended June 30, 2001 over the same period in 2000. Of the increase in net interest income, $130,000 represents an increase in volume, which was partially offset by a $35,000 decrease resulting from a declining rate environment. Average interest earning assets increased $5,800,000, or 34%, while average interest bearing liabilities increased $6,100,000, or 38%. The increase in average interest earning assets and interest bearing liabilities resulted from MSB's overall growth strategy, primarily in loans funded by deposit growth.

    The average net interest spread decreased from 5.27% to 4.87%, mainly due to a decline in market interest rates. Average rates paid increased 11 basis points to 4.25% in 2001 from 4.14% in 2000. Average earning asset yields decreased 29 basis points from 9.41% to 9.12%, resulting from the decline in interest rates offset by a higher loan to deposit ratio. MSB's net interest margin for the six months ended June 30, 2001 was 5.03%, a decrease of 53 basis points from 5.56% for the same period in 2000.

    Years Ended 2000 and 1999.  Net interest income before the provision for loan losses increased $484,000 or 86% for the year ended December 31, 2000 over the same period in 1999. Of the increase in net interest income, $438,000 represents an increase in volume, and $46,000 represents an increase in rate. Average interest earning assets increased $8.3 million, or 77%, while average interest bearing liabilities increased $8.6 million, or 92%. The increase in average interest earning assets and interest bearing liabilities resulted from MSB's overall growth strategy, primarily in loans funded by deposit growth.

    The average net interest spread increased from 4.73% to 5.19%, mainly due to an increase in loans. Average rates paid increased 91 basis points to 4.31% in 2000 from 3.40% in 1999. Average earning asset yields increased 137 basis points from 8.13% to 9.50%, resulting from the growth in loans. MSB's net interest margin for the year ended December 31, 2000 was 5.45%, an increase of 27 basis points from 5.18% for 1999.

  Provision for Loan Losses

    Six Months Ended June 30, 2001 and 2000.  The loan loss provision during the six months ended June 30, 2001 was $54,000 compared to $60,000 for the same period in 2000. At June 30, 2001, the loan loss ratio was 1.04% of total loans, compared to 1.06% at December 31, 2000.

    Net charge-offs during the six month periods were $24,000 and $0 for 2001 and 2000, respectively.

    Management believes the loan loss provision maintains the allowance for loan losses at an appropriate level based on anticipated losses inherent in the portfolio. MSB performs a detailed assessment of potential risk in the loan portfolio, using several methodologies to estimate the appropriate allowance for loan losses. Additional provision may be necessary in future periods based on changes in loan quality and growth in the overall loan portfolio. The allowance for assets losses was $203,000 at June 30, 2001, compared to $173,000 at December 31, 2000.

    Non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) were $237,000 and $0 at June 30, 2001 and December 31, 2000, respectively. Of the nonperforming assets as of June 30, 2001, $180,000 represents excess land available for sale included by regulation in other real estate owned.

    Years Ended 2000 and 1999.  The loan loss provision during year ended December 31, 2000 was $80,000 compared to $84,000 for the same period in 1999. At December 31, 2000, the loan loss ratio was 1.06% of total loans, compared to 0.81% at December 31, 1999.

    Net charge-offs during the twelve month periods were $0 and $5,000 for 2000 and 1999, respectively.

    The allowance for loan losses was $173,000 at December 31, 2000, compared to $93,000 at December 31, 1999.

    MSB had no non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) at December 31, 2000 and December 31, 1999, respectively.

  Other Income

    Six Months Ended June 30, 2001 and 2000.  Other income increased 141%, or $48,000, to $82,000 for the six months ended June 30, 2001 as compared to $34,000 for the same period in 2000. The increase in other income is due primarily to an increase in fees from sold real estate loans, caused by increased real estate lending activity as interest rates declined. In addition, service charge income on deposit accounts has increased, as the overall deposit level of MSB has increased.

    Years Ended 2000 and 1999.  Other income remained consistent for the year ended December 31, 2000 compared to the previous year. In fiscal 1999, MSB realized a gain of $50,000 on the sale of excess land. Excluding the gain on sale of land, other income increased $48,000 to $94,000 for 2000. This increase resulted primarily from increase service charge income on deposit accounts, as the overall level of deposits have increased, and from increased sold real estate loan fees.

  Other Expense

    Six Months Ended June 30, 2001 and 2000.  Other expense increased 22%, or $100,000, to $552,000 for the six months ended June 30, 2001 compared to $452,000 for the same period in 2000. Salaries and employee benefits, the largest non-interest expense, increased $53,000 or 26% resulting from growth of MSB and normal annual increases in pay. In addition, the intercompany service charge from holding company increased $32,000 to $90,000 for the six months ended June 30, 2001, as compared to $58,000 for the same period in 2000. This increase resulted from the increased level in back-room services provided by IFN. Additional increases were experienced in all remaining categories resulting from MSB's overall growth strategy.

    Years Ended 2000 and 1999.  Other expense increased 42%, or $282,000, to $947,000 for the year ended December 31, 2000 compared to $665,000 for the same period in 1999. Salaries and employee benefits, the largest non-interest expense, increased $104,000 or 31% resulting from growth of MSB. In addition, the intercompany service charge from Independent Financial Network (IFN) increased $95,000 to $120,000 for the year ended December 31, 2000, as compared to $25,000 for the same period in 1999. This increase resulted from the increased level in back-room services provided by IFN. Additional increases were experienced in all remaining categories resulting from MSB's overall growth strategy.

  Provision for Income Tax

    The provision for income tax for the six months ended June 30, 2000 was impacted favorably by a $48,000 credit associated with an increase in MSB's deferred tax assets, as it was determined prior net operating losses would be utilized to offset taxable income in future periods.

    The provision for income tax for the year ended December 31, 2000 was impacted favorably by a $48,000 credit associated with an increase in MSB's deferred tax assets, as it was determined prior net operating losses would be utilized to offset taxable income in future periods.

  Financial Condition

    Total assets increased 17% to $28,800,000 at June 30, 2001 compared to $24,600,000 at December 31, 2000, resulting from increased deposit levels associated with MSB's growth in the Springfield market.

    Loans and leases, net of reserves, increased 20% from $16,100,000 at December 31, 2000 to $19,300,000 at June 30, 2001. The increase is due to MSB's growth strategy and increased relationships gained in the Springfield market.

    Investment securities remained consistent from December 31, 2000 resulting from MSB using excess funds to meet loan demand.

    Deposit growth continued during the first six months of 2001, increasing $4,200,000, or 21%, to $24,600,000 at June 30, 2001, compared to $20,400,000 at December 31, 2000. The growth in 2001 has been spread predominantly between demand accounts, money market accounts, and time certificates of deposit.

  Liquidity

    Liquidity enables MSB to meet the withdrawals of its depositors and the borrowing needs of its loan customers. MSB maintains its liquidity position by managing its cash resources and maintaining a stable core deposit base. A further source of liquidity is MSB's ability to borrow funds. MSB maintains two unsecured lines of credit totaling $2,500,000 for the purchase of funds on an overnight basis. MSB is also a member of the Federal Home Loan Bank, which provides a secured line of credit in the amount of $2,800,000, as well as other funding opportunities for liquidity and asset/liability matching. As of June 30, 2001, MSB had no borrowings under the unsecured lines of credit and no borrowings from the Federal Home Loan Bank. Deposits have increased faster than loans over the first six months of 2001, resulting in no need for external borrowings at June 30, 2001. Interest rates charged on the lines are determined by market factors. MSB's liquidity has been stable and, in management's opinion, adequate over the past year. Short-term deposits have continued to grow and excess cash is invested on a short-term basis in Federal funds sold. MSB's primary source of funds is consumer deposits and commercial accounts. These funds are not subject to significant movements as a result of changing interest rates and other economic factors, and therefore enhance MSB's long-term liquidity.

OREGON STATE BANK SPECIAL MEETING

When and Where the Meeting Will Be Held

    The OSB special meeting of shareholders will be held on December   , 2001, commencing at      a.m./p.m., at the             ,            , Oregon.

Purpose of the Meeting

    At the meeting, OSB shareholders will consider and vote on approval of the merger of OSB with and into Umpqua Bank.

Who May Vote

    If you were an OSB shareholder as of the close of business on October 29, 2001, you are entitled to vote at the meeting. As of that date, there were 401,500 shares outstanding held by approximately 187 holders of record.

Voting By Proxy

    Shareholders do not have to attend the meeting, although we invite you to do so. You may vote your shares by proxy and we ask that you provide a proxy even if you intend to attend the meeting. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

    If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the OSB merger. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The board of directors has named Charles Brummel and Neil Grossnicklaus as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but that person would need to attend the meeting in person or further vote your shares by proxy.

Revoking a Proxy

    You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying OSB's corporate secretary (personally, in writing or by mail) of your intention to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

    You are invited to attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

    Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

How We Determine a Quorum

    We must have a quorum to conduct any business at the meeting. Shareholders holding at least a majority of the outstanding shares of common stock must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

    The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders but they will have the effect of a vote against the proposal. Each share is entitled to one vote.

    A "broker non-vote" occurs when a broker or other nominee, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

    The affirmative vote of the holders of two-thirds of all shares of OSB common stock outstanding on October 29, 2001 is required to approve the OSB merger. An abstention or a broker non-vote will therefore have the effect of a vote against the OSB merger.

Shares Owned by Directors and Officers

    As of October 29, 2001, OSB directors and executive officers beneficially owned 6,800 shares, of which 3,200 are entitled to vote. Those shares constitute 0.3% of the total shares outstanding and entitled to be voted at the meeting.

Shares owned by IFN

    As of October 29, 2001, IFN owned 276,750 shares, all of which are entitled to be voted. Those shares constitute 68.88% of the total shares outstanding and entitled to be voted at the meeting. Pursuant to the merger agreement, the IFN board of directors has agreed to vote the IFN shares in favor of the OSB merger.

Costs of Solicitation

    OSB will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting materials to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of OSB acting on OSB's behalf, may solicit proxies personally. OSB may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of OSB's officers or employees.

Rights of Dissenting Shareholders of OSB

    OSB shareholders may dissent from the OSB merger and be entitled to receive the fair value of their shares in cash under statutory procedures set forth in the Oregon Bank Act, Oregon Revised Statutes 711.175 to 711.185. OSB shareholders have the right to dissent from the OSB merger and receive the fair value of their shares in cash in lieu of the consideration otherwise issuable to them pursuant to the plan of merger. The fair value under the statute may be greater than, less than or equal to that received by non-dissenting shareholders. To perfect dissenters' rights, OSB shareholders must (i) either give notice, prior to or at the special meeting of OSB shareholders, of their intent to demand payment for their shares, or vote against the proposed merger, and (ii) deliver a written demand for payment to OSB within 30 days following the OSB shareholder vote on the OSB merger together with the certificate or certificates representing all of the shareholders shares, properly endorsed. A shareholder may not dissent as to fewer than all of his or her shares.

EACH OF THE STATUTORILY PRESCRIBED STEPS MUST BE TAKEN AS SPECIFIED OR DISSENTERS' RIGHTS MAY BE LOST. FAILURE TO CONFORM EXPRESSLY TO ALL CONDITIONS MAY RESULT IN LOSS OF RIGHTS.

    The discussion of dissenters' rights in this proxy statement is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by the statutory provisions. A copy of the statute is attached as Appendix X. Shareholders are urged to carefully read this discussion and the statute. Failure to comply with the statutory provisions will result in the loss of dissenters' rights.

    A shareholder who returns an executed but unmarked proxy, or abstains either by not returning a proxy or by marking "Abstain" on the proxy, will be deemed to have not voted against the OSB merger and will therefore not be entitled to exercise dissenters' rights unless proper written notice is given prior to the shareholder vote on the OSB merger.

    Within 30 days after the effective date of the OSB merger, OSB will give notice to dissenting shareholders who have properly delivered demand for payment and make a written offer to pay an amount equal to OSB's estimate of the fair value of each such dissenting shareholder's shares, plus any applicable accrued interest from the effective date of the OSB merger. That amount may be more than, equal to, or less than the amount of consideration received by other shareholders in accordance with the plan of merger. If a dissenting shareholder accepts the offer within 30 days of that payment offer, OSB will pay that amount and the dissenting shareholder will have no further rights with respect to those shares.

    If, however, a dissenting shareholder does not accept the offer within 30 days, or if no offer is made, the fair value of the shares held by such dissenting shareholder will be determined by an appraisal process. The Director of the Oregon Department of Consumer and Business Services will select a qualified appraiser whose determination may be appealed in limited circumstances. The Oregon Director also assesses the reasonable costs and expenses of the appraisal.

    A shareholder may not dissent as to less than all of the shares registered in the shareholder's name; except a shareholder holding as a fiduciary shares registered in his or her name for the benefit of more than one beneficiary may dissent as to less than all of the shares registered in his or her name, provided that any dissent made as to a particular beneficiary is as to all of the shares held for that beneficiary by the fiduciary.

    Receipt of cash by dissenting shareholders for their shares will be treated for federal income tax purposes as a redemption of shares under Section 302 of the Internal Revenue Code, and may be a taxable transaction. Any shareholder contemplating a demand for payment pursuant to statutory dissenters' rights is urged to consult with a competent tax advisor.

INFORMATION ABOUT OSB

Introduction

    Oregon State Bank is an Oregon state-chartered bank organized in 1999. OSB conducts its business solely through its headquarters in Corvallis, Oregon.

Products and Services

    OSB operates as a commercial bank conducting a general banking business with an emphasis on retail and consumer banking services. OSB offers its customers a range of banking services, including checking, savings and negotiable order for withdrawal ("NOW") accounts; time certificates of deposit, commercial loans, real estate loans and various types of consumer loans; and other banking services similar to that of a larger bank.

Market Area

    OSB is an independent state-chartered bank emphasizing personalized service in the Corvallis community.

Competition

    OSB's primary competition is other community banks and credit unions that are expanding their presence in the Willamette Valley.

Employees

    As of June 30, 2001, OSB had a total of 13 full-time equivalent employees. A number of benefit plans are available to eligible employees, including paid sick leave and vacation, group medical plans, a 401(k) plan, and a discretionary stock option plan. None of OSB's employees are subject to a collective bargaining agreement and the company considers its relationships with its employees to be good.

Security Ownership of OSB Management and Others

    The following table sets forth the shares of OSB common stock beneficially owned as of October 29, 2001, by each director, executive officer, and holder of more than 5% of the outstanding common stock of OSB, and all directors and executive officers as a group:

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Percentage of Class
Neil Grossnicklaus, Director	2,200	(2)	*
Charles Brummel, Director	300	(3)	*
Ken Messerle, Director	—		*
Glenn Thomas, Director	—		*
Robert Fullhart, Director	—		*
Gary Waggoner, Director	—		*
Antoinette Poole, Director	—		*
Ron Farnsworth, Director	—		*
Kent Virgin	4,300	(4)	1.07%
Independent Financial Network, Inc.	276,750		68.88%
All Directors and Executive Officers as a Group (10 persons)	6,800	(5)	1.35%

*
Less than 1.0%

(1)
Shares held directly with sole voting and investment power unless otherwise indicated.

(2)
Includes 2,000 shares subject to options exercisable within 60 days.

(3)
Includes 300 shares subject to options exercisable within 60 days.

(4)
Includes 1,300 shares subject to options exercisable within 60 days.

(5)
Includes 3,600 shares subject to options exercisable within 60 days.

Transactions with Management

    Various directors and executive officers are customers of and have had banking transactions with OSB, in the ordinary course of business, and the bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, and companies with which they are associated was $57,000 at June 30, 2001, which represented approximately 2% of OSB's shareholders' equity at that date. OSB had deposits from directors and officers of $4,195 as of June 30, 2001.

Recent Developments

    On June 25, 2001, six of the eight OSB directors resigned rather than vote to approve or disapprove of the OSB merger. On June 26, 2001, acting pursuant to OSB's bylaws, Charles Brummel and Neil Grossnicklaus, as the two remaining directors, appointed Kenneth Messerle, Glenn Thomas, Gary Waggoner, Robert Fullhart, Ronald Farnsworth and Antoinette Poole to fill the vacancies. Messrs. Messerle, Thomas, Waggoner and Fullhart are directors of IFN, and Ms. Poole and Mr. Farnsworth are executive officers of IFN. The replacement board of directors received and considered such further information and regarded such risks, conflicts of interest, and other matters as they deemed appropriate in the interest of OSB's shareholders (including the shareholders other than IFN) in voting on July 9, 2001 to approve the transaction.

OREGON STATE BANK MANAGEMENT'S DISCUSSION AND ANALYSIS

  General

    Six Months Ended June 30, 2001 and 2000.  Net loss decreased 84% to $15,000 for the six months ended June 30, 2001 from $93,000 for the same period in 2000. The reduction in net loss is primarily due to growth in the overall balance sheet as OSB is now in its third full year of operations. Net interest income, other income and other expense all increased significantly over the previous year as a result of the growth OSB has experienced.

    Years Ended 2000 and 1999.  Net loss decreased to $11,000 for the year ended December 31, 2000 from a loss of $400,000 for the same period in 1999. Included in the net loss for 2000 is a $110,000 tax credit relating to increasing the deferred tax asset for net operating loss carry-forward. Loss before tax was $156,000 for the year ended December 31, 2000, compared to a pre-tax loss of $506,000 for the same period in 1999. Fiscal year 1999 was the first year of operations for Oregon State Bank, which included the start-up costs of OSB. The decrease in pre-tax loss is primarily due to growth in the overall balance sheet as OSB completed its second year of operations. Net interest income and other expense increased significantly over the previous year as a result of the growth OSB has experienced.

  Net Interest Income

    Net interest income is the difference between interest income (principally from loans and investment securities) and interest expense (principally on customer deposits and borrowings). Changes in net interest income result from changes in volume, net interest spread, and net interest margin. Volume refers to the average dollar level of interest earning assets and interest bearing liabilities. Net interest spread refers to the differences between the average yield on interest earning assets and the average cost of interest bearing liabilities. Net interest margin refers to net interest income divided by average interest earning assets. OSB's profitability, like that of many financial institutions, depends to a large extent upon net interest income. Since OSB tends to be asset sensitive, as interest earning assets mature or reprice more quickly than interest bearing liabilities in a given period, a significant decrease in market interest rates could adversely affect net interest income. In contrast, an increasing interest rate environment could favorably impact net interest income. Competition and the economy also impact OSB's net interest income.

    Six Months Ended June 30, 2001 and 2000.  Net interest income before the provision for loan losses increased $160,000 or 57% for the six months ended June 30, 2001 over the same period in 2000. Of the increase in net interest income, $213,000 represents an increase in volume, which was partially offset by a $53,000 decrease resulting from a declining rate environment. Average interest earning assets increased $9,600,000, or 79%, while average interest bearing liabilities increased $10,500,000, or 98%. The increase in average interest earning assets and interest bearing liabilities resulted from OSB's overall growth strategy, primarily in loans funded by growth in deposits and other borrowings.

    The average net interest spread decreased from 4.14% to 3.99%, mainly due to a decline in market interest rates. Average rates paid increased 55 basis points to 4.93% in 2001 from 4.38% in 2000. Average earning asset yields increased 39 basis points from 8.52% to 8.91%, resulting from higher loan balances. OSB's net interest margin for the six months ended June 30, 2001 was 4.13%, a decrease of 55 basis points from 4.68% for the same period in 2000.

    Years Ended 2000 and 1999.  Net interest income before the provision for loan losses increased $392,000 or 132% for the year ended December 31, 2000 over the same period in 1999. Of the increase in net interest income, $140,000 represents an increase in volume, and $252,000 represents an increase in rate. Average interest earning assets increased $8.6 million, or 146%, while average interest bearing liabilities increased $9.6 million, or 254%. The increase in average interest earning assets and interest bearing liabilities resulted from OSB's overall growth strategy, primarily in loans funded by deposit growth.

    The average net interest spread increased from 3.48% to 4.37%, mainly due to an increase in loans. Average rates paid increased 40 basis points to 4.68% in 2000 from 4.28% in 1999. Average earning asset yields increased 129 basis points from 7.76% to 9.05%, resulting from the growth in loans. OSB's net interest margin for the year ended December 31, 2000 was 4.73%, a decrease of 28 basis points from 5.01% for 1999.

  Provision for Loan Losses

    Six Months Ended June 30, 2001 and 2000.  The loan loss provision during the six months ended June 30, 2001 was $45,000 compared to $28,000 for the same period in 2000. At June 30, 2001, the loan loss ratio was 0.52% of total loans, compared to 0.60% at December 31, 2000.

    Net charge-offs during the six month periods were $25,000 and $0 for 2001 and 2000, respectively.

    Management believes the loan loss provision maintains the allowance for loan losses at an appropriate level based on anticipated losses inherent in the portfolio. OSB performs a detailed assessment of potential risk in the loan portfolio, using several methodologies to estimate the appropriate allowance for loan losses. Additional provision may be necessary in future periods based on changes in loan quality and growth in the overall loan portfolio. The allowance for loan losses was $115,000 at June 30, 2001, compared to $95,000 at December 31, 2000.

    Non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) were $0 and $0 at June 30, 2001 and December 31, 2000, respectively.

    Years Ended 2000 and 1999.  The loan loss provision during the year ended December 31, 2000 was $42,000 compared to $53,000 for the same period in 1999. At December 31, 2000, the loan loss ratio was 0.60% of total loans, compared to 0.75% at December 31, 1999.

    There were no charge-offs during 2000 or 1999.

    The allowance for loan losses was $95,000 at December 31, 2000, compared to $53,000 at December 31, 1999.

    OSB had no non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) at December 31, 2000 and December 31, 1999, respectively.

  Other Income

    Other income increased 117%, or $95,000, to $176,000 for the six months ended June 30, 2001 as compared to $81,000 for the same period in 2000. The increase in other income is due primarily to an increase in fees from sold real estate loans, due to increased real estate lending activity as interest rates declined. In addition, service charge income on deposit accounts has increased, as the overall deposit level of OSB has increased.

    Years Ended 2000 and 1999.  Other income increased 296%, or $136,000, to $182,000 for the year ended December 31, 2000 compared to $46,000 for the previous year. This increase resulted primarily from increased sold real estate loan fees and increased service charge income on deposit accounts, as the overall level of deposits has increased.

  Other Expenses

    Other expenses increased 32%, or $146,000, to $600,000 for the six months ended June 30, 2001 compared to $454,000 for the same period in 2000. Salaries and employee benefits, the largest non-interest expense, increased $83,000 or 35% resulting from growth of OSB and normal annual increases in pay. In addition, the intercompany service charge from Independent Financial Network (IFN) increased $38,000 to $92,000 for the six months ended June 30, 2001, as compared to $54,000 for the same period in 2000. This increase resulted from the increased level in back-room services provided by IFN. Additional increases were experienced in all remaining categories resulting from OSB's overall growth strategy.

    Years Ended 2000 and 1999.  Other expense increased 24%, or $191,000, to $985,000 for the year ended December 31, 2000 compared to $794,000 for the same period in 1999. Salaries and employee benefits, the largest non-interest expense, increased $216,000 or 75% resulting from growth of OSB. In addition, the intercompany service charge from IFN increased $96,000 to $115,000 for the year ended December 31, 2000, as compared to $19,000 for the same period in 1999. This increase resulted from the increased level in back-room services provided by IFN. Additional increases were experienced in all remaining categories resulting from OSB's overall growth strategy.

  Provision for Income Tax

    The provision for income tax for the year ended December 31, 2000 was impacted favorably by a $110,000 credit associated with an increase in OSB's deferred tax assets, as it was determined prior net operating losses would be utilized to offset taxable income in future periods.

  Financial Condition

    Total assets increased 24% to $27,300,000 at June 30, 2001 compared to $22,000,000 at December 31, 2000, resulting from increased deposit levels associated with OSB's growth in the Corvallis, Oregon market.

    Loans and leases, net of reserves, increased 42% from $15,600,000 at December 31, 2000 to $22,200,000 million at June 30, 2001. The increase is due to OSB's growth strategy and growing relationships in the Corvallis, Oregon market. It remains unclear what will be the effect, if any, of the resignation of OSB board members on OSB's total assets or deposits.

    Investments decreased $1.2 million from December 31, 2000 resulting from OSB using excess funds to meet loan demand.

    Deposit growth continued during the first six months of 2001, increasing $3.8 million, or 22% to $21.5 million at June 30, 2001, compared to $17.7 million at December 31, 2000. The growth in 2001 has been spread predominantly between demand accounts, money market accounts, and time certificates of deposit.

  Liquidity

    Liquidity enables OSB to meet the withdrawals of its depositors and the borrowing needs of its loan customers. OSB maintains its liquidity position by managing its cash resources and maintaining a stable core deposit base. A further source of liquidity is OSB's ability to borrow funds. OSB maintains two unsecured lines of credit totaling $2.5 million for the purchase of funds on an overnight basis. OSB is also a member of the Federal Home Loan Bank, which provides a secured line of credit in the amount of $2.7 million, as well as other funding opportunities for liquidity and asset/liability matching. As of June 30, 2001, OSB had no borrowings under the unsecured lines of credit and no borrowings from the Federal Home Loan Bank. Deposits have increased faster than loans over the first six months of 2001, resulting in no need for external borrowings at June 30, 2001. Interest rates charged on the lines are determined by market factors. OSB's liquidity has been stable and, in management's opinion, adequate over the past year. Short-term deposits have continued to grow and excess cash is invested on a short-term basis into Federal funds sold. OSB's primary source of funds is consumer deposits and commercial accounts. These funds are not subject to significant movements as a result of changing interest rates and other economic factors, and therefore enhance OSB's long-term liquidity.

REGULATORY CONSIDERATIONS

    Umpqua is a registered financial holding company under the Gramm-Leach-Bliley Act of 1999 (the "GLB Act"), and is subject to the supervision of, and regulation by, the Board of Governors of the Federal Reserve System. To continue its status as a financial holding company, Umpqua must maintain its "well capitalized" and "well managed" status. Additionally, its banking subsidiary must also receive "satisfactory" or better ratings on the last CRA exam. The Federal Reserve reserves authority to limit the activities of a financial holding company if it finds the company as a whole lacks the financial or managerial strength to engage in new activities, make new acquisitions or retain ownership of companies engaged in financial activities.

    IFN is a registered bank holding company and is also subject to the supervision of, and regulation by, the Federal Reserve Board.

    General.  The subsidiary banks and Umpqua's broker-dealer subsidiary are extensively regulated under federal and state law. These laws and regulations are generally intended to protect depositors, borrowers and other customers, not shareholders. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of the companies. Neither company can accurately predict the nature or the extent of the effects on its business and earnings that fiscal or monetary policies, or new federal or state legislation may have in the future.

    Federal and State Bank Regulation.  The banks, as state-chartered banks with deposits insured by the Federal Deposit Insurance Corporation, are also subject to supervision and regulation by the Oregon Director of the Department of Consumer and Business Services and the FDIC. These agencies may prohibit the banks from engaging in practices the agencies believe to constitute unsafe or unsound banking.

    The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within its jurisdiction, the FDIC evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or new facility. Umpqua Bank and the IFN banking subsidiaries' current CRA ratings are "satisfactory."

    Banks are also subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, principal shareholders or any related interest of such persons. Extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral as, and follow credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with persons not affiliated with the bank, and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to such persons. A violation of these restrictions may result in the assessment of substantial civil monetary penalties on the affected bank or any officer, director, employee, agent or other person participating in the conduct of the affairs of that bank, the imposition of a cease and desist order, and other regulatory sanctions. Neither company is aware of any material violation of these laws and regulations.

    Under the Federal Deposit Insurance Corporation Improvement Act, each federal banking agency has prescribed, by regulation, non-capital safety and soundness standards for institutions under its authority. These standards cover internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, and standards for asset quality, earnings and stock valuation. An institution which fails to meet these standards must develop a plan acceptable to the agency, specifying the steps that the institution will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions. Management of both companies believes that their companies and subsidiary banks are in substantial compliance with these standards.

    Deposit and Account Insurance.  The deposits of each bank are currently insured to a maximum of $100,000 per depositor through the Bank Insurance Fund ("BIF"), administered by the FDIC. Each bank is required to pay semi-annual deposit insurance premium assessments to the FDIC. The customer accounts of Strand, Atkinson, Williams & York, Inc. are insured to a maximum of $100,000 for any failure of the brokerage firm by the Securities Investors Protection Corporation.

    Under the federal deposit insurance system, banks are assessed insurance premiums according to how much risk they are deemed to present to the BIF. Banks with higher levels of capital and a low degree of supervisory concern are assessed lower premiums than banks with lower levels of capital or involving a higher degree of supervisory concern. Umpqua Bank and the IFN subsidiary banks qualify for the lowest premium level, and currently pay only the statutory minimum rate.

    Dividends.  Under the Oregon Bank Act, a bank is subject to restrictions on the payment of cash dividends to its shareholders, or in the case of Umpqua Bank and the IFN wholly owned subsidiary banks, to the parent company. A bank may not pay cash dividends if that payment would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. In addition, the appropriate regulatory authorities are authorized to prohibit banks and bank holding companies from paying dividends which would constitute an unsafe or unsound banking practice.

    Capital Adequacy.  The federal and state bank regulatory agencies use capital adequacy guidelines in their examination and regulation of financial holding companies, bank holding companies and banks. If the capital falls below the minimum levels established by these guidelines, a holding company or a bank may be denied approval to acquire or establish additional banks or non-bank businesses or to open new facilities.

    The FDIC and Federal Reserve have adopted risk-based capital guidelines for banks and holding companies. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. The current guidelines require all holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Generally, banking regulators expect banks to maintain capital ratios well in excess of the minimum.

    Tier 1 capital for banks includes common shareholders' equity, qualifying perpetual preferred stock (up to 25% of total Tier 1 capital, if cumulative; under a Federal Reserve rule, redeemable perpetual preferred stock may not be counted as Tier 1 capital unless the redemption is subject to the prior approval of the Federal Reserve) and minority interests in equity accounts of consolidated subsidiaries, less intangibles, except as described above. Tier 2 capital includes: (i) the allowance for loan losses of up to 1.25% of risk-weighted assets; (ii) any qualifying perpetual preferred stock which exceeds the amount which may be included in Tier 1 capital; (iii) hybrid capital instruments; (iv) perpetual debt; (v) mandatory convertible securities; and (vi) subordinated debt and intermediate term preferred stock of up to 50% of Tier 1 capital. Total capital is the sum of Tier 1 and Tier 2 capital less reciprocal holdings of other banking organizations, capital instruments and investments in unconsolidated subsidiaries.

    Banks' assets are given risk-weights of 0%, 20%, 50%, and 100%. In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. These computations result in the total risk-weighted assets.

    Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property, which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of or obligations guaranteed by the U.S. Treasury or U.S. Government agencies, which have 0% risk-weight. In converting off-balance sheet items, direct credit substitutes, including general guarantees and standby letters of credit backing financial obligations, are given 100% conversion factor. The transaction-related contingencies such as bid bonds, other standby letters of credit and undrawn commitments, including commercial credit lines with an initial maturity of more than one year, have a 50% conversion factor. Short-term, self-liquidating trade contingencies are converted at 20%, and short-term commitments have a 0% factor.

    The FDIC also has implemented a leverage ratio, which is Tier 1 capital as a percentage of total assets less intangibles, to be used as a supplement to risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank may leverage its equity capital base. The FDIC requires a minimum leverage ratio of 3%. However, for all but the most highly rated holding companies and for banks seeking to expand or experiencing or anticipating significant growth, the FDIC requires a minimum leverage ratio of 4%.

    Under regulations adopted by the FDIC, an institution is assigned to one of five capital categories depending on its total risk-based capital ratio, Tier 1 risk-based capital ratio, and leverage ratio, together with certain subjective factors. Institutions which are deemed to be "undercapitalized" are subject to certain mandatory supervisory corrective actions. Both banks are considered well capitalized and management does not believe that these regulations have any material effect on their respective operations.

    As a registered broker-dealer, Strand, Atkinson, Williams & York, Inc. is required to maintain capital levels adequate to cover its underwriting activities. Since its acquisition by Umpqua, its current activities have not been impeded by its capital level and Umpqua believes that its subsidiary's capital position is adequate for its expected activities over the next year.

    Effects of Government Monetary Policy.  The earnings and growth of the companies are affected not only by general economic conditions, but also by the fiscal and monetary policies of the federal government, particularly the Federal Reserve. The Federal Reserve can and does implement national monetary policy for such purposes as curbing inflation and combating recession, by its open market operations in U.S. Government securities, control of the discount rate applicable to borrowings from the Federal Reserve, and establishment of reserve requirements against certain deposits. These activities influence growth of bank loans, investments and deposits, and also affect interest rates charged on loans or paid on deposits. The nature and impact of future changes in monetary policies and their impact on the companies cannot be predicted with certainty.

    Changing Regulatory Structure of the Banking Industry.  The laws and regulations affecting banks and holding companies are subject to significant change. Bills are now pending or expected to be introduced in the United States Congress that contain proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. If enacted into law, these bills could have the effect of increasing or decreasing the cost of doing business, limiting or expanding permissible activities, or affecting the competitive balance among banks, savings associations, and other financial institutions. Some of these bills would reduce (or increase) the extent of federal deposit insurance, broaden the powers or the geographical range of operations of holding companies, and realign the structure and jurisdiction of various financial institution regulatory agencies. Whether or in what form any such legislation may be adopted or the extent to which the business of the companies might be affected thereby, cannot be predicted with certainty.

    Of particular note is legislation enacted by Congress in 1995 permitting interstate banking and branching, which allows banks to expand nationwide through acquisition, consolidation or merger. Under this law, an adequately capitalized holding company may acquire banks in any state or merge banks across state lines if permitted by state law. Further, banks may establish and operate branches in any state subject to the restrictions of applicable state law. Under Oregon law, an out-of-state bank or holding company may merge with or acquire an Oregon state-chartered bank or holding company if the Oregon bank, or in the case of a holding company, the subsidiary bank, has been in existence for a minimum of three years, and the law of the state in which the acquiring bank is located permits such merger. Branches may not be acquired or opened separately, but once an out-of-state bank has acquired branches in Oregon, either through a merger with or acquisition of substantially all the assets of an Oregon bank, the acquirer may open additional branches.

    In December 1999, Congress enacted the Gramm-Leach-Bliley Act and repealed the nearly 70-year prohibition on banks and bank holding companies engaging in the businesses of securities and insurance underwriting imposed by the Glass-Steagall Act.

    Under the GLB Act, a bank holding company may, if it meets certain criteria, elect to be a "financial holding company." A financial holding company is permitted to offer, through a non-bank subsidiary, products and services that are "financial in nature" and to make investments in companies providing such services. A financial holding company may also engage in investment banking, and an insurance company subsidiary of a financial holding company may also invest in "portfolio" companies, without regard to whether the businesses of such companies are financial in nature.

    The GLB Act also permits eligible banks to engage in a broader range of activities through a "financial subsidiary," although a financial subsidiary of a bank is more limited than a financial holding company in the range of services it may provide. Financial subsidiaries of banks are not permitted to engage in insurance underwriting, real estate investment or development, merchant banking or insurance portfolio investing. Banks with financial subsidiaries must (i) separately state the assets, liabilities and capital of the financial subsidiary in financial statements; (ii) comply with operational safeguards to separate the subsidiary's activities from the bank; and (iii) comply with statutory restrictions on transactions with affiliates under Sections 23A and 23B of the Federal Reserve Act.

    Activities that are "financial in nature" include activities normally associated with banking, such as lending, exchanging, transferring and safe-guarding money or securities, and investing for customers. Financial activities also include the sale of insurance as agent (and as principal for a financial holding company, but not for a financial subsidiary of a bank), investment advisory services, underwriting, dealing or making a market in securities, and any other activities previously determined by the Federal Reserve to be permissible non-banking activities.

    Financial holding companies and financial subsidiaries of banks may also engage in any activities that are incidental to, or determined by order of the Federal Reserve to be complementary to, activities that are financial in nature.

    To be eligible to elect status as a financial holding company, a bank holding company must be well-capitalized under the Federal Reserve capital adequacy guidelines discussed above, and be well-managed, as indicated in the institution's most recent regulatory examination. In addition, each bank subsidiary must also be well-capitalized and well-managed, and must have received a rating of "satisfactory" in its most recent CRA examination. Failure to maintain eligibility would result in suspension of the institution's ability to commence new activities or acquire additional businesses until the deficiencies are corrected. The Federal Reserve could require a non-compliant financial holding company that has failed to correct noted deficiencies within 180 days to divest one or more subsidiary banks or to cease all activities other than those permitted to ordinary bank holding companies under the regulatory scheme in place prior to enactment of the GLB Act.

    In addition to expanding the scope of financial services permitted to be offered by banks and bank holding companies, the GLB Act addressed the jurisdictional conflicts between the regulatory authorities that supervise various types of financial businesses. Historically, supervision was an entity-based approach, with the Federal Reserve regulating member banks and bank holding companies and their subsidiaries. As holding companies are now permitted to have insurance and broker-dealer subsidiaries, the supervisory scheme is oriented toward functional regulation. Thus, a financial holding company is subject to regulation and examination by the Federal Reserve, but a broker-dealer subsidiary of a financial holding company is subject to regulation by the Securities and Exchange Commission, while an insurance company subsidiary of a financial holding company would be subject to regulation and supervision by the applicable state insurance commission.

    The GLB Act also includes provisions to protect consumer privacy by prohibiting financial services providers, whether or not affiliated with a bank, from disclosing non-public, personal, financial information to unaffiliated parties without the consent of the customer, and by requiring annual disclosure of the provider's privacy policy. Each functional regulator is charged with promulgating rules to implement these provisions.

DESCRIPTION OF CAPITAL STOCK; COMPARATIVE RIGHTS OF STOCKHOLDERS

Umpqua

    The Articles of Incorporation of Umpqua authorize the issuance of up to 20 million shares of common stock with no par value and 2 million shares of preferred stock with no par value. If Umpqua's shareholders approve the proposed amendment to Umpqua's Articles of Incorporation, Umpqua will be authorized to issue up to 100 million shares of common stock with no par value and 2 million shares of preferred stock with no par value. As of October 29, 2001, there were 14,489,238 shares of common stock issued and outstanding. Following the mergers, a total of approximately 19,225,178 shares are expected to be issued and outstanding, assuming an exchange ratio of 0.827 in the IFN merger and 1.3 in the MSB and OSB mergers. If the exchange ratio is 0.80 in the IFN merger, a total of approximately 19,078,888 shares of Umpqua stock are expected to be issued and outstanding after the mergers. No preferred shares have been issued. The terms of the preferred stock are not established in the Articles of Incorporation, but may be designated in one or more series by the board of directors when the shares are issued. Each outstanding share of common stock has the same relative rights and preference as each other share of common stock, including the rights to the net assets of Umpqua upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are, and all shares to be issued to IFN, MSB and OSB shareholders pursuant to the mergers will be, fully paid and non-assessable.

    The board of directors is authorized to issue or sell additional capital stock of Umpqua, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law or the listing requirements of the Nasdaq National Market.

    A total of 1,150,000 shares of common stock have been reserved for issuance under Umpqua's 1995 stock option plan, of which 660,825 were issued. No further options will be granted under the 1995 plan. Options to purchase approximately 200,000 shares remain outstanding under the 1995 plan. A total of 1,000,000 shares of common stock have been reserved for issuance under Umpqua's 2000 stock option plan, of which 185,167 shares were subject to options outstanding as of October 29, 2001. An additional approximately 287,004 shares will be subject to substitute options granted to IFN and OSB stock option holders upon completion of the mergers. The maximum number of options which may be issued pursuant to the plan is limited to 10% of the issued and outstanding shares, excluding shares issued upon exercise of previously granted options.

IFN

    The Articles of Incorporation of IFN authorize the issuance of up to 10 million shares of common stock with $5.00 par value, 5 million shares of voting preferred stock with $5.00 par value and 5 million shares of nonvoting preferred stock with $5.00 par value. As of June 30, 2001, there were 5,418,156 shares of common stock issued and outstanding. No preferred shares have been issued. The terms of the preferred stock are not established in the Articles of Incorporation, but may be designated in one or more series by the board of directors when the shares are issued. Each outstanding share of common stock has the same relative rights and preference as each other shares of common stock, including the rights to the net assets of IFN upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors.

    The board of directors is authorized to issue or sell additional capital stock of IFN, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law or the listing requirements of the Nasdaq National Market.

    A total of 335,480 shares of common stock have been reserved for issuance under IFN's stock option plans, of which 297,526 shares were subject to options outstanding as of October 29, 2001.

MSB

    The Articles of Incorporation of MSB authorize the issuance of up to 2,500,000 shares of Class A Common Stock with no par value and 2,500,000 shares of Class B Common Stock with no par value. As of October 29, 2001, there were 150,000 shares of Class A Common Stock and 250,000 shares of Class B Common Stock issued and outstanding. Shares of Class A Common Stock have different voting rights than the Class B Common Stock. As of October 29, 2001, IFN owned 101,070 shares of Class A Common stock, or 67.38%, and 100% of the Class B Common Stock. Shares of the Class A and Class B Common Stock vote as separate classes in the election of directors, with Class B shares being entitled to vote for a number of directors constituting a mere majority of the directors, and the Class A shares being entitled to vote for the remaining directors. In all other respects, each outstanding share of common stock has the same relative rights and preference as each other shares of common stock, including the rights to the net assets of MSB upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are fully paid and non-assessable.

    MSB's board of directors is authorized to issue or sell additional capital stock of MSB, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law.

OSB

    The Articles of Incorporation of OSB authorize the issuance of up to 1,000,000 shares of common stock with no par value. As of October 29, 2001, there were 401,800 shares of common stock issued and outstanding, and at that date IFN owned 276,750, or 68.88%, of those shares. Each outstanding share of common stock has the same relative rights and preference as each other shares of common stock, including the rights to the net assets of OSB upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are fully paid and non-assessable.

    OSB's board of directors is authorized to issue or sell additional capital stock of OSB, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law.

    A total of 40,000 shares of common stock have been reserved for issuance under OSB's stock option plans, of which 31,500 shares were subject to options outstanding as of October 29, 2001, of which 1,500 had been exercised as of the same date.

Anti-Takeover Provisions

    The Articles of Incorporation of Umpqua also authorize the board of directors, when evaluating a merger, tender offer or exchange offer, to consider the social, legal and economic effects on employees, customers and suppliers of the company, and on the communities and geographical areas in which the company operates, as well as the state and national economies and the short- and long-term interests of the company and its shareholders. This provision may be amended only by the affirmative vote of at least 75% of the outstanding shares. Such provisions may have the effect of discouraging potential acquirors, and may be considered anti-takeover defenses. Under the Oregon Business Corporation Act, a proposed merger or plan of exchange requires the approval of the board of directors and the affirmative vote of a majority of the outstanding shares.

    The articles of incorporation for both companies contain certain provisions that could make more difficult their acquisition by means of an unsolicited tender offer or proxy contest. The articles of incorporation of both companies authorize the issuance of voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition, or selling authorized but previously unissued shares to a friendly third party. In addition, the articles of incorporation authorize the issuance of warrants, rights, options or other obligations convertible into, or entitling the holder thereof to purchase, shares of any class of stock, the issuance of which may also have the effect of diluting the ownership interest of a shareholder or increasing the consideration necessary to effect an acquisition of a controlling interest in the companies.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Provision	Umpqua	IFN	Oregon State Bank	McKenzie State Bank
Preemptive Rights	No preemptive rights.	No preemptive rights.	No preemptive rights.	No preemptive rights.
Voting	No cumulative voting for directors.	No cumulative voting for directors.	No cumulative voting for directors.	No cumulative voting for directors.

Common stock: Each outstanding share = 1 vote; common shareholders vote together as a voting group, and together have unlimited voting rights.

Non-convertible preferred stock, 1 share = 1 vote;

Convertible preferred stock votes on an as converted basis.

Preferred shares vote together with the Common as a single voting group;

	Non-voting preferred shareholders will have the voting rights provided by the OBCA.	Each outstanding share = 1 vote.	Each outstanding share = 1 vote.
Class A common stock—unlimited voting rights subject to the voting rights of Class B shareholders;

Each class votes separately with respect to the election of directors, and as one class for all other matters;

Class B shareholders are entitled to elect a mere majority of the directors;

Class A shareholders may elect a majority of the Board if the Class B shareholders decline to do so.
Amendment to Charter Documents
	Provisions relating to limitation of director's liability, indemnification, and consideration of other constituencies may be amended or revised, only by approval of at least 75% of the shares entitled to vote. The inclusion of other provisions which would be inconsistent with the above provisions must also be passed by at least 75% of the shares entitled to vote.	Not addressed in Articles of Incorporation or Bylaws.	Not addressed in Articles of Incorporation or Bylaws.	Not addressed in Articles of Incorporation or Bylaws.
Dividends
Common shareholders are entitled to a dividend if and when declared by the Board, subject to the preferred shareholder's rights.

	Except as set forth in the Preferred designation, the Board has sole discretion to declare the timing, amount, and terms of dividends. The Board is not obligated to issue dividends.	Common shareholders are entitled to a dividend if and when declared by the Board, subject to the rights of voting and non-voting preferred shareholders.	Common shareholders are entitled to a dividend if and when declared by the Board.	Common shareholders are entitled to a dividend if and when declared by the Board.

Liquidation
Net assets after discharge, or providing for the discharge, of all liabilities shall be distributed to shareholders according to interest; Common shareholders subject to Preferred shareholders rights, if any.
		Net assets after discharge, or providing for the discharge, of all liabilities shall be distributed to shareholders according to interest; Common shareholders subject to Preferred shareholders rights, if any.	Net assets after discharge, or providing for the discharge, of all liabilities shall be distributed to shareholders according to interest.	Net assets after discharge, or providing for the discharge, of all liabilities shall be distributed to shareholders according to interest.

LEGAL MATTERS

    The validity of Umpqua common stock to be issued in the mergers will be passed upon for Umpqua by its counsel, Foster Pepper & Shefelman LLP, 101 SW Main Street, Fifteenth Floor, Portland, Oregon.

AVAILABLE INFORMATION

    Each of IFN and Umpqua is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). Umpqua has included this proxy statement as an exhibit to a registration statement filed with the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities, 21 Labor and Industries Building, 350 Winter St., NE, Salem, Oregon 97310. Both Umpqua and IFN have also filed the proxy statement with the SEC in compliance with their Exchange Act reporting requirements. This proxy statement omits certain of the information contained in such registration statement and reference is hereby made thereto and related exhibits for further information with respect to IFN, Umpqua and the securities being offered by Umpqua. Statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of any such documents filed as an exhibit to such registration statement or other documents filed with the SEC. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits filed therewith may be inspected at the office of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities during regular business hours. The proxy statements, and other information filed with the SEC by IFN and Umpqua under the Exchange Act may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1204, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the regional offices of the SEC located at Citicorp Center, Suite 1400, 500 W. Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549 or from the SEC website at www.sec.gov.

UMPQUA HOLDINGS CORPORATION

F–1

UMPQUA HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

		December 31,
	June 30, 2001
		2000	1999
	(unaudited)
ASSETS
Cash and due from banks, non-interest-bearing (Note 2)	$44,052,589	$43,998,452	$46,279,859
Interest-bearing deposits in other banks	29,384,085	9,203,982	17,230,197
Federal funds sold	39,400,000	23,750,000	—

Total cash and cash equivalents	112,836,674	76,952,434	63,510,056
Trading account securities	4,477,964	1,105,868	474,782
Investment securities available-for-sale at fair value (Note 3)	67,848,434	123,649,847	131,758,539
Investment securities held-to-maturity, at amortized cost (Note 3)	16,373,147	17,060,488	18,010,109
Mortgage loans held for sale, at cost which approximates market	6,196,790	1,534,060	1,182,951
Loans receivable (Note 4)	584,469,565	530,143,203	448,845,860
Less: Allowance for loan losses	(7,655,559)	(7,096,499)	(6,972,518)

Loans, net	576,814,006	523,046,704	441,873,342
Federal Home Loan Bank stock, at cost	4,680,000	4,527,300	4,245,000
Premises and equipment, net (Note 5)	20,241,278	18,678,617	17,217,164
Intangible assets, net	10,964,279	11,113,258	10,708,406
Accrued interest receivable and other assets	6,130,602	7,979,686	8,489,134

Total assets	$826,563,174	$785,648,262	$697,469,483

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposit liabilities
Demand, non-interest-bearing	$176,686,532	$161,351,466	$133,771,739
Demand, interest-bearing	237,304,863	246,192,202	247,890,752
Savings	45,265,136	43,072,219	46,389,841
Time deposits (Note 6)	253,936,250	230,689,407	149,245,031

Total deposit liabilities	713,192,781	681,305,294	577,297,363
Securities sold under agreements to repurchase	6,982,825	4,513,924	—
Term debt (Note 12)	14,598,000	14,618,000	46,158,000
Accrued interest payable and other liabilities	7,976,376	6,410,511	3,688,554

	742,749,982	706,847,729	627,143,917

Commitments and contingencies (Note 7 and 15)
Shareholders' equity (Note 13 and 14)
Common stock, no par value (20,000,000 shares authorized; issued and outstanding: 14,435,412 at June 30, 2001; 14,378,784 at December 31, 2000; and 14,364,702 at December 31, 1999)	44,915,413	44,618,852	44,477,319
Retained earnings	38,509,578	34,523,533	29,136,655
Accumulated other comprehensive (loss) income	388,201	(341,852)	(3,288,408)

	83,813,192	78,800,533	70,325,566

	$826,563,174	$785,648,262	$697,469,483

See accompanying notes to consolidated financial statements.

F–2

UMPQUA HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
INTEREST INCOME
Interest and fees on loans	$24,846,728	$21,191,365	$44,742,225	$36,527,743	$34,692,871
Interest on taxable investment securities	2,267,044	3,544,535	6,954,403	7,448,927	5,973,968
Interest on tax-exempt investment securities	930,898	958,471	1,899,583	1,840,498	1,371,955
Interest on temporary investments	1,043,440	307,948	1,390,952	1,546,453	2,646,843
Interest on trading account assets	39,624	31,299	86,744	—	—

Total interest income	29,127,734	26,033,618	55,073,907	47,363,621	44,685,637
INTEREST EXPENSE
Interest on deposits	10,522,176	7,885,877	18,158,599	13,490,644	14,135,943
Interest on borrowed funds	475,941	1,028,583	1,585,809	1,378,455	829,045

Total interest expense	10,998,117	8,914,460	19,744,408	14,869,099	14,964,988

Net interest income	18,129,617	17,119,158	35,329,499	32,494,522	29,720,649
Provision for loan losses (Note 4)	680,000	1,034,500	1,642,833	1,392,250	1,024,650

Net interest income after provision for loan losses	17,449,617	16,084,658	33,686,666	31,102,272	28,695,999
NON-INTEREST INCOME
Service fees	2,977,296	2,385,913	4,975,684	4,308,049	3,591,847
Brokerage commissions and fees	3,962,972	2,740,293	6,457,997	829,554	523,162
Gain on sale of loans	451,209	271,843	476,771	363,554	562,130
Other income	564,946	425,286	929,301	848,464	876,184

Total non-interest income	7,956,423	5,823,335	12,839,753	6,349,621	5,553,323

NON-INTEREST EXPENSE
Salaries and benefits (Note 11)	8,566,983	8,109,032	17,074,982	12,220,820	10,820,675
Occupancy and equipment	2,322,311	2,011,768	4,233,750	3,315,682	2,769,273
Communications	820,901	636,069	1,267,939	1,165,522	960,666
Marketing	664,284	458,062	1,004,723	1,157,789	929,031
Supplies	536,055	396,616	777,388	698,032	747,392
Services	1,051,189	1,045,380	2,287,712	1,918,238	1,664,626
Settlement fees	298,600	238,688	546,161	47,974	—
Intangible amortization	482,313	437,254	909,880	762,943	775,961
Other operating	1,238,072	558,840	1,459,404	838,531	1,196,927
Merger expense (Note 17)	968,670	—	1,971,603	—	—

Total non-interest expense	16,949,378	13,891,709	31,533,542	22,125,531	19,864,551

INCOME BEFORE PROVISION FOR INCOME TAXES	8,456,662	8,016,284	14,992,877	15,326,362	14,384,771
PROVISION FOR INCOME TAXES (Note 8)	3,316,620	2,938,001	6,121,483	5,564,040	5,347,711

NET INCOME	$5,140,042	$5,078,283	$8,871,394	$9,762,322	$9,037,060

EARNINGS PER COMMON SHARE (NOTE 10)
Basic	$0.36	$0.35	$0.62	$0.67	$0.63
Diluted	$0.35	$0.35	$0.61	$0.66	$0.62

See accompanying notes to consolidated financial statements.

F–3

UMPQUA HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Retained Earnings	Comprehensive Income (Loss)
	Shares	Amount
BALANCE AT JANUARY 1, 1998	13,293,547	$32,469,140	$19,147,068		$217,000
Net income			9,037,060	$9,037,060
Other comprehensive income, net of tax
Unrealized gains on securities arising during the period, net of taxes of $273,421				570,864	570,864
Unrealized losses on securities transferred from held-to-maturity to available-for-sale				(62,140)	(62,140)

Comprehensive income				$9,545,784

Stock issuance, net of issuance costs of $1,416,000	1,150,000	12,384,000
Proceeds from stock options exercised (Note 14)	24,990	145,400
Stock dividend	271,816	3,010,529	(3,010,529)
Cash dividends, $0.17 per share			(2,527,315)

Balance at December 31, 1998	14,740,353	$48,009,069	$22,646,284		$725,724

BALANCE AT JANUARY 1, 1999	14,740,353	$48,009,069	$22,646,284		$725,724
Net income			9,762,322	$9,762,322
Other comprehensive income, net of tax
Unrealized losses on securities arising during the period, net of taxes of $2,193,075				(4,014,132)	(4,014,132)

Comprehensive income				$5,748,190

Stock repurchase and retired	(436,883)	(3,960,976)
Proceeds from stock options exercised (Note 14)	61,232	429,226
Cash dividends, $0.23 per share			(3,271,951)

Balance at December 31, 1999	14,364,702	$44,477,319	$29,136,655		$(3,288,408)

BALANCE AT JANUARY 1, 2000	14,364,702	$44,477,319	$29,136,655		$(3,288,408)
Net income			8,871,394	$8,871,394
Other comprehensive income, net of tax
Unrealized gains on securities arising during the period, net of taxes of $1,611,948				2,946,556	2,946,556

Comprehensive income				$11,817,950

Stock repurchase and retired	(15,962)	(116,662)
Proceeds from stock options exercised (Note 14)	44,643	258,195
Cash dividends, $0.24 per share			(3,484,516)

Balance at December 31, 2000	14,393,383	$44,618,852	$34,523,533		$(341,852)

BALANCE AT JANUARY 1, 2001 (unaudited)	14,393,383	$44,618,852	$34,523,533		$(341,852)
Net income			5,140,042	$5,140,042
Other comprehensive income, net of tax
Unrealized gains on securities arising during the period, net of taxes of $455,184				730,053	730,053

Comprehensive income				$5,870,095

Proceeds from stock options exercised (Note 14)	42,029	296,561
Cash dividends, $0.08 per share			(1,153,997)

Balance at June 30, 2001 (unaudited)	14,435,412	$44,915,413	$38,509,578		$388,201

See accompanying notes to consolidated financial statements.

F–4

UMPQUA HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,140,042	$5,078,283	$8,871,394	$9,762,322	$9,037,060
Adjustments to reconcile net income to net cash provided by operating activities:
Federal Home Loan Bank stock dividends	(152,700)	(138,100)	(282,300)	(281,880)	(280,420)
Deferred income tax expense	—	—	248,590	204,339	227,550
Amortization of investment premiums, net	45,353	68,841	121,907	179,694	277,869
Origination of loans held for sale	(33,760,444)	(9,913,409)	(20,862,663)	(15,346,946)	(29,667,550)
Proceeds from sales of loans held for sale	29,619,239	5,812,801	20,895,417	16,134,851	29,510,856
Net increase in trading account securities	(3,372,096)	(590,826)	(276,795)	—	—
Provision for loan losses	680,000	1,034,500	1,642,833	1,392,250	1,024,650
Gain on sales of loans	(521,525)	(275,844)	(476,771)	(363,554)	(562,130)
Depreciation of premises and equipment	810,948	723,164	1,446,517	1,215,958	1,041,851
Amortization of intangibles	482,313	437,254	909,880	762,943	775,961
Net (increase) decrease in other assets	1,060,556	(393,216)	(1,257,337)	(594,594)	274,579
Net increase (decrease) in other liabilities	1,588,020	107,182	2,768,110	226,293	(1,895,805)

Net cash provided by operating activities	1,619,706	1,950,630	13,748,782	13,291,676	9,764,471

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investment securities available-for-sale	(6,035,625)	—	—	(21,945,247)	(99,409,800)
Purchases of investment securities held-to-maturity	—	—	—	(1,125,587)	(2,371,411)
Purchases of Federal Home Loan Bank stock	—	—	—	(248,700)	—
Maturities of investment securities available-for-sale	61,658,403	3,696,473	7,046,252	6,917,235	40,424,035
Maturities of investment securities held-to-maturity	690,000	770,000	955,000	575,000	3,425,000
Principal repayments received on mortgage-backed	1,315,870	2,267,143	5,493,657	8,457,039	11,076,719
Sales of investment securities available-for-sale	—	—	—	10,559,844	—
Net loan (originations) payments	(54,447,302)	(30,283,237)	(87,747,743)	(83,897,782)	1,805,704
Purchase of loans	—	—	(8,933,328)	(4,314,232)	(2,060,223)
Acquisitions, net of cash acquired	—	—	(1,797,170)	(2,819,882)	(1,644,499)
Proceeds from sales of loans	—	—	13,957,785	3,797,921	1,584,656
Purchases of premises and equipment	(2,373,609)	(909,561)	(2,874,102)	(4,672,218)	(1,110,641)

Net cash used by investing activities	807,737	(24,459,182)	(73,899,649)	(88,716,609)	(48,280,460)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposit liabilities	31,887,487	45,896,682	104,007,931	47,978,504	27,189,350
Net increase in securities sold under agreements to repurchase	2,468,901	625,271	4,513,924	—	—
Dividends paid on common stock	(1,153,996)	(1,612,928)	(3,484,516)	(3,271,951)	(2,527,315)
Net proceeds from stock offering	—	—	—	—	12,384,000
Proceeds from stock options exercised	274,405	103,888	212,571	324,137	84,899
Repurchase and retirement of common stock	—	(116,665)	(116,665)	(3,960,975)	—
Proceeds from borrowings of term debt	—	—	—	41,500,000	27,000,000
Repayments of term debt	(20,000)	(10,520,000)	(31,540,000)	(20,540,000)	(15,789,041)

Net cash provided by financing activities	33,456,797	34,376,248	73,593,245	62,029,715	48,341,893

Net increase (decrease) in cash and cash equivalents	35,884,240	11,867,696	13,442,378	(13,395,218)	9,825,904
Cash and cash equivalents, beginning of period	76,952,434	63,510,056	63,510,056	76,905,274	67,079,370

Cash and cash equivalents, end of period	$112,836,674	$75,377,752	$76,952,434	$63,510,056	$76,905,274

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$11,117,339	$8,855,725	$19,339,314	$14,751,643	$14,835,457
Income taxes	$3,030,000	$2,746,000	$5,555,635	$5,629,100	$4,754,109

See accompanying notes to consolidated financial statements.

F–5

UMPQUA HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

    Umpqua Holdings Corporation (Umpqua, or the Company) is a financial holding company headquartered in Portland, Oregon, and is engaged primarily in the business of commercial and retail banking and the delivery of retail brokerage services. The Company provides a wide range of banking, asset management, mortgage banking, and other financial services to corporate, institutional and individual customers through its wholly-owned banking subsidiary Umpqua Bank (the "Bank"). The Company engages in the retail brokerage business through its wholly-owned subsidiary Strand, Atkinson, Williams & York, Inc. (Strand, Atkinson). The Company and its subsidiaries are subject to the regulations of certain National and State agencies and undergo periodic examination by these regulatory agencies.

Basis of Financial Statement Presentation

    The accompanying consolidated financial statements have been prepared by the Company in conformity with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of Umpqua Holdings Corporation, and its wholly-owned subsidiaries Umpqua Bank and Strand, Atkinson, Williams & York, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, the unaudited consolidated financial statements at and for the six months ended June 30, 2001 and 2000 include all necessary adjustments (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. The results of operations for the 2001 interim periods shown in this report are not necessarily indicative of the results for any future interim period or the entire fiscal year.

Consolidation

    The accompanying consolidated financial statements include the accounts of Umpqua Holdings Corporation, Umpqua Bank and Strand, Atkinson, Williams & York, Inc. All intercompany balances and transactions have been eliminated in consolidation. Effective December 1, 2000 Umpqua Holdings Corporation merged with VRB Bancorp ("VRBA"). Each share of VRBA stock was exchanged for .8135 shares of Umpqua stock. The transaction was accounted for under the pooling-of-interests method of accounting and, accordingly, the assets and liabilities of the two corporations were combined using historical cost. Additionally, all financial statements and footnotes have been restated for all periods presented to reflect the combined organization

Cash and Cash Equivalents

    For purposes of the accompanying statements of cash flows, cash and cash equivalents includes cash and due from banks, federal funds sold and interest bearing balances due from other banks.

Trading Account Assets

    Debt securities held for resale are classified as trading account securities and reported at fair value. Realized and unrealized gains or losses, recognized on a specific identification basis, are recorded in noninterest income.

F–6

Investment Securities

    Investment securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities available-for-sale are stated at fair value. Gains and losses on sales of securities, recognized on a specific identification basis, are included in noninterest income. Net unrealized gain or loss on securities available-for-sale is included, net of tax, as a component of shareholders' equity.

    Mortgage-backed and related securities represent participating interests in pools of mortgage loans originated and serviced by the issuers of the securities. Premiums and discounts are amortized using a method that approximates the level yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Certain obligations of U.S. government agencies are callable by the agency. Premiums on these securities are amortized using a method that approximates the level yield method over the remaining period to the first call date. Discounts are amortized under the level yield method over the remaining period to scheduled maturity.

    In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and resulting designation. As permitted by the standard, the Company transferred certain held-to-maturity securities with a carrying value of $18,169,354 to the available-for-sale designation, resulting in a charge to accumulated other comprehensive income of $62,140, net of tax.

Loans Held For Sale

    Loans held for sale include mortgage loans and are reported at the lower of cost or market value. Gains or losses on the sale of loans that are held for sale are recognized at the time of the sale and determined by the difference between net sale proceeds and the net book value of the loans less the estimated fair value of any retained mortgage servicing rights.

Loans

    Loans are reported net of unearned income. All discounts and premiums are recognized over the life of the loan as yield adjustments.

Impaired Loans

    Loans specifically identified as impaired are measured based on the present value of expected future cash flows discounted at the loans observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. If the measurement of the impaired loan is less than the recorded investment in the loan, impairment is recognized by

F–7

creating or adjusting an existing allocation of the allowance for loan losses. Interest received on impaired loans is applied in the following order:

  •
  Against the recorded impaired loan until paid in full

  •
  As a recovery up to any amounts charged off related to the impaired loan

  •
  As revenue

Allowance for Loan Losses

    The allowance for loan losses is established to absorb known and inherent losses primarily resulting from loans outstanding and related off-balance sheet commitments. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The provision for loan losses charged to operating expense is based on past loan loss experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such other factors include growth and composition of the loan portfolio, credit concentrations, trends in portfolio volume, maturities, delinquencies and nonaccruals, the relationship of the allowance for loan losses to outstanding loans, and general economic conditions. While management uses the best information available on which to base its estimates, future adjustments to the allowance may be necessary if economic conditions, particularly in the Company's market, differ substantially from the assumptions used. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. The Company's principal lending activity is concentrated along the Interstate 5 corridor in Oregon state.

Loan Fees and Direct Loan Origination Costs

    Loan origination fees and direct loan origination costs are capitalized and recognized as an adjustment to the yield over the life of the related loans.

Non-Accrual Loans

    Commercial and real estate loans are placed on non-accrual status when they are 90 days past due as to principal or interest unless the loan is both well secured and in process of collection. When a loan is placed on non-accrual status, unpaid interest that is deemed uncollectible is reversed and charged against current earnings and all amortization of net deferred fees or costs is discontinued.

Income Taxes

    Income taxes are accounted for using the asset and liability method. Under this method a deferred tax asset or liability is determined based on the enacted tax rates which will be in effect when the differences between the financial statement carrying amounts and tax basis of existing assets and liabilities are expected to be reported in the Company's income tax returns. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established to reduce the net carrying amount of deferred tax assets if it is

F–8

determined to be more likely than not, that all or some portion of the potential deferred tax asset will not be realized.

Premises, Equipment and Other Long-Lived Assets

    Company premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided over the estimated useful life of equipment, 3 to 10 years, on a straight-line or accelerated basis. Depreciation is provided over the estimated useful life of premises, up to 39 years, on a straight-line or accelerated basis. Expenditures for major renovations and betterments of the Company's premises and equipment are capitalized. In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, management reviews long-lived assets and intangibles any time that a change in circumstance indicates that the carrying amount of these assets may not be recoverable. Recoverability of these assets is determined by comparing the carrying value of the asset to the forecasted undiscounted cash flows of the operation associated with the asset. If the evaluation of the forecasted cash flows indicates that the carrying value of the asset is not recoverable, the asset is written down to fair value.

    Intangibles consist entirely of Goodwill, the price paid over the net fair value of acquired businesses, which is amortized on a straight-line basis over 15 years. Intangibles are evaluated periodically for impairment.

Other Real Estate Owned

    Other Real Estate Owned by the Company represents property acquired through foreclosures or settlement of loans and is carried at the lower of the principal amount of the loans outstanding at the time acquired or at the estimated fair market value of the property. The Company had no Other Real Estate Owned at December 31, 2000 or 1999.

Profit Sharing and Stock Option Plans

    The Company has a profit sharing plan covering substantially all its employees. The contribution is determined annually by the board of directors at its discretion.

    The Company has a stock option plan. Stock option grants are issued with an exercise price equal to the fair value of the shares at the date of grant. In accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, no compensation expense is recognized for the issuance of these grants.

Federal Home Loan Bank Stock

    The Company's investment in Federal Home Loan Bank ("FHLB") stock is carried at par value, which reasonably approximates its fair value. As a member of the FHLB system, the Company is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding mortgages, total assets or FHLB advances. At December 31, 2000, the Company's minimum required investment was approximately $759,600. The Company may request redemption at par value of any stock in excess of the minimum required investment. Stock redemptions are at the discretion of the FHLB.

F–9

Reclassifications

    Certain amounts reported in prior years' financial statements have been reclassified to conform to the current presentation.

Business Segments

    SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, requires public enterprises to report certain information about their operating segments in a complete set of financial statements to shareholders. It also requires reporting of certain enterprise-wide information about the Company's products and services, its activities in different geographic areas, and its reliance on major customers. The basis for determining the Company's operating segments is the manner in which management operates the business.

NOTE 2—CASH AND DUE FROM BANKS

    The Company is required to maintain an average reserve balance with the Federal Reserve Bank or maintain such reserve balance in the form of cash. The amount of average required reserve balance for the period including December 31, 2000 and 1999 was approximately $8,367,000 and $13,803,000, respectively, and was met by holding cash and maintaining an average balance with the Federal Reserve Bank.

F–10

NOTE 3—INVESTMENT SECURITIES

    The amortized costs, unrealized gains, unrealized losses and approximate fair values of investment securities are as follows:

	December 31, 2000
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available-For-Sale
U.S. Treasury and agencies	$95,461,207	$70,885	$675,411	$94,856,681
U.S. Government agency mortgage-backed securities	6,770,417	33,625	35,567	6,768,475
Obligations of state and political subdivisions	21,964,038	158,360	97,707	22,024,691

	$124,195,662	$262,870	$808,685	$123,649,847

Held-To-Maturity:	$17,060,488	$452,243	$32,973	$17,479,758

Obligations of states and political subdivisions	$17,060,488	$452,243	$32,973	$17,479,758

	December 31, 1999
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available-For-Sale
U.S. Treasury and agencies	$100,477,873	$13,040	$4,073,497	$96,417,416
U.S. Government agency mortgage-backed securities	14,137,374	1,536	309,302	13,829,608
Obligations of state and political subdivisions	22,247,610	26,441	762,536	21,511,515

	$136,862,857	$41,017	$5,145,335	$131,758,539

Held-To-Maturity:	$18,010,109	$138,198	$249,314	$17,898,993

Obligations of states and political subdivisions	$18,010,109	$138,198	$249,314	$17,898,993

    Investment securities having a carrying value of $33,936,363 and $41,922,018 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

    The carrying value and fair value of debt securities at December 31, 2000 with contractual maturity dates are shown below. Securities with serial maturities, which include mortgage-backed securities, collateralized mortgage obligations, and asset-backed securities, are detailed on a separate line. Serial maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Certain obligations of U.S. Government agencies and states and political subdivisions are callable by the applicable agency or

F–11

political subdivision. These borrowers also have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-For-Sale		Held-To-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$6,845,783	$6,828,890	$180,000	$180,571
Due after one year through five years	60,730,769	60,542,783	3,319,274	3,370,273
Due after five years through ten years	48,749,532	48,431,833	5,362,802	5,528,581
Due after ten years	1,099,161	1,077,903	8,198,412	8,400,333
Serial maturities	6,770,417	6,768,438	—	—

Total	$124,195,662	$123,649,847	$17,060,488	$17,479,758

    There were no sales of securities available-for-sale during 2000 or 1999.

NOTE 4—LOANS RECEIVABLE

    The breakdown of loan receivable is as follows:

	December 31,
	2000	1999
Commercial and industrial	$104,558,973	$84,076,056
Real estate:
Construction	67,789,678	58,995,297
Residential and commercial	308,422,746	260,630,514
Individuals	47,661,761	44,889,406
Other	1,710,045	254,587

Total	$530,143,203	$448,845,860

    Included in the above balances are net deferred fees of $995,645 and $557,239 at December 31, 2000 and 1999, respectively. At December 31, 2000, loans are comprised of fixed and variable rate instruments as follows:

Loans at fixed rates	$121,200,936
Loans at variable rates	408,942,267

Total	$530,143,203

    Loans at variable rates include loans that reprice immediately, as well as loans that reprice any time prior to maturity.

F–12

    Approximate loan portfolio maturities on fixed-rate loans and repricings on variable-rate loans at December 31, 2000 are as follows:

	Within 1 Year	1 to 5 Years	After 5 Years	Total
Commercial and industrial	$75,682,376	$24,173,797	$4,702,800	$104,558,973
Real estate	137,156,507	194,037,531	45,018,386	376,212,424
Individuals	16,465,376	15,361,098	15,835,287	47,661,761
Other	1,710,045	—	—	1,710,045

Total	$231,014,304	$233,572,426	$65,556,473	$530,143,203

    Approximately $209,098,000 of variable-rate loans will reprice within one year. Variable residential real estate loans have maturities between 15 and 30 years; variable commercial and industrial real estate loans typically have maturities between 5 and 10 years. In the ordinary course of business, the Company has made loans to its directors, executive officers, principal shareholders and their associated and affiliated companies ("related parties"). All such loans have been made on the same terms as those prevailing at the time of origination to other borrowers. At December 31, 2000 and 1999, outstanding loans to related parties were $2,967,570 and $9,209,948, respectively. Repayments of $4,449,260 and new advances of $1,490,884 were made during the year ended December 31, 2000. The remaining decrease relates to loans to indviduals who are no longer related parties.

    Transactions in the allowance for loan losses of the Company for the indicated years ended December 31 are summarized as follows:

	2000	1999	1998
Balance January 1	$6,972,518	$6,202,583	$3,920,931
Acquisitions	—	—	1,898,078
Provision for loan losses	1,642,833	1,392,250	1,024,650

	8,615,351	7,594,833	6,843,659
Loans charged off	(1,616,531)	(922,377)	(789,155)
Recoveries	97,679	300,062	148,079

Net loans charged off	(1,518,852)	(622,315)	(641,076)

Balance December 31	$7,096,499	$6,972,518	$6,202,583

    A summary of non-accrual loans and the related loss of interest income is presented below:

	2000	1999
Non-accrual loans December 31	$744,342	$1,922,296
Interest income that would have been earned during the year at original contractual rates	$95,461	$189,248
Interest income actually recognized during the year	$18,705	$89,871

F–13

UMPQUA HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—LOANS RECEIVABLE (Continued)

    At December 31, 2000 the Company had no loans considered impaired under SFAS No. 114, Accounting for Impaired Loans. The Company had loans totaling $1,575,557 considered impaired at December 31, 1999. The allowance allocated to impaired loans was $50,000 and $610,000 at December 31, 2000 and 1999, respectively. The amount of the allowance against impaired loans was determined after measuring impairment based on the present value of the expected future cash flows discounted at the loan's effective rate. The average recorded investment in impaired loans was $794,692, $611,600 and zero for the years ended December 31, 2000, 1999 and 1998. The Company has no commitment to extend additional credit on loans which are nonaccrual or impaired at December 31, 2000.

    All of the Bank's loans, commitments and commercial and standby letters of credit have been granted to customers in the Bank's market area. Investments in state and municipal securities are not significantly concentrated within any one region of the United States. The distribution of commitments to extend credit were granted primarily to commercial borrowers as of December 31, 2000. The Bank's loan policy does not allow the extension of credit to any single borrower or group of related borrowers in excess of a total of $3,000,000 commercial credit or $5,000,000 real estate secured credit without approval from the board of directors.

NOTE 5—PREMISES AND EQUIPMENT

    The detail of premises and equipment is as follows:

	2000	1999
Land	$4,299,170	$3,285,014
Buildings	13,358,445	12,797,816
Furniture, fixtures and equipment	11,134,941	9,898,122

	28,792,556	25,980,952
Less accumulated depreciation and amortization	10,113,939	8,763,788

Total	$18,678,617	$17,217,164

NOTE 6—TIME DEPOSITS

    Included in time deposits at December 31, 2000 and 1999 are $71,572,918 and $37,429,124, respectively, of deposits $100,000 or greater. The following table sets forth, by remaining maturity, time certificates of deposit at December 31, 2000:

	Time Deposits of $100,000 or more	All Other Time Deposits	Total
Three months or less	$18,635,176	$29,512,227	$48,147,403
Over three months through twelve months	44,276,494	103,395,950	147,672,444
Over one year through five years	7,745,595	22,436,598	30,182,193
Over five years	915,653	3,771,714	4,687,367

Total	$71,572,918	$159,116,489	$230,689,407

F–14

NOTE 7—LEASES

    The Bank is obligated under a number of non-cancelable operating leases for land, buildings and equipment. The majority of these leases have renewal options. In addition, some of the leases contain escalation clauses tied to the consumer price index with caps. The Bank's future minimum rental payments required under land, building and equipment operating leases that have initial or remaining non-cancelable lease terms of one year or more are as follows:

Year Ending December 31:
2001	$872,117
2002	1,047,224
2003	921,156
2004	751,363
2005	635,902
Thereafter	3,607,229

Total	$7,834,991

    Rent expense applicable to operating leases for the years ended December 31, 2000, 1999 and 1998 was $773,413, $509,005 and $381,080 respectively. The Bank leases a portion of its Eugene, Oregon building to other tenants. The leases provide for monthly lease payments to the Bank in the amount of $6,267 through January 2006.

NOTE 8—INCOME TAXES

    The following is a summary of consolidated income tax expense:

	Current	Deferred	Total
Year ended December 31, 2000:
U.S. Federal	$4,752,119	$252,638	$5,004,757
State	1,065,770	50,956	1,116,726

Total	$5,817,889	$303,594	$6,121,483

Year ended December 31,1999:
U.S Federal	$4,344,151	$170,712	$4,514,863
State	1,015,550	33,627	1,049,177

Total	$5,359,701	$204,339	$5,564,040

Year ended December 31,1998:
U.S. Federal	$4,685,863	$162,979	$4,848,842
State	434,298	64,571	498,869

Total	$5,120,161	$227,550	$5,347,711

F–15

    A reconciliation of the Company's expected tax expense using the U.S. Federal income tax statutory rate to the actual effective rate is as follows:

	2000	1999	1998
Statutory Federal income tax rate	35.0%	35.0%	35.0%
Tax-exempt income	(3.9)	(4.3)	(3.1)
State excise tax, net of
Federal income tax benefit	4.8	4.6	4.4
Amortization of intangibles	2.1	1.7	1.8
Non deductible merger expenses	2.2	—	—
Other	0.6	(0.7)	(0.9)

Effective income tax rate	40.8%	36.3%	37.2%

    The tax effects of temporary differences which give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31 are as follows:

	2000	1999
Deferred tax assets:
Loans receivable, due to allowances for loan losses	$2,245,464	$2,164,126
Unrealized loss on investment securities	204,389	1,101,578
Deferred bonus	78,028	64,000
Accrued liabilities	160,782	45,676
Other	77,181	245,184

Total gross deferred tax assets	2,765,844	3,620,564
Deferred tax liabilities:
Investment securities, due to accretion of discount	10,068	10,605
Excess tax over book depreciation	411,760	299,940
Investment securities, due to FHLB stock dividends	685,652	580,736
Deferred loan fees	1,332,841	1,182,659
Other	—	20,316

Total gross deferred tax liabilities	2,440,321	2,094,256

Net deferred tax assets	$325,523	$1,526,308

    There was no valuation allowance for deferred tax assets as of December 31, 2000 and 1999, based on the Company's anticipated furture ability to generate taxable income from operations.

NOTE 9—FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve elements of credit and interest-rate risk similar to the amounts recognized in the consolidated

F–16

balance sheets. The contract or notional amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, and financial guarantees written, is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company's experience has been that a majority of loan commitments are drawn upon by customers. While most commercial letters of credit are not utilized, a significant portion of such utilization is on an immediate payment basis. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral varies but may include cash, accounts receivable, inventory, premises and equipment, and income-producing commercial properties.

    Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds cash, marketable securities, or real estate as collateral supporting those commitments for which collateral is deemed necessary.

    The Company has not been required to perform on any financial guarantees during the past three years. The Company has not incurred any losses on its commitments in either 2000, 1999 or 1998.

NOTE 10—EARNINGS PER SHARE

    Basic and diluted earnings per share are based on the weighted average number of common shares outstanding during each period, with diluted including the effect of potentially dilutive common shares.

F–17

The weighted average number of common shares outstanding for basic and diluted earnings per share computations were as follows:

	Three months ended (Unaudited)		Six months ended (Unaudited)
	June 30, 2001	June 30, 2000	June 30, 2001	June 30, 2000
Net Income	$2,804,782	$2,548,788	$5,140,042	$5,078,283

Average O/S shares	14,424,583	14,377,182	14,413,543	14,368,259
Basic EPS	$0.19	$0.18	$0.36	$0.35

Common Stock Equivalents	177,602	148,047	168,058	152,147
Fully diluted shares	14,602,185	14,525,229	14,581,601	14,520,406
Fully diluted EPS	$0.19	$0.18	$0.35	$0.35

    Options to purchase 142,690 shares of common stock for prices ranging from $11.68 to $13.59 per share were outstanding during the quarter ended June 30, 2001 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares during the period.

    The following table reconciles basic earnings per common share (EPS) to diluted EPS:

	For the Year Ended December 31, 2000
	Income	Weighted Average Shares	Per Share Amount
Basic EPS
Income available to common shareholders	$8,871,394	14,378,228	$0.62
Effect of dilutive securities: stock options	—	154,105	(0.01)

Diluted EPS	$8,871,394	$14,532,333	$0.61

	For the Year Ended December 31, 1999
	Income	Weighted Average Shares	Per Share Amount
Basic EPS
Income available to common shareholders	$9,762,322	14,615,030	$0.67
Effect of dilutive securities: stock options	—	183,655	(0.01)

Diluted EPS	$9,762,322	14,798,685	$0.66

	For the Year Ended December 31, 1998
	Income	Weighted Average Shares	Per Share Amount
Basic EPS
Income available to common shareholders	$9,037,060	14,437,862	$0.63
Effect of dilutive securities: stock options	—	229,181	(0.01)

Diluted EPS	$9,037,060	14,667,043	$0.62

F–18

    Options to purchase 425,438 shares of common stock for prices ranging from $8.375 to $13.59 per share were outstanding during 2000 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares, and would therefore be anti-dilutive.

NOTE 11—PROFIT SHARING PLAN

    The Bank's employees participate in a defined contribution profit sharing and 401(k) plan sponsored by the Bank. At the discretion of the Bank's board of directors, the Bank may elect to contribute to the profit sharing plan based on profits of the Bank. Employees become eligible to participate in the profit sharing plan the first year they achieve 1,000 hours of service. The provision for profit sharing costs charged to expense amounted to $524,530, $579,639 and $513,010 in 2000, 1999 and 1998, respectively.

    Strand's employees participate in a defined contribution profit sharing and 401(k) plan sponsored by Strand, Atkinson, Williams & York, Inc. At the discretion of Strand, Atkinson's board of directors, it may elect to contribute to the profit sharing plan based on profits of Strand, Atkinson. Employees become eligible to participate in the profit sharing plan upon completion of two years of service. The provision for profit sharing costs charged to net income amounted to $49,094 and $1,345 in 2000 and 1999, respectively.

NOTE 12—TERM DEBT

    The Bank had outstanding notes from the FHLB at December 31, 2000 and 1999 as follows:

December 31, 2000
Amount	Maturity	Interest Rate
$7,500,000	October 2001	4.85%
118,000	November 2003	5.75%
7,000,000	December 2003	5.30%

$14,618,000	Weighted Average	5.07%

December 31, 1999
Amount	Maturity	Interest Rate
$6,000,000	January 2000	5.84%
10,000,000	February 2000	6.04%
7,500,000	October 2001	4.85%
12,500,000	December 2002	5.78%
158,000	November 2003	5.75%
3,000,000	December 2003	4.53%
7,000,000	December 2003	5.30%

$46,158,000	Weighted Average	5.54%

F–19

    Interest on the above borrowings is due monthly with the principal due at maturity, with the exception of the note due November 2003, where, in addition to interest, a portion of the principal is due monthly.

    The Bank has pledged as collateral for these notes all FHLB stock, all funds on deposit with the FHLB, all notes or other instruments representing obligations of third parties, and its instruments, accounts, general intangibles, equipment and other property in which a security interest can be granted by the Bank to the FHLB. The Bank had unused lines of credit of $160,531,555 at December 31, 2000. The FHLB requires the Bank to maintain a required level of investment in FHLB stock to qualify for notes.

NOTE 13—SHAREHOLDERS' EQUITY

    The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are also subject to qualitative judgments by the regulators about risk components, asset risk weighting, and other factors.

    Risk based capital guidelines issued by the Federal Reserve Bank establish a risk adjusted ratio relating capital to different categories of assets and off-balance sheet exposures for bank holding companies. The Company's Tier 1 capital is comprised primarily of common equity, and excludes the equity impact of adjusting available-for-sale securities to fair value. Total capital also includes a portion of the allowance for loan losses, as defined according to regulatory guidelines.

    Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets (as defined in the regulations), and of Tier I capital to average assets (as defined in the regulations). Management believes, as of December 31, 2000, that the Company meets all capital adequacy requirements to which it is subject.

F–20

    The Company's actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2000:
Total capital (to risk weighted assets)	$75,009,000	12.91%	$46,466,000	8.00%	$58,082,500	10.00%
Tier I capital (to risk weighted assets)	67,913,000	11.69%	23,233,000	4.00%	34,849,500	6.00%
Tier I capital (to average assets)	67,913,000	9.53%	28,518,760	4.00%	35,648,450	5.00%
	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 1999:
Total capital (to risk weighted assets)	$68,210,000	13.95%	$39,054,640	8.00%	$48,359,900	10.00%
Tier I capital (to risk weighted assets)	62,097,000	12.70%	19,527,320	4.00%	29,015,340	6.00%
Tier I capital (to average assets)	62,097,000	9.22%	26,942,520	4.00%	33,678,650	5.00%

    The Bank is a state-chartered bank with deposits insured by the Federal Deposit Insurance Corporation (FDIC) and is not a member of the Federal Reserve System, and is subject to the supervision and regulation of the Director of the Oregon Department of Consumer and Business Services, administered through the Division of Finance and Corporate Securities and to the supervision and regulation of the FDIC. As of December 31, 2000, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions present since the notification that management believes have changed the institution's category.

NOTE 14—EMPLOYEE STOCK OPTION PLAN

    The Company adopted a new stock option plan that was approved by shareholders in November 2000 which provided for grants of up to 1,000,000 shares. The plan further provides that no grants would be issued if existing options and later grants under the 2000 stock option plan exceed 10% of outstanding shares. Under the plan, the exercise price of each option equals the market price of the Company's stock on the date of the grant, and an option's maximum term is 11 years. Options vest upon meeting performance criteria, but in all circumstances no later than six years after the date of the grant. No options have been granted under this plan as of December 31, 2000. Upon adoption of the

F–21

plan, the previous stock option plan, adopted by shareholders in 1995, was terminated. The following table summarizes information about stock options outstanding at December 31, 2000, 1999 and 1998:

	2000		1999		1998
	Options Outstanding	Average Price per Share	Options Outstanding	Average Price per Share	Options Outstanding	Average Price per Share
Balance, beginning of year	802,148	$6.80	732,138	$6.07	603,476	$2.45
Grants	87,618	7.79	166,835	9.31	158,514	11.45
Exercised	(44,643)	3.48	(61,232)	3.54	(24,990)	2.78
Cancelled and returned to plan	(7,792)	8.65	(35,593)	8.30	(4,862)	10.03

Balance, end of year	837,331	$7.06	802,148	$6.80	732,138	$6.07

Options exercisable at end of year	482,173		410,143		383,538
Average fair value of options granted during year		$3.11		$4.22		$3.52

    The fair value per share of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumption for grants in 2000, 1999 and 1998: dividend yield from 1.7% to 3.3%, risk-free interest rate of 5.1% - 5.5%, volatility of 25% - 47% and expected lives of six to ten years.

    The Company applies Accounting Principles Board Opinion No. 25 in accounting for its plan and, accordingly, no compensation cost has been recognized for its stock options in the accompanying consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under the Black-Scholes option-pricing model described above, as permitted in SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

	2000	1999	1998
Net income, as reported	$8,871,394	$9,762,322	$9,037,060
Net income, pro forma	$8,650,783	$9,564,635	$8,808,956
Basic EPS, as reported	0.62	0.67	0.63
Basic EPS, pro forma	0.60	0.65	0.61
Diluted EPS, as reported	0.61	0.66	0.62
Diluted EPS, pro forma	0.60	0.65	0.60

F–22

    Outstanding options at December 31, 2000 are as follows:

Total Shares	Vested Shares	Weighted Average Exercise Price per Share	Expiration
2,398	2,398	$1.54	2001
2,491	2,491	$1.69	2002
2,244	2,244	$1.90	2003
6,074	6,074	$3.10	2004
48,086	23,589	$3.16	2005
237,009	234,302	$2.74	2006
97,895	49,756	$8.62	2007
76,934	48,032	$7.61	2008
199,834	86,614	$11.12	2009
95,366	26,673	$9.27	2010
69,000	—	$8.38	2011

NOTE 15—COMMITMENTS AND CONTINGENCIES

    The Company and its subsidiaries are defendants in various legal proceedings. Management, after reviewing these actions and proceedings with legal counsel, believes that the outcome of such proceedings will not have a materially adverse effect upon the financial position or results of operations of the Company and its subsidiaries.

    In the normal course of business, there are various commitments and contingent liabilities outstanding, such as commitments to extend credit. At December 31, 2000, the Company had approximately $2,038,002 committed under standby letters of credit. The Company issues these standby letters of credit using the same guidelines as a direct loan. Management anticipates no material losses as a result of these transactions.

    At December 31, 2000 outstanding commitments to advance funds amounted to approximately $107,335,619 of which approximately $32,905,561 were for fixed-rate loans and approximately $74,430,058 were for variable-rate loans.

F–23

NOTE 16—FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following is presented pursuant to the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair values of the Company's financial instruments are as follows:

	December 31, 2000		December 31, 1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$76,952,434	$76,952,434	$63,510,056	$63,510,056
Trading account securities	1,105,868	1,105,868	474,782	474,782
Securities held-to-maturity	17,060,488	17,479,758	18,010,109	17,898,993
Securities available-for-sale	123,649,847	123,649,847	131,758,539	131,758,539
Loans	530,143,203	522,601,064	448,845,860	444,283,919
FHLB stock	4,527,300	4,527,300	4,245,000	4,245,000
Mortgage loans held for sale	1,534,060	1,534,060	1,182,951	1,182,951
Financial liabilities:
Deposits	$681,305,294	$680,860,825	$577,297,363	$577,591,151
Term debt	14,618,000	14,420,545	46,158,000	44,460,820
Off-balance sheet financial instruments:
Loan commitments	N/A	$—	N/A	$—
Letters of credit	N/A	—	N/A	—

    The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Potential tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale have not been taken into consideration.

Cash and Short-term Investments

    For short-term instruments, including cash and due from banks, interest-bearing deposits with banks, the carrying amount is a reasonable estimate of fair value.

Securities

    For trading securities and securities available-for-sale, fair values are based on quoted market prices or dealer quotes.

Loans

    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, including commercial, real estate and consumer loans. Each loan category is further segregated by fixed and variable rate, performing and non-performing categories. For variable-rate loans, carrying value approximates fair value. Fair value of fixed-rate loans is calculated by discounting contractual cash flows at current rates.

F–24

Deposit Liabilities

    The fair value of deposits with no stated maturity, such as non-interest-bearing deposits, savings and interest checking accounts, and money market accounts, is equal to the amount payable on demand as of December 31, 2000 and 1999. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Term Debt

    The fair value of medium-term notes is calculated based on the discounted value of the contractual cash flows using current rates at which such borrowings can currently be obtained.

Loan Commitments and Letters of Credit

    No fair value was ascribed, as the majority of commitments were at variable rates or had maturities of 30 days or less.

NOTE 17—MERGER OF UMPQUA HOLDINGS CORPORATION AND VRB BANCORP

    Effective December 1, 2000 Umpqua Holdings Corporation ("Umpqua") merged with VRB Bancorp ("VRBA"). Each share of VRBA stock was exchanged for .8135 shares of Umpqua stock. The transaction was accounted for under the pooling-of-interests method of accounting and, accordingly, the assets and liabilities of the two corporations were combined using historical cost. Additionally, all financial statements and footnotes have been restated for all periods presented to reflect the combined organization.

    The following data summarizes the results of operations of the previously separate companies for the nine months ending September 30, 2000 and the years ended 1999 and 1998 before the acquisition. Certain reclassifications of prior period components have been made to conform to current classifications and consistent presentations. Intercompany transactions have been eliminated from the information provided.

			Year ended
	Nine months ended September 30, 2000
			December 31, 1999		December 31, 1998
	Umpqua	VRBA	Umpqua	VRBA	Umpqua	VRBA
(in thousands)
Interest Income	$22,309	$17,868	$24,688	$22,676	$20,717	$23,968
Interest expense	8,495	5,546	8,456	6,413	7,294	7,671

Net interest income	13,814	12,322	16,232	16,263	13,423	16,297
Provision for loan losses	1,409	—	1,392	—	1,025	—
Non-interest income	7,517	1,778	4,417	1,933	3,572	1,982
Non-interest expense	13,569	8,276	11,702	10,425	9,478	10,386

Income before taxes	6,353	5,824	7,555	7,771	6,492	7,893
Provision for taxes	2,322	2,268	2,681	2,883	2,382	2,966

Net income	$4,031	$3,556	$4,874	$4,888	$4,110	$4,927

F–25

    As a result of the merger, the Company incurred $1,971,603 in merger-related expenses. The components of the charges for the year ended December 31, 2000 were as follows:

Professional fees	$1,209,494
Severance and relocation	422,656
Premises and equipment write-down	245,447
Computer conversions	76,060
Other	17,946

Total	$1,971,603

    The Company expects to incur approximately $600,000 of additional merger related expenses in early 2001 due primarily to conversion of the Company's computer systems and relocation costs. At December 31, 2000 the Company had recorded accrued merger expenses of $351,539, the majority of which relates to severance and will be paid out in the first six months of 2001.

    In August 2000, the Company paid $1,500,000 to acquire Adams, Hess, Moore & Co. ("Adams Hess"), a retail brokerage company. In November 1999, the Company paid $2,700,000 to acquire Strand, Atkinson, Williams & York ("Strand"), a retail brokerage company. In January 1998, the Company completed its acquisition of the $111 million Colonial Banking Company. These transactions were accounted for under the purchase method of accounting. The Adams Hess and Strand acquisitions provide for future contingent payments through August 2003, which will be paid if certain earnings objectives are met. If these contingent payments occur, they will be accounted for as additional goodwill and will be amortized over the remaining life of the original goodwill.

F–26

NOTE 18—PARENT COMPANY FINANCIAL STATEMENTS

	December 31,
	2000	1999
Condensed Balance Sheet
Assets
Non-interest-bearing deposits with subsidiary banks	$418,177	$437,622
Investments in:
Bank subsidiary	73,584,937	67,083,630
Nonbank subsidiary	2,951,910	2,808,305
Receivable from bank subsidiary	800,000	410,000
Receivable from nonbank subsidiary	1,557,234	—
Other assets	79,745	93,176

Total assets	$79,392,003	$70,832,733

Liabilities and Shareholders' Equity
Payable to bank subsidiary	$15,887	$45,571
Other liabilities	575,583	461,596

Total liabilities	591,470	507,167
Shareholders' equity	78,800,533	70,325,566

Total liabilities and shareholders' equity	$79,392,003	$70,832,733

Condensed Statement of Income
Income
Dividends from subsidiaries	$5,554,708	$9,930,000
Equity (deficiency) in undistributed earnings of subsidiaries	3,406,835	(98,565)
Other income	57,231	444

Total income	9,018,774	9,831,871
Expenses
Management fees paid to subsidiaries	64,728	25,710
Other expenses	115,069	77,606

Total expense	179,797	103,316

Income before income tax	8,838,977	9,728,563
Income tax benefit	(32,417)	(33,759)

Net income	$8,871,394	$9,762,322

F–27

	December 31,
	2000	1999
Condensed Statement of Cash Flows
Operating activities:
Net income	$8,871,394	$9,762,322
Adjustment to reconcile net income to net cash provided by operating activities:
(Equity) deficiency in undistributed earnings of subsidiaries	(3,406,835)	98,565
Increase in other liabilities	159,615	490,519
Increase in other assets	13,431	(34,454)

Net cash provided by operating activities	5,637,605	10,316,952
Investing activities:
Investment in subsidiary	(234,422)	(2,720,793)
Net increase in receivables from subsidiaries	(1,947,234)	(410,000)

Net cash used by investing activities	(2,181,656)	(3,130,793)
Financing activities:
Net increase (decrease) in payables to subsidiaries	(29,684)	45,571
Dividends paid	(3,484,516)	(3,271,951)
Stock repurchased	(116,662)	(3,721,108)
Proceeds from exercise of stock options	155,468	148,965

Net cash used by investing activities	(3,475,394)	(6,798,523)
Change in cash and cash equivalents	(19,445)	387,636
Cash and cash equivalents at beginning of year	437,622	49,986

Cash and cash equivalents at end of year	$418,177	$437,622

NOTE 19—SEGMENT INFORMATION

    For purposes of measuring and reporting the financial results, the Company is divided into two business segments; community banking and retail brokerage services. The community banking segment consists of the operations conducted by the Company's subsidiary Umpqua Bank. The Bank provides a full array of credit and deposit products to meet the banking needs of its market area and targeted customers. At June 30, 2001, the Bank had 27 full service stores. The retail brokerage services segment consists of the operations of the Company's subsidiary Strand, Atkinson, Williams & York, Inc. which was acquired in November 1999. Strand, Atkinson provides a full range of retail brokerage services to its clients and has sales counters at most of the Bank's stores. At June 30, 2001, Strand, Atkinson had

F–28

40 full time brokers. The following table presents summary income statements and a reconciliation to the Company's consolidated totals for the six months ended June 30, 2001 (in thousands).

	Six months ended June 30, 2001 (Unaudited)
	Community Banking	Retail Brokerage Services	Administration and Eliminations	Consolidated
Interest Income	$29,088	$40	$—	$29,128
Interest Expense	10,998	59	(59)	10,998

Net Interest Income	18,090	(19)	59	18,130
Provision for Loan Losses	680	—	—	680
Noninterest Income	4,046	3,963	(53)	7,956
Noninterest Expense	12,991	3,876	83	16,950

Income before Taxes	8,465	68	(77)	8,456
Income Tax Expense (Benefit)	3,275	72	(31)	3,316

Net Income (Loss)	$5,190	$(4)	$(46)	$5,140

    Total assets by segment have not changed materially since December 31, 2000.

    During 2000, the Company operated two primary segments, the community banking segment and the retail brokerage segment. The community banking segment consists of the Company's subsidiary Umpqua Bank which operates 26 stores from Ashland to Portland along the I-5 corridor. The Bank offers loan and deposit products to its customers who consist of individuals, state and local governmental bodies, and small to medium size commercial companies. The retail brokerage segment consists of the Company's subsidiary Strand, Atkinson, which offers a full range of retail brokerage services and products to its clients who consist primarily of individual investors. Prior to the acquisition of Strand, Atkinson in November 1999, the Company operated in only one segment—community banking.

    The Company accounts for intercompany fees and services at an estimated fair value according to regulatory requirements for services provided. Intercompany items relate primarily to management services and interest on intercompany borrowings.

F–29

    Summarized financial information concerning the Company's reportable segments and the reconciliation to the Company's consolidated results for the year 2000 is shown in the following table:

	Community Banking	Retail Brokerage	Other	Consolidated
(in thousands)
Interest income	$54,987	$87	$—	$55,074
Interest expense	19,744	57	(57)	19,744

Net interest income	35,243	30	57	35,330
Provision for loan losses	1,643	—	—	1,643
Non-interest income	6,407	6,445	(13)	12,839
Non-interest expense	22,636	5,857	159	28,652
Intangible amortization	744	158	8	910
Merger expenses	1,972	—	—	1,972

Income before taxes	14,655	460	(123)	14,992
Provision for income taxes	5,932	221	(32)	6,121

Net income	$8,723	$239	$(91)	$8,871

Total assets	$779,180	$5,531	$937	$785,648
Loans	$530,143	$—	$—	$530,143
Deposits	$681,723	$—	$(418)	$681,305

NOTE 20—RECENT ACCOUNTING PRONOUNCEMENTS

    In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations." The statement discontinues the use of the pooling-of-interests method of accounting for business combinations. The statement is effective for all business combinations initiated after June 30, 2001. Management has completed an evaluation of the effects of this statement and does not believe that it will have a material effect on the Company's consolidated financial statements.

    In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." The statement will require discontinuing the amortization of goodwill and other intangible assets with indefinite useful lives. Instead, these assets will be tested periodically for impairment and written down to their fair market value as necessary. This statement is effective for fiscal years beginning after December 15, 2001, however, early adoption is allowed for companies that have not issued first quarter financial statements as of July 1, 2001. The Company plans to adopt the provisions of this statement on January 1, 2002, and is currently evaluating the effect on the Company's consolidated financial statements.

NOTE 21—SUBSEQUENT EVENTS (UNAUDITED)

    On June 22, 2001 the Company announced an agreement to acquire Independent Financial Network, Inc. (IFN), a multi-bank holding company based in Coos Bay, Oregon with subsidiaries throughout Southwest Oregon. Upon approval of the agreement, IFN shareholders will receive 0.827 shares of Umpqua Holdings Corporation common stock for each share of IFN stock. All of IFN's

F–30

subsidiary banks will be consolidated into Umpqua Bank which will have consolidated assets of approximately $1.2 billion. The acquisition will be accounted for using the pooling-of-interests method of accounting. Completion of the merger is expected by the end of 2001 and is subject to regulatory and shareholder approval.

    On August 20, 2001 the Company signed a definitive agreement to acquire Linn-Benton Bank (Linn-Benton), a community bank headquartered in Albany, Oregon. Linn-Benton shareholders will receive approximately $12.75 per share for each share of Linn-Benton stock held. Umpqua will issue approximately 889,000 shares to acquire 60% of Linn-Benton's outstanding shares at a fixed exchange ratio of 0.944 Umpqua shares for each share of Linn-Benton. The exchange ratio is subject to adjustment under certain conditions. The remaining 40% of the outstanding Linn-Benton shares will be acquired for cash. The transaction will be accounted for under the purchase accounting method. Completion of the transaction is expected by the end of 2001 and is subject to regulatory and Linn- Benton shareholder approval.

F–31

INDEPENDENT AUDITORS' REPORT

     To the Board of Directors and Shareholders of
Umpqua Holdings Corporation
Roseburg, Oregon

    We have audited the consolidated balance sheet of Umpqua Holdings Corporation and subsidiaries (the "Company") as of December 31, 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Umpqua Holdings Corporation and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

    The consolidated financial statements give retroactive effect to the merger of Umpqua Holdings Corporation and VRB Bancorp in 2000, which has been accounted for as a pooling of interests as described in Note 17 to the consolidated financial statements. Other auditors audited and reported on the consolidated balance sheet of Umpqua Holdings Corporation as of December 31, 1999, and the related consolidated statements of income, changes in shareholders' equity, and of cash flows for the years ended December 31, 1999 and 1998, prior to their restatement for the 2000 pooling-of-interests. The contribution of Umpqua Holdings Corporation to total 1999 consolidated assets was 55% and to total net interest income for 1999 and 1998 was 50% and 46% of their respective restated totals. The separate consolidated financial statements of VRB Bancorp as of December 31, 1999, and for the years ended December 31, 1999 and 1998, were audited and reported on separately by other auditors. We audited the combination of the accompanying consolidated balance sheet as of December 31, 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1999 and 1998, after restatement for the 2000 pooling-of-interests; in our opinion, such consolidated financial statements have been properly combined on the basis described in Note 1 to the consolidated financial statements.

Deloitte & Touche LLP

Portland, Oregon

January 26, 2001

F–32

INDEPENDENT AUDITORS' REPORT

     To the Shareholders and Board of Directors of Umpqua Holdings Corporation:

    We have audited the accompanying consolidated balance sheets of Umpqua Holdings Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Umpqua Holdings Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Portland, Oregon
January 21, 2000

F–33

INDEPENDENT AUDITOR'S REPORT

     To the Board of Directors and Shareholders of VRB Bancorp

    We have audited the accompanying consolidated balance sheets of VRB Bancorp as of December 31, 1999 and 1998, and the related statements of income and comprehensive income, changes in shareholders' equity, and cash flows for the years ended December 31, 1999, 1998, and 1997. These financial statements are the responsibility of VRB Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VRB Bancorp as of December 31, 1999 and 1998, and the results of its operations and cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

MOSS ADAMS LLP
Portland, Oregon
January 14, 2000

F–34

INDEPENDENT FINANCIAL NETWORK, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands)

		December 31,
	June 30, 2001
		2000	1999
	(unaudited)
ASSETS
Cash and cash equivalents:
Cash and due from banks	$12,501	$12,459	$13,632
Federal funds sold	3,580	5,750	3,060

Total cash and cash equivalents	16,081	18,209	16,692
Investment securities available for sale	102,451	108,406	87,904
Loans, net	249,257	215,369	181,385
Mortgage loans held for sale, at cost which approximates market	5,506	2,280	3,925
Net investment in direct financing leases	3,843	3,756	2,725
Premises and equipment, net	14,808	14,917	13,785
Mortgage servicing rights	3,999	3,137	2,717
Federal Home Loan Bank stock, at cost	2,496	2,374	2,181
Federal Reserve Bank stock, at cost	767	759	756
Other assets	5,033	4,295	4,531

Total assets	$404,241	$373,502	$316,601

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$62,049	$57,503	$43,610
NOW accounts	44,052	42,360	36,996
Money market accounts	56,893	54,117	50,841
Savings accounts	21,890	21,038	22,450
Time deposits	150,098	137,255	110,072

Total deposits	334,982	312,273	263,969
Securities sold under agreements to repurchase	10,110	10,619	13,501
Short term borrowings	—	139	417
Federal Home Loan Bank borrowings	15,000	10,000	4,000
Other borrowings	4,188	2,000	800
Other liabilities	3,982	3,207	1,890

Total liabilities	368,262	338,238	284,577

Minority interst in subsidiary	1,565	2,579	3,306
Shareholders' equity:
Nonvoting preferred stock, $5 par value Authorized 5,000,000 shares; none issued	—	—	—
Voting preferred stock, $5 par value Authorized 5,000,000 shares; none issued	—	—	—
Common stock, $5 par value Authorized 10,000,000 shares—issued and outstanding 5,418,111 shares in 2000 and 1999 and 5,418,156 at June 30, 2001	27,091	27,093	27,093
Surplus	4,415	4,414	4,414
Retained earnings (accumulated deficit)	1,493	493	(1,741)
Accumulated other comprehensive (loss) income, net of taxes	1,415	685	(1,048)

Total shareholders' equity	34,414	32,685	28,718
Commitments and contingent liabilities
Total liabilities and shareholders' equity	$404,241	$373,502	$316,601

See accompanying notes to consolidated financial statements.

F–35

INDEPENDENT FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands)

	Six Months Ended June 30,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
INTEREST INCOME:
Interest on loans	$11,017	$9,282	$19,931	$15,289	$13,444
Interest and dividends on securities:
Taxable	2,759	2,423	5,276	3,931	4,052
Exempt from Federal income tax	462	356	755	737	836
Dividend income on Federal Home Loan Bank stock	81	71	147	151	151
Dividend income on Federal Reserve Bank stock	23	23	45	45	15
Interest on Federal funds sold	127	99	403	511	1,213
Income on direct financing leases	174	149	437	241	284

Total interest income	14,643	12,403	26,994	20,905	19,995

INTEREST EXPENSE:
Deposits
NOW	355	310	688	532	491
Money market	1,060	1,084	2,342	1,730	1,317
Savings	278	273	574	536	510
Time	4,192	3,065	6,833	4,775	4,677
Securities sold under agreements to repurchase	243	279	546	436	351
Short term borrowings	6	12	25	19	23
Other borrowings	161	49	129	49	—
Federal Home Loan Bank borrowings	313	139	481	12	1,066

Total interest expense	6,608	5,211	11,618	8,089	8,435

Net interest income	8,035	7,192	15,376	12,816	11,560
Provision for loan losses	142	264	293	470	1,107

Net interest income after provision for loan losses	7,893	6,928	15,083	12,346	10,453
OTHER INCOME:
Service charges on deposit accounts	854	738	1,471	1,303	1,213
Gain on sale/call of investment available for sale, net	177	—	4	186	22
Loan servicing fees	212	181	369	332	263
Sold real estate loan fees	1,843	851	1,785	2,124	2,670
Other	634	575	1,133	1,256	800

Total other income	3,720	2,345	4,762	5,201	4,968

Continued on following page

F–36

	Six Months Ended June 30,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
(Continued)
OTHER EXPENSE:
Salaries and benefits	5,996	4,568	9,388	8,345	7,353
Occupancy of bank premises	606	557	1,043	1,009	823
Furniture and equipment	1,046	907	1,912	1,389	1,107
Professional fees	636	604	1,241	628	1,143
FDIC assessment	29	27	56	27	26
Supplies	311	264	539	587	409
ESOP compensation	—	—	—	—	3,499
Other	1,677	1,206	2,488	2,739	2,620

Total other expense	10,301	8,133	16,667	14,724	16,980
Income (loss) before provision for income taxes and minority interest	1,312	1,140	3,178	2,823	(1,559)
Provision for income taxes	312	325	816	869	25

Income (loss) before minority interest	1,000	815	2,362	1,954	(1,584)
Net (income) loss attributable to minority interest	1	(28)	(126)	60	35

Net Income (loss)	$1,001	$787	$2,236	$2,014	$(1,549)

Net income (loss) per share—basic	$0.18	$0.15	$0.41	$0.37	$(0.28)

Net income (loss) per share—diluted	$0.18	$0.15	$0.41	$0.37	$(0.28)

NET INCOME (LOSS):	$1,001	$787	$2,236	$2,014	$(1,549)
OTHER COMPREHENSIVE INCOME, NET OF INCOME TAX:
Unrealized gain (loss) on investment securities (Net of tax of $455 and $71 for the six months ended June 30, 2001 and 2000, respectively; net of tax: of $(1,049), $753, and $6 for the years ended December 31, 2000, 1999 and 1998, respectively.)	730	(69)	1,731	(1,635)	(13)
Less: reclassification adjustment for gains included in net income (Net of tax of $2, $58 and $7 for the years ended December 31, 2000, 1999 and 1998, respectively.)	—	—	2	128	15

Unrealized gain (loss) on investment securities	730	(69)	1,733	(1,507)	2

COMPREHENSIVE INCOME (LOSS):	$1,731	$718	$3,969	$507	$(1,547)

See accompanying notes to consolidated financial statements.

F–37

INDEPENDENT FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

(in thousands)

	Common Stock					Accumulated Other Comprehensive Income (Loss)
				Retained Earnings (Deficit)	Unearned ESOP Shares at Cost		Total Shareholders' Equity
	Shares	Amount	Surplus
BALANCE, December 31, 1997	5,400,055	$27,003	$2,118	$314	$(1,469)	$457	$28,423
Net loss	—	—	—	(1,549)	—	—	(1,549)
Dividends	—	—	—	(1,626)	—	—	(1,626)
Sale of common stock	3,946	20	(3)	—	—	—	17
Stock options exercised	6,086	30	1	—	—	—	31
Release of ESOP shares	—	—	2,265	—	1,469	—	3,734
Unrealized loss on securities available for sale, net	—	—	—	—	—	2	2

BALANCE, December 31, 1998	5,410,087	$27,053	$4,381	$(2,861)	$—	$459	$29,032
Net income	—	—	—	2,014	—	—	2,014
Dividends	—	—	—	(894)	—	—	(894)
Sale of common stock	8,024	40	33	—	—	—	73
Unrealized loss on securities available for sale, net	—	—	—	—	—	(1,507)	(1,507)

BALANCE, December 31, 1999	5,418,111	$27,093	$4,414	$(1,741)	$—	$(1,048)	$28,718
Net income	—	—	—	2,236	—	—	2,236
Dividends	—	—	—	(2)	—	—	(2)
Unrealized gain on securities available for sale, net	—	—	—	—	—	1,733	1,733

BALANCE, December 31, 2000 (unaudited)	5,418,111	$27,093	$4,414	$493	$—	$685	$32,685
Net income	—	—	—	1,001	—	—	1,001
Dividends	—	—	—	(1)	—	—	(1)
Sale of common stock	145	—	—	—	—	—
Common stock repurchase	(100)	(2)	1	—	—	—	(1)
Unrealized gain on securities available for sale, net	—	—	—		—	730	730

BALANCE, June 30, 2001 (unaudited)	5,418,156	$27,091	$4,415	$1,493	$—	$1,415	$34,414

See accompanying notes to consolidated financial statements.

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INDEPENDENT FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,001	$787	$2,236	$2,014	$(1,549)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	897	862	1,713	1,537	471
Deferred tax expense (benefit)	3	(73)	26	301	(735)
Provision for loan losses	142	264	293	470	1,107
ESOP related compensation expenses	—	—	—	—	3,499
Origination of mortgage loans held for sale	(117,801)	(36,705)	(76,026)	(107,698)	(121,856)
Proceeds from mortgage loans sold	114,575	36,317	77,671	109,693	118,144
Net (gain) loss on sale of fixed assets	—	—	—	(66)	20
Net gain on call/sale of investment securities available for sale	(177)	—	(4)	(186)	(22)
Increase in mortgage servicing rights	(862)	(143)	(420)	(631)	(1,192)
Federal Home Loan Bank stock dividend	(81)	(64)	(146)	(156)	(146)
Net gain (loss) attributable to minority interest	(1)	28	126	(60)	(35)
Decrease (increase) in other assets	(738)	(889)	236	(331)	1,006
Decrease in other liabilities	315	919	245	(3,278)	1,365

Net cash (used in) provided by operating activities	(2,727)	1,303	5,950	1,609	77

Cash flows from investing activities:
Purchase of investment securities available for sale	(15,603)	(21,439)	(40,717)	(44,860)	(50,725)
Proceeds from sale of investment securities available for sale	11,873	41	1,059	20,231	8,786
Proceeds from the maturities and call of investment securities available for sale	10,968	11,631	21,751	21,563	40,306
Net loan originations	(20,333)	(16,000)	(23,339)	(32,070)	(1,434)
Purchase of participations	(13,697)	(3,977)	(10,938)	(9,661)	(4,656)
Additions to premises and equipment	(709)	(1,672)	(2,657)	(4,295)	(3,710)
Purchase of Federal Home Loan Bank stock	(41)	(45)	(47)	(18)	(21)
Purchase of Federal Reserve Bank stock	(8)	(3)	(3)	(115)	(649)
Redemption of Federal Reserve Bank stock	—	—	—	8	—
Proceeds from sales of premises and equipment	—	—	—	66	—
Originations of direct financing leases	(679)	(1,434)	(1,980)	(1,122)	(718)
Gross payments on direct financing leases	592	660	949	1,210	961
Minority interest in subsidiaries	(1,013)	(731)	(853)	1,142	1,351

Net cash used in investing activities	(28,650)	(32,969)	(56,775)	(47,921)	(10,509)

Cash flows from financing activities:
Net increase in deposits	22,709	27,107	48,304	37,174	12,954
(Decrease) increase in securities sold with agreements to repurchase	(509)	(1,531)	(2,882)	3,113	2,443
Increase (decrease) in Federal Home Loan Bank borrowings	5,000	6,000	6,000	4,000	(16,000)
Increase in other borrowings	2,188	800	1,200	800	—
Proceeds from issuance of common stock	—	1	—	73	2,313
Payment of dividends	—	—	(2)	(894)	(1,626)
(Decrease) increase in securities short term borrowings	(139)	103	(278)	385	(551)

Net cash provided by (used in) financing activities	29,249	32,480	52,342	44,651	(467)

Net increase (decrease) in cash and cash equivalents	(2,128)	814	1,517	(1,661)	(10,899)
Cash and cash equivalents at beginning of period	18,209	16,692	16,692	18,353	29,252

Cash and cash equivalents at end of period	$16,081	$17,506	$18,209	$16,692	$18,353

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$6,624	$5,071	$11,263	$8,019	$8,543
Income taxes	252	75	458	713	957
Supplemental disclosures of investing activities:
Unrealized gain (loss) on investment securities available for sale, net of tax	$730	$(69)	$1,733	$(1,507)	$2
Acquisition of minority interests in Lincoln Security Bank	2,600	—	—	—	—

See accompanying notes to consolidated financial statements.

F–39

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of Independent Financial Network, Inc. (the Company), a bank holding company, its wholly-owned subsidiaries, Security Bank (Security Bank), Pacific State Bank (Pacific State), Family Security Bank (Family Security), and Alliance Technology, Inc., its majority-owned subsidiaries, Lincoln Security Bank (except for Alliance Technology, Inc., the Banks) (Lincoln Security), McKenzie State Bank (McKenzie State), and Oregon State Bank (Oregon State). Security Bank, Pacific State, Family Security, Lincoln Security, McKenzie State and Oregon State are referred to collectively herein as the Banks. All intercompany accounts and transactions have been eliminated in consolidation.

Description of Business

    Security Bank conducts a general banking business. Its activities include the usual functions of a commercial bank: commercial, real estate and installment loans; equipment leasing; checking and savings accounts; collection and escrow services; and safe deposit facilities. Security Bank's primary market area consists of cities and communities along the Southern Oregon Coast in Coos County. Security Mortgage Company and Roseburg Community Banking Company operate as divisions of Security Bank.

    Pacific State conducts a general banking business, offering commercial banking services to small and medium size businesses, professionals and retail customers in the Reedsport, Lakeside and Gardiner communities of Oregon. Pacific State was acquired by the Company in November 1997, and now operates as a wholly-owned subsidiary. The acquisition was accounted for as a pooling-of-interests. Accordingly, all prior period financial data have been restated to include the financial results of Pacific State.

    Family Security conducts a general banking business. Its activities include the usual functions of a commercial bank: commercial, real estate and installment loans; checking and savings accounts; collection and escrow services; and safe deposit facilities. Family Security's primary market area consists of Curry County.

    Lincoln Security is a state-chartered bank located in Newport, Oregon, in which the Company holds a majority interest. The Company facilitated the organization of Lincoln Security by purchasing 68.44% of all outstanding shares of Lincoln Security common stock, with the remainder of the outstanding common stock held by local investors. Lincoln Security commenced operations in May 1996, and engages in general commercial banking business. Lincoln Security offers commercial banking services to small and medium size businesses, professionals and retail customers in their market area. The Company's ownership of Lincoln Security was 68.33% as of December 31, 2000, 1999, and 1998. Subsequent to December 31, 2000 the company acquired the remaining stock in Lincoln Security Bank; refer to note 20.

    McKenzie State is a newly organized state-chartered bank located in Springfield, Oregon in which the company holds a majority interest. The Company facilitated the organization of McKenzie State by purchasing 65.89% of the outstanding shares of McKenzie State's common stock, with the remainder of the outstanding common stock held by local investors. McKenzie State commenced operations in November of 1998, and engages in general commercial banking business. McKenzie State offers commercial banking services to small and medium size businesses, professionals and retail customers in their market area. The Company's ownership of McKenzie State was 86.57% as of December 31, 2000, 68.14% as of December 31, 1999, and 65.89% as of December 31, 1998. The purchase of additional

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shares of McKenzie State common stock was performed at arms-length, based on market prices at the time of purchase. The acquisitions were accounted for using the purchase accounting method.

    Oregon State is a newly organized state-chartered bank located in Corvallis, Oregon, in which the Company holds a majority interest. The Company facilitated the organization of Oregon State by purchasing 69.19% of all outstanding shares of Oregon State's common stock, with the remainder of the outstanding common stock held by local investors. Oregon State commenced operations in April 1999, and engages in general commercial banking business. Oregon State offers commercial banking services to small and medium businesses, professionals and retail customers in their market area. The Company's ownership of Oregon State was 69.19% as of December 31, 2000 and 1999.

    Alliance Technology, Inc. is a newly organized nonbank subsidiary located in Portland, Oregon. Alliance Technology commenced operations on October of 2000, and engages in the business of information technology services. Alliance Technology offers data, item, network and e-commerce services to affiliate and non-affiliate companies.

    The Banks are subject to the regulations of certain federal agencies and undergo periodic examinations by these regulatory authorities.

Basis of Financial Statement Preparation

    The interim condensed consolidated financial statements include the accounts of Independent Financial Network (IFN, or the Company) (formerly Security Bank Holding Company), a bank holding company, its wholly-owned subsidiaries, IFN Bank (which includes Security Bank and its divisions, Security Mortgage and Roseburg Community Banking Company), Pacific State Bank, Family Security Bank, Lincoln Security Bank, and Alliance Technology Inc., and its majority-owned subsidiaries, McKenzie State Bank and Oregon State Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The interim condensed consolidated financial statements include all normal recurring adjustments that the Company considers necessary for a fair presentation of the results of operations for such interim periods. In preparing the condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and income and expenses for the periods. Actual results could differ from those estimates. Certain amounts for 2000 have been reclassified to conform with the 2001 presentation. The results of operations for the interim periods shown in this report are not necessarily indicative of results for any future interim period or the entire fiscal year.

    The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and judgements that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

    Estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of real estate owned, management obtains independent appraisals for significant properties.

    The Banks are located in Coos, Curry, Douglas, Lincoln, Lane and Benton Counties of Oregon. A large portion of the Banks' assets are loans, which are collateralized by real estate in this geographic area and other assets of the borrower and, accordingly, the ultimate collectibility of this portion of the Banks' loan portfolios are susceptible to changes in the local market conditions. However, the loan

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portfolio is diversified and management believes there is no concentration of loans exceeding 10% for any particular industry. It is management's opinion that the allowance for losses on loans and real estate owned is adequate to absorb credit losses on specifically identified loans as well as estimated probable losses in the remainder of the portfolio. The allowance for loan losses was $2,742,000 and $2,645,000 at December 31, 2000 and 1999, and $2,811,000 at June 30, 2001.

    While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions.

Investment Securities

    Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities available for sale and trading account securities are stated at market value. Gains and losses on sales of securities, recognized on a specific identification basis, and valuation adjustments of trading account securities are included in noninterest income. Net unrealized gain or loss on securities available for sale are included, net of tax, as a component of other comprehensive income.

Income Recognition

    Interest is accrued on a simple interest basis. The accrual of interest on loans is discontinued and the loan is considered impaired when, in management's judgement, the future collectibility of interest or principal is in doubt. Loans are generally placed on non-accrual status when they are 90 days past due. Interest previously accrued and unpaid is subsequently recognized only to the extent cash payments are received. When delinquent interest is paid in full and, in management's judgement, the borrower's ability to make periodic interest and principal payments is back to normal, the loan is returned to accrual status.

    Loan origination and commitment fees, net of certain direct loan origination costs, are generally recognized over the life of the related loan as an adjustment of the yield.

Allowance for Loan Losses

    The allowance for loan losses represents management's recognition of the assumed risks of extending credit and its evaluation of the quality of the loan portfolio. The allowance is maintained at a level considered adequate to provide for potential loan losses based on management's assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions, loss experience and an overall evaluation of the quality of the portfolio. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. Regulatory examiners may require the Banks to recognize additions to the allowance based upon their judgements about information available to them at the time of their examinations.

Direct Financing Leases

    The aggregate lease payments to be received over the term of the leases plus the estimated residual values are capitalized as Security Bank's net investment in the leases. The excess of the investment in the leases over the costs of the equipment (unearned income) is recognized as income over the term of the lease using the effective interest method.

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Premises and Equipment

    Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense over the estimated useful lives of the assets (building—thirty-one and one half to forty years; furniture and equipment—five to seven years). Depreciation is computed principally on the straight-line method for assets acquired prior to 1991 and subsequent to January 1, 1997, and on accelerated methods for assets acquired from 1991 through 1996.

Other Real Estate

    Other real estate, acquired through foreclosure or deed in lieu of foreclosure, is carried at the lower of cost or estimated fair value, not to exceed estimated net realizable value. When the property is acquired, any excess of the loan balance over the estimated net realizable value is charged to the allowance for loan losses. Subsequent write-downs, if any, are charged to the allowance for other real estate losses.

Income Taxes

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock Option Plan

    In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," which provides an alternative to the Accounting Principals Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employee," in accounting for stock-based compensation issued to employees. SFAS 123 encourages, but does not require financial reporting to reflect compensation expense for grants of stock, stock options and other equity instruments to employees based on changes in the fair value of the underlying stock. The Company continues to apply the existing accounting rules contained in APB Opinion No. 25, "Accounting for Stock Issued to Employees." While recognition of employee stock-based compensation is not mandatory, SFAS 123 requires companies that choose to continue applying the provisions of APB No. 25 to disclose pro forma net loss and loss per share data. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

    The fair market value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

Capitalized Mortgage Loan Servicing Rights

    The Company adopted Statement of Financial Accounting Standards (SFAS) No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," on January 1, 1997. SFAS No. 125 requires that corporations that acquire mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights

F–43

retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and loans (without the mortgage servicing rights) based on their relative fair values. The statement also requires that corporations assess their capitalized mortgage servicing rights for impairment based on the fair value of those rights.

    In September 2000, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" to replace SFAS 125. The Company adopted this statement effective March 31, 2001 for transfers and servicing of financial costs and extinguishments of liabilities occurring after that date. The implementation of this statement did not have a material impact on the Consolidated Financial Statements.

    Mortgage servicing rights recognized during the six months ended June 30, 2001 were $1,426. Amortization of mortgage servicing rights was $564 for the six months ended June 30, 2001.

    The fair value of mortgage servicing rights at June 30, 2001 was $4,425. The fair value of mortgage servicing rights is estimated by discounting future cash flows using current rates at which similar loans would be made, and a constant prepayment rate of 7.50%.

Cash and Cash Equivalents

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold. Generally, Federal funds are sold for one-day periods.

Stock Dividend

    On January 16, 2001, the Company declared a 5% stock dividend on the Company's common stock which was paid on March 16, 2001 to stockholders of record as of March 2, 2001. The dividend was charged to retained earnings in the amount of $1.2 million, which was based on the then-current fair value of the common stock issued in respect of the dividend. In connection with the 5% stock dividend, the Company increased the number of stock options and purchase rights under the 1995 Stock Option Plan by 5% and reduced the exercise prices accordingly. All references to weighted average shares outstanding, per share amounts, stock purchase rights, option shares, and exercise prices included in the accompanying consolidated financial statements and notes reflect the 5% stock dividend and its retroactive effect.

Reclassifications

    Certain amounts previously reported on the December 31, 1999 and 1998, Consolidated Financial Statements have been reclassified to conform to classifications in the December 31, 2000, Consolidated Financial Statements.

Recently Issued Accounting Standards

    In July 2001, the Financial Accounting Standards Board ("FASB") issued FASB Statements Nos. 141 and 142 (FAS 141 and FAS 142), "Business Combinations" and "Goodwill and Other Intangible Assets." FAS 141 replaces APB 16 and eliminates pooling-of-interests accounting prospectively. It also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. FAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Under FAS 142, goodwill will be tested annually and whenever events or circumstances occur indicating that goodwill might be impaired. FAS 141 and FAS 142 are effective for all business combinations initiated after June 30, 2001.

F–44

    Upon adoption of FAS 142, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under FAS 141 will be reclassified to goodwill. Companies are required to adopt FAS 142 for fiscal years beginning after December 15, 2001. The Company will adopt FAS 142 on January 1, 2002. In connection with the adoption of FAS 142, the Company will be required to perform a transition goodwill impairment assessment. The Company has not yet determined the impact these standards will have on its results of operations and financial position. Hedging Activities-Deferral of the Effective Date of SFAS No. 133, this SFAS is effective for fiscal years beginning after June 15, 2000. The Company adopted SFAS No. 133 effective January 1, 2001. Implementation of this statement did not have a material impact on the Consolidated Financial Statements.

    In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation—an interpretation of APB Opinion No. 25," (FIN 44). The Company adopted the provisions of FIN 44 as of the reported effective dates and this adoption has not had a significant impact on the Company's condition or results of operations.

NOTE 2—CASH AND DUE FROM BANKS

    The Banks are required to maintain an average reserve balance with the Federal Reserve Bank, or maintain such reserve balance in the form of cash. The amount of this required reserve balance on December 31, 2000 and 1999 was approximately $2,402 and $1,541, respectively, and was met by holding cash and maintaining an average reserve balance with the Federal Reserve Bank.

NOTE 3—INVESTMENT SECURITIES

    The amortized cost and estimated market unrealized gains and unrealized losses of investment securities for sale at December 31, 2000 and 1999, are as follows (in thousands):

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Market Value
December 31, 2000
Available for sale:
U.S. Government and Federal Agencies	$38,069	$633	$75	$38,627
Mortgage-backed securities	34,628	417	34	35,011
United States Treasury	1,004	2	—	1,006
Corporate obligations	15,316	50	149	15,217
Obligations of state and political subdivisions	18,275	329	59	18,545

Total available for sale	$107,292	$1,431	$317	$108,406

December 31, 1999
Available for sale:
U.S. Government and Federal Agencies	$31,508	$4	$489	$31,023
Mortgage-backed securities	27,274	29	330	26,973
United States Treasury	4,008	1	42	3,967
Corporate obligations	12,572	—	441	12,131
Obligations of state and political subdivisions	14,213	61	464	13,810

Total available for sale	$89,575	$95	$1,766	$87,904

F–45

    Gross realized gains and gross realized losses on sales of securities available for sale for the years ended December 31, 2000, 1999 and 1998 were (in thousands):

	2000		1999		1998
	Realized Gains	Realized Losses	Realized Gains	Realized Losses	Realized Gains	Realized Losses
U.S. Government and Federal Agencies	$—	$—	$9	$—	$13	$2
United States Treasury	—	—	17	—	4	—
Corporate obligations	4	—	16	54	2	—
Obligations of state and political subdivisions	—	—	228	30	6	1

Total	$4	$—	$270	$84	$25	$3

    Approximate investment portfolio maturities at December 31, 2000 are as follows (in thousands):

	Securities Available For Sale
	Amortized Cost	Estimated Market Value
One year or less	$15,405	$15,406
After one year through five years	76,989	77,894
After five years through ten years	12,261	12,437
After ten years	2,637	2,669

Total	$107,292	$108,406

    As of December 31, 2000, the Company had no securities classified as "held to maturity." Actual maturities may differ for mortgage backed securities due to the ability to prepay.

    The following table represents the carrying value of securities pledged to secure public deposits as required or permitted by law and securities sold under agreements to repurchase at December 31, 2000 and 1999 (in thousands):

	2000	1999
U.S. Government and Federal Agencies	$26,775	$26,147
United States Treasury	—	—
Obligations of state and political subdivisions	10,546	7,824

Total	$37,321	$33,971

    The Federal Reserve Bank (FRB) requires the bank to maintain a level of investment of FRB stock. The required amount was $759 and $756 at December 31, 2000 and 1999, respectively.

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NOTE 4—LOANS AND MORTGAGE LOANS HELD FOR SALE

    Major catergories of loans at December 31, 2000 and 1999 included in the portfolio are as follows (in thousands):

	2000	1999
Commercial—real estate	$78,955	$60,120
Commercial—lines of credit	57,504	45,729
Residential—real estate	58,316	48,881
Installment	21,795	30,213
Credit cards and other	4,175	3,356

Total loans	220,745	188,299

Deferred loan fees, net	(354)	(344)
Allowance for loan losses	(2,742)	(2,645)

Net loans	$217,649	$185,310

    Approximate loan portfolio maturities on fixed rate loans and repricing on variable rate loans at December 31, 2000 are as follows (in thousands):

	Within One Year	One To Five Years	After Five Years	Total
Commercial—real estate	$25,461	$39,327	$14,167	$78,955
Commercial—lines of credit	34,624	16,909	5,971	57,504
Residential—real estate	22,516	9,264	26,536	58,316
Installment	2,318	14,682	4,795	21,795
Credit cards and other	2,511	845	819	4,175

Total loans	$87,430	$81,027	$52,288	$220,745

    Mortgage loans held for sale are included above as residential real estate loans maturing within one year.

    Loans on non-accrual status were approximately $536 and $468 at December 31, 2000 and 1999, respectively. Interest income which would have been realized on non-accrual loans if they had remained current was insignificant.

    Renegotiated loans were approximately $246 and $172 at December 31, 2000 and 1999, respectively. These loans were renegotiated to accommodate the borrower.

    The Company has no commitments to extend additional credit on loans which are renegotiated, non-accrual or impaired at December 31, 2000.

    At December 31, 2000 and 1999, Security Bank serviced approximately $324,229 and $280,241, respectively, of loans owned by others.

    The Bank's lending activities are concentrated on the Central and Southwestern coasts of Oregon and in Western Oregon.

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NOTE 5—ALLOWANCE FOR LOAN LOSSES

    Transactions in the allowance for loan losses for the years ended December 31, 2000, 1999 and 1998 were as follows (in thousands):

	2000	1999	1998
Balance, beginning of year	$2,645	$2,294	$1,429
Provision for loan losses	293	470	1,107
Loans charged off	(224)	(196)	(280)
Recoveries of loans previously charged off	28	77	38

Balance, end of year	$2,742	$2,645	$2,294

    The recorded investment in loans for which an impairment has been recognized at December 31, 2000, 1999 and 1998 was $1,379, $768 and $580, respectively. The related allowance for loan losses on impaired loans at December 31, 2000, 1999 and 1998 was $340, $128 and $190, respectively. The average recorded investment in impaired loans during 2000, 1999 and 1998 was $1,395, $760 and $515, respectively. Interest income recognized on impaired loans receivable during 2000, 1999 and 1998 was insignificant.

NOTE 6—DIRECT FINANCING LEASES

    Following are the components of the net investment in direct financing leases at December 31, 2000 and 1999 (in thousands):

	2000	1999
Total minimum lease payments receivable	$3,909	$2,450
Add:
Estimated unguaranteed residual values of leased equipment	676	812
Less:
Unearned income	$829	$537

Net investment in direct financing leases	$3,756	$2,725

    Future minimum lease payments to be received on direct financing leases are as follows (in thousands):

Year ending December 31:
2001	$2,436
2002	621
2003	430
2004	230
2005	192

Total	$3,909

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NOTE 7—PREMISES AND EQUIPMENT

    The composition of premises and equipment at December 31, 2000 and 1999 are as follows (in thousands):

	2000	1999
Land	$2,473	$2,175
Buildings	10,248	9,995
Furniture and equipment	9,977	7,871

	22,698	20,041
Less accumulated depreciation and amortization	(7,781)	(6,256)

	$14,917	$13,785

NOTE 8—SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

(dollars in thousands)

	Repurchase Amount	Weighted Average Interest Rate	Carrying Value of Underlying Assets	Market Value of Underlying Assets
December 31, 2000: Overnight	$10,619	4.12%	$10,619	$10,619
December 31, 1999: Overnight	$13,501	4.10%	$13,501	$13,501

    The securities underlying agreements to repurchase entered into by the Banks are for the same securities originally sold, with a one-day maturity. In all cases, the Company maintains control over the securities. Securities sold under agreements to repurchase averaged approximately $10,417 for the year ended December 31, 2000, and the maximum amount outstanding at any month end for the year ended December 31, 2000 was $11,777. Investment securities are pledged as collateral in an amount equal to the repurchase agreements.

NOTE 9—TIME DEPOSITS

    Time certificates of deposit in excess of $100 aggregated to $35,678, $27,974 and $21,214 at December 31, 2000, 1999 and 1998, respectively. Interest expense on these certificates amounted to approximately $1,963, $1,177 and $1,448 for the years ended December 31, 2000, 1999 and 1998, respectively.

    As of December 31, 2000, remaining time to maturity of time deposits were as follows (dollars in thousands):

	Time deposits of $100 or more		All other time deposits
2001	$31,633	88.66%	$86,104	84.76%
2002	3,418	9.58%	10,581	10.42%
2003	313	0.88%	2,541	2.50%
2004	210	0.59%	809	0.80%
2005 and after	104	0.29%	1,542	1.52%

Total	$35,678	100.00%	$101,577	100.00%

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NOTE 10—EMPLOYEE BENEFIT PLANS

Employee Savings Plan

    The Company has a qualified profit sharing (401k) plan covering all half-time or greater personnel with at least twelve months of service. Actual contributions by the Company to the plan are determined by the board of directors and are not to exceed the amount deductible for federal income tax purposes. The Company made no contributions to the 401k plan in 2000, 1999 or 1998.

Employee Stock Ownership Plan (ESOP)

    The Company sponsored an employee stock ownership plan that covered all employees who met the eligibility requirements. To be eligible, an employee must have been age twenty-one or older and have completed one year of service during which the employee had at least 1,000 hours of service. The ESOP was noncontributory. Employees were 20% vested after two years of service and vesting increases at the rate of 20% each year thereafter such that employees were 100% vested after six years of service. The Company made annual contributions to the ESOP, at a minimum, sufficient to pay interest due on outstanding loans, required principal repayments, operating expenses and administrative fees. In certain years, the Company also deposited additional funds to enable the ESOP to repurchase shares from participants. All dividends received by the ESOP were used to pay debt service. The ESOP shares initially were pledged as collateral for its debt. As the debt was repaid, shares were released from the collateral based on the proportion of debt service paid in the year and allocated to active employees.

    The shares pledged as collateral for debt due to the Company by the ESOP were reported as unearned ESOP shares on the consolidated balance sheets. As shares were committed to be released from collateral, the Company reported compensation expense equal to the shares being released for allocation multiplied by the average market price of the Company's common stock during the year. Dividends on allocated ESOP shares were recorded as a reduction of retained earnings. Dividends on unallocated ESOP shares were recorded as a reduction of debt and accrued interest.

    In 1998, the ESOP debt was repaid in full, thereby releasing all remaining shares for allocation. On December 30, 1999 the Company decided to terminate the ESOP pending approval from the Internal Revenue Service (IRS). In December of 2000, the Company received approval from the IRS to terminate the plan. All participants were immediately 100% vested and the plan was disbursed in February 2001. The ESOP shares as of December 31, 2000, 1999 and 1998 were as follows (share amounts have been restated for the 5% stock dividend issued August 1999 and February and August 2000 and the 5% stock dividend declared January 2001):

	2000	1999	1998
Allocated	1,091,169	877,813	704,652
Shares released for allocation	—	213,356	467,705
Unreleased shares	—	—	—
Total ESOP shares	1,091,169	1,091,169	1,172,357

Fair value of unreleased shares	$—	$—	$—

F–50

NOTE 10—EMPLOYEE BENEFIT PLANS (Continued)

Executive Supplemental Income Plan

    The Company sponsors a Key Executive Deferred Compensation Plan which is a noncontributory defined benefit plan covering a select group of key management employees. Benefits under the Plan are based on years of service, final average pay and covered compensation. At December 31, 2000, the Plan covered eight participants, including four employees, two former employees with vested rights to future benefits, and two retirees and beneficiaries receiving benefits.

    The Key Executive Deferred Compensation Plan is an unfunded plan providing supplementary retirement benefits to high-level employees. The activity with respect to this plan in 2000, 1999 and 1998 is as set forth on the table on the following page (in thousands).

	Pension Benefits
	2000	1999	1998
Change in benefit obligation
Benefit obligation at beginning of year	$920	$1,016	$808
Service cost	34	43	39
Interest cost	59	65	60
Amendments	—	—	66
Actuarial (gain) loss	206	(189)	159
Benefits paid	(15)	(15)	(116)
Benefit obligation at end of year	$1,204	$920	$1,016

Change in plan assets
Fair value of plan assets at January 1	—	—	—
Employer contribution	15	15	116
Plan participations' contributions	—	—	—
Benefits paid	(15)	(15)	(116)
Fair value of plan assets at end of year	$—	$—	$—

Reconciliation at December 31,
Funded status	(1,162)	(920)	(1,016)
Unrecognized net actuarial loss	231	25	239
Unrecognized prior service cost	31	38	45
Net amount recognized	$(900)	$(857)	$(732)

Total recognized amounts in the balance sheet consist of:
Accrued benefit cost	(900)	(857)	(732)
Total recognized	(900)	(857)	(732)

Net Periodic Benefit Cost	$100	$140	$123

Weighted-average assumptions as of December 31,
Discount rate	6.50%	6.50%	6.50%
Expected return on plan assets	N/A	N/A	N/A
Rate of compensation increase	4.00%	3.50%	3.50%

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Components of net periodic benefit cost
Service cost	34	43	39
Interest cost	59	65	60
Amortization of prior service cost	7	7	7
Recognized net actuarial loss	—	25	17
Net periodic benefit costs	$100	$140	$123

Stock Option Plan

    The Company maintains an Employee Stock Option Plan (the "Employee Plan"), adopted in 1995, under which 335,480 shares of common stock are reserved for issuance to key employees. The Employee Plan provides for the grant of options to purchase shares to selected employees. The purchase price of shares for which stock options are granted shall not be less than 100% of the fair market value of such shares on the date of the grant. Options granted under the Employee Plan are exercisable in installments and expire on such date as the Compensation Committee of the board of directors may determine, but not later than 10 years from the date of grant. The following table summarizes stock option activity for the years ended December 31, 2000, 1999 and 1998 (per share amounts have been restated for the 5% stock dividend issued August 1999, February and August 2000, and the 5% stock dividend declared January 2001):

	2000		1999		1998
	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
Beginning of year	231,554	$6.42	153,762	$5.96	110,077	$4.98
Grants	48,838	$4.36	96,025	$7.26	63,814	$7.20
Exercised	—	$0.00	—	$0.00	(6,710)	$(4.66)
Cancelled and returned to plan	(9,116)	$(7.20)	(18,233)	$(7.19)	(13,419)	$(4.66)

End of year	271,276	$6.01	231,554	$6.42	153,762	$5.96
Options exercisable at the end of year	122,523	$4.90 - $11.45	79,859	$4.66 - $10.90	57,615	$4.66 - $10.90
Weighted average fair value per share of options granted during year	$2.44		$3.49		$3.14

    The fair value per share of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1998, 1999 and 2000: Dividend yield of 3.3%, 2.4%, and 0.0%, risk-free interest rates of 4.5%, 6.0%, and 5.4%, volatility of 60%, and expected lives of five years.

    The Company applies APB Opinion No. 25 in accounting for its plan and, accordingly, no compensation cost has been recognized for its stock options in the accompanying consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under the Black-Scholes option-pricing model described above, as permitted by

F–52

SFAS No. 123, the Company's net income (loss) would have been reduced (increased) to the pro forma amounts indicated below (in thousands, except per share data):

	2000	1999	1998
Net income (loss), as reported	$2,236	$2,014	$(1,549)
Net income (loss), pro forma	$2,140	$1,933	$(1,590)
Basic EPS, as reported	$0.41	$0.37	$(0.28)
Basic EPS, pro forma	$0.40	$0.35	$(0.29)
Diluted EPS, as reported	$0.41	$0.37	$(0.28)
Diluted EPS, pro forma	$0.40	$0.35	$(0.29)

    Outstanding options at December 31,2000 are as follows:

	Total Shares	Vested Shares	Exercised Price Per Share	Expiration
	83,870	83,870	$4.66	2005
	83,870	16,774	$7.34	2009
	6,078	3,647	$10.90	2007
	36,462	14,587	$7.20	2008
	22,052	—	$4.56	2010
	15,750	—	$4.11	2010
	6,078	2,431	$6.68	2008
	6,078	1,216	$6.68	2009
	5,250	—	$3.87	2010
	5,788	—	$4.74	2010

Total:	271,276	122,525

    The pro forma expense (in thousands) related to stock options was $96, $81 and $41 for 2000, 1999 and 1998, respectively.

NOTE 11—EARNINGS PER SHARE

    Basic and diluted earnings per share are based on the weighted average number of common shares outstanding during each period, with diluted earnings data including the effect of the exercise of all authorized and outstanding options. The effect of stock options outstanding on diluted earnings per share is calculated using the treasury stock method. The following table presents information relating to the weighted average number of common shares outstanding for all periods presented for both basic and diluted earnings per share calculations:

	Three months ended June 30,				Six months ended June 30,
	2001		2000		2001		2000
Weighted average shares—basic	5,418,145		5,418,684		5,418,137		5,418,723
Potential dilution of stock options	15,258	*	—	**	10,465	***	208	****

Weighted average shares—diluted	5,433,403		5,418,684		5,428,602		5,418,931

*
Options to purchase 158,960 shares of common stock at $6.68-$10.90 per share were outstanding during the three months ended June 30, 2001 but were not included in the computation of diluted

F–53

  EPS because the options' exercise price was greater than the average market price of the common shares at that date.

**
Options to purchase 259,392 shares of common stock at $4.56-$10.90 per share were outstanding during the three months ended June 30, 2000 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares at that date.

***
Options to purchase 153,172 shares of common stock at $4.74-$10.90 per share were outstanding during the six months ended June 30, 2001 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares at that date.

****Options
to purchase 237,342 shares of common stock at $4.67-$10.90 per share were outstanding during the six months ended June 30, 2000 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares at that date.

    Basic and diluted net income per share are based on the weighted average number of common shares outstanding during each year with diluted including the effect of potentially dilutive common shares. The following table presents information relating to the weighted average number of common shares outstanding for all periods presented for both basic and diluted net income per share calculations. All amounts have been restated for the 5% stock dividend issued August 1999, February and August 2000, and the 5% stock dividend declared January 2001.

	2001		1999		1998
Weighted average shares—basic	5,418,487		5,418,439		5,407,834
Potential dilution of stock options	1,826	***	26,991	**	39,475	*

Weighted average shares—diluted	5,420,313		5,445,430		5,447,309

*
Options to purchase 6,078 shares of common stock were outstanding during 1998 but were not included in the computation of diluted EPS as they were anti-dilutive.

**
Options to purchase 135,529 shares of common stock were outstanding during 1999 but were not included in the computation of diluted EPS as they were anti-dilutive.

***
Options to purchase 250,276 shares of common stock were outstanding during 2000 but were not included in the computation of diluted EPS as they were anti-dilutive.

NOTE 12—REGULATORY MATTERS

    The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory- and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

F–54

    Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I Capital to average assets (as defined). Management believes, as of December 31, 2000, that the Company meets all capital adequacy requirements to which it is subject.

    As of December 31, 2000, the most recent notification from the Federal Reserve Board categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Company's category.

    The Company's capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2000 (in thousands)
Total Capital (to Risk-Weighted Assets)	$37,339	13.53%	$22,073	> or = to 8.0%	$27,592	> or = to 10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$34,516	12.51%	$11,037	> or = to 4.0%	$16,555	> or = to 6.0%
Tier 1 Capital (to Average Assets)	$34,516	9.86%	$14,006	> or = to 4.0%	$17,507	> or = to 5.0%
As of December 31, 1999 (in thousands)
Total Capital (to Risk-Weighted Assets)	$35,439	15.59%	$18,184	>8.0%	$22,730	> or = to 10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$32,792	14.43%	$9,092	> or = to 4.0%	$13,638	> or = to 6.0%
Tier 1 Capital (to Average Assets)	$32,792	11.18%	$11,737	> or = to 4.0%	$14,671	> or = to 5.0%

    The Banks, as state-chartered banks with deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), are members of the Federal Reserve System and are subject to the supervision and regulation of the Director of the Oregon Department of Consumer and Business Services, administrated through the Division of Finance and Corporate Securities ("Oregon Director"), and to the supervision and regulation of the Federal Reserve Bank (FRB). As of December 31, 2000, the most recent notification from the FRB categorized the Banks as well capitalized under the regulatory framework for prompt corrective action.

    The Banks, as state-chartered banks, are prohibited from declaring or paying any dividends in an amount greater than undivided profits. At December 31, 2000, 1999 and 1998, undivided profits of approximately $8,626, $6,223 and $4,244, respectively, were available for the payment of dividends to the Company without prior regulatory approval.

F–55

NOTE 13—COMMITMENTS AND CONTINGENCIES

    The Banks are leasing five of their branches under operating leases which include renewals at various dates. The approximate future minimum rental payments under these leases are as follows (in thousands):

    Year ending December 31:

2001	$291
2002	268
2003	263
2004	250
2005	185
Thereafter	942

$2,199

    Rental expense for all operating leases was approximately $215, $238 and $175 for the years ended December 31, 2000, 1999 and 1998, respectively.

    At December 31, 2000, the Company had $77.6 million available under unused lines of credit with various renewal dates.

    In the normal course of business, there are various commitments outstanding, including commitments to extend credit and commercial letters of credit to ensure performance of certain commercial customer obligations.

    At December 31, 2000, 1999 and 1998, these commitments and obligations were as follows:

	2000	1999	1998
Loans at fixed rates	$15,654	$16,994	$5,235
Loans at variable rates	58,436	25,403	33,577

	$74,090	$42,397	$38,812

    The Company is, from time to time, a defendant in legal proceedings arising in the normal course of business. In the opinion of management the disposition of pending litigation will not have a material effect on the Company's financial position.

NOTE 14—PROVISION FOR INCOME TAXES

    The provision for income taxes for the years ended December 31, 2000, 1999 and 1998 consists of the following:

	2000	1999	1998
Current	$790	$568	$760
Deferred	26	301	(735)

	$816	$869	$25

F–56

    The provision for income taxes results in effective tax rates which are different from the federal income tax statutory rate. The nature of the differences for the years ended December 31, 2000, 1999 and 1998, are as follows (in thousands):

	2000	1999	1998
Computed expected federal tax statutory rate of 34%	$1,038	$960	$(530)
State taxes, net of federal effect	133	123	86
Tax exempt interest	(315)	(304)	(304)
ESOP adjustments	—	—	793
Other, net	(40)	90	(20)

	$816	$869	$25

    The tax effects of temporary differences which give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2000 and 1999 are as follows (in thousands):

	2000	1999
Deferred Tax Assets:
Investment securities, due to reserve for unrealized losses	$—	$619
Loans receiveable, due to allowance for possible loses	694	794
Organization cost, due to difference in amortization	72	—
Other liabilities, due to deferred compensation reserve	184	472
Deferred loan fees	25	32
Net operating loss carry forward	331	119
Other	160	153

Total gross deferred tax assets	1,466	2,189
Less valuation allowance	—	—
Net deferred tax assets	1,466	2,189

Deferred Tax Liabilities:
Investment securities, due to reserve for unrealized gains	427	—
FHLB Stock	246	190
Investment securities, due to accretion of discount	162	84
Leased assets	238	239
Premises and equipment, due to difference in depreciation	606	748
Other	—	69
Total gross deferred tax liabilities	1,679	1,330

Net deferred tax (liability) asset	$(213)	$859

    The valuation allowance for deferred tax assets as of January 1, 1999 was zero. The net change in the total valuation allowance for the years ended December 31, 2000 and 1999 was zero.

    The Company has determined that no valuation allowance is necessary as it is more likely than not that the gross deferred tax assets as of December 31, 2000 and 1999 of $1,466 and $2,189, respectively, will be principally realized through carryback to taxable income in prior years, future reversals of existing taxable temporary differences, and, to a lesser extent, future taxable income. Management believes that future taxable income will be sufficient to realize the benefits of temporary differences that cannot be realized through carryback to prior years or through the reversal of future temporary taxable differences.

F–57

NOTE 15—TRANSACTION WITH RELATED PARTIES

    Some of the directors, executive officers and principal shareholders of the Company, and the companies with which they are associated, are customers of and have had banking transactions with the Banks in the ordinary course of business, and the Banks expect to have such transactions in the future. All loans and commitments to loan included in such transactions were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Banks, do not involve more than the normal risk of collectibility or present any other unfavorable features.

    An analysis of activity with respect to loans to directors, executive officers and principal shareholders of the Company for the years ended December 31, 2000, 1999 and 1998 follows (in thousands):

	2000	1999	1998
Balance, beginning of year	$10,302	$6,730	$3,837
Additions	16,963	10,177	5,935
Repayments	(18,229)	(6,605)	(3,042)

Balance, end of year	$9,036	$10,302	$6,730

    Deposits from related parties were $3,636 and $4,342 at December 31, 2000 and 1999, respectively.

NOTE 16—FEDERAL HOME LOAN BANK BORROWINGS

    At June 30, 2001 the Company had outstanding advances from the Federal Home Loan Bank ("FHLB") of $15,000,000 with a weighted average rate of 5.02% and a maturity in 2002. These advances were collateralized by certain investment securities, certain residential first mortgage loans, deposits with the FHLB, and FHLB stock totaling approximately $15,000,000 at June 30, 2001.

    At December 31, 2000, Security Bank had outstanding advances from the FHLB of $10,000,000 with a weighted average rate of 6.70% and a weighted average maturity of 4 months. These advances were collateralized by certain investment securities, certain residential first mortgage loans, deposits with the FHLB, and FHLB stock totaling approximately $10,000,00 at December 31, 2000. The FHLB requires the Banks to maintain a level of investment of FHLB stock. The required amount was $699,000 and $742,000 at December 31, 2000 and 1999, respectively.

    The Company borrowed $2,000,000 in 2000 to complete the capitalization of Alliance Technology Inc. and to purchase additional shares of McKenzie State Bank stock.

NOTE 17—OTHER BORROWINGS

    At June 30, 2001 the Company had $4,188,000 in borrowings from a third party bank, with interest based on the prime rate (6.75% at June 30, 2001). The term loan will mature in 2011.

NOTE 18—FAIR VALUE OF FINANCIAL INSTRUMENTS

    Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the following information is presented.

F–58

    Financial instruments have been construed to generally mean cash or a contract that implies an obligation to deliver or receive cash or another financial instrument to or from another entity. The estimated fair values of the Company's financial instruments are as follows (in thousands):

	December 31, 2000		December 31, 1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$18,209	$18,209	$16,692	$16,692
Investment securities	108,406	108,406	87,904	87,904
Loans and leases, net	219,125	222,004	184,110	182,058
Mortgage servicing rights	3,137	4,217	2,717	2,947
Mortgage loans held for sale	2,280	2,280	3,925	3,925
Federal Home Loan Bank stock	2,374	2,374	2,181	2,181
Federal Reserve Bank Stock	759	759	756	756
Financial liabilities:
Deposits	312,273	312,514	263,969	264,193
Securities sold under agreements to repurchase	10,619	10,619	13,501	13,501
Short term borrowings	139	139	417	417
Other borrowings	2,000	2,000	800	800
Federal Home Loan Bank borrowings	10,000	10,000	4,000	4,000
Off-balance sheet financial instruments:
Loan commitments	73,790	73,790	42,072	42,072
Letters of credit	300	300	325	325

    Financial assets and financial liabilities other than investment securities are not traded in active markets. The above estimates of fair value require subjective judgements and are approximate. Changes in the following methodologies and assumptions could significantly affect the estimates. These estimates may also vary significantly from the amounts that could be realized in actual transactions.

    Financial Assets—The estimated fair value approximates the carrying amount of cash equivalents. For investment securities, the fair value is based on quoted market prices. The fair value of loans is estimated by discounting future cash flows using current rates at which similar loans would be made. The fair value of mortgage servicing rights is estimated by discounting future cash flows using current rates at which similar loans would be made, and a constant prepayment rate of 5%. The fair value of mortgage loans held for sale, Federal Home Loan Bank stock and Federal Reserve Bank stock approximates their carrying amounts.

    Financial Liabilities—The estimated fair value of time deposits is estimated by discounting the future cash flows using current rates at which similar deposits would be made. The estimated fair value approximates the carrying amounts of short term borrowings, securities sold under agreements to repurchase and other borrowings. The estimated fair value of Federal Home Loan Bank borrowings is estimated by discounting the future cash flows using current rates at which similar borrowings would be made.

F–59

    Off-Balance Sheet Financial Instruments—The fair value of off-balance sheet commitments to extend credit is considered equal to notional amounts.

    The Company did not hold any derivative financial instruments in its investment portfolio at or during the year ended December 31, 2000, with the exception of collateralized mortgage obligations, carried at fair value.

NOTE 19—SEGMENT INFORMATION

    The Company has four reportable segments: commercial banking, mortgage banking, information technology services, and administration. The commercial banking segment's activities include the usual functions of a commercial bank: commercial real estate and installment loans; equipment leasing; checking and savings accounts; collection and escrow services; and safe deposit facilities. The mortgage banking segment's activities include primarily the origination of residential mortgage loans and subsequent sale in the secondary market. The information technology services segment's activities include data, item, network and e-commerce services to affiliate and non-affiliate companies. The administration segment's activities include strategic planning, management of investment portfolio, accounting, human resource administration, and data processing.

    The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Management evaluates segment performance based on segment profit or loss before income taxes and nonrecurring gains and losses. Transfers between segments are accounted for at market value.

    The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.

F–60

NOTE 19—SEGMENT INFORMATION (Continued)

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the six months ended June 30, 2000 (in thousands):

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest Income	$12,537	$—	$—	$—	$(134)	$12,403
Interest Expense	5,295	—	—	50	—	5,211

Net interest income before provision	7,242	—	—	(50)	(134)	7,192
Provision for loan loss	264	—	—	—	—	264

Net interest income	6,978	—	—	(50)	(134)	6,928
Non-interest income	1,650	833	—	2,474	(2,612)	2,345
Other non-interest expense	6,303	783	—	2,124	(1,077)	8,133

Income before taxes and minority interest	2,325	50	—	300	(1,535)	1,140
Income taxes						325

Income before minority interest						815
Loss attributable to minority interest						(28)

Net income						$787

F–61

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the six months ended June 30, 2001 (in thousands):

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest Income	$13,480	$1,209	$—	$—	$(46)	$14,643
Interest Expense	5,826	666	—	162	—	6,608

Net interest income before provision	7,654	543	—	(162)	(46)	8,035
Provision for loan loss	142	—	—	—	—	142

Net interest income	7,512	543	—	(162)	(46)	7,893
Non-interest income	1,920	1,734	959	2,325	(3,218)	3,720
Other non-interest expense	6,842	1,746	1,244	1,734	(1,265)	10,301

Income before taxes and minority interest	2,590	531	(285)	429	(1,953)	1,312
Income taxes						312

Income before minority interest						1,000
Loss attributable to minority interest						1

Net income						$1,001

F–62

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the year ended December 31, 2000 (in thousands):

	Commercial Banking	Mortgage Banking	Information Technology Service	Administration	Intersegment Eliminations	Consolidated
Interest income	$25,962	$1,205	$—	$—	$(173)	$26,994
Interest expense	10,833	829	—	129	(173)	11,618

Net interest income before provision	15,129	376	—	(129)	—	15,376
Provision for loan losses	301	(8)	—	—	—	293

Net interest income	14,828	384	—	(129)	—	15,083
Non-interest income	3,208	933	305	6,108	(5,792)	4,762
Other non-interest expense	12,704	1,045	378	4,661	(2,121)	16,667

Income (loss) before taxes and minority interest	5,332	272	(73)	1,318	(3,671)	3,178
Income taxes	1,672	88	(26)	(918)	—	816

Income (loss) before minority interest	3,660	184	(47)	2,236	(3,671)	2,362
Loss attributable to minority interest	—	—	—	—	(126)	(126)
Net income (loss)	$3,660	$184	$(47)	$2,236	$(3,797)	$2,236

Loans, net	$200,397	$21,008	$—	$—	$—	$221,405
Investments, net	111,539	—	—	—	—	111,539
Other assets	35,872	3,503	1,235	35,708	(35,760)	40,558

Total assets	$347,808	$24,511	$1,235	$35,708	$(35,760)	$373,502
Deposits	$311,529	$1,779	$—	$—	$(1,035)	$312,273
Borrowings	21,558	—	—	2,000	(800)	22,758
Other liabilities	2,121	86	(23)	1,023	—	3,207

Total liabilities	$335,208	$1,865	$(23)	$3,023	$(1,835)	$338,238

F–63

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the year ended December 31, 1999 (in thousands):

	Commercial Banking	Mortgage Banking	Information Technology Service	Administration	Intersegment Eliminations	Consolidated
Interest income	$20,988	$—	$—	$12	$(95)	$20,905
Interest expense	8,136	—	—	48	(95)	8,089

Net interest income before provision	12,852	—	—	(36)	—	12,816
Provision for loan losses	470	—	—	—	—	470

Net interest income	12,382	—	—	(36)	—	12,346
Non-interest income	3,115	2,403	—	4,325	(4,642)	5,201
Other non-interest expense	10,940	1,985	—	3,396	(1,597)	14,724

Income (loss) before taxes and minority interest	4,557	418	—	893	(3,045)	2,823
Income taxes	1,574	149	—	(854)	—	869

Income (loss) before minority interest	2,983	269	—	1,747	(3,045)	1,954
Loss attributable to minority interest	—	—	—	—	60	60
Net income (loss)	$2,983	$269	$—	$1,747	$(2,985)	$2,014

Loans, net	$188,035	$—	$—	$—	$—	$188,035
Investments, net	90,841	—	—	—	—	90,841
Other assets	38,693	269	—	30,065	(31,302)	37,725

Total assets	$317,569	$269	$—	$30,065	$(31,302)	$316,601
Deposits	$264,800	$—	$—	$—	$(831)	$263,969
Borrowings	20,953	—	—	800	(3,035)	18,718
Other liabilities	1,074	—	—	816	—	1,890

Total liabilities	$286,827	$—	$—	$1,616	$(3,866)	$284,577

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    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the year ended December 31, 1998 (in thousands):

	Commercial Banking	Mortgage Banking	Information Technology Service	Administration	Intersegment Eliminations	Consolidated
Interest income	$19,905	$—	$—	$93	$(3)	$19,995
Interest expense	8,438	—	—	—	(3)	8,435

Net interest income before provision	11,467	—	—	93	—	11,560
Provision for loan losses	1,107	—	—	—	—	1,107

Net interest income	10,360	—	—	93	—	10,453
Non-interest income	2,609	2,904	—	2,163	(2,708)	4,968
ESOP compensation expense	1,884	717		898	—	3,499
Other non-interest expense	8,556	1,888	—	4,176	(1,139)	13,481

Income (loss) before taxes and minority interest	2,529	299	—	(2,818)	(1,569)	(1,559)
Income taxes	995	111	—	(1,081)	—	25

Income (loss) before minority interest	1,534	188	—	(1,737)	(1,569)	(1,584)
Loss attributable to minority interest	—	—	—	—	35	35
Net income (loss)	$1,534	$188	$—	$(1,737)	$(1,534)	$(1,549)

Loans, net	$150,942	$—	$—	$—	$—	$150,942
Investments, net	90,231	—	—	—	—	90,231
Other assets	35,445	237	—	30,151	(33,367)	32,466

Total assets	$276,618	$237	$—	$30,151	$(33,367)	$273,639
Deposits	$229,295	$—	$—	$—	$(2,500)	$226,795
Borrowings	16,495	—	—	—	(6,075)	10,420
Other liabilities	3,811	50	—	1,307	—	5,168

Total liabilities	$249,601	$50	$—	$1,307	$(8,575)	$242,383

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NOTE 20—PARENT COMPANY FINANCIAL DATA

    The following sets forth the condensed financial information of Independent Financial Network, Inc. on a stand-alone basis (in thousands):

	2000	1999
Statement of Condition
ASSETS
Cash	$385	$554
Federal funds sold	—	—

Total cash and cash equivalents	385	554
Investment in the subsidiary	33,938	27,454
Other	1,385	2,326

Total assets	$35,708	$30,334

LIABILITIES AND SHAREHOLDER'S EQUITY
Other liabilities	$1,023	$816
Other borrowings	2,000	800

Total liabilities	3,023	1,616
Stockholder's equity	32,685	28,718

Total liabilities and shareholders' equity	$35,708	$30,334

	2000	1999	1998
Statement of Income
INCOME
Income from the subsidiaries	$3,671	$3,044	$1,569
Other income	2,437	3,696	3,591
Total Income	6,108	6,740	5,160
EXPENSES
Other expense	4,790	5,430	7,679
Total Expense	4,790	5,430	7,679
Income (loss) before income taxes	1,318	1,310	(2,519)
Income tax benefit	(918)	(704)	(970)

Net income	$2,236	$2,014	$(1,549)

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	2000	1999	1998
Statement of Cash Flows
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,236	$2,014	$(1,549)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for deferred income taxes	(918)	(704)	(970)
Equity in undistributed (earnings) losses of subsidiary	(2,596)	(1,144)	4,132
Net change in other liabilities	207	163	1,333
Net change in other assets	941	620	(2,655)
Other, net	—	—	5,371

Net cash from operating activities	(130)	949	5,662
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for investments in and advances to subsidiaries	(1,237)	(2,985)	(4,136)
Sale or repayment of investments in and advances to subsidiaries	—	—	684
Other, net	—	—	(902)

Net cash used in investing activites	(1,237)	(2,985)	(4,354)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long term debt	—	—	—
Proceeds from issuance of common stock	—	73	48
Increase in other borrowings	1,200	800	—
Dividends paid	(2)	(894)	(1,626)
Other, net	—	—	234

Net cash provided by (used in) financing activities	1,198	(21)	(1,344)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENT	(169)	(2,057)	(36)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	554	2,611	2,647

CASH AND CASH EQUIVALENTS, END OF YEAR	$385	$554	$2,611

NOTE 21—ACQUISITION OF LINCOLN SECURITY BANK

    In January 2001 the Company completed the purchase of the minority interest in Lincoln Security Bank, resulting in IFN having 100% ownership. IFN had owned approximately 68% of Lincoln Security Bank since its inception in May 1996. The purchase price of the minority interest was $25 per share for a total of approximately $2.6 million. The acquisition was accounted for using the purchase accounting method and resulted in approximately $1.4 million in goodwill, which is being amortized over 15 years.

NOTE 22—SUBSEQUENT EVENTS (UNAUDITED)

    On June 22, 2001 the Company announced an agreement to be acquired by Umpqua Holdings Corporation, a financial holding company based in Portland, Oregon with its subsidiary bank headquartered in Roseburg, Oregon. Upon approval of the agreement, IFN shareholders will receive 0.827 shares of Umpqua common stock for each share of IFN stock. All of IFN's subsidiary banks will be merged into Umpqua Bank, which will have consolidated assets of approximately $1.2 billion. The acquisition will be accounted for using the pooling-of-interests method of accounting. Completion of the merger is expected by the end of 2001 and is subject to regulatory and shareholder approval.

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INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Independent Financial Network, Inc.:

    We have audited the accompanying consolidated balance sheets of Independent Financial Network, Inc. (the Company) and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Financial Network Inc. and Subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Portland, Oregon

February 5, 2001

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Appendix I

AGREEMENT AND PLAN OF REORGANIZATION

    This Agreement and Plan of Reorganization is entered into effective this 22nd day of June, 2001 (the "Agreement"), by and among Umpqua Holdings Corporation ("Umpqua"), Umpqua Bank ("Umpqua Bank") and Independent Financial Network, Inc. ("IFN").

RECITALS:

    A.  Umpqua is an Oregon corporation, and registered financial holding company, with its executive offices at 200 Market Street, Suite 1900, Portland, Oregon.

    B.  Umpqua Bank is an Oregon state chartered bank with its principal office at 445 SE Main Street, Roseburg, Oregon.

    C.  IFN is an Oregon corporation, and registered financial holding company, with its executive offices at 170 S. Second Street, Suite 201, Coos Bay, Oregon.

    D.  IFN is the parent company of, and the registered financial holding company for, Independent Financial Network Bank, Pacific State Bank, Lincoln Security Bank, Family Security Bank, McKenzie State Bank and Oregon State Bank (collectively "IFN Banks") all of which are Oregon state chartered banks, and Alliance Technology, Inc. ("ATI"), an Oregon corporation which, together with the IFN Banks, are collectively referred to herein as "IFN Subsidiaries."

    E.  The parties hereto desire to enter into a strategic business combination pursuant to the terms of this Agreement.

    F.  The parties intend that the transactions contemplated hereby shall qualify as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and as a "pooling of interests" transaction within the meaning Accounting Principles Board Opinion No. 16 and its related interpretations.

AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereby enter into this Agreement and agree as follows:

1.  Definitions. For purposes of this Agreement, the following terms shall have the definitions given:

    (a) "Alternative Acquisition Transaction" means any event or series of events pursuant to which a party or its board of directors enters into an agreement or recommends to its shareholders any agreement (other than this Agreement) pursuant to which any Person would (i) merge or consolidate with such party, with the result that the shareholders of such Person hold less than 50% of the stock of the surviving entity, (ii) acquire 50% or more of the assets or liabilities of such party or any of its subsidiaries, or (iii) purchase or otherwise acquire (including by merger, consolidation, share exchange or any similar transaction) stock or other securities representing or convertible into 50% or more of the stock of such party or any one or more of its subsidiaries.

    (b) "Bank Mergers" means the mergers of the IFN Banks with and into Umpqua Bank in accordance with the Bank Plans of Merger.

    (c) "Bank Plans of Merger" means each of the Plans of Merger to be executed by Umpqua Bank and each of the IFN Banks and delivered to the Oregon Director for filing substantially in the form attached hereto as Exhibit B.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

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    (e) "Daily Sales Price" means for any trading day, subject to the following sentence, the last reported trade price as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Umpqua and IFN shall mutually agree. If there are no reported trades on any trading day, such day shall be deemed to be a non-trading day.

    (f)  "Effective Date" is the date on which the Articles of Merger for the Holding Company Merger are filed with the Oregon Secretary of State.

    (g) "Effective Time" is the time set forth in the Holding Company Plan of Merger at which the Holding Company Merger is effective.

    (h) "Employee Benefit Plan" means an employee benefit plan as defined by Section 3 of ERISA.

    (i)  "ERISA" means the Employee Retirement Income Security Act of 1984, as amended.

    (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and, to the extent the context requires, the rules promulgated thereunder.

    (k) "Exchange Agent" means Umpqua Bank or such other company designated by Umpqua to perform the duties of Exchange Agent in this Agreement.

    (l)  "Exchange Ratio" means 0.827; but if the Weighted Average Sales Price of the Umpqua Common Stock is at least $13.00 per share, the Exchange Ratio means 0.80.

    (m) "FDIC" means the Federal Deposit Insurance Corporation.

    (n) "FHA" means the Federal Housing Administration.

    (o) "FHLMC" means the Federal Home Loan Mortgage Corporation.

    (p) "FNMA" means the Federal National Mortgage Association.

    (q) "FRB" means Federal Reserve Board.

    (r) "GNMA" means the Government National Mortgage Association.

    (s) "Holding Company Merger" means the merger of IFN with and into Umpqua at the Effective Time in accordance with the Holding Company Plan of Merger.

    (t)  "Holding Company Plan of Merger" means the Plan of Merger to be executed by Umpqua and IFN and delivered together with Articles of Merger to the Oregon Secretary of State for filing on the Effective Date substantially in the form attached hereto as Exhibit A.

    (u) "IFN" means Independent Financial Network, Inc., an Oregon corporation, and includes, unless the context otherwise suggests, each of its Subsidiaries.

    (v) "IFN Common Stock" means the shares of common stock, $5.00 par value, of IFN.

    (w) "IFN Public Reports" means the reports and other information required to be filed by IFN with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by IFN to its shareholders pursuant to Exchange Act Rule 14a-3.

    (x) "Mergers" means the Holding Company Merger and the Bank Mergers.

    (y) "Oregon Director" means the Director of the Oregon Department of Consumer and Business Services acting by and through the Administration of the Division of Finance and Corporate Securities.

    (z) "Oregon Bank Act" means Chapter 706 through 716 of the Oregon Revised Statutes.

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    (aa) "Person" means any natural person or any other entity, person, or group. For purposes of this definition, the meaning of the term "group" shall be determined in accordance with Section 13(d)(3) of the Exchange Act.

    (bb) "Plans of Merger" means the Bank Plans of Merger and the Holding Company Plan of Merger.

    (cc) "PBGC" means the Pension Benefit Guaranty Corporation.

    (dd) "SBA" means the Small Business Administration of the Department of Commerce.

    (ee) "SEC" means the Securities and Exchange Commission.

    (ff) "Securities Act" means the Securities Act of 1933, as amended, and to the extent the context requires, the rules promulgated thereunder.

    (gg) "Subsidiary" means, with respect to a party to this Agreement, any entity in which such party owns, directly or indirectly, more than 50% of the voting securities, other than in such party's capacity as a fiduciary or a secured party.

    (hh) "Treasury Regulations" means the treasury regulations promulgated by the United States Internal Revenue Service under the Code.

    (ii) "Umpqua" means Umpqua Holdings Corporation, an Oregon corporation, and includes, unless the context otherwise suggests, each of its Subsidiaries.

    (jj) "Umpqua Common Stock" means shares of common stock, no par value, of Umpqua.

    (kk) "Umpqua Public Reports" means the reports and other information required to be filed by Umpqua with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by Umpqua to its shareholders pursuant to Exchange Act Rule 14a-3.

    (ll) "VA" means the Veterans Administration.

    (mm) "Weighted Average Sales Price" means the weighted average (based upon the reported number of shares traded and rounded to the nearest penny) of each Daily Sales Price of Umpqua Common Stock for the twenty consecutive trading days ending on and including the tenth calendar day preceding the projected Effective Date (or, if that calendar day is not a trading day, the most closely preceding day that is a trading day).

2.  Mergers

    2.1.  Transactions Pursuant to the Holding Company Plan of Merger.  Upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, on the Effective Date:

      2.1.1.   IFN shall be merged with and into Umpqua under Oregon law on the terms and conditions set forth in the Holding Company Plan of Merger. The Holding Company Plan of Merger, the form of which is attached hereto as Exhibit A, and the Holding Company Articles of Merger shall be filed with the Secretary of State of the State of Oregon to effect the Holding Company Merger.

      2.1.2.   Umpqua shall be the surviving corporation in the Holding Company Merger, and the Articles of Incorporation and the Bylaws of Umpqua shall be the Articles of Incorporation and Bylaws of the surviving corporation.

      2.1.3.   As of the Effective Time, each share of Umpqua capital stock outstanding immediately prior to the Holding Company Merger shall remain outstanding and shall be deemed to be one share of the capital stock of the surviving corporation.

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      2.1.4.   As of the Effective Time, each outstanding share of IFN Common Stock shall be converted into the right to receive the number of shares of Umpqua Common Stock determined by the Exchange Ratio, except that cash shall be paid in lieu of any resulting fractional shares.

      2.1.5.   As of the Effective Time, by virtue of the Holding Company Merger and without any action on the part of any holder of any such option, all existing stock option plans of IFN shall terminate, no further options shall be granted thereunder, and each outstanding option to acquire IFN Common Stock (each an "IFN Option") shall automatically be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by IFN; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of IFN Common Stock issuable upon exercise of the IFN Option, and (b) the Exchange Ratio; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the IFN Option, divided by (b) the Exchange Ratio; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Merger except as may be set forth in such option agreements. With respect to any IFN Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    2.2.  Transactions Pursuant to the Bank Plans of Merger.  Upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, and promptly following the Effective Time:

      2.2.1.   The IFN Banks will be merged with and into Umpqua Bank in accordance with the provisions of the Oregon Bank Act. The Bank Plans of Merger, the forms of which are attached hereto as Exhibit B shall be filed with the Oregon Director for purposes of obtaining Certificates of Merger.

      2.2.2.   As of the date set forth in each Certificate of Merger, each of the IFN Banks will merge with Umpqua Bank, with Umpqua Bank being the resulting bank and having its head office in Roseburg, Oregon.

      2.2.3.   The Articles of Incorporation, Bylaws and banking charter of Umpqua Bank in effect immediately prior to the date set forth on each Certificate of Merger shall be the Articles of Incorporation, Bylaws and banking charter of the resulting bank.

      2.2.4.   Upon effectiveness of the Bank Mergers, each outstanding share of Umpqua Bank common stock shall remain outstanding as shares of the resulting bank, the holders of such shares shall retain their rights with respect to such shares as in effect prior to the Bank Mergers, and each outstanding share of each of the IFN Banks held by IFN will be cancelled. Each outstanding share of McKenzie State Bank and Oregon State Bank not held by IFN shall be converted into the right to receive 1.3 shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares.

      2.2.5.   Upon the effectiveness of the McKenzie State Bank and Oregon State Bank Plans of Merger and without any action on the part of any holder of any such option, all existing stock option plans of McKenzie State Bank and Oregon State Bank shall terminate, no further options shall be granted thereunder, and each outstanding option to acquire Bank Common Stock (each a "Bank Option") shall automatically be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by McKenzie State Bank and Oregon State Bank, respectively, provided that (i) the number of shares

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  of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of Bank Common Stock issuable upon exercise of the Bank Option, and (b) 1.3; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the Bank Option, divided by (b) 1.3; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Bank Mergers except as may be set forth in such option agreements. With respect to any Bank Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

3.  Umpqua Directors.

    Promptly following the Effective Time two members of the IFN Board of Directors shall become members of the Umpqua Board of Directors and are each designated to serve a term to expire with the annual Umpqua shareholders meeting to be held in 2002 and in 2004. The director whose term ends with the 2004 annual shareholder meeting will be entitled to be nominated for reelection at the discretion of the nominating committee of Umpqua's Board of Directors subject to Umpqua's then applicable nominating procedures. The director whose term expires in 2002 will not stand for reelection. The Board of Directors of IFN may recommend the identity of such persons prior to the Effective Time; however, the final determination of the two new members to be appointed will be made by Umpqua.

4.  Representations and Warranties of IFN

    Except as disclosed in one or more schedules to this Agreement delivered prior to execution of this Agreement, IFN represents and warrants to Umpqua as follows:

    4.1.  Organization, Existence, and Authority.  IFN and ATI are corporations duly organized and validly existing under the laws of the State of Oregon and have all requisite corporate power and authority to own, lease, and operate their properties and assets and carry on their business in the manner now being conducted. The IFN Banks are state chartered banks, duly organized, validly existing, and in good standing under the laws of the State of Oregon and have all requisite corporate power and authority to own, lease, and operate their properties and assets and carry on their business in the manner now being conducted. Each of IFN and each IFN Subsidiary is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify would not result in any material adverse effect on its business operation, financial condition or properties.

    4.2.  Authorized and Outstanding Stock, Options, and Other Rights.  The authorized capital stock of IFN consists of (i) 10,000,000 shares of undesignated preferred stock, with $5.00 par value per share, of which 5,000,000 shares are designated voting preferred stock and 5,000,000 shares are designated non-voting preferred stock, and of which no shares are issued or outstanding, and (ii) 10,000,000 shares of common stock, with $5.00 par value per share, of which 5,418,109 shares are outstanding, all of which are validly issued, fully paid and nonassessable except as set forth in Schedule 4.2. All outstanding shares of capital stock of the IFN Subsidiaries are validly issued, fully paid and nonassessable and held by IFN except as set forth in Schedule 4.2. Other than as set forth in Schedule 4.2, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of IFN or any IFN Subsidiary, or which enable or require IFN or any IFN Subsidiary to acquire shares of its capital stock or other investment securities from any holder, are authorized, issued or outstanding.

    4.3.  Public Reports.  Since January 1, 1998, IFN has timely filed with the SEC all IFN Public Reports required to be so filed. Until the Effective Date, IFN will file with the SEC (and will furnish

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copies to Umpqua within two days thereafter) all additional IFN Public Reports then required to be filed. Since, January 1, 1998, each IFN Bank has timely filed with the FDIC (or FRB) and the Oregon Director all Call Reports required to be so filed and until the Effective Date such IFN Banks will continue to file such reports and furnish copies thereof to Umpqua within two days thereafter. Set forth in Schedule 4.3 are audited financial statements for each of McKenzie State Bank and Oregon State Bank since the date of their formation. IFN will provide to Umpqua, when available, copies of such other audited or unaudited interim statement with respect to each such bank which statements together with those identified in the preceding two sentences are herein referred to as "Bank Financial Statements." The financial information included in the IFN Public Reports and Bank Financial Statements has been and will be prepared in accordance with generally accepted accounting principles (or with respect to the Call Reports, regulatory accounting principals), consistently applied, and present fairly the financial position and results of operation of IFN and its Subsidiaries, and each of McKenzie State Bank and Oregon State Bank, respectively, on the dates and for the periods covered thereby. As of the date filed, each IFN Public Report and each Bank Financial Statements has been and, as to those reports to be filed or provided on or after the date of this Agreement, will be accurate and complete as of the date filed or provided, and each complies or will comply with all requirements applicable to such filing.

    4.4.  Articles of Incorporation, Bylaws, Minutes.  The copies of the Articles of Incorporation, as amended, and the Bylaws of each of IFN and IFN Subsidiaries delivered to Umpqua are true, correct and complete copies of existing Articles of Incorporation and Bylaws of IFN and IFN Subsidiaries, as the case may be, as amended to date. Neither IFN nor any IFN Subsidiary is in violation of any provision of its Articles of Incorporation or Bylaws. The minute books of IFN and IFN Subsidiaries which have been or will be made available to Umpqua for its review contain accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

    4.5.  No Holding Company, Joint Venture, or Other Subsidiaries.  Other than as to IFN with respect to the IFN Banks or as otherwise set forth on Schedule 4.5, no corporation or other entity is registered or, to the knowledge of IFN or any IFN Bank, is required to be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, because of ownership or control of IFN or any of the IFN Banks. Except as set forth on Schedule 4.5 and except for IFN with respect to the IFN Subsidiaries, neither IFN nor any IFN Subsidiary, directly or indirectly, owns or controls, either by power to control the investment or power to vote, any shares of capital stock of any other corporation or entity, other than shares held in a fiduciary or custodial capacity in the ordinary course of business, and shares representing less than five percent of the outstanding shares of such corporation acquired in partial or full satisfaction of debts previously contracted. Neither IFN nor any IFN Subsidiary is a part of any joint venture, or general or limited partnership, or a member of any unincorporated association.

    4.6.  Shareholder Reports.  IFN has delivered to Umpqua copies of all of IFN's and any IFN Banks' reports and other communications to stockholders since January 1, 2000, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been filed with any IFN Public Reports. Until the Effective Date, IFN will furnish to Umpqua copies of all future communications within two days such materials are first sent by IFN to such shareholders.

    4.7.  Books and Records.  The books and records of IFN and each IFN Subsidiary accurately reflect in all material respects the transactions to which it is a party or by which it or its properties are bound or subject. Such books and records have been and are accurate and complete and comply in all material respects with applicable legal, regulatory and accounting requirements.

    4.8.  Legal Proceedings.  Except for regulatory examinations conducted in the normal course of regulation of IFN and the IFN Banks, and except as disclosed in Schedule 4.8, there are no actions,

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suits, proceedings, claims or governmental investigations pending or, to the knowledge of IFN, threatened against or affecting IFN or any IFN Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that would, if determined adversely to IFN or an IFN Subsidiary, result individually or in the aggregate in any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary or which might hinder or delay the consummation of the transactions contemplated by this Agreement.

    4.9.  Compliance with Lending Laws and Regulations.  Except as disclosed in Schedule 4.9 and except for such errors or oversights the financial effect of which are adequately reserved against:

      (a) The conduct by each of IFN and each IFN Subsidiary of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the knowledge of IFN, any foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would have a material adverse effect on either IFN or any IFN Subsidiary, its business, properties or financial condition. Specifically, but without limitations, each of IFN and each IFN Subsidiary is in compliance in all material respects with every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974. All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of either IFN or any of the IFN Banks, as held in its portfolios or as sold with recourse into the secondary market, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable contract or commitment, each of which has been executed and delivered in full compliance, in form and substance, with any and all federal, state or local laws applicable to IFN, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in full compliance with all applicable federal, state or local laws or regulations. All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

      (b) All loan files of each IFN Bank are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

      (c) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by each IFN Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against IFN or any IFN Bank has been or will be suffered or incurred by IFN or any IFN Bank.

      (d) Neither IFN nor any IFN Bank is in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage

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  insurer which insured or guaranteed any loans owned by IFN or any IFN Bank or as to which either has sold to other investors, the effect of which violation would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Bank, and with respect to such loans neither IFN nor any IFN Bank has done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, which would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Bank.

      (e) Neither IFN nor any IFN Bank has knowingly engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

    4.10.  Commitments.  Schedule 4.10 is a listing of all outstanding commitments, including outstanding letters of credit, repurchase agreements and unfunded agreements to lend of any IFN Bank.

    4.11.  Hazardous Wastes.  Except as set forth in Schedule 4.11 and to the knowledge of the directors and officers of IFN, neither IFN nor any IFN Subsidiary, nor any other person having an interest in any property which IFN or any IFN Subsidiary owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a trust deed ("Property") has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such Property. Individually or in the aggregate, there has been no: (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material; (ii) condition that could result in any use, ownership or transfer restriction; or (iii) condition of nuisance on or from such Property, any of which individually or collectively would have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary. Neither IFN nor any IFN Subsidiary has received any notice of, or has any reason to know of, a condition that could give rise to any private or governmental suit, claim, action, proceeding or investigation against IFN, any IFN Subsidiary, any such other person or such Property as a result of any of the foregoing events. "Hazardous Material" means any chemical, substance, material, object, condition, or waste harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes or combinations of them which are now or become listed, defined or regulated in any manner by any federal, state or local law based, directly or indirectly, upon such properties or effects.

    4.12.  Contingent and Other Liabilities.  Schedule 4.12 is a list of contingent and other liabilities not set forth in other schedules. Except as set forth in any schedules to this Agreement, and except for FDIC insured deposits and federal funds purchased and securities sold under agreements to repurchase arising out of transactions subsequent to the date of the latest balance sheet filed with an IFN Public Report or any Bank Financial Statement neither IFN nor any IFN Subsidiary has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) which are material or which, when combined with all other such obligations or liabilities would be material to the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary.

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    4.13.  No Adverse Changes.  Except as set forth in Schedule 4.13, since March 31, 2001, (a) there has been no material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by IFN or any IFN Subsidiary, nor has IFN or any IFN Subsidiary purchased or redeemed any of its shares or shares of a subsidiary or other affiliate; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to IFN or any IFN Subsidiary. As of the Effective Date, neither IFN nor any IFN Subsidiary will have any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, in excess of $50,000 individually, or $150,000 in the aggregate, other than:

      (a) Obligations and liabilities disclosed in IFN Public Reports or Bank Financial Statements as of March 31, 2001, or in the schedules provided herewith;

      (b) Obligations and liabilities incurred in, or as a result of, the normal and ordinary course of business, consistent with past practices, which do not, in the aggregate, have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary; and

      (c) Obligations and liabilities incurred otherwise than in or as a result of the normal and ordinary course of business consistent with past practices, provided Umpqua shall have consented thereto.

Except as set forth in schedules hereto and to the best knowledge of IFN, there is no basis for any claim against IFN or any IFN Subsidiary or any other obligation or liability of any nature, in excess of $50,000 individually or $150,000 in the aggregate.

    4.14.  Regulatory Approvals Required.  The nature of the business and operations of IFN and its Subsidiaries does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit IFN to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of IFN or any IFN Subsidiary, or any material loss or disadvantage to its business, upon consummation of the Holding Company Plan of Merger or any Bank Plan of Merger, except for:

      (a) Approval of each Bank Plan of Merger by the Oregon Director and the FDIC;

      (b) Approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

      (c) Filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State;

      (d) Participation along with Umpqua in a fairness hearing before the Oregon Director relating to the Oregon Director's approval of the transactions contemplated hereby; and

      (e) Filing with the SEC of the preliminary and definitive proxy statement, relating to obtaining IFN shareholder approval of the Holding Company Merger, in accordance with Section 14 of the Exchange Act and the rules thereunder.

    4.15.  Corporate and Shareholder Approval of Agreement, Binding Obligations.  IFN has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated thereby, have been duly authorized by the Board of Directors of IFN. No other corporate action on the part of IFN other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by IFN and, assuming Umpqua's compliance with its representations, warranties

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and covenants, and assuming satisfaction of the conditions set forth in Article 9 of this Agreement, constitutes the legal, valid and binding obligation of IFN enforceable against IFN in accordance with its terms. Each IFN Bank has (or will have) all requisite corporate power to execute, deliver and perform its obligations under their respective Bank Plans of Merger and the execution, delivery and performance of such Plans and the transactions contemplated thereby, has been duly authorized by the Board of Directors of each IFN Bank except Oregon State Bank. No other corporate action on the part of any IFN Bank (except Oregon State Bank) other than shareholder approval will be required to authorize the Bank Plans of Merger or the consummation of the transactions contemplated thereby. The Holding Company Plan of Merger and each Bank Plan of Merger, when duly executed and delivered by IFN and each IFN Bank, as the case may be, will constitute the legal, valid and binding obligations of IFN and each IFN Bank, as the case may be, enforceable against IFN and the applicable IFN Bank in accordance with their terms.

    4.16.  No Defaults from Transaction.  Subject to obtaining the governmental approvals described in Section 4.14 and the consents identified in Schedule 4.21, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Bank Plans of Merger by IFN and the IFN Banks, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any material breach or violation of, or result in any default or any acceleration of performance under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either IFN or any IFN Subsidiary, or (assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plans of Merger) of any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or of any material contract, agreement or instrument to which either is a party or by which either is bound, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of IFN or any IFN Subsidiary which are material to their business. Assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plans of Merger, the consummation of the transactions contemplated by this Agreement will not result in any material adverse change in the business, assets, earnings, operations or conditions (financial or otherwise) of IFN or any IFN Subsidiary.

    4.17.  Tax Returns.  IFN and each IFN Bank whose results are not included in a combined or consolidated return with IFN, has filed all federal, state and other income, franchise or other tax returns, required to be filed by it; each such return is complete and accurate in all material respects; and all taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof. IFN and each IFN Bank have timely and accurately filed all currency transaction reports required by the Bank Secrecy Act, as amended, and has timely and accurately filed all required information returns and reports, including without limitation Forms 1099, and has exercised due diligence in obtaining certified taxpayer identification numbers as required by the Code and Treasury Regulations. Except as disclosed in Schedule 4.17, IFN has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and IFN does not know of any pending or threatened audit or investigation of IFN or any IFN Subsidiary with respect to any tax liabilities. There are currently no agreements in effect with respect to IFN or any IFN Subsidiary to extend the period of limitations for assessment or collection of any tax. IFN has delivered to Umpqua true and correct copies of IFN's and any unconsolidated or uncombined federal and state tax returns for years 1998 through 2000.

    4.18.  Real Property, Leased Personal Property.  Schedule 4.18 is a list setting forth all real property owned by IFN or any IFN Subsidiary as present, former or future bank premises and all real property currently held as other real estate owned. Except as set forth in that schedule or except for disposition

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of other real estate owned in the ordinary course of business, IFN or any IFN Subsidiary will own all of such real property, presently owned, on the Effective Date. Except as may be noted on that schedule, all real property reflected in the IFN Public Reports or Bank Financial Statements as of March 31, 2001 is included in that schedule. The leases pursuant to which IFN or any IFN Subsidiary leases real and personal property, copies of which have also been delivered to Umpqua as part of Schedule 4.18, are valid and effective in accordance with their respective terms and there is not under any such lease any default nor has there occurred any event which, with the giving of notice, lapse of time, would constitute an event of default. Except as disclosed in Schedule 4.18 or arising pursuant to the leases relating thereto, the real and personal property leased by IFN or any IFN Subsidiary is free of any adverse claims. Except as noted on Schedule 4.18, all buildings and structures on the real property, the equipment located thereon, and the real and personal property leased by IFN or any IFN Subsidiary, are in all material respects in good operating condition and repair and conform in all material respects to all applicable laws, ordinances and regulations. Except as disclosed in Schedule 4.18 or arising pursuant to the leases relating thereto, IFN and each IFN Subsidiary has good and marketable title to all of their real and personal property, subject to no mortgages, pledges, encumbrances, liens or charges of any kind, except liens for taxes not delinquent. IFN and each IFN Subsidiary owns or leases all property on which their continued business operations are materially dependent.

    4.19.  Insurance.  Except as set forth in Schedule 4.19, for each of the past six years and continuing to date, IFN and each IFN Subsidiary has insured its business and real and personal property against all risks of a character usually insured against, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of Oregon and such other jurisdictions where it operates or owns property, and it will maintain all existing insurance through the Effective Date. IFN and the IFN Subsidiaries are in material compliance with all existing insurance policies and have not failed to give timely notice of, or present properly, any known material claim thereunder. Schedule 4.19 includes a list of all insurance policies currently in force with respect to IFN's and IFN Subsidiaries' business and real and personal property.

    4.20.  Trademarks.  IFN and the IFN Subsidiaries own or have valid licenses to use all patents, trademarks, copyrights or trade names which they consider to be material to their business taken as a whole, and have not been charged with infringement or violation of any patent, trademark, copyright or trade name which would be likely to have a material adverse effect on their business.

    4.21.  Contracts and Agreements.  Schedule 4.21 is a list of all material outstanding contracts, agreements, leases or understandings to which IFN or any IFN Subsidiary is a party or to which any of its properties are subject except for any contracts or agreements entered into with its customers in the ordinary course of business. Such documents include, without limitation, all agreements, contracts, leases or understandings with current officers and directors and any persons who have been an officer or director within the past three years, of IFN or any IFN Subsidiary the specific terms of which are set forth in such schedule, all of which are related to, and have been entered into in the ordinary course of IFN's or such IFN Subsidiaries' business. Further, except as set forth in such schedule, IFN has, at March 31, 2001, fully accrued in accordance with generally accepted accounting principals, for all obligations under such commitments.

    Neither IFN nor any IFN Subsidiary is in material default or breach, and there has not occurred any event which with notice or lapse of time would constitute a material breach or default, under any contract, agreement, instrument, lease or understanding, and, excluding any loan agreements or notices with IFN bank customers reflected in IFN's regular delinquent loan reports which have been and will be made available to Umpqua, IFN does not know of any default by any other party thereto; and no contract, agreement, lease or undertaking referred to in this Section 4.21, or in such other schedules

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will be modified or changed prior to the Effective Date without the prior written consent of Umpqua. Except as identified on Schedule 4.21, no consent or approval by the parties thereto is required by reason of this Agreement to maintain such contracts, agreements, leases and undertakings in effect. No waiver or indulgence has been granted by any of the landlords under any such leases.

    4.22.  Employee Benefits.

      (a) Each Employee Benefit Plan sponsored or maintained by IFN or any affiliate of IFN as determined under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") is set forth in Schedule 4.22. Except as set forth in such schedule, neither IFN nor any ERISA Affiliate maintains nor has sponsored any other pension, profit sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, severance, sickness, disability, medical or death benefit plans, whether or not subject to ERISA.

  Except as set forth on Schedule 4.22, there are no employment contracts entered into by IFN or any IFN Subsidiary and no other deferred compensation contracts, agreements, arrangements or commitments maintained or agreed to by it that provides for or could result in the payment to any IFN or any IFN Subsidiary employee or former employee of any money or other property rights or accelerate the vesting or payment of such amounts or rights to any employee as a result of the transactions contemplated herein, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G. There are no other compensation, employment or collective bargaining agreements, stock options, stock purchase agreements, life, health, accident or other insurance, bonus, deferred or incentive compensation, change-in-control, severance or separation, profit sharing, retirement, or other employee fringe benefit policies or arrangements of any kind that could result in the payment to any employees or former employees or other persons of IFN or any IFN Subsidiary of any money or other property.

      (b) The only "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) sponsored or maintained by IFN or any ERISA Affiliate, or to which IFN or any ERISA Affiliate contributes ("Welfare Benefit Plan") or are required to contribute, are as set forth in Schedule 4.22. Schedule 4.22 includes the amount of liability of IFN or any IFN Subsidiary for payments more than thirty days past due with respect to such Welfare Benefit Plans as of December 31, 2000, the amount of monthly payments due and owing for each month that such plans are continued, and the amount of liability for claims if IFN or any IFN Subsidiary were to terminate such plans and the costs involved in any such termination. Each Welfare Benefit Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 4980B of the Code and Part 6 of the Subtitle B of Title I of ERISA. Schedule 4.22 sets forth the individuals with rights to continuation coverage under Section 4980B of the Code or Part 6 of Subtitle B of title I of ERISA or state law, including those individuals within the applicable election period.

      (c) Other than as set forth in Schedule 4.22, IFN or any ERISA Affiliate has not maintained a pension benefit plan that is subject to title 1, subtitle B, part 3 of ERISA ("Pension Benefit Plan"). With respect to any such Pension Benefit Plan, the amount of liability for any contribution paid or owing with respect to such Pension Benefit Plan for the last or current plan year and the plan year in which the Effective Date occurs are set forth on Schedule 4.22. There are no other material liabilities that would be incurred in connection with a termination of the Plan, and the Plan is fully funded.

      (d) IFN and, to the knowledge of the executive officers and directors of IFN, all persons having fiduciary or other responsibilities or duties with respect to any Employee Benefit Plan, are, and have since inception been, in compliance in all material respects with, and each such Employee Benefit Plan is and has been operated in accordance with, its provisions and in

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  compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA or the Code. Each Pension Benefit Plan and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA and the Code (including Section 410(b) of the Code relating to coverage), where required in order to be tax-qualified under Section 401(a) or 403(a) or other applicable provisions of the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Employee Benefit Plans have been obtained; and a favorable determination as to the qualification under the Code of each Pension Benefit Plan set forth in Schedule 4.22 and each amendment thereto has been made by the Internal Revenue Service. No Plan is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA. To the best knowledge of IFN, all contributions or other amounts payable by IFN or any IFN Subsidiary as of the Effective Date with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, and there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a material adverse effect on IFN or any IFN Subsidiary.

      (e) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the claims procedure of the Code and ERISA. All reports required by any government agency and disclosures to participants with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely made or filed. Each Employee Benefit Plan has been operated since inception in material compliance with the governing instruments and applicable federal or state law. In particular, but without limitation, each Welfare Benefit Plan has been administered in material compliance with federal law, including without limitation the health care continuation requirements of federal law ("COBRA"). Except as described on Schedule 4.22, no Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of IFN or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) any deferred compensation benefits accrued as liabilities on the books of IFN or any ERISA Affiliates or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

      (f)  Neither IFN nor, to its knowledge, any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or (d) of the Code or in any prohibited transactions under predecessor provisions of the Code. To the best knowledge of IFN, neither IFN nor any ERISA Affiliate has engaged in a transaction in connection with which IFN or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

      (g) Neither IFN nor any IFN Subsidiary has had any liability to the Pension Benefit Guaranty Corporation ("PBGC"). No material liability to the PBGC has been or will be incurred by IFN or other trade or business under "common control" with IFN (as determined under Section 414(c), (b), (m) or (o) of the Code) on account of any termination of an employee pension benefit plan subject to title IV of ERISA. Except as set forth in Schedule 4.22, since September 1, 1974, no

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  filing has been made by IFN (or any ERISA Affiliate) with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan subject to title IV of ERISA maintained, or wholly or partially funded by IFN (or any ERISA Affiliate). Neither IFN nor any ERISA Affiliate has (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) ceased making contributions on or before the Effective Date to any employee pension benefit plan subject to Section 4064(a) of ERISA to which IFN (or any ERISA Affiliate) made contributions during the five years prior to the Effective Date, or (iv) made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 or ERISA).

      (h) Complete and correct copies of the following documents have been furnished to Umpqua:

      (i)
      Each Employee Benefit Plan and any related trust agreements;

      (ii)
      The most recent summary plan descriptions of each Employee Benefit Plan subject to ERISA;

      (iii)
      The most recent determination letters of the Internal Revenue Service with respect to the qualified status of a Pension Benefit Plan;

      (iv)
      Annual Reports (on form 5500 series) required to be filed with any governmental agency for the last two years;

      (v)
      Financial information which identifies (x) all asserted or unasserted claims arising under any Employee Benefit Plan, (y) all claims presently outstanding against any Employee Benefit Plan, and (z) a description of any future compliance action required with respect to any Employee Benefit Plan under ERISA, or federal or state law.

      (vi)
      Any actuarial reports and PBGC Forms 1 for the last 2 years.

      (i)  Each Welfare Benefit Plan and each Pension Benefit Plan is legally valid and binding and in full force and effect and there are no defaults thereunder.

    4.23.  Employment Disputes.  There is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of IFN, threatened against IFN or any IFN Subsidiary, and IFN does not have any knowledge of any attempt to organize any employees of IFN or any IFN Subsidiary into a collective bargaining unit. Consummation of the Plans of Merger will not (either alone or in combination with any other act or event) result in any payment of severance pay or any other payment becoming due from IFN or any IFN Subsidiary to any of its employees except as set forth in Schedule 4.23. Neither IFN nor any IFN Subsidiary is a party to any agreement involving payments to any person or entity based upon the profits, revenues or other financial performance of IFN or any IFN Subsidiary except as set forth on Schedule 4.23.

    4.24.  Reserve for Loan Losses.  IFN's reserve for loan losses, as established from time to time, is adequate as determined by the standards applied to IFN and each IFN Bank by the applicable bank regulatory agencies and pursuant to generally accepted accounting principles. Since March 31, 2001, IFN has not and prior to the Effective Date IFN will not, reverse any provision taken for loan losses.

    4.25.  Repurchase Agreement.  IFN and each IFN Bank has valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

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    4.26.  Shareholder List.  The lists of shareholders of IFN, McKenzie State Bank and Oregon State Bank, provided to Umpqua, are true, correct and complete lists of the names, addresses and holdings of all record holders of IFN, McKenzie State Bank and Oregon State Bank common stock, respectively, as of the date of such list. Based on information made available to IFN and on filings with the SEC pursuant to Sections 13(d) and 16(a) of the Exchange Act, IFN shall notify Umpqua of any change in such stock ownership of over one percent (1%) through the Effective Date.

    4.27.  Interests of Directors and Others.  Except as disclosed in any IFN Public Reports or the schedules hereto, no officer or director of IFN or any IFN Subsidiary has any material interest in any assets or property (whether real or personal, tangible or intangible), of or used in the business of IFN or any IFN Subsidiary other than as an owner of outstanding securities or deposit accounts of IFN or any IFN Subsidiary, or as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time.

    4.28.  Schedules to this Agreement.  The information contained in each schedule to this Agreement prepared by or on behalf of IFN or any IFN Subsidiary constitutes additional representations and warranties made by IFN hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

    4.29.  Pooling Letter.  IFN has received and provided to Umpqua a draft letter from KPMG LLP, its accountants, to the effect that such firm is aware of no facts concerning IFN which would preclude the Holding Company Plan of Merger and the transaction contemplated thereby from being accounted for as a "pooling of interest" in accordance with APB Opinion 16, and the related interpretations of the AICPA consensuses of the FASB's Emerging Issue Task Force, and the rules and regulations of the SEC.

    4.30.  No Misstatements or Omissions.  No representation or warranty of IFN in this Agreement or in any statement, certificate or schedule furnished or to be furnished by IFN pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statements of a material fact or omits or will omit to state any material fact.

5.  Representations and Warranties of Umpqua

    Except as disclosed in one or more schedules to this Agreement delivered prior to execution of this Agreement, Umpqua represents and warrants to IFN as follows:

    5.1.  Organization, Existence, and Authority.  Umpqua is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted. Umpqua Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted. Each of Umpqua and Umpqua Bank is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify would not result in any material adverse effect on its business operation, financial condition or properties.

    5.2.  Authorized and Outstanding Stock, Options, and Other Rights.  The authorized capital stock of Umpqua consists of (i) 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued or outstanding, and (ii) 20,000,000 shares of common stock, with no par value per share, of which 14,435,412 shares are outstanding, all of which are validly issued, fully paid and nonassessable. The authorized capital stock of Umpqua Bank consists of 2,000,000 shares of

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undesignated preferred stock, with no par value per share, of which no shares are issued and outstanding and 20,000,000 shares of common stock with no par value per share, of which 7,664,752 shares are outstanding, all of which are validly issued, fully paid and nonassessable and all of which are held by Umpqua. Other than as set forth in the Umpqua Public Reports or Schedule 5.2, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of Umpqua, or which enable or require Umpqua to acquire shares of its capital stock or other investment securities from any holder, are authorized, issued or outstanding.

    5.3.  Public Reports.  Since January 1, 1998, Umpqua has timely filed with the SEC all Umpqua Public Reports required to be filed. Until the Effective Date, Umpqua will file with the SEC (and will furnish copies to IFN within two days thereafter) all additional Umpqua Public Reports required to be filed from time to time, and all other reports Umpqua otherwise files with the SEC. The financial information included in the Umpqua Public Reports has been and will be prepared in accordance with generally accepted accounting principles, consistently applied and present fairly the financial position and results of operation of Umpqua and its subsidiaries on the dates and for the periods covered thereby. As of the date filed, each Umpqua Public Report has been and, as to those reports filed after the date hereof, will be, accurate and complete as of the date filed, and each complies or will comply with all requirements applicable to such filing.

    5.4.  Articles of Incorporation, Bylaws, Minutes.  The copies of the Articles of Incorporation, as amended, and the Bylaws of each of Umpqua and Umpqua Bank delivered to IFN are true, correct and complete copies of existing Articles of Incorporation and Bylaws of Umpqua and Umpqua Bank, as the case may be, as amended to date. Neither Umpqua nor Umpqua Bank is in violation of any provision of its Articles of Incorporation or Bylaws. The minute books of Umpqua and Umpqua Bank which have been or will be made available to IFN for its review contain accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

    5.5.  No Adverse Changes.  Except as set forth in Schedule 5.5, since March 31, 2001, (a) there has been no material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by Umpqua, nor has Umpqua purchased or redeemed any of its shares; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to Umpqua. As of the Effective Date, Umpqua will have no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, in excess of $100,000 individually, or $500,000 in the aggregate, other than:

      (a) Obligations and liabilities disclosed in Umpqua Public Reports as of March 31, 2001, or schedules provided herewith;

      (b) Obligations and liabilities incurred in, or as a result of, the normal and ordinary course of business, consistent with past practices, which do not, in the aggregate, have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua; and

      (c) Obligations and liabilities incurred otherwise than in or as a result of the normal and ordinary course of business consistent with past practices, provided IFN shall have consented thereto.

To the best knowledge of Umpqua, there is no basis for any claim against Umpqua or any other obligation or liability of any nature, in excess of $100,000 individually or $500,000 in the aggregate.

    5.6.  Shareholder Reports.  Umpqua has delivered to IFN copies of all of Umpqua's reports and other communications to stockholders since January 1, 2000, including all proxy statements and notices

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of shareholder meetings, to the extent such reports and communications have not been filed with any Umpqua Public Reports. Until the Effective Date, Umpqua will furnish to IFN copies of all future communications within two days such materials are first sent by Umpqua to such shareholders.

    5.7.  Books and Records.  The books and records of Umpqua and each Umpqua Subsidiary accurately reflect in all material respects the transactions to which it is a party or by which it or its properties are bound or subject. Such books and records have been and are accurate and complete and comply in all material respects with applicable legal, regulatory and accounting requirements.

    5.8.  Legal Proceedings.  Except for regulatory examinations conducted in the normal course of regulation of Umpqua and Umpqua Subsidiaries, and except as disclosed in Schedule 5.8, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of Umpqua, threatened against or affecting Umpqua or any Umpqua Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that would, if determined adversely to Umpqua or an Umpqua Subsidiary, result individually or in the aggregate in any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or any Umpqua Subsidiary or which might hinder or delay the consummation of the transactions contemplated by this Agreement.

    5.9.  Compliance with Lending Laws and Regulations.  Except as disclosed in Schedule 5.9 and except for such errors or oversights the financial effect of which are adequately reserved against:

      (a) The conduct by each of Umpqua and each Umpqua Subsidiary of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the knowledge of Umpqua, any foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would have a material adverse effect on either Umpqua or any Umpqua Subsidiary, its business, properties or financial condition. Specifically, but without limitations, each of Umpqua and each Umpqua Subsidiary is in compliance in all material respects with every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974. All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of either Umpqua or Umpqua Bank, as held in its portfolios, or as sold with recourse into the secondary market represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable contract or commitment, each of which has been executed and delivered in full compliance, in form and substance, with any and all federal, state or local laws applicable to Umpqua, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in full compliance with all applicable federal, state or local laws or regulations. All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

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      (b) All loan files of Umpqua Bank are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

      (c) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by Umpqua Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against Umpqua or Umpqua Bank has been or will be suffered or incurred by Umpqua or Umpqua Bank.

      (d) Neither Umpqua nor Umpqua Bank is in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by Umpqua or Umpqua Bank or as to which either has sold to other investors, the effect of which violation would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Umpqua Bank, and with respect to such loans neither Umpqua nor Umpqua Bank has done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, which would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Umpqua Bank.

      (e) Umpqua Bank has not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

    5.10.  Regulatory Approvals Required.  The nature of the business and operations of Umpqua does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit Umpqua to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of Umpqua, or any material loss or disadvantage to its business, upon consummation of the Holding Company Plan of Merger or the Bank Plans of Merger, except for:

      (a) Approval of the Bank Plans of Merger by the Oregon Director and the FDIC;

      (b) Approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

      (c) Filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State;

      (d) Registration with the Oregon Director of the Umpqua Common Stock to be issued to the IFN, McKenzie State Bank and Oregon State Bank shareholders and a finding that the transaction is fair, just and equitable and free from fraud in accordance with ORS 59.095;

      (e) Registration with, the issuance of permits from, or the perfection of exemptions from registration from applicable state blue sky administrators of the Umpqua Common Stock to be issued to the IFN, McKenzie State Bank and Oregon State Bank shareholders;

      (f)  Filing with the SEC of the preliminary and definitive proxy statement relating to obtaining Umpqua shareholder approval of the Holding Company Merger in accordance with Section 14 of the Exchange Act and the rules thereunder; and

      (g) Approval by the Nasdaq Stock Market of the listing application relating to the Umpqua Common Stock to be issued in connection herewith.

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    5.11.  Corporate and Shareholder Approval of Agreement, Binding Obligations.  Umpqua and Umpqua Bank each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated thereby, have been duly authorized by the Board of Directors of each of Umpqua and Umpqua Bank. No other corporate action on the part of Umpqua or Umpqua Bank other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or Bank Plans of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Umpqua and Umpqua Bank and, assuming compliance by IFN with its representations, warranties and covenants herein, and assuming satisfaction of the conditions set forth in Article 8, this Agreement constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms. The Holding Company Plan of Merger and Bank Plans of Merger, when duly executed and delivered by Umpqua or Umpqua Bank, as the case may be, will constitute the legal, valid and binding obligations of Umpqua and Umpqua Bank, as the case may be, enforceable in accordance with their terms.

    5.12.  No Defaults from Transaction.  Subject to obtaining the governmental approvals described in Section 5.6, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Banks Plan of Merger by Umpqua and Umpqua Bank, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any breach or violation of, or result in any default or any acceleration of performance under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either Umpqua or Umpqua Bank, or (assuming the accuracy of IFN representations and warranties, compliance with its covenants, and the performance of its obligations under this Agreement and the Holding Company Plan of Merger and the Bank Plans of Merger) of any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or of any contract, agreement or instrument to which either is a party or by which either is bound, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of Umpqua or its Subsidiaries which are material to the business of Umpqua or Umpqua Bank. Assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plans of Merger, the consummation of the transactions contemplated by this Agreement will not result in any material adverse change in the business, assets, earnings, operations or conditions (financial or otherwise) of Umpqua or Umpqua Bank.

    5.13.  Schedules to this Agreement.  The information contained in each schedule to this Agreement prepared by or on behalf of Umpqua constitutes additional representations and warranties made by Umpqua hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

    5.14.  No Misstatements or Omissions.  No representation or warranty of Umpqua or Umpqua Bank in this Agreement or in any statement, certificate or schedule furnished or to be furnished by Umpqua pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statements of a material fact or omits or will omit to state any material fact.

6.  Covenants of IFN

    6.1.  Certain Actions.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN covenants to Umpqua for itself and on behalf of each IFN Subsidiary, that, without first obtaining the written approval of Umpqua:

      (a) It shall not amend its Articles of Incorporation or Bylaws or approve any amendment to the Articles of Incorporation or Bylaws of any IFN Subsidiary;

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      (b) It shall not declare or pay any dividend, redeem, repurchase or otherwise acquire or agree to acquire any of IFN's or any IFN Subsidiaries' stock; or make or commit to make any other distribution to IFN's or any IFN Subsidiaries' stockholders; provided that this Section 6.1(b) shall not preclude the ordinary course payment of dividends by the wholly owned IFN Banks to IFN, the primary purpose of which is to fund the ongoing operations of IFN;

      (c) It shall not, except under options and convertible securities identified in Schedule 4.2, issue, sell, or deliver; agree to issue, sell or deliver; or grant or agree to grant any shares of any class of the stock of IFN or any IFN Subsidiary; any securities convertible into any of such shares; or any options, warrants, or other rights to purchase such shares;

      (d) It shall not, except in the ordinary course of business, borrow or agree to borrow any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any commitment, obligation or liability (absolute or contingent); or cancel or agree to cancel any debts or claims;

      (e) It shall not, except in the ordinary course of business or with respect to the extension of the lease for its Roseburg Banking Company branch, lease, sell or transfer; agree to lease, sell or transfer; or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights; make or permit any amendment or termination of any contract, agreement, instrument or other right to which it is a party and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or mortgage, pledge or subject to a lien or any other encumbrance any of its assets, tangible or intangible;

      (f)  It shall not violate, or commit a breach of or default under any contract, agreement or instrument to which it is a party or to which any of its assets may be subject and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or knowingly violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to its assets or business;

      (g) Other than with respect to agreements in effect on the date of this Agreement, it shall not increase or agree to increase the compensation payable to any officer, director, employee or agent, except for merit increases to non-management personnel in the ordinary course of business consistent with past practices; enter into any contract of employment (i) for a period greater than 30 days or (ii) providing for severance payments upon termination of employment or upon the occurrence of any other event including but not limited to the consummation of the Plans of Merger; or enter into or make any material change in any Employee Benefit Plan except as required by law; provided that this Section 6.1(g) shall not preclude the payment in January 2002 of bonuses earned by IFN or IFN Subsidiary employees during fiscal year 2001 and prior to the Effective Date under existing bonus plans;

      (h) It shall not, except in the ordinary course of business through foreclosure or transfer in lieu thereof in the collection of loans to customers, acquire control of or any other ownership interest in any other corporation, association, joint venture, partnership, business trust or other business entity; acquire control or ownership of all or a substantial portion of the assets of any of the foregoing; merge, consolidate or otherwise combine with any other corporation; or enter into any agreement providing for any of the foregoing except in connection with the enforcement of bona fide security interests;

      (i)  It shall not acquire an ownership or leasehold interest in any real property whether by foreclosure, deed in lieu of foreclosure or otherwise without making an environmental evaluation that, in its opinion, is reasonably appropriate;

      (j)  It shall not make any payment in excess of $50,000 in settlement of any pending or threatened legal proceeding involving a claim against IFN or any IFN Subsidiary;

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      (k) It shall not engage in any activity or transaction (i) which is other than in the ordinary course of business including the sale of any properties, securities, servicing rights, loans or other assets except as specifically contemplated hereby, (ii) which would be reasonably expected to have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary or (iii) would result in the breach of any representation or warranty hereunder or the failure of a condition of closing hereunder within the control of IFN;

      (l)  It shall not acquire, open or close any office or branch;

      (m) It shall not do any act which causes it not to remain in material compliance with the regulations, permits and orders issued by regulatory authorities having jurisdiction over its business operations;

      (n) It shall not make or commit to make any capital expenditures, capital additions or capital improvements involving an amount in excess of $100,000; provided, however, written consent shall not be required if prior consultation with Umpqua has taken place;

      (o) It shall not make, renew, commit to make, or materially modify any loan over $1,000,000 or a series of loans or commitments over $1,000,000 to any person or group of related persons without furnishing to Umpqua, within three (3) business days after such approval, a copy of the report provided to the IFN Bank's loan committee; and

      (p) It shall not enter into or modify any agreement or arrangement (except for renewals of previously disclosed indebtedness) which alone or together with all similar arrangements exceeds $250,000, with any director or officer of IFN or any IFN Subsidiary, any person who, to the knowledge of IFN, owns more than five percent (5%) of the outstanding capital stock of IFN or any IFN Subsidiary, or any business or entity in which such director, officer or beneficial owner has an ownership interest in excess of ten percent (10%) without furnishing a copy of the report provided to IFN Bank's loan committee to Umpqua within three (3) business days after such approval.

      (q) Since March 31, 2001, it has not and will not sell any investment securities at a gain except as necessary to provide liquidity, in accordance with past practices.

    6.2.  No Solicitation.  Between the date hereof and the Effective Date, neither IFN nor any of its officers, directors or other agents shall directly or indirectly initiate contact with any person or entity in an effort to solicit any Alternative Acquisition Transaction. Between the date hereof and the Effective Date, IFN shall not authorize or knowingly permit any officer, director or any other person representing or retained by IFN or any of its Subsidiaries to directly furnish or cause to be furnished any non-published information concerning its business, properties, or assets to any person or entity in connection with any possible Alternative Acquisition Transaction other than to the extent specifically authorized by its Board of Directors in the good faith exercise of its fiduciary duties based upon the advice of Davis Wright Tremaine LLP. IFN shall promptly orally notify Umpqua followed by written notice, of any Alternative Acquisition Transaction, whether oral or written, communicated by any Person to IFN, or any indication from any Person that such a Person is considering making any Alternative Acquisition Transaction. Each IFN director further agrees to use his best efforts to obtain the approval of the Agreement by IFN shareholders and to vote his IFN Common Stock and any shares over which he or she have voting control in favor of the Agreement. Neither IFN nor any of its directors or officers shall be required by this section to violate the duties imposed by law on IFN's directors or officers to IFN's shareholders.

    6.3.  Filing Reports and Returns, Payment of Taxes.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN shall duly and timely file and shall cause each IFN Subsidiary to duly and timely file (by the due date or any duly granted extension thereof), all reports and returns required to be filed with federal, state, local, foreign and

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other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC or Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, IFN will promptly pay and shall cause each IFN Subsidiary to promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

    6.4.  Preservation of Business.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN shall use its commercially reasonable efforts (i) to preserve intact its business organization; (ii) to preserve its relationships and goodwill with its customers, employees and others having business dealings with it; and (iii) to keep available the services of its present officers, agents and employees and those of its Subsidiaries. IFN will not institute nor permit any IFN Subsidiary to institute any novel, unusual or material change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

    6.5.  Best Efforts.  IFN will use its commercially reasonable efforts to obtain and to assist Umpqua in obtaining all necessary approvals, consents and orders, including but not limited to approval of the FDIC, FRB and the Oregon Director, to the transactions contemplated by this Agreement and the Plans of Merger, and to obtain the approval of the shareholders of IFN, McKenzie State Bank and Oregon State Bank to the Plans of Merger. Further, IFN will use its commercially reasonable efforts to cause the Directors of IFN to execute this Agreement in their individual capacities as provided for at the end of this Agreement and to cause the directors of the IFN Banks to execute each respective Bank Plan of Merger in their individual capacities as provided for at the end of those agreements.

    6.6.  Continuing Accuracy of Representations and Warranties.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN will not take nor knowingly permit any action which would cause or constitute a breach of any of the representations or warranties of IFN contained in this Agreement or which would cause any such representations or warranties, if made on and as the date of such event or the Effective Date, to be untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is permitted hereby or is expressly limited to a state of facts existing at a time prior to the occurrence of such event). Promptly upon becoming aware of the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, IFN will give detailed written notice thereof to Umpqua and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

    6.7.  Updating Schedules.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN will, no later than fifteen (15) days prior to the anticipated Effective Date hereof, revise and supplement the schedules hereto prepared by or on behalf of IFN to ensure that such schedules remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such schedules following the execution of this Agreement shall not be deemed a modification of IFN's representations or warranties contained herein.

    6.8.  Rights of Access.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN agrees to permit and cause each IFN Subsidiary to permit, Umpqua, and its employees, agents and representatives full access to the premises of IFN and each IFN Subsidiary on reasonable notice and to all books, files and records of IFN and each IFN Subsidiary, including but not limited to loan files, litigation files and federal and state examination reports, and to furnish to Umpqua such financial and operating data and other information with respect to the business and assets of IFN and each IFN Subsidiary as Umpqua shall reasonably request.

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    6.9.  Proxy Statement.  IFN shall provide to Umpqua such information and assistance as may be reasonably necessary to permit Umpqua to file with the Oregon Director a registration statement covering the issuance of the Umpqua Shares, and to file with the SEC a proxy statement meeting the requirements of Schedule 14A of the Exchange Act to be used by Umpqua and IFN to solicit proxies from the shareholders of Umpqua, IFN, McKenzie State Bank and Oregon State Bank respectively, for shareholder meetings at which those shareholders will be asked to consider and vote on this Agreement and the respective Plans of Merger, and the transactions contemplated hereby and thereby (in its combined, definitive form, the "Proxy Statement"). When delivered to shareholders of IFN, McKenzie State Bank and Oregon State Bank, the Proxy Statement will fairly describe the transaction with respect to the business, financial condition and operations of IFN, McKenzie State Bank and Oregon State Bank, and will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in or omission from the Proxy Statement that are not descriptive of or otherwise attributable to IFN. IFN will promptly advise Umpqua in writing if at any time prior to the Effective Date IFN shall obtain knowledge of any facts that would, in the opinion of IFN or its counsel, make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

    6.10.  Delivery of Reports.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN will deliver to Umpqua promptly upon preparation copies of:

      (a) Approved minutes of meetings of IFN's and each IFN Subsidiary's shareholders, Board of Directors, and management or director committees; and

      (b) IFN Bank's loan committee reports and reports of loan delinquencies, foreclosures and other adverse developments regarding loans; and of developments regarding other real estate owned or other assets acquired through foreclosure or action in lieu thereof.

    6.11.  Payment of Obligations.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN will promptly pay and cause each IFN Subsidiary promptly to pay, upon receipt of billings all accounts payable, including professional fees for legal, financial and accounting services, and will maintain its assets in accordance with good business practices.

    6.12.  Shareholder Meeting.  IFN shall promptly call a meeting of its shareholders to consider and approve this Agreement, the Holding Company Plan of Merger, the transactions contemplated thereby. IFN shall deliver to its shareholders notice of the meeting, together with the Proxy Statement, in accordance with applicable Oregon and federal law. Provided that the representations and warranties of Umpqua contained herein continue to be accurate, the Board of Directors of IFN will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby unless, upon advice of counsel, its fiduciary duties otherwise require, and each of IFN directors hereby agrees to vote all IFN shares held or controlled by him or her for the approval of all such matters.

    6.13.  Approval of Bank Plans of Merger.  Promptly following execution of this Agreement, IFN (i) shall execute consent action minutes of shareholders to approve and ratify such Bank Plans of Merger for all Subsidiary banks that are wholly owned and (ii) with respect to McKenzie State Bank and Oregon State Bank, shall promptly call or cause to be called a meeting of each bank's shareholders to vote upon their respective Bank Plans of Merger to be held on or about the time of the IFN shareholder meeting referred to in Section 6.11 and at which meeting will vote all of its shares of such Subsidiary bank held by IFN in favor of the applicable Bank Plan of Merger. Further, should the Board of Directors of Oregon State Bank not have approved its Bank Plan of Merger on or before June 26,

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2001, IFN shall promptly take such actions as are necessary or appropriate to appoint or elect Board of Directors who will approval the Oregon State Bank Plan of Merger.

    6.14.  Title Reports.  Prior to the Effective Date, IFN will provide Umpqua with either copies of title reports or a preliminary title report with respect to all material real property held as other real estate or used or held for future use in its business.

    6.15.  Loan Loss Reserve.  Prior to the Effective Date, IFN's consolidated loan loss reserve will comply with the representation of Section 4.24 and not be less than 1.20% of the total lease and loan receivables.

    6.16.  Agreements and Plans.  IFN agrees to take, or use its commercially reasonable efforts to effect, the actions set forth in Schedule 6.16 within the time lines set forth in such schedule.

    6.17.  Other Actions.  IFN covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals for, and to otherwise take such other necessary and appropriate actions to consummate the transactions contemplated by this Agreement and the Plans of Merger.

7.  Covenants of Umpqua

    7.1.  Certain Actions.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua covenants, for itself and on behalf of its subsidiaries, that, without first obtaining the written approval of IFN:

      (a) It shall not amend its Articles of Incorporation or Bylaws;

      (b) It shall not declare or pay any dividend (except its regular quarterly dividends of $0.04 per share), redeem, repurchase or otherwise acquire or agree to acquire any of Umpqua's capital stock; or make or commit to make any other distribution to Umpqua's stockholders; and

      (c) It shall not engage in any activity or transaction that is other than in the ordinary course of business, including the sale of any properties, securities, servicing rights, loans or other assets, which would be reasonably expected to have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Umpqua Bank;

      (d) It shall not do any act which causes it not to remain in material compliance with the regulations, permits and orders issued by regulatory authorities having jurisdiction over its business operations; and

      (e) It shall not violate, or commit a breach of or default under any contract, agreement or instrument to which it is a party or to which any of its assets may be subject and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or knowingly violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to its assets or business.

    7.2.  Filing Reports and Returns, Payment of Taxes.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC and the Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, Umpqua will promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

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    7.3.  Preservation of Business.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall use its best efforts to preserve intact its business organization; to preserve its relationships and goodwill with its customers, employees and others having business dealings with it; and to keep available the services of its present officers, agents and employees. Umpqua will not institute any novel, unusual or material change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

    7.4.  Best Efforts.  Umpqua will use its commercially reasonable efforts to obtain and to assist IFN in obtaining, all necessary approvals, consents and orders, including but not limited to approvals of the FRB, FDIC and the Oregon Director, to the transactions contemplated by this Agreement and the Plans of Merger, and to obtain the approval of the shareholders of Umpqua to the Agreement and the Holding Company Plan of Merger, and the issuance of the Umpqua Common Stock pursuant to the Mergers.

    7.5.  Continuing Accuracy of Representations and Warranties.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will not take any action which would cause or constitute a breach of any of the representations or warranties of Umpqua contained in this Agreement, or which would cause any such representations or warranties, if made on and as the date of such event or the Effective Date, to be untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is permitted hereby or is expressly limited to a state of facts existing at a time prior to the occurrence of such event). Promptly upon becoming aware of the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Umpqua will give detailed written notice thereof to IFN and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

    7.6.  Updating Schedules.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will, no later than fifteen (15) days prior to the anticipated Effective Date, revise and supplement the schedules hereto prepared by or on behalf of Umpqua to ensure that such schedules remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such schedules following the execution of this Agreement shall not be deemed a modification of Umpqua's representations or warranties contained herein.

    7.7.  Rights of Access.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua agrees to permit IFN and its employees, agents and representatives full access to the premises of Umpqua on reasonable notice and to all books, files and records of Umpqua, including but not limited to loan files, litigation files and federal and state examination reports, and to furnish to IFN such financial and operating data and other information with respect to the business and assets of Umpqua as IFN shall reasonably request.

    7.8.  Shareholder Meeting.  Umpqua shall promptly call a meeting of its shareholders to consider and approve this Agreement, the Holding Company Plan of Merger, the transactions and the issuance of Umpqua Common Stock contemplated thereby. Umpqua shall deliver to its shareholders notice of the meeting, together with the Proxy Statement, in accordance with applicable Oregon and federal law and rules of the Nasdaq Stock Market. Provided that the representations and warranties of IFN contained herein continue to be accurate, the Board of Directors of Umpqua will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby and the issuance of the Umpqua Common Stock unless, upon advise of counsel, their fiduciary duties otherwise require, and each of the Umpqua directors hereby agrees to vote all Umpqua shares held or controlled by him or her for the approval of all such matters.

    7.9.  Proxy Statement.  Umpqua shall prepare or provide to IFN such assistance as may be necessary to permit IFN to prepare the Proxy Statement. When delivered to shareholders, the Proxy

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Statement will fairly describe the transaction with respect to the business, financial condition and operations of Umpqua and will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in or omission from the Proxy Statement that are not descriptive of or otherwise attributable to Umpqua. Umpqua will promptly advise IFN in writing if at any time prior to the Effective Date Umpqua shall obtain knowledge of any facts that would, in the opinion of Umpqua or its counsel, make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

    7.10.  Securities Registration; Fairness Hearing.  Promptly following execution of this Agreement, Umpqua will take all necessary and appropriate steps to register under Oregon securities laws the shares of Umpqua Common Stock to be issued to IFN, McKenzie State Bank and Oregon State Bank shareholders under the Plans of Merger. Umpqua shall, in connection with the application for registration of the shares, request a hearing pursuant to ORS 59.095 on the fairness of the transactions contemplated by this Agreement and the Plans of Merger.

    7.11.  Listing of Securities.  Umpqua shall, promptly following the execution of this Agreement, file with the Nasdaq Stock Market, Inc., a listing application covering the Umpqua Shares and shall continue to take such steps as may be necessary to cause the Umpqua Shares to be listed on the Nasdaq National Market System on or before the Effective Date.

    7.12.  Other Actions.  Umpqua covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals to and to otherwise accomplish this Agreement and the Plans of Merger.

    7.13.  Appointment to Umpqua Board of Directors.  Effective with the filing of the Holding Company Plan of Merger, the Umpqua Board of Directors shall by resolution, and the accordance with Umpqua Bylaws, increase the number of directors consisting such board, and shall appoint the IFN Directors selected pursuant to Section 3.1 to fill the vacancies created by such action.

    7.14.  Employee Matters.  Promptly after the Effective Date, Umpqua shall ensure that IFN and the IFN Banks employees are permitted to participate in the employee benefit programs then made available to Umpqua employees with credit for service with IFN and the IFN Banks deemed service with Umpqua for eligibility and vesting purposes, and that such employees shall receive benefits for 2001 prorated to reflect the portion of that year such employees were actually employed by Umpqua or Umpqua Bank, as the case may be. For purposes of participation in Umpqua bonus plans, profit sharing plans and arrangements, and similar benefits, IFN and the IFN Banks employees shall receive credit for length of service and (except as may otherwise be provided in employment contracts) shall be entitled to participate in bonus compensation plans and awards beginning on the Effective Date, it being expressly recognized that previous IFN and IFN Subsidiary employees continuing in the employ of Umpqua or Umpqua Bank at December 31, 2001 are to be paid in January 2002 their accrued bonus compensation under IFN's and IFN Banks' bonus plans, profit sharing plans and arrangements, and similar programs through the Effective Date, in accordance with the terms thereof, and further recognized that for purposes of calculating the benefits due thereunder IFN's and the IFN Banks' financial performance for the 2001 fiscal year shall be determined without respect to any restructuring charge or any increase in the provision for loan and lease losses accrued by IFN or the IFN Banks in excess of that required by this Agreement.

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8.  Conditions to Obligations of Umpqua

    The obligations of Umpqua under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Mergers shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by Umpqua in writing and not required by law):

    8.1.  Shareholders Approvals.  Approval of this Agreement and the Plans of Merger by the shareholders of Umpqua, IFN and the IFN Banks.

    8.2.  No Litigation.  Absence of any suit, action, or proceeding (made or threatened) against Umpqua, IFN, and IFN Subsidiary or any of their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Agreement or the Plans of Merger or the transactions contemplated thereby; seeking to restrict the rights of the parties or the operation of the business of IFN or Umpqua after consummation of the Mergers; or seeking to subject the parties to this Agreement or the Plans of Merger or any of their officers or directors to any liability, fine, forfeiture or penalty on the grounds that the parties hereto or their directors or officers have violated or will violate their fiduciary duties to their respective shareholders or will violate any applicable law or regulation in connection with the transactions contemplated by this Agreement and the Plans of Merger.

    8.3.  No Banking Moratorium.  Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

    8.4.  Regulatory Approvals.  Procurement of all consents, orders and approvals required by law, and the satisfaction of all other necessary or appropriate legal requirements, including but not limited to approvals by FRB, FDIC and the Oregon Director of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions which Umpqua determines to be materially disadvantageous or burdensome, and the expiration of all regulatory waiting periods.

    8.5.  Compliance with Securities Laws.  Receipt of an order of registration from the Oregon Director relating to the shares of Umpqua Common Stock to be issued under the Plans of Merger, and receipt of such other registration and qualification orders as may be necessary under applicable laws and regulations.

    8.6.  Other Consents.  Receipt of all other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger.

    8.7.  Opinion of Counsel.  Receipt by Umpqua of a favorable opinion by Davis Wright Tremaine LLP, counsel to IFN, in form and substance satisfactory to Umpqua and its counsel, to the effect that:

      (a) IFN is a corporation duly organized and validly existing under the laws of the State of Oregon, each of the IFN Banks is a state chartered bank, duly organized, validly existing and in good standing under the laws of the State of Oregon and each has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business in the manner being conducted on the Effective Date.

      (b) IFN has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and under the Holding Company Plan of Merger; the execution, delivery and performance of the Agreement and the Holding Company Plan of Merger, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of IFN; and the Agreement and the Holding Company Plan of Merger have been duly executed and delivered by IFN, and constitute the legal, valid, and binding obligation of IFN, enforceable in accordance with their terms, except as the same may be limited by failure of one or more closing conditions or by Umpqua's breach of its representations,

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  warranties or covenants herein, or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles.

      (c) Each IFN Bank has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the applicable Bank Plan of Merger; the execution, delivery and performance of the Bank Plan of Merger, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the applicable IFN Bank; and each Bank Plan of Merger has been duly executed and delivered by the applicable IFN Bank, and constitutes the legal, valid, and binding obligation of the applicable IFN Bank, enforceable in accordance with its terms, except as the same may be limited by failure of one or more conditions set forth in this Agreement or such Bank Plan of Merger, or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles.

      (d) The authorized capital stock of IFN consists of 10,000,000 shares of preferred stock, $5.00 par value, none of which is issued and outstanding, and 10,000,000 shares of common stock, $5.00 par value, of which [complete as of the Effective Date] shares have been duly issued and are validly outstanding, fully paid and nonassessable except as set forth in Schedule 4.2 to the Agreement. Such shares are the only shares of capital stock of IFN authorized, issued or outstanding; and to the best of counsel's knowledge, IFN is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any equity interest in IFN except as set forth in any schedule to the Agreement or the IFN Public Reports. To the knowledge of such counsel, none of the shares of IFN Common Stock has been issued in violation of the pre-emptive rights of any stockholder.

      (e) The authorized capital stock of McKenzie State Bank consists of 5,000,000 shares of common stock, no par value, of which 2,500,000 shares have been designated as Class A Common Stock and 2,500,000 shares have been designated as Class B Common Stock. As of the Effective Date, [complete as of Effective Date] shares of Class A Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable, and 150,000 shares of Class B Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. Such shares are the only shares of capital stock of McKenzie State Bank authorized, issued or outstanding; and to the best of counsel's knowledge, McKenzie State Bank is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any equity interest in McKenzie State Bank except as set forth in any schedule to the Agreement. To the knowledge of such counsel, none of the shares of McKenzie State Bank Common Stock has been issued in violation of the pre-emptive rights of any stockholder.

      (f)  The authorized capital stock of Oregon State Bank consists of 1,000,000 shares of common stock, no par value, of which [complete as of Effective Date] shares have been duly issued and are validly outstanding, fully paid and nonassessable. Such shares are the only shares of capital stock of Oregon State Bank authorized, issued or outstanding; and to the best of counsel's knowledge, Oregon State Bank is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any equity interest in Oregon State Bank except as set forth in any schedule to the Agreement. To the knowledge of such counsel, none of the shares of Oregon State Bank Common Stock has been issued in violation of the pre-emptive rights of any stockholder.

    8.8.  Corporate Documents.  Receipt by Umpqua of:

      (a) Current certificate of existence for IFN and a good standing certificate for each of the IFN Banks, respectively, issued by the appropriate governmental officer as of a date immediately prior to the Effective Date; and

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      (b) A copy, certified by each Secretary of IFN and each of the IFN Banks, of resolutions adopted by the Board of Directors and shareholders of each corporation approving this Agreement and the applicable Plans of Merger.

    8.9.  Continuing Accuracy of Representations and Warranties.  Except as expressly contemplated hereby, the representations and warranties of IFN being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date; provided that, in the case of Section 4.13, the discovery of a claim against IFN or any other obligation or liability of IFN, not previously known, of less than $50,000 individually or $100,000 in the aggregate shall not be deemed a breach of IFN's representation and warranties hereunder.

    8.10.  Compliance with Covenants and Conditions.  Compliance by IFN with all agreements, covenants and conditions on its part required by this Agreement to be performed or complied with prior to or at the Effective Date.

    8.11.  No Adverse Changes.  Between March 31, 2001 and the Effective Date, the absence of any material adverse change in the business, assets, liabilities, income, or conditions, financial or otherwise, of IFN or any IFN Subsidiary, except changes contemplated by this Agreement and such changes as may have been previously approved in writing by Umpqua.

    8.12.  Certificate.  Receipt by Umpqua of a Certificate of the Chief Executive Officer and the Chief Financial Officer of IFN, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 8.1, 8.2, 8.4, 8.6, 8.9, 8.10 and 8.11 hereof, that the consolidated deposits of IFN are at least 97% of the amounts held by IFN on March 31, 2001, that there has been no net reduction in regulatory capital of the IFN Banks, taken as a whole, since March 31, 2001, that IFN's loan loss reserve represents at least 1.20% loan and lease assets at the Effective Date, and such other matters with respect to the fulfillment by IFN of any of the conditions of this Agreement as Umpqua may reasonably request.

    8.13.  Tax Opinion.  Receipt of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to Umpqua to the effect that the transactions contemplated by the Agreement and the Plans of Merger will be reorganizations within the meaning of Section 368 of the Code; that the parties to the Agreement and to the Plans of Merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; and no taxable gain or loss will be recognized by the shareholders of IFN, McKenzie State Bank and Oregon State Bank who will receive solely Umpqua Common Stock (except for cash, if any, received pursuant to the exercise of statutory dissenters' rights or paid for any of fractional share interests); that the basis in the Umpqua Common Stock to be received by the recipients will be the same as the basis in their IFN, McKenzie State Bank or Oregon State Bank Common Stock exchanged (except for cash if any, received pursuant to the exercise of statutory dissenters' rights or paid for any fractional share interests); and that, provided the stock exchanged was held as a capital asset on the Effective Date, the holding period of the Umpqua Common Stock to be received will include the holding period of the IFN, McKenzie State Bank or Oregon State Bank Common Stock previously held, prior to the Effective Date.

    8.14.  Umpqua Fairness Opinions.  Umpqua will have received from D.A. Davidson & Co. an opinion, dated as of the date the Board of Directors of Umpqua shall have approved this Agreement and updated or confirmed as of a date immediately before Umpqua mails the Proxy Statement to its shareholders, to the effect that the terms of the transactions contemplated by this Agreement are fair to Umpqua's shareholders from a financial point of view. IFN will provide Umpqua's investment advisor such information as it may reasonably request in order to render its opinion.

    8.15.  IFN Fairness Opinions.  IFN, McKenzie State Bank and Oregon State Bank will each have received from Ragen MacKenzie an opinion, dated as of the date the Board of Directors of each shall

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have approved this Agreement and updated immediately before each mails the Proxy Statement to its shareholders, to the effect that the terms of the applicable Bank Merger are fair to its shareholders from a financial point of view. Umpqua will provide Ragen MacKenzie such information as it may reasonably request in order to render its opinions.

    8.16.  Accounting Treatment.  It will have been determined to the satisfaction of Umpqua that the Holding Company Merger will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and the related interpretations of the AICPA consensuses of the FASB's Emerging Issue Task Force, and the rules and regulations of the SEC, and Umpqua will have received a letter to such effect from Deloitte & Touche LLP, certified public accountants.

    8.17.  Employment Contracts.  The Chief Executive Officer and Chief Financial Officer of IFN shall have executed amendments to the current Termination Allowance Agreement and Change of Control Agreements, respectively, in a form substantially identical to Schedule 8.17.

    8.18.  Affiliate Letters.  Umpqua shall have received from the affiliates of IFN, McKenzie State Bank and Oregon State Bank the letter agreements provided for in Section 12.18 hereof.

    8.19.  Director Commitments.  Each of the Independent Financial Network, Inc. directors shall have executed this Agreement in their individual capacities as provided at the end of this Agreement.

9.  Conditions to Obligations of IFN

    The obligations of IFN under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Mergers, shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by IFN in writing and not required by law):

    9.1.  Shareholder Approval.  Approval of this Agreement and the respective Plans of Merger by the shareholders of IFN, each of the IFN Banks and Umpqua.

    9.2.  No Litigation.  Absence of any suit, action, or proceeding (made or threatened) against Umpqua, IFN, any of the IFN Banks or their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Agreement or the Plans of Merger or the transactions contemplated thereby; or seeking to subject any of them or their officers or directors to any liability, fine, forfeiture or penalty on the grounds that such parties have violated or will violate their fiduciary duties to their respective shareholders or will violate any applicable law or regulation in connection with the transactions contemplated by this Agreement and the Plans of Merger.

    9.3.  No Banking Moratorium.  Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

    9.4.  Regulatory Approvals.  Procurement of all consents, orders and approvals required by law, and the satisfaction of all other necessary or appropriate legal requirements, including but not limited to approvals by FRB, FDIC and the Oregon Director of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions which IFN determines to be materially disadvantageous or burdensome, and the expiration of all regulatory waiting periods.

    9.5.  Other Consents.  Receipt of all other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger.

    9.6.  Opinions of Counsel.  Receipt by IFN of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to IFN and its counsel to the effect that:

      (a) Umpqua is a corporation, duly organized and validly existing under the laws of the State of Oregon, and has all requisite corporate power and authority to own, lease, and operate its

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  properties and assets and carry on its business in the manner being conducted on the Effective Date;

      (b) Umpqua Bank is a state banking corporation, duly organized, validly existing and in good standing under the laws of the State of Oregon, has all requisite corporate power and authority to own, lease, and operate its properties and assets, and to carry on a general banking business;

      (c) Umpqua and Umpqua Bank each have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Agreement and the Plans of Merger; the execution, delivery and performance of the Agreement and the Plans of Merger and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of each; and the Agreement and the Plans of Merger have been duly executed and delivered by them and constitute the legal, valid and binding obligation of each, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles;

      (d) The authorized capital stock of Umpqua consists of 2,000,000 shares of preferred stock, no par value per share, none of which is issued and outstanding, and 20,000,000 shares of common stock, no par value per share, of which [complete as of the Effective Date]shares are outstanding and are validly issued, fully paid and nonassessable. Such shares are the only shares of capital stock of Umpqua authorized, issued or outstanding; and to the best of knowledge of Foster Pepper & Shefelman LLP, Umpqua is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any other equity interest in Umpqua, except as set forth in any schedule to this Agreement or the Umpqua Public Reports.

      (e) All of the issued and outstanding capital stock of Umpqua Bank is owned by Umpqua.

      (f)  The Umpqua Common Stock to be issued in accordance with the Plans of Merger, when delivered in exchange (or in partial exchange) for the shares of IFN, McKenzie State Bank or Oregon State Bank Common Stock, will be authorized, validly issued, fully paid and nonassessable; and

      (g) The Umpqua Common Stock to be issued to the IFN, McKenzie State Bank and Oregon State Bank shareholders has been registered under Oregon securities laws, and is exempt from registration under the Securities Act and to the best of Foster Pepper & Shefelman LLP's knowledge, no stop order suspending the effectiveness of the Oregon registration or the issuance of the shares in any jurisdiction has been issued and no proceeding for that purpose has been initiated or pending or are contemplated under the Act or any other securities laws. The issuance of Umpqua Common Stock has been registered or qualified or is exempt from registration or qualification except when such failure would not (i) be material to Umpqua, or (ii) pose a material risk of material liability to any person who was, immediately prior to the Effective Date, an officer, director, employee or agent of IFN. The Umpqua Common Stock to be issued to the IFN, McKenzie State Bank and Oregon State Bank shareholders has been listed for trading on the Nasdaq National Market System, and is not "restricted securities" as that term is defined in Rule 144(a)(3) under the Act.

    9.7.  Corporate Documents.  Receipt by IFN of:

      (a) A certificate of existence for Umpqua and a good standing certificate for Umpqua Bank, issued by the appropriate governmental officer dated as of a date immediately prior to the Effective Date;

      (b) A copy, certified by each Secretary of Umpqua and Umpqua Bank, of the resolutions adopted by the Board of Directors of each approving this Agreement and the respective Plans of Merger.

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    9.8.  Continuing Accuracy with Representations and Warranties.  Except as contemplated hereby, the representations and warranties of Umpqua being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date; provided that, in the case of Section 5.5, the discovery of a claim against Umpqua or any other obligation or liability of Umpqua, not previously known, of less than $500,000 individually or $1,000,000 in the aggregate shall not be deemed a breach of Umpqua's representation and warranties hereunder.

    9.9.  Compliance with Covenants and Conditions.  Umpqua having complied with all agreements, covenants and conditions on their part required by this Agreement to be performed or complied with prior to or at the Effective Date.

    9.10.  No Adverse Changes.  Between March 31, 2001 and the Effective Date, the absence of any material adverse change in the business, assets, liabilities, income or condition, financial or otherwise, of Umpqua and its Subsidiaries taken as a whole, except changes contemplated by this Agreement and such changes that may have been previously approved in writing by IFN.

    9.11.  Tax Opinion.  Receipt of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to IFN to the effect that the transactions contemplated by the Agreement and the Plans of Merger will be a reorganization within the meaning of Section 368 of the Code; that the parties to the Agreement and to the Plans of Merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; and no taxable gain or loss will be recognized by the shareholders of IFN, McKenzie State Bank or Oregon State Bank who will receive solely Umpqua Common Stock (except for cash, if any, received pursuant to the exercise of statutory dissenters' rights or paid for any fractional share interest); that the basis in the Umpqua Common Stock to be received by the recipients will be the same as the basis in their common stock (except for cash, if any, received pursuant to the exercise of statutory dissenters' rights or paid for any fractional share interests); and that, provided the stock exchanged was held as a capital asset on the Effective Date, the holding period of the Umpqua Common Stock to be received will include the holding period of the common stock previously held, prior to the Effective Date.

    9.12.  Certificates.  Receipt by IFN of a Certificate of the President and Chief Financial Officer of Umpqua, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 9.1, 9.2, 9.4, 9.5, 9.8, 9.9, and 9.10 hereof and such other matters with respect to the fulfillment by Umpqua of any of the conditions of this Agreement as IFN may reasonably request.

    9.13.  Fairness Opinions.  IFN, McKenzie State Bank and Oregon State Bank will each have received from Ragen MacKenzie an opinion, dated as of or prior to the date the Board of Directors of each shall have approved this Agreement or their applicable Plan of Merger and updated or confirmed as of a date immediately before each mails the Proxy Statement to its shareholders, to the effect that the terms of the applicable Holding Company Merger or Bank Mergers are fair, from a financial point of view, to its shareholders. Umpqua will provide Ragen MacKenzie such information as it may reasonably request in order to render its opinions.

    9.14.  Accounting Treatment.  It will have been determined to the satisfaction of IFN that the Holding Company Merger will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and the related interpretations of the AICPA consensuses of the FASB's Emerging Issue Task Force, and the rules and regulations of the SEC, and Umpqua will have received a letter to such effect from Deloitte & Touche LLP, certified public accountants.

    9.15.  Director Commitments.  Each of the Umpqua directors shall have executed this Agreement in their individual capacities as provided at the end of this Agreement.

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10. Closing

    The transactions contemplated by this Agreement and the Plans of Merger will close in the office of Foster Pepper & Shefelman LLP at such time and on such date within seven (7) days following the satisfaction of all conditions to closing set forth in Sections 8 and 9 (not waived or to be satisfied by delivery of documents or opinions or a state of facts to exist at closing), as set by notice from Umpqua to IFN, or at such other time and place as the parties may agree.

11. Termination

    11.1.  Procedure for Termination.  This Agreement may be terminated before the Effective Date:

      (a) By the mutual consent of the Boards of Directors of Umpqua and IFN acknowledged in writing;

      (b) By Umpqua or IFN acting through their Boards of Directors upon written notice to the other party, if (i) at the time of such notice the Mergers shall not have become effective by March 31, 2002 (or such later date as shall have been agreed to in writing by Umpqua and IFN acting through their respective Boards of Directors), (ii) shareholders of IFN shall not have approved the Agreement, the Plans of Merger and the transactions contemplated thereby prior to March 31, 2002, (iii) shareholders of Umpqua shall not have approved the Agreement, the Plans of Merger and the transactions contemplated thereby and the issuance of the Umpqua Common Stock prior to March 31, 2002, or (iv) a failure of the conditions set forth in Section 8.16 and 9.14;

      (c) By Umpqua, acting through its Board of Directors upon written notice to IFN, if there has been a material misrepresentation or material breach on the part of IFN in its representations, warranties or covenants set forth herein or if there has been any material failure on the part of IFN to comply with its obligations hereunder which misrepresentation, breach or failure is not cured within thirty (30) days notice to IFN of such misrepresentation, breach or failure; or by IFN, acting through its Board of Directors upon written notice to Umpqua, if there has been a material misrepresentation or material breach by Umpqua in its representations, warranties or covenants set forth herein or if there has been a material failure on the part of Umpqua to comply with its obligations hereunder which misrepresentation, breach or failure is not cured within thirty (30) days notice to Umpqua of such misrepresentation, breach or failure;

      (d) By Umpqua upon advice of Foster Pepper & Shefelman LLP that the fiduciary duties of the Umpqua Directors so require; and

      (e) By IFN upon advice of Davis Wright Tremaine LLP that the fiduciary duties of the IFN Directors so require.

      (f)  By IFN at any time during the five-business-day period commencing on the tenth calendar day preceding the Effective Date, if the Weighted Average Sales Price is less than $7.00 per share.

    11.2.  Effect of Termination.

      11.2.1.   In the event this Agreement is terminated pursuant to Section 11.1(a), 11.1(b)(i), or 11.1(b)(iv), it shall become wholly void and of no further force and effect and there shall be no liability on the part of any party or their respective Boards of Directors as a result of such termination or abandonment.

      11.2.2.   If the Agreement is terminated by IFN or Umpqua pursuant to Section 11.1(b)(ii), by Umpqua pursuant to Section 11.1(c) or by IFN pursuant to Section 11.1(e) or (f), then IFN agrees to pay to Umpqua its reasonable expenses incurred in entering into and attempting to consummate the transaction. In addition to the foregoing, if, prior to December 31, 2002, IFN

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  enters into an Alternative Acquisition Transaction and (a) an Alternative Acquisition Transaction had been proposed prior to the date of the IFN shareholder meeting or (b) at the time of such shareholder meeting IFN or its Directors fail to materially comply with the covenants set forth in Section 6, and in either event if at the time of IFN's shareholder meeting there was no material failure by Umpqua to meet the conditions set forth in Section 9, then IFN will, within thirty (30) days after Umpqua's request, pay Umpqua an additional $2,000,000. The payment called for in the foregoing sentence shall not be paid or payable if Umpqua elects to exercise all or any portion of that certain Stock Option Agreement dated contemporaneously herewith, the form of which is attached hereto as Exhibit C. In the event Umpqua elects to receive the payment set forth in this Section 11.2.2, this Section shall be the sole remedy in favor of Umpqua for termination of this Agreement pursuant to the sections named in the preceding sentence, and Umpqua specifically waives the protections of any equitable remedies that otherwise might be available to Umpqua.

      11.2.3.   If the Agreement is terminated by Umpqua or IFN pursuant to Section 11.1(b)(iii), by IFN pursuant to Section 11.1(c) or by Umpqua pursuant to Section 11.1(d), then Umpqua agrees to pay to IFN its reasonable expenses incurred in entering into and attempting to consummate the transaction up to a maximum of $500,000. This Section 11.2.3 shall be the sole remedy in favor of IFN for termination of this Agreement pursuant to the sections named in the preceding sentence, and IFN specifically waives the protections of any equitable remedies that otherwise might be available to IFN.

    11.3.  Documents from IFN.  In the event of termination of this Agreement, Umpqua will promptly deliver to IFN all originals and copies of documents and work papers obtained by Umpqua from IFN, whether so obtained before or after the execution hereof, and will not use any information so obtained, and will not disclose or divulge such information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process; and provided further that Umpqua shall not be obligated to treat as confidential any such information which is publicly available or readily ascertainable from public sources, or which was known to Umpqua at the time that such information was disclosed to it by IFN or which is rightfully received by Umpqua from a third party. The obligations arising under this Section 11.3 shall survive any termination or abandonment of this Agreement.

    11.4.  Documents from Umpqua.  In the event of termination of this Agreement, IFN will promptly deliver to Umpqua all originals and copies of documents and work papers obtained by IFN from Umpqua, whether so obtained before or after the execution hereof, and will not use, disclose or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law, regulation or judicial or regulatory process; and provided further, IFN shall not be obligated to treat as confidential any information which is publicly available or readily ascertainable from public sources, or which was known to IFN at the time that such information was disclosed to it by Umpqua or which is rightfully received by IFN from a third party. The obligations arising under this Section 11.4 shall survive any termination or abandonment of this Agreement.

12. Miscellaneous Provisions

    12.1.  Amendment or Modification.  Prior to the Effective Date, this Agreement and the Plans of Merger may be amended or modified, either before or after approval by the shareholders of IFN and Umpqua, only by an agreement in writing executed by the parties hereto upon approval of their respective boards of directors; provided, however, that no such amendment or modification shall increase the amount or modify the form of consideration to be received by the IFN, McKenzie State Bank or Oregon State Bank shareholders pursuant to the Plans of Merger without the approval of the Umpqua shareholders, or decrease the amount or modify the form of consideration to be received by

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the IFN, McKenzie State Bank or Oregon State Bank shareholders pursuant to the Plans of Merger without the approval of such shareholders.

    12.2.  Public Statements.  No party to this Agreement shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other parties hereto with a written copy of the text of such release or statement and obtaining the consent of the other parties to such release or statement, which consent will not be unreasonably withheld. The consent provided for in this section shall not be required if the delay would preclude the timely issuance of a press release or public statement required by law or any applicable regulations. The provisions of this section shall not be construed as limiting the parties from communications consistent with the purposes of this Agreement, including but not limited to seeking regulatory and shareholder approvals necessary to complete the transactions contemplated by this Agreement and the Plans of Merger.

    12.3.  Confidentiality.  Each party shall use the non-public information that it obtains from the other parties to this Agreement solely for the effectuation of the transactions contemplated by this Agreement and the Plans of Merger or for other purposes consistent with the intent of this Agreement and shall not use any such information for other purposes, including but not limited to the competitive detriment of the other parties. Each party shall maintain strictly confidential all non-public information it receives from the other parties and shall, upon termination of this Agreement prior to the Effective Date, return such information in accordance with Sections 11.3 and 11.4 hereof. The provisions of this section shall not prohibit the use of information consistent with the provisions of those sections or prohibit disclosure of information to the parties respective counsel, accountants, tax advisors, and consultants, provided that those persons also agree to maintain such information confidential in accordance with this section and Sections 11.3 and 11.4 hereof.

    12.4.  Waivers and Extensions.  Each of the parties hereto may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto of any of the covenants or conditions contained herein or in the Plans of Merger, other than those required by law. No such waiver or extension of time shall constitute a waiver of any subsequent or other performance or compliance. No such waiver shall require the approval of the shareholders of any party.

    12.5.  Expenses.  Each of the parties hereto shall pay their respective expenses in connection with this Agreement and the Plans of Merger and the transactions contemplated thereby, except as otherwise may be specifically provided.

    12.6.  Financial Advisors.  Each party is solely responsible for the payment of their own financial advisor fees.

    12.7.  Binding Effect, No Assignment.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties.

    12.8.  Representations and Warranties.  The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties, and except for claims based upon fraud of the parties or their representatives, shall not survive the closing hereof.

    12.9.  Remedies.  Except for claims based upon fraud of the parties or their representatives, the only remedy available to any party hereunder is for amounts payable pursuant to Section 11.2.

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    12.10.  No Benefit to Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto, any right or remedy under or by reason hereof.

    12.11.  Notices.  Any notice, demand or other communication permitted or desired to be given hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if personally delivered or mailed by registered or certified mail, return receipt requested, or sent via confirmed facsimile to the respective parties at their addresses or facsimile numbers set forth below:

    If to Umpqua:

    Umpqua Holdings Corporation
    200 Market Street, Suite 1900
    Portland, Oregon 97201
    Attn: Raymond P. Davis, President
    Fax: (503) 546-2498

    Copies of Notices to Umpqua to:

    Kenneth E. Roberts, Esq.
    Foster Pepper & Shefelman LLP
    One Main Place, 15th Floor
    101 SW Main Street
    Portland, OR 97204-3223
    Fax: (800) 601-9234

    If to IFN:

    Independent Financial Network, Inc.
    170 S. Second Street
    Suite 201
    Coos Bay, Oregon 97420
    Attn: Chuck Brummel, President & CEO
    Fax: (541) 267-6068

    Copies of Notices to IFN to:

    Marcus J. Williams
    Davis Wright Tremaine LLP
    1300 SW 5th Ave.
    Suite 2300
    Portland, OR 97201
    Fax: (503) 778-5299

    Any party from time to time may change such address or facsimile number by so notifying the other parties hereto of such change, which address or number shall thereupon become effective for purposes of this section.

    12.12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

    12.13.  Entire Agreement.  This Agreement, including all of the schedules and exhibits hereto and other documents or agreements referred to herein constitute the entire agreement between the parties with respect to the Mergers and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matters.

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    12.14.  Headings.  The article and section headings in this Agreement are for the convenience of the parties and shall not affect the interpretation of this Agreement.

    12.15.  Counterparts.  At the convenience of the parties, this Agreement may be executed in counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute but one Agreement.

    12.16.  Non-Competition Agreement.  Except as may be consented to in writing by Umpqua, each member of the Board of Directors of IFN signing at the end of this Agreement agrees that he or she will not, for a period of two years following his or her service on the Board of Directors of IFN be associated in any way with any financial institution other than Umpqua (or any of its affiliates) with branches in Coos, Curry or Lincoln Counties, Oregon, whether directly or indirectly, alone or as a member of a partnership, or as an officer, director, stockholder or employee. Ownership of less than one percent of the stock of a publicly held corporation shall not be deemed to be prohibited by this provision, nor shall ownership of any number of shares of stock in Umpqua.

    12.17.  Restrictions On Transfer.  Umpqua will not deliver any Umpqua Common Stock to any shareholder who, in the opinion of counsel for Umpqua, is or may be an "affiliate" (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act) of IFN, McKenzie State Bank or Oregon State Bank, except upon receipt by Umpqua of a letter or other written commitment from that shareholder to comply with Rule 145 as promulgated by the SEC, in a form reasonably acceptable to its counsel.

    The certificates representing shares to be issued to "affiliates" of IFN, McKenzie State Bank or Oregon State Bank will bear the following legend until such time as Umpqua shall have received an opinion of counsel satisfactory to Umpqua to the effect that the shares may be transferred without restriction and that the legend is no longer needed, or until such time as Umpqua shall reasonably have reached the same determination:

    "The shares represented by this certificate (i) were issued pursuant to a business combination and (ii) may be sold only in accordance with the provisions of Rule 145 under the Securities Act of 1933, as amended (the "Act"), or pursuant to an effective registration statement under the Act or an exemption therefrom."

    12.18.  Pooling Accounting.

      (a) The parties hereto intend that the Holding Company Merger be treated as a pooling of interests for accounting purposes. From and after the date of this Agreement and until the Effective Date, neither Umpqua nor IFN nor any of their affiliates (i) shall knowingly take any action, or shall knowingly fail to take any action, that would jeopardize the treatment of the Holding Company Merger as a "pooling of interests" for accounting purposes; or (ii) shall enter into any contract, agreement, commitment or arrangement with respect to the foregoing; provided, however, that no action or omission by any party shall constitute a breach of this sentence if such action or omission is specifically permitted by the terms of this Agreement or is made with the written consent of the other parties hereto. The members of the Board of Directors of IFN and each of McKenzie State Bank and Oregon State Bank may be deemed to be "affiliates" of IFN and each of McKenzie State Bank and Oregon State Bank ("IFN Affiliates") for purposes of the SEC's Codification of Financial Reporting Policies Section 201.01 and the SEC's Staff Accounting Bulletin No. 65 (collectively "SAB 65"). Umpqua will receive from each person so identified a written agreement in the form of Schedule 12.18. Prior to the Effective Date, IFN agrees to use all reasonable efforts to cause any additional person who becomes or is identified as an "IFN Affiliate" to execute such a letter agreement.

      (b) Umpqua shall have the right to place a restrictive legend on all shares of Umpqua Common Stock to be received by an IFN Affiliate so as to preclude their transfer or disposition in

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  violation of such letter agreement, to instruct its transfer agent not to permit the transfer of any such shares and/or to take any other steps reasonably necessary to ensure compliance with SAB 65. Prior to 30 days before the Effective Date, stock certificates evidencing ownership of all IFN, McKenzie State Bank and Oregon State Bank Common Stock by IFN Affiliates shall be delivered to IFN and IFN (prior to the Effective Date) and Umpqua (after the Effective Time) shall retain such certificates or the certificates of Umpqua Common Stock into which they are exchanged until such time as financial results covering at least 30 days of combined operations of Umpqua and IFN shall have been published, at which time such certificates shall be released. Umpqua covenants and agrees to promptly return such certificates to the IFN Affiliates with such restrictive legends removed after the publication of such combined results.

    IN WITNESS WHEREOF, the parties hereto pursuant to the approval and authority duly given by resolutions adopted by a majority of their respective Boards of Directors, have each caused this Agreement to be executed by its duly authorized officers.

UMPQUA HOLDINGS CORPORATION		INDEPENDENT FINANCIAL NETWORK, INC.
By:		By:
	/s/ RAYMOND P. DAVIS		/s/ CHARLES D. BRUMMEL

	Raymond P. Davis		Charles D. Brummel
	Chief Executive Officer		Chief Executive Officer
By:		By:
	/s/ JULIE M. RYAN		/s/ LINDA GOODWIN

	Julie M. Ryan		Linda Goodwin
	Secretary		Secretary
UMPQUA BANK
By:	/s/ WILLIAM A. HADEN William A. Haden President
By:	/s/ JULIE M. RYAN Julie M. Ryan Secretary

(Continued on Next Page)

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The undersigned members of the Board of Directors of Umpqua execute this Agreement for the limited purposes of Sections 7.4, 7.8 and 7.13 hereof.

/s/ ALLYN C. FORD	/s/ DAVID B. FROHNMEYER

Allyn C. Ford	David B. Frohnmeyer
/s/ JAMES D. COLEMAN	/s/ WILLIAM A. HADEN

James D. Coleman	William A. Haden
/s/ SCOTT D. CHAMBERS	/s/ LYNN K. HERBERT

Scott D. Chambers	Lynn K. Herbert
/s/ RAYMOND P. DAVIS	/s/ LARRY L. PARDUCCI

Raymond P. Davis	Larry L. Parducci
/s/ MICHAEL DONOVAN	/s/ RONALD O. DOAN

Michael Donovan	Ronald O. Doan
/s/ JOHN O. DUNKIN John O. Dunkin

The undersigned members of the Board of Directors of IFN execute this Agreement for the limited purposes of Sections 6.2, 6.5, 6.12, 12.16, 12.17 and 12.18 hereof.

/s/ WILLIAM A. LANSING	/s/ KENNETH C. MESSERLE

William A. Lansing	Kenneth C. Messerle
/s/ GLENN A. THOMAS	/s/ CHARLES D. BRUMMEL

Glenn A. Thomas	Charles D. Brummel
/s/ RONALD C. LAFRANCHI	/s/ GARY L. WAGGONER

Ronald C. LaFranchi	Gary L. Waggoner
/s/ ROBERT L. FULLHART Robert L. Fullhart

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Appendix II

Holding Company

PLAN OF MERGER

    This Plan of Merger (the "Plan of Merger") is dated            , 2001, and is by and between Umpqua Holdings Corporation ("Umpqua"), an Oregon corporation, and Independent Financial Network, Inc. ("IFN"), an Oregon corporation.

RECITALS

    A.  The Board of Directors of each of Umpqua and IFN has approved this Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

    B.  This Plan of Merger is part of an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 22, 2001, by and among Umpqua, IFN and Umpqua Bank (Umpqua's wholly owned subsidiary bank), which agreement sets forth certain conditions precedent to the effectiveness of this Plan of Merger and other matters relative to the merger contemplated by this Plan of Merger (the "Merger"), including certain defined terms.

    C.  At or prior to the date the Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Merger.

AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereby adopt this Plan of Merger:

    1.  EFFECTIVE DATE AND TIME.  This Plan of Merger shall be effective at 6:01 p.m. (the "Effective Time") on the date the Articles of Merger are filed with the Oregon Secretary of State. The date on which the Articles of Merger are filed is referred to herein as the "Effective Time".

    2.  MERGER.  At the Effective Time, IFN shall merge with and into Umpqua, which will be the surviving corporation (the "Merger"). The name of the surviving corporation shall be "Umpqua Holdings Corporation".

    3.  ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, OFFICERS.  Until altered, amended or repealed, the Articles of Incorporation and Bylaws of Umpqua on the Effective Date shall be the Articles of Incorporation and Bylaws of the surviving corporation. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of Umpqua shall be, as of the Effective Date, the individuals serving in such capacities immediately prior to the Effective Date with the addition of            who shall serve an initial term as director ending with the 2004 annual shareholder meeting and            who shall serve a term as director ending with the 2002 annual shareholder meeting. The director whose term ends with the 2004 annual shareholder meeting will be entitled to be nominated for reelection at the discretion of the nominating committee of Umpqua's board of directors subject to Umpqua's then applicable nominating procedures. The director whose term expires with the 2002 annual shareholder meeting will not be entitled to stand for reelection.

    4.  EFFECT OF MERGER

      4.1 Until changed by the Board of Directors of Umpqua, all corporate acts, plans, policies, contracts, approvals and authorizations of Umpqua and IFN, and their shareholders, officers,

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  agents, Boards of Directors, and committees elected or appointed thereby, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Umpqua and shall be as effective and binding thereon as the same were with respect to Umpqua and IFN prior to the Effective Date.

      4.2 At the Effective Time, the corporate existence of Umpqua and IFN shall, as provided by Oregon law, be merged into and continued in Umpqua, and the separate existence of IFN shall terminate. All rights, franchises and interests of IFN, respectively, in and to every type of property (whether real, personal, tangible or intangible) and choses in action shall be transferred to and vested in Umpqua by virtue of the Merger without any deed or other transfer, and Umpqua, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Umpqua and IFN, respectively, on the Effective Date.

      4.3 At the Effective Time, the liabilities of Umpqua and IFN shall become the liabilities of Umpqua, and all debts, liabilities, and contracts of Umpqua and IFN, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of Umpqua and IFN, shall be those of Umpqua and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

    5.  CAPITALIZATION OF UMPQUA.  The present authorized capital of Umpqua consists of 2,000,000 shares of undesignated preferred stock with no par value of which no shares are issued or outstanding and 20,000,000 shares of common stock without par value of which [complete before filing] shares are, issued, outstanding and fully paid ("Umpqua Common Stock"). Except as set forth in the Reorganization Agreement or the schedules thereto, there are no outstanding options, warrants or other rights to purchase or receive Umpqua securities.

    6.  CAPITALIZATION OF IFN.  The present authorized capital of IFN consists of 10,000,000 shares of undesignated preferred stock, with $5.00 par value per share, of which no shares are issued or outstanding and 10,000,000 shares of common stock with $5.00 par value, of which [complete before filing] shares are issued, outstanding and fully paid ("IFN Common Stock"). Except as set forth in the Reorganization Agreement or the schedules thereto, there are no outstanding options, warrants or other rights to purchase or receive IFN securities.

    7.  EXCHANGE OF SHARES.  At the Effective Time, by virtue of the Merger and without any action on the part of any party or any shareholder, the following shall occur:

      7.1 Each share of Umpqua Common Stock outstanding immediately prior to the Merger shall remain outstanding.

      7.2 Each outstanding share of IFN Common Stock shall be converted into the right to receive [insert final Exchange Ratio] shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares as set forth below in Section 8.

      7.3 All of the shares of IFN Common Stock, whether issued or unissued, will be canceled and the holders of certificates for shares thereof shall cease to have any rights as shareholders of IFN, other than the right to receive any dividend or other distribution with respect to such IFN Common Stock with a record date occurring prior to the Effective Time and the right to receive Umpqua Common Stock as provided above. After the Effective Time, the stock transfer register of IFN shall be closed, and there shall be no transfers of shares of IFN Common Stock recorded on the stock transfer books of IFN.

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      7.4 All existing stock option plans of IFN shall terminate, no options thereunder shall be granted, and each outstanding option to acquire IFN Common Stock (each an "IFN Option") shall automatically be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by IFN; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of IFN Common Stock issuable upon exercise of the IFN Option, and (b) [insert final Exchange Ratio]; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the IFN Option, divided by (b) [insert final Exchange Ratio ]; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Merger except as may be set forth in such option agreements. With respect to any IFN Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    8.  NO FRACTIONAL SHARES.  Notwithstanding any other provision hereof, no fractional shares of Umpqua Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. Instead, Umpqua will pay to each holder of IFN Common Stock who would otherwise be entitled to a fractional share of Umpqua Common Stock an amount in cash (without interest) determined by multiplying such fraction by the closing price for Umpqua Common Stock on the Effective Date as reported by the Nasdaq National Market.

    9.  EXCHANGE PROCEDURES.

      9.1 At or before the Effective Time, Umpqua shall deposit or cause to be deposited with ChaseMellon Shareholder Services, (the "Exchange Agent") for the benefit of the holders of certificates for IFN Common Stock, for exchange in accordance with this Plan of Merger, certificates representing the shares of Umpqua Common Stock ("New Certificates") for which outstanding shares of IFN Common Stock are to be exchanged in connection with the Merger and cash sufficient to make payment in lieu of fractional shares in accordance with Section 8 hereof.

      9.2 As promptly as practicable after the Effective Time, the Exchange Agent shall send or cause to be sent to each holder of record of IFN Common Stock transmittal materials for use in exchanging such shareholders' IFN Common Stock certificates for the consideration set forth in this Plan of Merger. Umpqua shall cause the New Certificates and checks for fractional share interests or dividends or distributions such person may be entitled to receive, to be delivered to such shareholder upon delivery to the Exchange Agent of certificates representing such IFN Common Stock (or indemnity reasonably satisfactory to Umpqua and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Plan of Merger upon such delivery. The transmittal materials will specify that delivery of certificates theretofore representing IFN Common Stock shall be effected, and risk of loss and title to the IFN Common Stock certificates will pass, if and only if proper delivery of such certificates is made to the Exchange Agent.

      9.3 Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of IFN Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      9.4 No dividends or other distributions with respect to Umpqua Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered certificates representing shares of IFN Common Stock converted in the Merger into shares of Umpqua Common Stock until the holder thereof shall surrender such certificates in accordance with this Plan of Merger. Upon surrender of certificates representing shares of IFN Common Stock, the record holder thereof will be entitled to receive any dividends or other distributions,

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  without any interest thereon, which theretofore had become payable with respect to shares of Umpqua Common Stock into which such shares of IFN Common Stock had been converted pursuant to this Plan of Merger.

      9.5 Any of the New Certificates and any funds held by the Exchange Agent for payment in cash for fractional shares that remain unclaimed for twelve months after the Effective Time shall be returned or paid to Umpqua. Any holders of IFN Common Stock who have not theretofore complied with this Section 9 shall thereafter look to Umpqua only for payment of the Merger consideration and unpaid dividends and distributions (if any) on Umpqua Common Stock deliverable in respect of IFN Common Stock such shareholders hold as determined pursuant to this Agreement, in each case without any interest thereon.

    10.  DISSENTERS' RIGHTS.  The shareholders of Umpqua and IFN have no rights under Oregon law to dissent from this Plan of Merger.

    11.  SHAREHOLDER APPROVAL.  This Plan of Merger has been ratified and approved by the shareholders of Umpqua and IFN at meetings called and held in accordance with the applicable provisions of law and their respective Articles of Incorporation and Bylaws. Each of Umpqua and IFN have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

    12.  CONDITIONS TO THE MERGER.  All conditions precedent to the effectiveness of this Plan of Merger as set forth in the Reorganization Agreement has been satisfied or waived.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.

UMPQUA HOLDINGS CORPORATION		INDEPENDENT FINANCIAL NETWORK, INC.
By:		By:

	Raymond P. Davis, President and Chief Executive Officer		Charles D. Brummel, President and Chief Executive Officer

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Appendix III

Plan of Merger (MSB)

BANK PLAN OF MERGER

    This Bank Plan of Merger (the "Bank Plan of Merger") is dated this      day of      , 2001, and is by and between Umpqua Bank ("UB"), an Oregon state chartered bank and McKenzie State Bank ("MS Bank"), an Oregon state chartered bank and joined in by Umpqua Holding Corporation ("Umpqua").

RECITALS

    A.  UB and MS Bank are each FDIC insured banks.

    B.  MS Bank has its head office at 52nd Place and Main Street, Springfield, Oregon.

    C.  UB has its head office at 445 S.E. Main Street, Roseburg, Oregon.

    D.  Umpqua is the parent holding company and sole shareholder of UB.

    E.  The Board of Directors of each of UB and MS Bank has approved this Bank Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

    F.  This Bank Plan of Merger is part of an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 22, 2001, by and among UB, Umpqua and Independent Financial Network, Inc. (MS Bank's parent holding company), which agreement sets forth certain conditions precedent to the effectiveness of this Bank Plan of Merger and other matters relative to the merger contemplated by this Bank Plan of Merger (the "Bank Merger"), including certain defined terms.

    G.  At or prior to the date the Bank Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Bank Merger.

AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereby adopt this Bank Plan of Merger:

    1.  EFFECTIVE DATE.  The effective date (the "Effective Date") of this Bank Plan of Merger shall be the date set forth in a Certificate of Merger issued by the Oregon Director.

    2.  BANK MERGER.  On the Effective Date, MS Bank shall merge with and into UB with UB being the surviving bank (the "Surviving Bank").

    3.  ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS.  The Articles of Incorporation and Bylaws of UB on the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Bank. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of the Surviving Bank shall be, as of the Effective Date, the individuals serving in such capacities immediately prior to the Effective Date.

    4.  EFFECT OF THE BANK MERGER

      4.1 Until changed by the Board of Directors of the Surviving Bank, the locations and names of the existing offices of UB and MS Bank shall continue to be the location of the offices of the Surviving Bank, under the names listed on Appendix A; and all corporate acts, plans, policies, contracts, approvals and authorizations of UB and MS Bank, and their shareholders, officers, agents, Boards of Directors, and committees elected or appointed thereby, which were valid and

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  effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Surviving Bank and shall be as effective and binding thereon as the same were with respect to UB and MS Bank prior to the Effective Date.

      4.2 At the Effective Date, all rights, franchises and interests of UB and MS Bank, respectively, in and to every type of property (whether real, personal, tangible or intangible) and choses in action shall be vested in Surviving Bank by virtue of the merger without any deed or other transfer, and Surviving Bank, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by UB and MS Bank, respectively, on the Effective Date.

      4.3 On the Effective Date, all liabilities of UB and MS Bank shall become liabilities of Surviving Bank; and all debts, liabilities, and contracts of UB and MS Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of UB and MS Bank, shall be those of Surviving Bank and shall not be released or impaired by the Bank Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

    5.  CAPITALIZATION OF UB.  The present authorized capital of UB consists of 2,000,000 shares of undesignated preferred stock, no par value, none of which are issued or outstanding and 20,000,000 authorized shares of common stock with no par value, of which 7,664,752 are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive UB securities.

    6.  CAPITALIZATION OF MS BANK.  The present authorized capital of MS Bank consists of 2,500,000 shares of Class A Common Stock with no par value of which [to be completed as of the Effective Date] shares are issued, outstanding and fully paid and 2,500,000 shares of Class B Common Stock with no par value of which 150,000 shares are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive MS Bank securities except as set forth in the Reorganization Agreement.

    7.  EXCHANGE OF SHARES.  At the Effective Date, by virtue of the Merger and without any action on the part of any party or any shareholder, the following shall occur:

      7.1 Each share of UB Common Stock outstanding immediately prior to the Merger, all of which are held by Umpqua, shall remain outstanding.

      7.2 All outstanding shares of MS Bank Class A and Class B Common Stock held at the Effective Date by Umpqua shall be cancelled. Each outstanding share of MS Bank Class A Common Stock not held by Umpqua shall be converted into the right to receive 1.30 shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares as set forth below in Section 8.

      7.3 All of the shares of MS Bank Class A and Class B Common Stock, whether issued or unissued, will be canceled and the holders of certificates for shares thereof shall cease to have any rights as shareholders of MS Bank, other than the right to receive any dividend or other distribution with respect to such MS Bank Common Stock with a record date occurring prior to the Effective Date and the right to receive Umpqua Common Stock as provided above. At the Effective Date, the stock transfer register of MS Bank shall be closed, and there shall be no transfers of shares of MS Bank Common Stock recorded on the stock transfer books of MS Bank.

      7.4 On the Effective Date, all existing stock option plans of MS Bank shall terminate, no options thereunder shall be granted, and each outstanding option to acquire MS Bank Class A

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  Common Stock (each a "MS Bank Option") shall automatically be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by MS Bank; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of MS Bank Class A Common Stock issuable upon exercise of the MS Bank Option, and (b) 1.30; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the MS Bank Option, divided by (b) 1.30; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Bank Merger except as may be set forth in such option agreements. With respect to any MS Bank Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    8.  NO FRACTIONAL SHARES.  Notwithstanding any other provision hereof, no fractional shares of Umpqua Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. Instead, Umpqua will pay to each holder of MS Bank Common Stock who would otherwise be entitled to a fractional share of Umpqua Common Stock an amount in cash (without interest) determined by multiplying such fraction by the closing price for Umpqua Common Stock on the Effective Date as reported by the Nasdaq National Market.

    9.  EXCHANGE PROCEDURES.

      9.1 At or promptly after the Effective Date, Umpqua shall deposit or cause to be deposited with ChaseMellon Shareholder Services, (the "Exchange Agent") for the benefit of the holders of certificates for MS Bank Class A Common Stock, for exchange in accordance with this Bank Plan of Merger, certificates representing the shares of Umpqua Common Stock ("New Certificates") for which outstanding shares of MS Bank Class A Common Stock are to be exchanged in connection with the Merger and cash sufficient to make payment in lieu of fractional shares in accordance with Section 8 hereof.

      9.2 As promptly as practicable after the Effective Date, the Exchange Agent shall send or cause to be sent to each holder of record of MS Bank Class A Common Stock transmittal materials for use in exchanging such shareholders' MS Bank Class A Common Stock certificates for the consideration set forth in this Bank Plan of Merger. Umpqua shall cause the New Certificates and checks for fractional share interests or dividends or distributions such person may be entitled to receive, to be delivered to such shareholder upon delivery to the Exchange Agent of certificates representing such MS Bank Class A Common Stock (or indemnity reasonably satisfactory to Umpqua and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Bank Plan of Merger upon such delivery. The transmittal materials will specify that delivery of certificates theretofore representing MS Bank Class A Common Stock shall be effected, and risk of loss and title to the MS Bank Class A Common Stock certificates will pass, if and only if proper delivery of such certificates is made to the Exchange Agent.

      9.3 Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of MS Bank Class A Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      9.4 No dividends or other distributions with respect to Umpqua Common Stock with a record date occurring after the Effective Date shall be paid to the holder of any unsurrendered certificates representing shares of MS Bank Class A Common Stock converted in the Bank Merger into shares of Umpqua Common Stock until the holder thereof surrenders such certificates in accordance with this Bank Plan of Merger. Upon surrender of certificates representing shares of

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  MS Bank Class A Common Stock, the record holder thereof will be entitled to receive any dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Umpqua Common Stock into which such shares of MS Bank Class A Common Stock had been converted pursuant to this Bank Plan of Merger.

      9.5 Any of the New Certificates and any funds held by the Exchange Agent for payment in cash for fractional shares that remain unclaimed for twelve months after the Effective Date shall be returned or paid to Umpqua. Any holders of MS Bank Class A Common Stock who have not theretofore complied with this Section 9 shall thereafter look to Umpqua only for payment of the Bank Merger consideration and unpaid dividends and distributions (if any) on Umpqua Common Stock deliverable in respect of MS Bank Class A Common Stock such shareholders hold as determined pursuant to this Bank Plan of Merger, in each case without any interest thereon.

    10.  DISSENTERS' RIGHTS.  The shareholder of UB has waived its right under Oregon law to dissent from this Bank Plan of Merger. Shareholders of MS Bank may dissent and receive the fair value of their Common Stock in cash if they strictly comply with the provisions of ORS 711.175 et seq., a copy of which is attached as Appendix B.

    11.  SHAREHOLDER APPROVAL.  This Plan of Merger has been ratified and approved by the shareholders of each of UB and MS Bank in accordance with the applicable provisions of law and their respective Articles of Incorporation and Bylaws. Each of UB and MS Bank have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

    12.  CONDITIONS TO THE BANK MERGER.  All conditions precedent to the effectiveness of this Bank Plan of Merger as set forth in the Reorganization Agreement have been satisfied or waived.

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    IN WITNESS WHEREOF, the parties hereto have caused this Bank Plan of Merger to be executed by their duly authorized officers as of the date first above written.

UB:
UMPQUA BANK
By:	William A. Haden, President
MS Bank:
McKENZIE STATE BANK
By:	John A. Moretti, President
Joined in by UMPQUA HOLDINGS CORPORATION
By:	Raymond P. Davis, President, President

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    The undersigned members of the Board of Directors of McKenzie State Bank execute this Plan for the limited purposes of acknowledging the restrictions set forth in Section 12.17 of the Reorganization Agreement and each further agrees to support the transaction with employees, loan customers, depositors and shareholders, and to vote all shares of McKenzie State Bank held by them or over which they have voting control, in favor of the Bank Plan of Merger.

John A. Moretti	Roy C. Gray

Charles D. Brummel, Sr.	William J. Hoffman

Roger A. Van Voorhis	Murray G. McDowell
M. Scott Stovall

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Appendix IV

OSB

BANK PLAN OF MERGER

    This Bank Plan of Merger (the "Bank Plan of Merger") is dated this 9th day of July, 2001, and is by and between Umpqua Bank ("UB"), an Oregon state chartered bank and Oregon State Bank ("OS Bank"), an Oregon state chartered bank and joined in by Umpqua Holding Corporation ("Umpqua").

RECITALS

    A.  UB and OS Bank are each FDIC insured banks.

    B.  OS Bank has its head office at 415 NW 3rd Street, Corvallis, Oregon.

    C.  UB has its head office at 445 S.E. Main Street, Roseburg, Oregon.

    D.  Umpqua is the parent holding company and sole shareholder of UB.

    E.  The Board of Directors of each of UB and OS Bank has approved this Bank Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

    F.  This Bank Plan of Merger is part of an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 22, 2001, by and among UB, Umpqua and Independent Financial Network, Inc. (OS Bank's parent holding company), which agreement sets forth certain conditions precedent to the effectiveness of this Bank Plan of Merger and other matters relative to the merger contemplated by this Bank Plan of Merger (the "Bank Merger"), including certain defined terms.

    G.  At or prior to the date the Bank Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Bank Merger.

AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereby adopt this Bank Plan of Merger:

    1.  EFFECTIVE DATE.  The effective date (the "Effective Date") of this Bank Plan of Merger shall be the date set forth in a Certificate of Merger issued by the Oregon Director.

    2.  BANK MERGER.  On the Effective Date, OS Bank shall merge with and into UB with UB being the surviving bank (the "Surviving Bank").

    3.  ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS.  The Articles of Incorporation and Bylaws of UB on the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Bank. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of the Surviving Bank shall be, as of the Effective Date, the individuals serving in such capacities immediately prior to the Effective Date.

    4.  EFFECT OF THE BANK MERGER.

      4.1 Until changed by the Board of Directors of the Surviving Bank, the locations and names of the existing offices of UB and OS Bank shall continue to be the location of the offices of the Surviving Bank, under the names listed on Appendix A; and all corporate acts, plans, policies, contracts, approvals and authorizations of UB and OS Bank, and their shareholders, officers, agents, Boards of Directors, and committees elected or appointed thereby, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans,

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  policies, contracts, approvals and authorizations of Surviving Bank and shall be as effective and binding thereon as the same were with respect to UB and OS Bank prior to the Effective Date.

      4.2 At the Effective Date, all rights, franchises and interests of UB and OS Bank, respectively, in and to every type of property (whether real, personal, tangible or intangible) and choses in action shall be vested in Surviving Bank by virtue of the merger without any deed or other transfer, and Surviving Bank, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by UB and OS Bank, respectively, on the Effective Date.

      4.3 On the Effective Date, all liabilities of UB and OS Bank shall become liabilities of Surviving Bank; and all debts, liabilities, and contracts of UB and OS Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of UB and OS Bank, shall be those of Surviving Bank and shall not be released or impaired by the Bank Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

    5.  CAPITALIZATION OF UB.  The present authorized capital of UB consists of 2,000,000 shares of undesignated preferred stock, no par value, none of which are issued or outstanding and 20,000,000 authorized shares of common stock with no par value, of which 7,664,752 are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive UB securities.

    6.  CAPITALIZATION OF OS BANK.  The present authorized capital of OS Bank consists of 1,000,000 shares of common stock with no par value of which            shares are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive OS Bank securities except as set forth in the Reorganization Agreement.

    7.  EXCHANGE OF SHARES.  At the Effective Date, by virtue of the Merger and without any action on the part of any party or any shareholder, the following shall occur:

      7.1 Each share of UB Common Stock outstanding immediately prior to the Merger, all of which are held by Umpqua, shall remain outstanding.

      7.2 All outstanding shares of OS Bank Common Stock held at the Effective Date by Umpqua shall be cancelled. Each outstanding share of OS Bank Common Stock not held by Umpqua shall be converted into the right to receive 1.30 shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares as set forth below in Section 8.

      7.3 All of the shares of OS Bank Common Stock, whether issued or unissued, will be canceled and the holders of certificates for shares thereof shall cease to have any rights as shareholders of OS Bank, other than the right to receive any dividend or other distribution with respect to such OS Bank Common Stock with a record date occurring prior to the Effective Date and the right to receive Umpqua Common Stock as provided above. At the Effective Date, the stock transfer register of OS Bank shall be closed, and there shall be no transfers of shares of OS Bank Common Stock recorded on the stock transfer books of OS Bank.

      7.4 On the Effective Date, all existing stock option plans of OS Bank shall terminate, no options thereunder shall be granted, and each outstanding option to acquire OS Bank Common Stock (each a "OS Bank Option") shall automatically be converted and exchanged into an option (a "Converted Option") to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by OS Bank; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall

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  be equal to the product of (a) the number of shares of OS Bank Common Stock issuable upon exercise of the OS Bank Option, and (b) 1.30; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the OS Bank Option, divided by (b) 1.30; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Bank Merger except as may be set forth in such option agreements. With respect to any OS Bank Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    8.  NO FRACTIONAL SHARES  Notwithstanding any other provision hereof, no fractional shares of Umpqua Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. Instead, Umpqua will pay to each holder of OS Bank Common Stock who would otherwise be entitled to a fractional share of Umpqua Common Stock an amount in cash (without interest) determined by multiplying such fraction by the closing price for Umpqua Common Stock on the Effective Date as reported by the Nasdaq National Market.

    9.  EXCHANGE PROCEDURES.

      9.1 At or promptly after the Effective Date, Umpqua shall deposit or cause to be deposited with ChaseMellon Shareholder Services, (the "Exchange Agent") for the benefit of the holders of certificates for OS Bank Common Stock, for exchange in accordance with this Bank Plan of Merger, certificates representing the shares of Umpqua Common Stock ("New Certificates") for which outstanding shares of OS Bank Common Stock are to be exchanged in connection with the Merger and cash sufficient to make payment in lieu of fractional shares in accordance with Section 8 hereof.

      9.2 As promptly as practicable after the Effective Date, the Exchange Agent shall send or cause to be sent to each holder of record of OS Bank Common Stock transmittal materials for use in exchanging such shareholders' OS Bank Common Stock certificates for the consideration set forth in this Bank Plan of Merger. Umpqua shall cause the New Certificates and checks for fractional share interests or dividends or distributions such person may be entitled to receive, to be delivered to such shareholder upon delivery to the Exchange Agent of certificates representing such OS Bank Common Stock (or indemnity reasonably satisfactory to Umpqua and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Bank Plan of Merger upon such delivery. The transmittal materials will specify that delivery of certificates theretofore representing OS Bank Common Stock shall be effected, and risk of loss and title to the OS Bank Common Stock certificates will pass, if and only if proper delivery of such certificates is made to the Exchange Agent.

      9.3 Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of OS Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      9.4 No dividends or other distributions with respect to Umpqua Common Stock with a record date occurring after the Effective Date shall be paid to the holder of any unsurrendered certificates representing shares of OS Bank Common Stock converted in the Bank Merger into shares of Umpqua Common Stock until the holder thereof surrenders such certificates in accordance with this Bank Plan of Merger. Upon surrender of certificates representing shares of OS Bank Common Stock, the record holder thereof will be entitled to receive any dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Umpqua Common Stock into which such shares of OS Bank Common Stock had been converted pursuant to this Bank Plan of Merger.

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      9.5 Any of the New Certificates and any funds held by the Exchange Agent for payment in cash for fractional shares that remain unclaimed for twelve months after the Effective Date shall be returned or paid to Umpqua. Any holders of OS Bank Common Stock who have not theretofore complied with this Section 9 shall thereafter look to Umpqua only for payment of the Bank Merger consideration and unpaid dividends and distributions (if any) on Umpqua Common Stock deliverable in respect of OS Bank Common Stock such shareholders hold as determined pursuant to this Bank Plan of Merger, in each case without any interest thereon.

    10.  DISSENTERS' RIGHTS.  The shareholder of UB has waived its right under Oregon law to dissent from this Bank Plan of Merger. Shareholders of OS Bank may dissent and receive the fair value of their Common Stock in cash if they strictly comply with the provisions of ORS 711.175 et seq., a copy of which is attached as Appendix B.

    11.  SHAREHOLDER APPROVAL.  As of the Effective Date, this Plan of Merger shall have been ratified and approved by the shareholders of each of UB and OS Bank in accordance with the applicable provisions of law and their respective Articles of Incorporation and Bylaws. Each of UB and OS Bank shall have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

    12.  CONDITIONS TO THE BANK MERGER.  As of the Effective Date, all conditions precedent to the effectiveness of this Bank Plan of Merger as set forth in the Reorganization Agreement shall have been satisfied or waived.

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    IN WITNESS WHEREOF, the parties hereto have caused this Bank Plan of Merger to be executed by their duly authorized officers as of the date first above written.

UB:
UMPQUA BANK
By:	William A. Haden, President
OS Bank:
OREGON STATE BANK
By:	Neil Grossnicklaus, President
Joined in by UMPQUA HOLDINGS CORPORATION
By:	Raymond P. Davis, President, President

    The undersigned members of the Board of Directors of Oregon State Bank execute this P1an for the limited purposes of acknowledging the restrictions set forth in Section 12.17 of the Reorganization Agreement and each further agrees to support the transaction with employees, loan customers,

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depositors and shareholders, and to vote all shares of Oregon State Bank held by them or over which they have voting control, in favor of the Bank Plan of Merger.

Neil D. Grossnicklaus	Glenn Thomas

Charles D. Brummel, Sr.	Robert Fullhart

Ronald Farnsworth	Gary Waggoner

Antoinette Poole	Kenneth C. Messerle

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Appendix V

Opinion of D.A. Davidson & Co. (Umpqua)

November 6, 2001	CONFIDENTIAL

Board of Directors
Umpqua Holdings Corporation
200 SW Market Street, Suite 1900
Portland, OR 97201

Gentlemen:

    You have requested an update as of the date of this letter, of our written opinion dated June 20, 2001 as to whether the Consideration (as described below) to be paid by Umpqua Holdings Corporation, an Oregon corporation, ("Buyer"), pursuant to the Acquisition (as described below) is fair to the common shareholders of Buyer from a financial point of view, as of the date hereof.

    We understand that Buyer and Independent Financial Network, an Oregon corporation, ("Seller"), entered into an Agreement and Plan of Reorganization (the "Agreement") dated June 22, 2001. Pursuant to the Agreement and upon completion of the transactions contemplated thereby, Seller will merge with and into Buyer, which will be the surviving corporation. Also, pursuant to the Agreement, and related Bank Plans of Merger, set forth as Exhibit B (McKenzie State Bank Plan of Merger and Oregon State Bank Plan of Merger) to the Agreement, promptly following the effectiveness of the merger of Seller into Buyer, Independent Financial Network Bank (dba Security Bank), McKenzie State Bank ("MSB"), Oregon State Bank ("OSB"), Family Security Bank, Lincoln Security Bank and Pacific State Bank (collectively "IFN Banks") will merge with and into Umpqua Bank, Buyer's wholly owned subsidiary bank, with Umpqua Bank being the Surviving Bank. The transactions contemplated by the Agreement and related plans of merger are referred to herein as the "Acquisition."

    We understand that Seller owns all of the issued and outstanding stock of IFN Banks except MSB and OSB. Persons other than Seller own approximately 33% of the issued and outstanding Class A common stock of MSB and approximately 31% of the issued and outstanding shares of OSB (the "Minority Shareholders").

    Pursuant to the Acquisition, as more fully described in the Agreement, we understand that Buyer will pay the following Consideration:

  (i)
  Buyer will exchange 0.827 shares of Buyer common stock ("Buyer Common Stock") for each share of Seller common stock ("Seller Common Stock") plus cash in lieu of any fractional share interest, and

  (ii)
  Buyer will exchange 1.3 shares of Buyer Common Stock for each share of MSB and OSB held by Minority Shareholders plus cash in lieu of any fractional share interest.

    One hundred percent of the outstanding shares of common stock of Seller will be exchanged for shares of Buyer stock, with the exchange ratio being subject to certain adjustments if the weighted average closing price of Buyer Common Stock for the 20 consecutive trading days ending on and including the tenth calendar day preceding closing is less than $7.00 or at least $13.00.

  (i)
  If the weighted average closing price of Buyer Common Stock for the 20 consecutive trading days ending on and including the tenth calendar day preceding closing is at least $13.00 per share, then Buyer will automatically lower the exchange ratio to 0.80 shares of Buyer Common Stock for each share of Seller Common Stock.

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  (ii)
  Seller has the right to terminate the Acquisition if the weighted average closing price of Buyer Common Stock for the 20 consecutive trading days ending on and including the tenth calendar day preceding closing is less than $7.00.

    At closing, each outstanding option to purchase shares of Seller common stock will be converted to an option to purchase that number of shares of Buyer common stock into which shares of Seller common stock covered by such option would be converted pursuant to the Agreement at a price adjusted to reflect the overall exchange ratio. Also at closing, each outstanding option to purchase shares of MSB and OSB common stock will be converted to an option to purchase that number of shares of Buyer common stock into which shares of Seller common stock covered by such option would be converted pursuant to the Agreement at a price adjusted to reflect the overall exchange ratio.

    In connection with our opinion, we have among other things:

(i)
Reviewed certain publicly available financial and operating information relating to Buyer (including its predecessors) and Seller including without limitation, financial reports of both companies filed with the SEC and other regulatory agencies for the fiscal years ending December 31, 1998, 1999 and 2000 and for the period ending March 31, 2001, June 30, 2001, and the earnings release for both companies for the quarter ended September 30, 2001, and certain other relevant financial and operating reports and analyses, asset quality evaluations and related information made available to us from published sources and from the internal records of Buyer and Seller;

(ii)
Reviewed the financial terms and conditions of the executed June 22, 2001 Agreement;

(iii)
Reviewed and conducted conversations with representatives of management of both Buyer and Seller regarding recent and forecast financial performance and related assumptions and certain other information of a business and financial nature regarding both companies furnished to us by them;

(iv)
Reviewed certain publicly available information concerning the trading of, and the trading market for, Buyer Common Stock and Seller Common Stock;

(v)
Compared the financial performance of Buyer and Seller with certain other companies in the banking industry in Oregon, California and Washington, which we deemed to be relevant;

(vi)
Considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which are deemed to be comparable, in whole or in part, to the Acquisition;

(vii)
Compared the relative contributions of assets, liabilities, income and expenses of Buyer and Seller to the resulting company in the Acquisition and to the relative ownership after the proposed Acquisition is completed;

(viii)
Made inquiries regarding and discussed the Acquisition and the Agreement and other related matters with Buyer's counsel and independent auditor; and

(ix)
Performed such other analyses and examinations, as we deemed appropriate.

    We have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by Buyer and Seller for the purpose of this opinion. Additionally, where appropriate, we have relied upon publicly available information that we believe to be reliable, accurate and complete; however, we cannot guarantee the reliability, accuracy or completeness of any such publicly available information. We have also assumed the reasonableness of and relied upon the estimates and judgments of Buyer and Seller's management as to the resulting company's future business and financial prospects. Our analysis and review is based upon there being no material changes in either company's assets, financial condition, results of operation, business or prospects since the respective dates of their last financial statements made available to us. We have

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relied on advice of Buyer's counsel and independent accountants as to all legal and financial reporting matters with respect to the Acquisition and the Agreement.

    We assume that the Acquisition will be completed in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations.

    We have not assumed responsibility for reviewing any individual credit files nor did we make an independent evaluation appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Buyer or Seller, nor has either company furnished us with any such appraisals. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and have assumed, with your consent, that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

    You have informed us, and we have assumed, and our opinion is based on our understanding, that the Acquisition will be accounted for as a pooling-of-interests with respect to the acquisition of Seller, and further that it will be accounted for as two separate purchases, under generally accepted accounting principles with respect to the acquisition of the Minority Shareholders' shares. We further understand that Buyer will request a fairness hearing to be held by the Director of the Oregon Department of Consumer and Business Services in lieu of filing a Registration Statement with the Securities and Exchange Commission. We express no opinion as to the appropriateness of these assumptions as we are not experts in accounting nor do we express an opinion about whether other regulatory bodies could cause these assumptions to be voided in the future.

    Our opinion is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of November 6, 2001. Events occurring after November 6, 2001 could materially affect the assumptions used in preparing this opinion.

    We have further assumed with your consent that the Acquisition will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by Buyer or Seller of any of the conditions to their obligation hereunder. We have also assumed that in the course of obtaining the necessary regulatory approvals for the Acquisition, no restriction will be imposed that could have a meaningful effect on the contemplated benefits of the Acquisition to the Seller or Buyer.

    Our opinion is limited to the fairness, from a financial point of view to the holders of Buyer common stock, of the Consideration to be paid to the Seller and the Minority Shareholders. This letter is directed to the Buyer Board of Directors in its consideration of the Acquisition and is not a recommendation to any holder of Buyer common stock as to how such holder should vote with respect to the Acquisition. Our opinion does not address the relative merits of the Acquisition or any alternatives to the Acquisition, Buyer's underlying business decision to proceed with the Acquisition or any other aspect of the Acquisition. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in a joint proxy statement/prospectus filed with the appropriate regulatory body, including the Oregon Department of Consumer and Business Services, and the Securities and Exchange Commission in connection with the Acquisition. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, and do not admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

    We are not expressing an opinion regarding the price at which Buyer's Common Stock may trade at any future time after the date of this letter.

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    We have acted as financial advisor to Buyer in connection with the Merger and will receive a fee for our services, including rendering this opinion, a portion of which is contingent upon the consummation of the Acquisition.

    Based upon the foregoing and in reliance thereon, we reaffirm that our opinion provided to the board on June 20, 2001 as investment bankers, which stated the Consideration to be paid by Buyer as specified in the Agreement is fair to the common shareholders of Buyer, from a financial point of view, remains true as of the date of this letter.

    D.A. Davidson & Co., as part of its investment banking business, is engaged in the valuation of banking and other businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We make a market in the common stock of Buyer and also publish a research recommendation on the stock. We do make a market in the common stock of Seller, but we do not publish a research recommendation on the stock of Seller.

Very truly yours,
D.A. DAVIDSON & CO.
Albert V. Glowasky Managing Director

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Appendix VI

Opinion of Ragen MacKenzie (IFN)

November 6, 2001

Strictly Private and Confidential
Board of Directors
Independent Financial Network, Inc.
PO Box 1350
Coos Bay, OR 97420

Gentlemen:

    We understand that Independent Financial Network, Inc. ("Independent Financial") and Umpqua Holdings Corporation ("Umpqua") have entered into an Agreement and Plan of Reorganization dated as of June 22, 2001 (the "Agreement"), pursuant to which Independent Financial will be merged with and into Umpqua (the "Merger") and Independent Financial's bank subsidiaries would merge with and into Umpqua's wholly owned subsidiary Umpqua Bank. Under the terms of the Agreement, upon consummation of the Merger, each share of Independent Financial common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 0.827 shares (or 0.80 shares if the 20-day weighted average closing price of Umpqua 10 days prior to closing is at $13.00 or higher) (the "Exchange Ratio") of Umpqua common stock, no par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Independent Financial Network.

    Ragen MacKenzie, a division of Wells Fargo Investments, LLC ("Ragen MacKenzie"), as part of its investment banking business, is customarily engaged in the valuation of businesses, including financial institutions, and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, and other corporate transactions. In connection with rendering this fairness opinion, Ragen MacKenzie reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of Umpqua and other historical financial information provided by Umpqua that we deemed relevant; (iii) certain publicly available financial statements of Independent Financial and its majority owned subsidiaries, Oregon State Bank and McKenzie State Bank and other historical financial information provided by Independent Financial that we deemed relevant; (iv) certain financial analyses and forecasts of Umpqua prepared by and reviewed with management of Umpqua and the views of senior management of Umpqua regarding Umpqua's past and current business operations, results thereof, financial condition and future prospects; (v) certain financial analyses and forecasts of Independent Financial prepared by and reviewed with management of Independent Financial and the views of senior management of Independent Financial regarding Independent Financial's past and current business operations, results thereof, financial condition and future prospects; (vi) the pro forma impact of the Merger; (vii) the publicly reported historical price and trading activity for Umpqua's and Independent Financial's common stock, including a comparison of certain financial and stock market information for Umpqua and Independent Financial with similar publicly available information for certain other publicly-traded companies; (viii) the financial terms of recent business combinations in the banking industry deemed relevant to our analysis; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In preparing its fairness opinion, Ragen MacKenzie has assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with

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us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Umpqua or Independent Financial or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Umpqua and Independent Financial and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Umpqua's or Independent Financial's assets, results of operations, financial condition, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that Umpqua and Independent Financial will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Umpqua's common stock will be when issued to Independent Financial's shareholders pursuant to the Agreement or the prices at which Umpqua's or Independent Financial's common stock will trade at any time.

    We have acted as Independent Financial's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have also provided, and may in the future provide, certain other investment banking services for both Independent Financial and Umpqua and have received, and will receive, compensation for such services.

    In the ordinary course of our business, we may actively trade debt and equity securities of Umpqua and Independent Financial for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This fairness opinion is directed to the Board of Directors of Independent Financial in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of Independent Financial as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Ragen MacKenzie's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to Independent Financial's and Umpqua's Joint Proxy Materials to be distributed to their shareholders and to the references to this opinion therein.

    Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Independent Financial common stock.

Very truly yours,
RAGEN MACKENZIE

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Appendix VII

Opinion of Ragen MacKenzie (MSB)

November 6, 2001

Strictly Private and Confidential
Board of Directors
McKenzie State Bank
52nd Place and Main Street
Springfield, OR 97478

Gentlemen:

    We understand that Independent Financial Network, Inc. ("Independent Financial") and Umpqua Holdings Corporation ("Umpqua") have entered into an Agreement and Plan of Reorganization dated as of June 22, 2001 (the "Agreement"), pursuant to which Independent Financial will be merged with and into Umpqua (the "Merger") and McKenzie State Bank will be merged into Umpqua's wholly-owned subsidiary, Umpqua Bank. Under the terms of the Agreement, upon consummation of the Merger, each share of McKenzie State Bank ("MSB") common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 1.3 shares (the "Exchange Ratio") of Umpqua common stock, no par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of shares of MSB common stock.

    Ragen MacKenzie, a division of Wells Fargo Investments, LLC ("Ragen MacKenzie"), as part of its investment banking business, is customarily engaged in the valuation of businesses, including financial institutions, and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, and other corporate transactions. In connection with rendering this fairness opinion, Ragen MacKenzie reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of Umpqua and other historical financial information provided by Umpqua that we deemed relevant; (iii) the audited financial statements of MSB prepared by KPMG LLP for the years ended December 31st, 1999 and 2000 and the unaudited interim results through April 2001; (iv) certain publicly available financial statements of Independent Financial and its majority owned subsidiaries, MSB and other historical financial information provided by Independent Financial that we deemed relevant; (v) certain financial analyses and forecasts of Umpqua prepared by and reviewed with management of Umpqua and the views of senior management of Umpqua regarding Umpqua's past and current business operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of MSB prepared by and reviewed with management of Independent Financial and the President of MSB and the views of senior management of Independent Financial regarding MSB's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for Umpqua's common stock, including a comparison of certain financial and stock market information for Umpqua, MSB and Independent Financial with similar publicly available information for certain other publicly traded companies; (ix) the financial terms of recent business combinations in the banking industry deemed relevant to our analysis; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In preparing its fairness opinion, Ragen MacKenzie has assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent

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evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of MSB, Umpqua or Independent Financial or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of MSB, Umpqua and Independent Financial and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Umpqua's or Independent Financial's assets, results of operations, financial condition, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that MSB, Umpqua and Independent Financial will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Umpqua's common stock will be when issued to MSB's shareholders pursuant to the Agreement or the prices at which Umpqua's or MSB's common stock will trade at any time.

    We have acted as Independent Financial's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have also provided, and may in the future provide, certain other investment banking services for both Independent Financial and Umpqua and have received, and will receive, compensation for such services.

    In the ordinary course of our business, we may actively trade debt and equity securities of MSB, Umpqua and Independent Financial for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This fairness opinion is directed to the Board of Directors of MSB in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of MSB as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Ragen MacKenzie's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to MSB's Independent Financial's and Umpqua's Joint Proxy Materials to be distributed to their shareholders and to the references to this opinion therein.

    Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of MSB common stock.

Very truly yours,
RAGEN MACKENZIE

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Appendix VIII

Opinion of Ragen MacKenzie (OSB)

November 6, 2001

Strictly Private and Confidential
Board of Directors
Oregon State Bank
415 NW 3rd Street
Corvallis, OR 97330

Gentlemen:

    We understand that Independent Financial Network, Inc. ("Independent Financial") and Umpqua Holdings Corporation ("Umpqua") have entered into an Agreement and Plan of Reorganization dated as of June 22, 2001 (the "Agreement"), pursuant to which Independent Financial will be merged with and into Umpqua (the "Merger") and Oregon State Bank ("OSB") will be merged into Umpqua's wholly-owned subsidiary, Umpqua Bank. Under the terms of the Agreement, upon consummation of the Merger, each share of OSB common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 1.3 shares (the "Exchange Ratio") of Umpqua common stock, no par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of shares of OSB common stock.

    Ragen MacKenzie, a division of Wells Fargo Investments, LLC ("Ragen MacKenzie"), as part of its investment banking business, is customarily engaged in the valuation of businesses, including financial institutions, and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, and other corporate transactions. In connection with rendering this fairness opinion, Ragen MacKenzie reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of Umpqua and other historical financial information provided by Umpqua that we deemed relevant; (iii) the audited financial statements of OSB prepared by KPMG LLP for the years ended December 31st, 1999 and 2000 and the unaudited interim results through April 2001; (iv) certain publicly available financial statements of Independent Financial and its majority owned subsidiaries, OSB and other historical financial information provided by Independent Financial that we deemed relevant; (v) certain financial analyses and forecasts of Umpqua prepared by and reviewed with management of Umpqua and the views of senior management of Umpqua regarding Umpqua's past and current business operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of OSB prepared by and reviewed with management of Independent Financial and the President of OSB and the views of senior management of Independent Financial regarding OSB's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for Umpqua's common stock, including a comparison of certain financial and stock market information for Umpqua, OSB and Independent Financial with similar publicly available information for certain other publicly traded companies; (ix) the financial terms of recent business combinations in the banking industry deemed relevant to our analysis; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In preparing its fairness opinion, Ragen MacKenzie has assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with

VIII–1

us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of OSB, Umpqua or Independent Financial or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of OSB, Umpqua and Independent Financial and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Umpqua's or Independent Financial's assets, results of operations, financial condition, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that OSB, Umpqua and Independent Financial will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Umpqua's common stock will be when issued to OSB's shareholders pursuant to the Agreement or the prices at which Umpqua's or OSB's common stock will trade at any time.

    We have acted as Independent Financial's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have also provided, and may in the future provide, certain other investment banking services for both Independent Financial and Umpqua and have received, and will receive, compensation for such services.

    In the ordinary course of our business, we may actively trade debt and equity securities of OSB, Umpqua and Independent Financial for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This fairness opinion is directed to the Board of Directors of OSB in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of OSB as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Ragen MacKenzie's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to OSB's Independent Financial's and Umpqua's Joint Proxy Materials to be distributed to their shareholders and to the references to this opinion therein.

    Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of OSB common stock.

Very truly yours,
RAGEN MACKENZIE

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Appendix IX

Umpqua Holdings Corporation Amendment to the Articles of Incorporation

ARTICLES OF AMENDMENT
UMPQUA HOLDINGS CORPORATION

    The Articles of Incorporation of Umpqua Holdings Corporation are hereby amended as set forth below:

    Article III, Section A of the Articles of Incorporation is amended to read in its entirety as follows:

    "A.  Authorized Classes of Shares.  The Corporation may issue 102,000,000 shares of stock divided into two classes as follows:

      2,000,000 shares of preferred stock ("Preferred Stock"). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set forth for such series either in these Articles or in an amendment to these Articles ("Preferred Stock Designation"). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of this Article III or by action of the shareholders of the Corporation; and

      100,000,000 shares of common stock ("Common Stock").

    Except as may otherwise be provided in a Preferred Stock Designation, all shares of a class will have preferences, limitations and relative rights identical to those of all other shares of the same class. All shares of a series of Preferred Stock will have preferences, limitations and relative rights identical to those of all other shares of that series of Preferred Stock."

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APPENDIX X

DISSENTERS RIGHTS

    711.175 Stockholder's right to dissent to merger, share exchange or transfer of assets or liabilities.

    (1) A stockholder of an Oregon stock bank may dissent from the following:

      (a) A plan of merger pursuant to which the Oregon stock bank is not the resulting insured institution;

      (b) A plan of merger pursuant to which the Oregon stock bank is the resulting insured stock institution and the number of its voting shares outstanding immediately after the merger, plus the number of shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will exceed by more than 20 percent the total number of voting shares of the resulting insured stock institution outstanding immediately before the merger;

      (c) A plan of share exchange pursuant to which the Oregon stock bank in which the stockholder owns shares is acquired; and

      (d) An acquisition transaction requiring such stockholder's approval pursuant to ORS 711.170 (5).

    (2) To perfect a stockholder's right to dissent to a transaction described in subsection (1) of this section, the stockholder must send or deliver a notice of dissent to the Oregon stock bank prior to or at the meeting of the stockholders at which the transaction is submitted to a vote, or the stockholder must vote against such transaction.

    (3) A stockholder shall not dissent as to less than all the shares registered in the name of the stockholder, except a stockholder holding, as a fiduciary or nominee, shares registered in the stockholder's name for the benefit of more than one beneficiary, may dissent as to less than all of the shares registered in the fiduciary or nominee's name if any dissent as to the shares held for a beneficiary is made as to all the shares held by the fiduciary for that beneficiary or nominee. The fiduciary's rights shall be determined as if the shares to which the fiduciary has dissented and the other shares are registered in the names of different stockholders. [1997 c.631 s.280]

    711.180 Rights of stockholder dissenting to merger, share exchange or transfer of assets or liabilities; demand required; notice and offer to pay for shares; costs of appraisal of shares; when rights not applicable.

    (1) Any stockholder of an Oregon stock bank who dissented to a transaction listed under ORS 711.175 (1) and who desires to receive the value in cash of those shares, shall make written demand upon the Oregon stock bank or its successor and accompany the demand with the surrender of the share certificates, properly indorsed within 30 days after the stockholders' meeting at which a vote to approve such transaction involving an Oregon stock bank was taken. Any stockholder failing to make written demand within the 30-day period shall be bound by the terms of the proposed plan of merger, plan of share exchange or acquisition transaction agreement.

    (2) Within 30 days after a transaction listed under ORS 711.175 (1) is effected, the Oregon stock bank or its successor shall give written notice thereof to each dissenting stockholder who has made demand under this section at the address of the stockholder on the stock record books of the Oregon stock bank, and shall make a written offer to each such stockholder to pay for the shares at a specified price in cash determined by the Oregon stock bank or its successor to be the fair value of the shares as of the effective date of the transaction. The notice and offer shall be accompanied by a statement of condition of the Oregon stock bank, the shares of which the dissenting stockholder held, as of the latest available date and not more than four months prior to the consummation of the transaction, and

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a statement of income of the Oregon stock bank for the period ending on the date of the statement of condition.

    (3) Any stockholder who accepts the offer of the Oregon stock bank or its successor within 30 days following the date on which notice of the offer was mailed or delivered to dissenting stockholders shall be paid the price per share offered, in cash, within 30 days following the date on which the stockholder communicates acceptance in writing to the Oregon stock bank or its successor. Upon payment, the dissenting stockholder shall cease to have any interest in the shares previously held by the stockholder.

    (4) If, within 30 days after notice of the offer, one or more dissenting stockholders do not accept the offer of the Oregon stock bank or its successor or if no offer is made, then the value of the shares of the dissenting stockholders who have not accepted the offer shall be ascertained, as of the effective date of the transaction, by an independent, qualified appraiser chosen by the Director of the Department of Consumer and Business Services. The valuation determined by the appraiser shall govern and the appraiser's valuation of such shares shall not be appealable except for one or more of the reasons set forth in ORS 36.355 (1). Any such appeal must be made within 30 days after the date of the appraiser's valuation and is subject to ORS 183.415 to 183.500. The Oregon stock bank or its successor shall pay the dissenting shareholders the appraised value of the shares within 30 days after the date the appraiser sends the Oregon stock bank or its successor written notice of the appraiser's valuation.

    (5) The director shall assess the reasonable costs and expenses of the appraisal proceeding equally to the Oregon stock bank or its successor and to the dissenting shareholders, as a group, if the amount offered by the Oregon stock bank or its successor is between 85 percent and 115 percent of the appraised value of the shares. The director shall assess the reasonable costs and expenses of the appraisal proceeding and the reasonable costs and expenses, including attorney fees and costs, of the Oregon stock bank or its successor to the dissenting stockholders, as a group, if the amount offered by the Oregon stock bank or its successor is 115 percent or more of the appraised value of the shares. The director shall assess the reasonable costs and expenses of the appraisal proceeding and the reasonable costs and expenses, including attorney fees and costs, of the dissenting shareholders, as a group, to the Oregon stock bank or its successor if the amount offered by the Oregon stock bank or its successor is 85 percent or less of the appraised value of the shares. The director's decision regarding assessment of fees and costs may be appealed as provided in ORS 183.415 to 183.500.

    (6) Amounts required to be paid by the Oregon stock bank or its successors, or the dissenting shareholders under this section shall be paid within 30 days after the director's assessment of any fees or costs becomes final or, if the director's decision is appealed, within 30 days after a final determination of such fees and costs is made.

    (7) The director may require, as a condition of approving a transaction listed in ORS 711.175 (1), the replacement of all or a portion of the stockholders' equity of an Oregon stock bank expended in payment to dissenting stockholders under this section.

    (8) A stockholder may not receive the fair value of the stockholder's shares under this section:

      (a) If the plan of merger provides that all stockholders of the resulting insured stock institution receive common stock of a holding company pursuant to a merger with an interim Oregon stock bank chartered under ORS 707.025, and the stockholder's Oregon stock bank and the interim Oregon stock bank are the only parties to the merger; or

      (b) If the shares held by the dissenting stockholder immediately before the effective date of a transaction listed in ORS 711.175 (1) are listed on any national securities exchange or are included on the list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System. [Formerly 711.045]

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    711.185 Stockholder withdrawal of demand for payment for shares made under ORS 711.180.

    (1) A dissenting stockholder making a demand under ORS 711.180 may withdraw the demand if:

      (a) The Oregon stock bank or its successor consents to the withdrawal; or

      (b) The dissenting stockholder pays such stockholder's pro rata share of the appraisal costs and the Oregon stock bank's reasonable costs and expenses, including attorney fees and costs.

    (2) When a dissenting stockholder withdraws the demand under subsection (1) of this section, the stockholder's status as a stockholder shall be restored, without prejudice to any corporate proceedings taking place in the interim. [1997 c.631 s.281]

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COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet voate authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

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Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
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You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
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Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/infn/ — QUICK *** EASY *** IMMEDIATE

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Use the Internet to vote your proxy 24 hours a day, 7 days a week.
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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Independent Financial Network, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here

The Board of Directors of IFN has unanimously voted in favor of the merger and recommends your vote to approve the proposal.

1.	Agreement and Plan of Reorganization and Plan of Merger. If approved, Independent Financial Network, Inc. ("IFN") would merge with Umpqua Holdings Corporation, IFN shareholders will receive at least 0.80 shares of Umpqua stock for each share of IFN stock held.	/ / FOR	/ / AGAINST	/ / ABSTAIN

2.  Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting or any adjournments or postponements thereof.

The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the Agreement and Plan of Reorganization and Plan of Merger. The proxies may vote in their discretion as to other matters which may come before the meeting.

/ /    Address change? Mark box, indicate changes below:

Dated

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name of the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

INDEPENDENT FINANCIAL NETWORK, INC.
SPECIAL MEETING OF SHAREHOLDERS
December  , 2001

Independent Financial Network, Inc. Company Address City, State, Zip	proxy

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Charles Brummel and William Lansing, and each of them proxies with full power of substitution to vote on behalf of the undersigned all shares of common stock of Independent Financial Network, Inc. at the Special Meeting to be held on December   , 2001 and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following.

See reverse for voting instructions.

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JOINT PROXY STATEMENT
TABLE OF CONTENTS
SUMMARY
THE DEAL AT A GLANCE
QUESTIONS AND ANSWERS ABOUT THE MERGERS
STOCK PRICE AND DIVIDEND INFORMATION
RISK FACTORS
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
BACKGROUND OF AND REASONS FOR THE MERGERS
Relative Contributions as of and for the three months ended March 31, 2001
THE MERGERS
Unaudited Pro Forma Combined Balance Sheet as of June 30, 2001 (dollars in thousands)
Unaudited Pro Forma Combined Statement of Operations for the Six Months Ended June 30, 2001 (dollars in thousands except per share amounts)
Unaudited Pro Forma Combined Statement of Operations for the Six Months Ended June 30, 2000 (dollars in thousands except per share amounts)
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2000 (dollars in thousands except per share amounts)
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 1999 (dollars in thousands except per share amounts)
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 1998 (dollars in thousands except per share amounts)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
UMPQUA HOLDINGS CORPORATION AMENDMENT TO ARTICLES OF INCORPORATION
UMPQUA SPECIAL MEETING
INFORMATION ABOUT UMPQUA
UMPQUA MANAGEMENT'S DISCUSSION AND ANALYSIS
IFN SPECIAL MEETING
INFORMATION ABOUT IFN
IFN MANAGEMENT'S DISCUSSION AND ANALYSIS
MCKENZIE STATE BANK SPECIAL MEETING
INFORMATION ABOUT MSB
MSB MANAGEMENT'S DISCUSSION AND ANALYSIS
OREGON STATE BANK SPECIAL MEETING
INFORMATION ABOUT OSB
OREGON STATE BANK MANAGEMENT'S DISCUSSION AND ANALYSIS
REGULATORY CONSIDERATIONS
DESCRIPTION OF CAPITAL STOCK; COMPARATIVE RIGHTS OF STOCKHOLDERS
COMPARISON OF RIGHTS OF SHAREHOLDERS
LEGAL MATTERS
AVAILABLE INFORMATION
UMPQUA HOLDINGS CORPORATION
INDEX TO FINANCIAL STATEMENTS
UMPQUA HOLDINGS CORPORATION CONSOLIDATED BALANCE SHEETS
UMPQUA HOLDINGS CORPORATION CONSOLIDATED STATEMENTS OF INCOME
UMPQUA HOLDINGS CORPORATION CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
UMPQUA HOLDINGS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS
UMPQUA HOLDINGS CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
INDEPENDENT AUDITORS' REPORT
INDEPENDENT AUDITOR'S REPORT
INDEPENDENT FINANCIAL NETWORK, INC. CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (in thousands)
INDEPENDENT FINANCIAL NETWORK, INC. CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (in thousands)
INDEPENDENT FINANCIAL NETWORK, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
(dollars in thousands)
INDEPENDENT AUDITORS' REPORT
Appendix I AGREEMENT AND PLAN OF REORGANIZATION
Appendix II PLAN OF MERGER
Appendix III Plan of Merger (MSB) BANK PLAN OF MERGER
Appendix IV OSB BANK PLAN OF MERGER
Appendix V Opinion of D.A. Davidson & Co. (Umpqua)
Appendix VI Opinion of Ragen MacKenzie (IFN)
Appendix VII Opinion of Ragen MacKenzie (MSB)
Appendix VIII Opinion of Ragen MacKenzie (OSB)
Appendix IX Umpqua Holdings Corporation Amendment to the Articles of Incorporation
APPENDIX X DISSENTERS RIGHTS